                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 333-25239




                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

Attached is the Prospectus, dated April 30, 1997 and its Supplement, dated April 30, 1998 relating to the offering of 150,000 Units of Limited Partnership Interest in Smith Barney Diversified Futures Fund L.P. II (the "Partnership"). The Supplement includes financial statements of the Partnership, Smith Barney Holdings Inc. and its wholly owned subsidiary Smith Barney Futures Management Inc. (the "General Partner") for the year ended December 31, 1997, performance of the General Partner and the Partnership's advisors through January 31, 1998 and updated information concerning the advisors and the break-even analysis.

            THE PROSPECTUS AND THE SUPPLEMENT MUST BE READ TOGETHER.

April 30, 1998

                 150,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                            SMITH BARNEY DIVERSIFIED
                              FUTURES FUND L.P. II
                               ------------------

    Smith Barney Diversified Futures Fund L.P. II (the "Partnership") is a limited partnership organized under the laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The Partnership is soliciting subscriptions for 150,000 units of limited partnership interest (the "Units"). The Partnership commenced trading operations on January 17, 1996. No underwriting commissions are charged; hence, the entire amount of the subscription price will be available for the Partnership's trading.

    Smith Barney Inc. ("SB") acts as the commodity broker/dealer for the Partnership and its affiliate, Smith Barney Futures Management Inc., is the General Partner of the Partnership (the "General Partner"). See "The General Partner" and "The Commodity Broker/Dealer". All trading decisions since inception have been made for the Partnership by Chesapeake Capital Corporation ("Chesapeake"), John W. Henry & Company Inc. ("JWH(R)") and Millburn Ridgefield Corporation ("Millburn"); the General Partner intends to add ARA Portfolio Management Company, L.L.C. ("ARA") and Willowbridge Associates Inc. ("Willowbridge") as advisors on May 1, 1997 (collectively, the "Advisors"). None of the Advisors is affiliated with the General Partner or SB. See "The Advisors" and "Conflicts of Interest".

    THESE ARE SPECULATIVE SECURITIES.

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS. (SEE "RISK FACTORS" AT PAGES 10-16). THIS OFFERING INVOLVES SIGNIFICANT RISKS AND THE FOLLOWING LIST OF RISKS IS NOT COMPLETE:

    -- COMMODITY TRADING IS SPECULATIVE AND VOLATILE (AN INVESTOR COULD LOSE ALL
       OF HIS INVESTMENT.)

    -- AUTHORIZATION OF SUBSTANTIAL FEES TO GENERAL PARTNER AND AFFILIATES (THE
       PARTNERSHIP REQUIRES A RETURN OF 6.39% DURING THE CURRENT YEAR OF OPERATIONS TO BREAK EVEN, ASSUMING 85,000 UNITS HAVE BEEN SOLD AT $1000 PER UNIT AND A RETURN OF 6.14% DURING THE CURRENT YEAR OF OPERATIONS TO BREAK EVEN, ASSUMING 150,000 UNITS OFFERED HEREBY ARE SOLD AT $1000 PER UNIT. SUBSTANTIAL INCENTIVE FEES MAY BE PAID DURING A YEAR EVEN THOUGH THE PARTNERSHIP MAY INCUR A NET LOSS FOR THE FULL YEAR.)

    -- CONFLICTS OF INTEREST MAY EXIST IN THE MANAGEMENT OF THE PARTNERSHIP
       (INCLUDING THE RELATIONSHIP BETWEEN THE GENERAL PARTNER AND THE COMMODITY BROKER/DEALER; THE BROKERAGE RATE CHARGED BY THE COMMODITY BROKER/DEALER; DISTRIBUTION OF PROFITS; ACCOUNTS OF SB, THE GENERAL PARTNER AND THEIR AFFILIATES; CONTROL OF OTHER ACCOUNTS BY THE ADVISORS; OTHER ACTIVITIES AND POOLS OPERATED BY SB; AND INCENTIVE FEES CHARGED BY THE ADVISORS). THESE CONFLICTS OF INTEREST MAY ADVERSELY AFFECT THE NET PERFORMANCE OF THE PARTNERSHIP.

    -- NO PUBLIC MARKET FOR UNITS EXISTS.

    -- LIMITED PARTNERS MAY HAVE LIMITED VOTING RIGHTS WITH RESPECT TO THE
       PARTNERSHIP'S AFFAIRS.

    -- WHILE THE GENERAL PARTNER DOES NOT INTEND TO MAKE DISTRIBUTIONS, PROFITS
       EARNED IN ANY YEAR WILL RESULT IN AN INCREASE IN A LIMITED PARTNER'S TAX LIABILITY.

    THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGES 10-16.

    THIS OFFERING IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 AND IS NOT SUBJECT TO REGULATION THEREUNDER. SEE "RISK FACTORS" AT PAGES 10-16.

    SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
   PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY
                    OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

========================================================================================================
                                                                                          PROCEEDS TO
                                                         PRICE TO       UNDERWRITING    THE PARTNERSHIP
                                                          PUBLIC       COMMISSIONS(1)      (1)(2)(3)
--------------------------------------------------------------------------------------------------------
                                                     Net Asset Value                    Net Asset Value
Per Unit (minimum purchase: $5,000)(4).............      per Unit            (1)            per Unit
========================================================================================================

(Notes on pages ii and iii)

                               ------------------
                               SMITH BARNEY INC.

     The date of this Prospectus and Disclosure Document is April 30, 1997

     The Partnership is soliciting subscriptions for 150,000 units of limited partnership interest ("Units") with a minimum subscription per investor of $5,000 (except that the minimum investment is $2,000 for employee benefit plans, subject to higher minimums in certain states). As of March 31, 1997, 80,173 Units have been sold. The Partnership will continue to offer Units until the earlier of two years from the date hereof and the date on which all of the Units are sold (the "Continuous Offering"). During the Continuous Offering, Units and fractional Units (rounded to four decimal places) will be sold at their Net Asset Value per Unit as of the last business day of the month ending at least 5 days after a subscription is accepted. Net Asset Value is defined in the Glossary at page 137. A subscription may be revoked by a subscriber if the General Partner determines not to offer Units as of the end of a month. See "Plan of Distribution" and "Subscription Procedure". The Units are being offered through SB on a best efforts basis without any firm underwriting commitment (so that neither SB nor any other underwriter has agreed to purchase any Units). The Partnership will dissolve no later than December 31, 2014. See "Summary of the Prospectus -- The Partnership -- Dissolution of the Partnership".
---------------

NOTES:

     (1) The Units are being offered on a best efforts basis through SB and such other members of the National Association of Securities Dealers, Inc. or foreign brokers as may participate in the offering. No underwriting commissions will be paid in connection with this offering. SB may pay underwriting commissions of up to $50 per Unit sold out of its own funds. SB will pay a portion of the brokerage fees it receives to its registered representatives ("Financial Consultants") who sell Units in the offering and who are registered with the Commodity Futures Trading Commission ("CFTC") as associated persons of a futures commission merchant for continuing services to be provided by such persons to purchasers of Units. Those services will include (i) answering questions regarding daily net asset value and computations thereof, monthly statements, annual reports and tax information provided by the Partnership, (ii) providing assistance to investors including when and whether to redeem the Units or purchase additional Units and (iii) general servicing of accounts. A Financial Consultant may be credited with up to approximately 85% of the amount of brokerage fees attributable to Units sold by him. The brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are charged may change. See "Plan of Distribution" and "The Commodity
Broker/Dealer -- Brokerage Fees". No portion of SB's brokerage fees will be paid to any Financial Consultant who is not registered with the CFTC as an associated person of a futures commission merchant.

     (2) The Partnership began its initial offering of Units on August 21, 1995 and began trading on January 17, 1996 with an initial capitalization of $8,617,000. As of March 31, 1997, the Partnership's Net Assets were $81,596,199 and the Net Asset Value per Unit initially sold for $1,000 was $1,162.50. During the Continuous Offering, subscription amounts will be held in escrow at European American Bank, New York, New York, until the first business day of the month in which the subscription is to take effect, at which time the subscription funds will be transferred to the Partnership's trading account. The funds held in escrow will be invested as the General Partner shall from time to time direct by written instrument delivered to the escrow agent in an interest bearing bank money market account. See "Plan of Distribution".

     (3) The initial offering and organizational expenses of the Partnership were capped at $525,000, which amount was paid by SB. This amount was recouped from interest earned on the Partnership's assets. The Limited Partnership Agreement requires the Partnership to bear all of its offering expenses of the Continuous Offering. These expenses were $291,000 for 1996 and are estimated at $370,000 for 1997. See "Fees and Expenses to the Partnership" and "Redemptions".

     (4) The minimum additional subscription during the Continuous Offering for investors who are already limited partners will be $1,000 (except in Maine, where the minimum additional subscription will be $5,000). In the case of sales to employee-benefit plans including qualified corporate pension and profit-sharing plans, "simplified employee pension plans," so-called, "Keogh" (H.R. 10) plans and Individual Retirement Accounts, and subject to higher minimum investment standards imposed by certain states as listed in Exhibit C hereto, the minimum purchase is $2,000. See "ERISA Considerations."

                            ------------------------

     An annual report containing financial statements and the report of the Partnership's independent accountants will be distributed to limited partners not more than 90 days after the close of the Partnership's fiscal year.
                            ------------------------

     The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and its Northeast regional office at 7 World Trade Center, Suite 1300, New York, NY 10018 and its Midwest regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. The Commission also maintains a Web site (http://www.sec.gov) that contains such reports and other information regarding the Partnership. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.
                            ------------------------

     A COPY OF THE NASAA GUIDELINES FOR THE REGISTRATION OF COMMODITY POOL PROGRAMS, AS AMENDED AND ADOPTED AS OF AUGUST 30, 1990, WILL BE PROVIDED TO ANY PERSON, WITHOUT CHARGE, UPON REQUEST. SAID REQUEST MAY BE MADE IN WRITING TO THE PARTNERSHIP, C/O SMITH BARNEY FUTURES MANAGEMENT INC., 390 GREENWICH STREET, NEW YORK, NEW YORK 10013 OR BY CALLING (212) 723-5424.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

     UNTIL JULY 30, 1997 (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL AT PAGES 17 AND 18 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 20 AND 21.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 10-16.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                            ------------------------

                               TABLE OF CONTENTS

                                            Page
                                           ------
Risk Disclosure Statement.................     iv
Summary of the Prospectus.................      1
  The Offering............................      1
  The Partnership.........................      2
  Selected Financial Data.................      9
Risk Factors..............................     10
Fees and Expenses to the Partnership......     17
Potential Benefits to Investors...........     21
Conflicts of Interest.....................     22
Trading Policies..........................     25
The General Partner.......................     26
  Background..............................     26
  Principals..............................     26
  The Partnership -- Management's
    Discussion and Analysis of Financial
    Conditions and Results of Operation...     28
  Performance of the Partnership..........     30
  Other Pools Operated by the General
    Partner...............................     30
The Advisors..............................     36
  Chesapeake Capital Corporation .........     37
  John W. Henry & Company, Inc............     48
  Millburn Ridgefield Corporation.........     70
  ARA Portfolio Management Company,
    L.L.C.................................     79
  Willowbridge Associates Inc.............     85
Fiduciary Responsibility..................     98
The Commodity Broker/Dealer...............     99
Income Tax Aspects........................    102
  Summary of Federal Income Tax
    Consequences for United States
    Taxpayers Who Are Individuals.........    102
  Tax Consequences for Exempt
    Organizations.........................    108
  State, Local and Other Taxes............    108
  Summary of the United States Federal
    Income Tax Consequences for Non-U.S.
    Taxpayers.............................    109

                                            Page
                                           ------
  Basis of Summary of Income Tax
    Aspects...............................    109
Use of Proceeds...........................    109
Plan of Distribution......................    110
Investment Requirements...................    111
Subscription Procedure....................    112
The Limited Partnership Agreement.........    112
  Liability of Limited Partners...........    112
  Management of Partnership Affairs.......    113
  Sharing of Profits and Losses...........    113
  Additional Partners.....................    114
  Restrictions on Transfer or
    Assignment............................    114
  Dissolution of the Partnership..........    114
  Removal or Admission of General
    Partner...............................    114
  Amendments; Meetings....................    114
  Reports to Limited Partners.............    115
  Power of Attorney.......................    115
  Indemnification.........................    115
Redemptions...............................    116
Erisa Considerations......................    116
Legal Matters.............................    119
Experts...................................    119
Additional Information....................    119
Commodity Markets.........................    120
  Commodity Futures.......................    120
  Forward Contracts.......................    120
  Uses of Commodity Markets...............    120
  Options.................................    121
  Regulation..............................    121
  Margins.................................    123
Financial Statements......................    125
Glossary..................................    137
Limited Partnership Agreement -- Exhibit
  A.......................................    A-1
Subscription Agreement -- Exhibit B.......    B-1
Suitability Requirements -- Exhibit C.....    C-1

                 (This page has been left blank intentionally.)

                           SUMMARY OF THE PROSPECTUS

     The following is a summary of the Prospectus. The Prospectus contains more detailed information under the captions referred to below, and this summary is qualified in its entirety by the information appearing elsewhere in this Prospectus. See also the Glossary.

                                  THE OFFERING

Securities Offered......150,000 Units at Net Asset Value per Unit as of the end
                        of each month during the Continuous Offering. Net Asset Value is defined in the Glossary at page 137.

Minimum Subscription....The minimum subscription is $5,000, except for subscriptions by employee-benefit plans (and subject to higher minimums imposed by certain states) which may be made for a minimum of $2,000. The minimum investment for subscribers who are already limited partners will be $1,000 (except in Maine, where the minimum additional subscription will be $5,000). During the Continuous Offering, the minimum subscription will purchase Units and fractional Units (rounded to four decimal places) as of the end of the last day of the month ending at least 5 days after a subscription is accepted. See "Plan of Distribution". The General Partner and its affiliates are free to purchase Units for investment purposes, provided that in no event will total contributions by these entities equal or exceed 10% of the total contributions to the Partnership at any time.

Plan of Distribution....The Units will be offered through SB and possibly other selling agents on a best efforts basis (so that neither SB nor any other underwriter has agreed to purchase any Units). Units will be offered until the earlier of the sale of all 150,000 Units and two years after the date of this Prospectus (the "Continuous Offering"). The General Partner may determine to increase the number of Units offered, or not to offer Units in a particular month. For any subscriber wishing to subscribe for Units as of the first day of a month, a completed Subscription Agreement (Exhibit B to the Prospectus) must be received by the General Partner at least 6 days previously. Subscription funds must be delivered to the escrow agent and will be held until the first business day of the month in which the subscription is to take effect, at which time the subscription funds will be transferred to the Partnership's trading account. The General Partner has sole discretion to offer additional Units but has no present intention to do so. The General Partner may reject any subscription for any reason. A subscription may be revoked during the Continuous Offering within five business days of the investor's subscription or if the General Partner determines not to offer Units as of the end of a month. See "Plan of Distribution" and "Subscription Procedure".

Use of Proceeds.........The proceeds of the offering will be deposited in the
                        Partnership's trading accounts at SB and will be used to trade in commodity interests including futures contracts, options and forward contracts. Such proceeds will be maintained in cash. A subscription will be either accepted or rejected within four business days from the receipt of the subscription by the General Partner. See "Use of Proceeds".

Purchase of Units
  by Retirement Plans...Participants in employee-benefit plans may be capable of purchasing Units with a portion of their retirement assets. See "ERISA Considerations".

                                THE PARTNERSHIP

The Partnership.........Smith Barney Diversified Futures Fund L.P. II is a
                        limited partnership organized on May 10, 1994 under the laws of the State of New York with the name Consulting Group Managed Futures Fund L.P. The Partnership changed its name as of July 31, 1995. The initial offering period of the Units began August 21, 1995, and the Partnership commenced trading operations on January 17, 1996. See "The Limited Partnership Agreement".

Risk Factors............An investment in the Partnership is speculative and involves substantial risks. The risks of an investment in the Partnership include, but are not limited to:

                        -- the speculative, volatile and highly leveraged nature
                           of trading in commodity futures, forward and option contracts;

                        -- the fees and expenses which the Partnership incurs
                           regardless of the Partnership's trading performance, including a brokerage charge of 6% per year and a management fee that will range from 2% to 4%;

                        -- substantial incentive fees may be paid during a year
                           even though the Partnership incurs a net loss for the full year;

                        -- that the Partnership is subject to certain conflicts
                           of interest (including those arising from the relationship between the General Partner and the commodity broker/dealer);

                        -- the control of other accounts by the Advisors;

                        -- existence of other commodity pools sponsored and
                           established by the General Partner and SB and the Advisors and their affiliates;

                        -- no public market for Units exists;

                        -- investors have limited voting rights with respect to
                           the Partnership's affairs;

                        -- profits earned in any year will result in an increase
                           in a limited partner's tax liability.

Dissolution of the
  Partnership...........The Partnership will dissolve and its affairs will be wound up as soon as practicable upon the first to occur of the following: (i) December 31, 2014; (ii) the vote to dissolve the Partnership by limited partners owning more than 50% of the Units; (iii) assignment by the General Partner of all of its interest in the Partnership or withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the New York Revised Limited Partnership Act unless the Partnership is continued as described in the Limited Partnership Agreement; (iv) Net Asset Value per Unit falls to less than $400 as of the end of any trading day; or (v) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued. See "Risk
                        Factors -- Dissolution of the Partnership, Cessation of Trading" and "The Limited Partnership Agreement -- Management of Partnership Affairs".

Offices.................The offices of the Partnership and the General Partner are located at c/o Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013, (212) 723-5424.

Trading Policies........The Partnership's objective is to achieve capital appreciation by engaging in speculative trading of a diversified portfolio of commodity interests which may include futures contracts, options, forward contracts and physicals. There can be no assurance that the Partnership's investment objective will be met. The Partnership's trading policies, in summary, are to invest Partnership funds only in commodity contracts traded in sufficient volume to permit the ease of taking and liquidating positions; that no additional positions in a commodity will be initiated by an Advisor if such positions would result in aggregate positions for all commodities requiring as margin more than 66 2/3% of the Partnership's assets allocated to that Advisor; that the Partnership will not employ the trading technique commonly known as "pyramiding"; that the Partnership will not utilize borrowings except short-term borrowings if the Partnership takes delivery of any cash commodities; that the Partnership may, from time to time, engage in spreads or straddles; and that the Partnership will not permit the churning of its trading accounts. This discussion is a summary only and is qualified in its entirety by reference to the discussion under "Trading Policies". See "Commodity Markets" and "Trading Policies". The terms "pyramiding", "spreads" and "straddles" are defined in the Glossary.

Management..............The General Partner of the Partnership is Smith Barney
                        Futures Management Inc., a corporation organized under the laws of the State of Delaware and an affiliate of Smith Barney Inc. ("SB"). SB acts as commodity broker/dealer for the Partnership. The General Partner administers the business and affairs of the Partnership. The Advisors make trading decisions for the Partnership. Each of Chesapeake, JWH and Millburn was initially allocated one-third of the Partnership's assets to manage. As of May 1, 1997 the General Partner intends to add ARA and Willowbridge. With the addition of ARA and Willowbridge, the allocations of the Partnership's assets will be approximately as follows:
                        Chesapeake -- 25%; JWH -- 36%; Millburn -- 25%;
                        ARA -- 7%; and Willowbridge 7%. The General Partner currently intends to increase the allocations to ARA and Willowbridge as subscriptions are received by the Partnership. Nonetheless, the General Partner, consistent with its fiduciary duties to the limited partners, may modify these allocations at any time in its sole discretion. Future allocations to the Advisors or additional advisors will be made at the discretion of the General Partner. In allocating assets to the Advisors, the General Partner has considered each Advisor's past performance, trading style, volatility of markets traded and fee requirements. All of the Partnership's assets in its trading accounts at SB will be available for trading, subject to the trading policies of the Partnership.

                        -- Chesapeake currently trades pursuant to its
                           Diversified Trading Program and its Financials and Metals Program for the Partnership. The Diversified Trading Program emphasizes a maximum range of diversification with a global portfolio of futures, forward and cash markets which include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. The Financials and Metals Program offers the opportunity to achieve a diversified portfolio of investment in futures and forward interest contracts worldwide, but specializes in the larger and more liquid markets now available for trading.

                        -- JWH currently utilizes its Global Diversified
                           Portfolio and its Original Investment Program in its management of the assets allocated to it by the Partnership. The Global Diversified Portfolio utilizes an intermediate-term trading system, which attempts to identify and profit from market trends and to remain neutral (i.e., no position taken) during non-trending market periods. The Original Investment Program employs a very long-term, trend-following reversal approach in which a position, either long or short, is held in every market traded by the program at all times.

                        -- Millburn currently trades the World Resource
                           Portfolio version of its Diversified Program for the Partnership. In the World Resource Portfolio, Millburn trades a broadly diversified portfolio of approximately fifty markets in the following six sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy.

                        -- ARA will trade pursuant to its Gamma Program, a fully
                           automated technical trend-following system, which currently trades in 18 markets.

                        -- Willowbridge will utilize its Argo Trading System for
                           assets allocated it by the Partnership. The Argo Trading System is a computerized version of an experienced chartist trader, using the concepts of pattern recognition, support/resistance levels and counter-trend liquidations in making trading decisions. Its focus is primarily on major long-term price moves. It is intended that Argo's positions will generally be held from 20 to 30 trading days. The Argo Trading System trades a diversified portfolio of commodity interests in the agricultural commodities, energy, precious and industrial metals, financial instruments and foreign currency markets.

                        The Advisors may override computer-generated trading signals or may adjust their trading programs in the future. The Advisors are not affiliated with one another and none is affiliated with the General Partner or SB. Each Advisor makes its trading decisions independently. The Advisors are not responsible for the organization or operation of the Partnership. See "Conflicts of Interest", "Fiduciary Responsibility" and "The Commodity Broker/Dealer".

                        The limited partners do not participate in the management or control of the Partnership. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. The General Partner is a fiduciary to the limited partners. As such, the General Partner must exercise good faith and fairness in all dealings affecting the Partnership. In the event that a limited partner believes the General Partner has violated its fiduciary responsibility to the limited partners, he may seek legal relief for himself or on behalf of the Partnership, if the General Partner has refused to bring the action, or if an effort to cause the General Partner to bring the action is not likely to succeed, or may have a right to bring a class action on behalf of all of the limited partners, under applicable laws, including partnership, commodities or securities laws, to recover damages from or require an accounting by the General Partner. Limited partners may also be afforded certain rights for reparations under the Commodity Exchange Act ("CEA") for violations of the CEA by the General Partner. The General Partner may be removed and successor general partners may be admitted upon the vote of a majority of the outstanding Units. See "The Limited Partnership Agreement" and "Fiduciary Responsibility". Any limited partner, upon written request addressed to the General Partner, may obtain from the General Partner a list of the names and addresses of record of all limited partners and the number of Units held by each limited partner. Upon receipt of a written request delivered in person or by certified mail, signed by limited partners owning at least 10% of the outstanding Units, that a meeting of the Partnership be called to consider any matter upon which limited partners may vote pursuant to the Limited Partnership Agreement, the General Partner, by written notice to each limited partner of record mailed within 15 days after such receipt, must call a meeting of the Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice and the notice must specify the date, a reasonable time and place, and the purpose of such meeting.

                        See "Risk Factors" and "Fees and Expenses to the Partnership."

Fiscal Year.............The fiscal year of the Partnership will commence on
                        January 1 and end on December 31 each year ("fiscal year").

Fees and Expenses
  to the Partnership....The Partnership will pay substantial fees to the
                        Advisors and SB. The Partnership will pay each Advisor a monthly management fee equal to 1/6 of 1% (2% per year) of month-end Net Assets (except that JWH will receive a monthly management fee equal to 1/3 of 1% (4% per year) of month-end Net Assets) allocated to the respective Advisor. (Management fees are subject to an overall limitation in the Limited Partnership Agreement and the Revised Commodity Pool Guidelines of the North American Securities Administrators Association, Inc. (the "NASAA Guidelines"), as described under "Fees and Expenses to the Partnership -- Caps on Fees".) The Partnership will also pay each Advisor an incentive fee payable quarterly equal to 20% of the New Trading Profits earned by each Advisor for the Partnership (except JWH, which will receive an incentive fee of 15% of New Trading Profits), including unrealized appreciation on open positions, as of the end of each period. (Incentive fees are subject to the limits imposed by the NASAA Guidelines and the Limited Partnership Agreement, as described under "Fees and Expenses to the Partnership -- Caps on Fees".) New Trading Profits does not include interest earned or accrued during the period. Since the Advisors' incentive fees are paid quarterly, substantial incentive fees may be paid during a year even though the Partnership may incur a net loss for the full year.

                        The Customer Agreement provides that the Partnership will pay SB a monthly brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year) in lieu of brokerage commissions on a per trade basis. (The brokerage fee -- together with National Futures Association ("NFA"), exchange, floor brokerage, give-up, user and clearing fees -- is subject to the limitation imposed by the NASAA Guidelines, as described under "Fees and Expenses to the Partnership -- Caps on Fees".) See "Fees and Expenses to the Partnership -- The Commodity Broker/Dealer". SB will pay a portion of such brokerage fees to its Financial Consultants who have sold Units in this offering and who are registered as associated persons with the CFTC. Such Financial Consultants would be credited with a maximum of 5% of Net Assets per year in return for continuing services to be provided by them to Unit holders as described under "The Commodity Broker/Dealer -- Brokerage Fees". Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. Based upon the Partnership's and Advisors' trading activities during 1996, the fee that the Partnership pays is estimated to equal $61.00 per round-turn transaction (as defined in the Glossary), of which $54.00 is brokerage commissions and $7.00 is other trading-related fees. The General Partner will review, at least annually, the brokerage rates charged to other comparable commodity pools to the extent practicable, to determine that the brokerage rates being paid by the Partnership are competitive with such other rates. The General Partner will renegotiate the Customer Agreement if its fiduciary duties so require. Brokerage fees will not exceed the limit imposed in the NASAA Guidelines. The General Partner, consistent with the restrictions imposed by the Limited Partnership Agreement attached hereto as Exhibit A, as well as the NASAA Guidelines discussed below, may negotiate for increased brokerage fees in appropriate circumstances. The Partnership shall seek the best prices and services available in its commodity futures brokerage transactions. The NASAA Guidelines provide that a brokerage commission is presumptively reasonable if it is 80% of the published retail rate plus pit brokerage fees or if it (including pit brokerage fees) is 14% annually of the average Net Assets of the Partnership (excluding Partnership assets not directly related to trading activity). See "The Commodity Broker/Dealer -- Brokerage Fees". The brokerage fee payable to SB for a year would equal a maximum of $9,000,000 per year assuming that the Partnership sold 150,000 Units at $1,000 each and Net Assets remained at the same level for the year. On these assumptions, Financial Consultants could be credited with a maximum of $7,500,000.

                        The Partnership will pay, or reimburse SB if previously paid, for National Futures Association ("NFA"), exchange, clearing, user, give-up and floor brokerage fees, all of which are estimated to be up to .8% of Net Assets per year. The Partnership will effect all transactions in spot and forward foreign currencies with SB at prices quoted by SB which do not include a mark-up.

                        The General Partner bears such general and administrative expenses of the Partnership as may be incurred, but (except as noted below) the Partnership pays all of its legal, accounting, filing, reporting and data processing expenses, incentive fees, management fees, brokerage fees, expenses of the Continuous Offering and extraordinary expenses (only periodic filing and reporting fees are subject to an overall limitation in the Limited Partnership Agreement as described under "Fees and Expenses of the Partnership -- Cap on Fees"). The actual offering and operating expenses for 1996 were $411,000 (of which $291,000 were offering expenses and $120,000 were operating expenses). In 1997, these expenses are estimated at $520,000 (assuming 85,000 Units are sold) to $545,000 (assuming 150,000 Units are sold) of which the offering expenses are expected to be $370,000 and the operating expenses are anticipated to range from $150,000 to $175,000, respectively. The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage fees, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month (6% per year). For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage fees, incentive fees, the actual cost of legal and audit services and extraordinary expenses.

                        SB pays monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's account. Such segregated bank accounts do not ordinarily earn interest. See "Fees and Expenses to the Partnership", "Plan of Distribution" and "Redemptions".

                        The table below summarizes the fees and expenses to the
                        Partnership:

                                       ENTITY             FORM OF COMPENSATION           AMOUNT OF COMPENSATION
                                 -------------------  ----------------------------    ----------------------------
                                 Advisors...........  Monthly management fee          1/6 of 1% (2% per year) or
                                                        (Subject to cap)              1/3 of 1% (4% per year) of
                                                                                        month-end Net Assets.
                                                      Quarterly incentive fee         20% or 15% of New Trading
                                                        (Subject to cap)                Profits earned by each
                                                                                        Advisor for the
                                                                                        Partnership in each
                                                                                        calendar quarter.
                                 Commodity            Brokerage fee                    1/2 of 1% of month-end Net
                                 Broker.............    (Subject to cap)                Assets per month (6% per
                                 (SB)                                                   year)(1) (a portion of
                                                                                        which will be paid to SB
                                                                                        Financial Consultants who
                                                                                        have sold Units in this
                                                                                        offering), and
                                                                                        reimbursement of other ac-
                                                                                        tual transaction fees paid
                                                                                        in connection with trading
                                                                                        estimated at .8% of Net
                                                                                        Assets.
                                 Others.............  Periodic legal, accounting,     Actual expenses incurred
                                                      filing and reporting fees,      estimated at between .36%
                                                        expenses of the Continuous      and .61% of Net Assets per
                                                        Offering as well as             year (exclusive of
                                                        extraordinary expenses          extraordinary expenses).

                         ----------------------------------------
                         (1) Brokerage fees will be paid for the life of the Partnership, but the rate at which such fees will be paid may change, provided that such fees (i) remain competitive with the brokerage rates paid by public commodity pools which are comparable to the Partnership, (ii) will not be increased for the first five years of trading if any Advisor is affiliated with the General Partner and (iii) will not exceed the limitations imposed by the NASAA Guidelines, which provide that brokerage fees (together with NFA, exchange, floor brokerage, give-up, user and clearing fees) will be considered presumptively reasonable if they do not exceed 14% annually of the Partnership's Net Assets (excluding Partnership assets not directly related to trading activity). SB may receive a benefit with respect to Partnership assets maintained in cash as described below under the heading "Fees and Expenses to the Partnership -- Commodity Broker/Dealer."

Interest Income.........All of the Partnership's assets will be deposited in cash in brokerage accounts at SB. SB deposits the Partnership's cash in segregated bank accounts as required by CFTC regulations. Such accounts do not earn interest. However, SB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's account at SB during each month at a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. All assets in the Partnership's accounts may be used to meet margin requirements. SB intends to require the Partnership to meet its standard customer margin requirements which may be greater than exchange minimum levels. SB may benefit from the use of the Partnership's cash to the extent that such use reduces SB's interest expense in an amount greater than the amount of interest payments received by the Partnership. See "Commodity Markets -- Margins" and "The Commodity Broker/Dealer -- Customer Agreement".

Break-even Analysis.....The General Partner estimates that during each fiscal year, the Partnership would be required to make trading profits equal to 6.39%, assuming a Partnership size of $85,000,000, (approximately the Net Asset Value as of March 31, 1997) and 6.14%, assuming a Partnership size of $150,000,000, ($63.91 and $61.41, respectively, based upon a $1,000 investment) of the Net Asset Value per Unit in order for the value of a Unit at year end to equal the initial value of that Unit at the beginning of the year. See "Fees and Expenses to the Partnership."

Redemptions.............On 10 days' notice to the General Partner, a limited partner may require the Partnership to redeem his Units at their Net Asset Value as of the last day of a month. Because Net Asset Value fluctuates daily, Limited Partners will not know the redemption value of their Units at the time their notice of redemption is submitted. The General Partner reserves the right to permit the redemption of Units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Partnership taking into account potential tax consequences to Limited Partners. See "Redemptions". No fee is charged for redemptions. The Partnership's assets are generally valued at fair market value, or in the absence of a fair market value, as determined in good faith by the General Partner. Options are generally valued at the last sale price or, in the absence of a last sale price, the last bid price. The value of a futures contract equals the unrealized gain or loss on the contract that is determined by marking it to the current settlement price for a like contract acquired on the day on which the futures contract is being valued. A settlement price may not be used if the market makes a limit move with respect to a particular commodity. Forward contracts and futures contracts, when no market quote is available, will be valued at their fair market value as determined by the General Partner.

Distributions...........Distributions of profits, if any, will be made in the sole discretion of the General Partner and at such times as the General Partner may decide. In view of the fact that a limited partner may redeem his Units and no charge is assessed upon redemption, the General Partner has no current intention of making any distributions. In any event, the General Partner does not intend to make any distribution which would reduce the Net Asset Value of a Unit below $1,000, or if the size of a distribution would not warrant the administrative expense which would be involved, or if, in the opinion of the General Partner, a distribution would otherwise not be in the best interests of the Partnership or the limited partners. The determination of what is in the best interests of the Partnership or limited partners will be made on a case by case basis by the General Partner in its sole discretion and consistent with its fiduciary obligations to the Partnership and the limited partners. To the extent that profits are retained by the Partnership, the Net Assets of the Partnership will be greater, thereby increasing the amount of the brokerage fee which will be earned by SB. See "Conflicts of Interest". A limited partner's tax liability for profits of the Partnership may exceed the amount of any distributions received from the Partnership. See "Risk Factors -- Tax Consequences" and "Income Tax Aspects".

Income Tax Aspects......The trading activities of the Partnership, in general, generate capital gain and loss and ordinary income. Counsel to the Partnership has opined that the Partnership will be treated as a partnership for federal income tax purposes. Accordingly, the Partnership pays no federal income tax; rather, limited partners are allocated their proportionate share of the taxable income or losses realized by the Partnership during the period of the Partnership's taxable year that Units were owned by them. Unrealized gains on "Section 1256 contracts" as defined in the Internal Revenue Code of 1986 (the "Code") held by the Partnership at the end of its taxable year must be included in income under the "mark-to-market" rule and will be allocated to partners in proportion to their respective capital accounts. The mark-to-market rule does not apply to the Partnership's positions in futures contracts on most foreign exchanges and in foreign currency forward contracts not in the interbank market, unless the Partnership elects such treatment under Code Section 988. The Partnership has made the election necessary to gain such treatment in 1997.

                        The Partnership should not generate to Exempt Organizations unrelated business taxable income that would result from an investment in a publicly-traded partnership.

Selected Financial
Data....................

                              SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

                                    STATEMENT OF FINANCIAL CONDITION
                                       DECEMBER 31, 1995 AND 1996

                                                                           1995        1996
                                                                        ----------  -----------
                           ASSETS:....................................  $    2,000  $56,960,922
                                                                          ========   ==========
                           LIABILITIES AND PARTNERS' CAPITAL:
                           Liabilities................................              $ 1,662,918
                           Partners' capital
                             General Partner, 498.0108 and 1 Unit
                                equivalents outstanding in 1996 and
                                1995, respectively....................  $    1,000      560,295
                             Limited Partners 48,653.0617 and 1 Units
                                of Limited Partnership Interest
                                outstanding in 1996 and 1995,
                                respectively..........................       1,000   54,737,709
                                                                        ----------  -----------
                                                                             2,000   55,298,004
                                                                        ----------  -----------
                                                                        $    2,000  $56,960,922
                                                                          ========   ==========
                           Net Asset Value Per Unit...................  $ 1,000.00  $  1,185.99

                        The Partnership commenced trading operations on January 17, 1996. Realized and unrealized trading gains, interest income, net income and increase in net asset value per Unit for the period from January 17, 1996 (commencement of trading operations) to December 31, 1996 and total assets at December 31, 1996 were as follows:

                                                                                     1996
                                                                                  -----------
                           Realized and unrealized trading gains net of
                             brokerage commissions and clearing fees of
                             $2,169,468.......................................    $ 8,869,618
                           Interest Income....................................      1,190,687
                                                                                  -----------
                                                                                  $10,060,305
                                                                                   ==========
                           Net Income.........................................    $ 7,582,653
                                                                                   ==========
                           Increase in net asset value per unit...............    $    185.99
                                                                                   ==========
                           Total assets.......................................    $56,960,922
                                                                                   ==========

                                  RISK FACTORS

     INVESTMENT IN THE UNITS IS SPECULATIVE AND INVESTORS SHOULD NOT INVEST IN UNITS UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CONSIDER THE FOLLOWING RISKS BEFORE SUBSCRIBING FOR UNITS.

COMMODITY TRADING RISKS

     COMMODITY TRADING IS SPECULATIVE. Commodity futures markets are highly volatile. Profitability of the Partnership's commodity trading will depend on the ability of the Advisors to analyze the commodity markets, which are influenced by, among other things, changing supply and demand relationships, weather, government agricultural, commercial and trade programs and policies, national and international political and economic events and changes in interest rates. See "Commodity Futures Markets". The Advisors' technical trading methods do not generally take into account such fundamental factors except to the extent such factors are reflected in the technical input data analyzed by some of the Advisors. The Advisors may trade futures contracts on stock indices. Such contracts have experienced substantial volatility. While a volatile market can produce trends which might be identified by the trend-following strategies employed by some of the Advisors, such markets can also be without sustained price trends. Participation in a volatile market without significant trends could produce substantial losses for the Partnership.

     COMMODITY TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in commodity futures trading, a high degree of leverage is typical of a commodity trading account. AS A RESULT, A RELATIVELY SMALL PRICE MOVEMENT IN A COMMODITY CONTRACT MAY RESULT IN SUBSTANTIAL LOSSES TO THE INVESTOR. For example, if at the time of purchase 10% of the price of the futures contract is deposited as margin, a 10% decrease in the price of the futures contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for the brokerage fee. Thus, like other leveraged investments, any purchase or sale of a commodity contract may result in losses to the Partnership in excess of the amount initially deposited by the Partnership as margin with respect to that contract. SB does not intend to require the Partnership to deposit and maintain margin with respect to its forward currency trading. The General Partner will, however, impose trading limits on forward trading. See "Commodity Markets -- Margins".

     COMMODITY TRADING MAY BE ILLIQUID. Most commodity exchanges limit fluctuations in commodity contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits". During a single trading day no trades may be executed at prices beyond the daily limit. Once the price of a contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have moved the daily limit for several consecutive days with little or no trading in the past. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and thus subject the Partnership to substantial losses. See "Commodity Markets -- Regulations".

     RISKS OF PURCHASING AND WRITING OPTIONS. The Partnership may engage in the trading of commodity options on exchanges. Such trading involves risks substantially similar to those involved in trading commodity futures contracts in that options are speculative and highly leveraged. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option. The Advisors currently do not trade options extensively, but may do so in the future. The Partnership may trade in over-the-counter currency options to the extent permitted by CFTC regulation.

     RISKS INHERENT IN TRADING STRATEGIES. Trading decisions of the Advisors may be based on both fundamental and technical analysis. Fundamental analysis examines factors external to the trading markets which affect the supply and demand for a particular commodity in order to predict future prices. Such analysis may not result in trading profits because of the impact of unexamined factors affecting supply and demand, incorrect interpretation of certain factors, the effect of unrelated factors or the inability of fundamental analysis to enable an Advisor to determine that previous decisions were incorrect in sufficient time to avoid substantial losses. The buy and sell decisions based on technical and trend-following strategies are not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events. The profitability of such trading programs depends upon occurrence in the future of major price moves or trends in commodities. In the past there have been periods without trends and such periods may recur. The past performance of such trading programs is not necessarily indicative of their future profitability, and no trading program can consistently determine which commodity futures contracts to enter into or when to enter into them. The best commodity trading program will not be profitable if there are no trends of the kind it seeks to identify and follow. Any factor which may lessen the prospect of major trends in the future (such as increased government control of, or participation in, the markets) may reduce the Advisors' ability to trade profitably in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. AS A RESULT OF THESE FACTORS AND THE GENERAL VOLATILITY OF THE COMMODITIES MARKETS, INVESTORS SHOULD VIEW THEIR INVESTMENT AS LONG TERM (AT LEAST 2 YEARS) IN ORDER TO PERMIT THE STRATEGIES OF THE ADVISORS TO FUNCTION OVER TIME. ALTHOUGH THE ADVISORS' STRATEGIES MAY BE VIEWED AS LONG-TERM, SUCH STRATEGIES MAY ENTAIL THE FREQUENT OPENING AND CLOSING OF PARTICULAR TRADING POSITIONS. Further, commodity trading advisors may alter their strategies from time to time in an attempt better to evaluate market movements. As a result of such periodic modifications, it is possible that the trading strategies used by the Advisors in the future may be different from those presently in use. Further, the total amount of funds being managed by each Advisor may be substantially increased by the addition of the Partnership's account. Moreover, somewhat different trading strategies may be required for accounts of differing sizes or trading objectives. See "The Advisors -- Trading Strategies". Limited partners will be notified of material changes in the Advisors' trading strategies.

     POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. The CFTC and U.S. exchanges have established limits referred to as "speculative position limits" on the maximum net long or net short position which any person may hold or control in particular futures and options on futures, and most exchanges have established limits referred to as "trading limits" on the amount of fluctuation in commodity futures contract prices on a single trading day. Currently, trading limits do not generally apply to currency futures contracts. See "Commodity Markets -- Regulation". All commodity futures and options accounts owned or controlled directly or indirectly by each Advisor or its principals, including the Partnership's account, are combined for speculative position limit purposes. Each Advisor believes that established speculative position and trading limits will not adversely affect its trading for the Partnership. However, it is possible that the trading instructions of an Advisor for the Partnership may have to be modified and that positions held by the Partnership may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of the Partnership. Furthermore, in the unlikely event that positions in other pools operated by the General Partner but not advised by one of the Advisors or other accounts managed by SB or its employees are required to be aggregated with the Partnership's positions, it is more likely that the trading instructions of the Advisors for the Partnership would have to be modified and that positions held by the Partnership would have to be liquidated in order to avoid exceeding such limits. Neither CFTC nor exchange position nor trading limits apply to forward contracts in foreign currencies.

     POSSIBLE EFFECTS OF COMPETITION. The Partnership may experience increased competition for the best prices on the same commodity contracts, not only because of the utilization by other persons of trend following trading strategies (see "Possible Effects of Other Trend-Following Programs"), but also because at January 31, 1997, commodity accounts aggregating approximately $4.5 billion (including notional funds), and $4.2 billion (excluding notional funds), were being managed by the Advisors. Trading orders for such accounts similar to those of the Partnership are likely to occur contemporaneously. The Advisors enter trading orders either through the SB order desk or through a floor broker selected by the Advisor. Orders placed with SB are transmitted through a floor broker selected by SB and the order fill is then relayed to the Advisor. For orders entered through a floor broker selected by the Advisor, such orders are given with instructions to the floor broker to give up the trade to SB for order clearance and the Advisor provides SB with a list of such "give up" trades initiated by the floor broker. There is no specific limit under any agreement between any Advisor and the Partnership as to the number of accounts which may be managed or advised by that Advisor, so that such competition could be further increased if the Advisor chooses to manage additional accounts in the future. The performance of the Partnership's investments in commodity interests could also be adversely affected by the manner in which particular orders are entered by an Advisor for all such accounts traded by that Advisor.

     TRADING IN FORWARD FOREIGN CURRENCIES. The Partnership will engage in the trading of forward contracts in foreign currencies. In this connection, the Partnership contracts with SB to make or take future delivery of a particular foreign currency. Although the foreign currency market is not believed to be necessarily more volatile than the market in other commodities, there is less protection against defaults in the forward trading of currencies than there is in trading such currencies on an exchange since such forward contracts are not guaranteed by an exchange or clearing house. Investors are not afforded the regulatory protections of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward foreign currencies. There are no limits on daily price movements or on speculative positions in this market. Moreover, principals are not required to continue to make markets in these contracts. The CFTC has indicated that it may assert jurisdiction over forward contracts in foreign currencies and attempt to prohibit certain entities from engaging in such transactions. In the event that such prohibition included the Partnership, the Partnership would cease trading such contracts. Any of the Advisors may trade forward contracts in foreign currencies extensively for the Partnership's account and thus, such a cessation of forward trading could have a substantial adverse effect on the performance of those Advisors. There are no limits on an Advisor's ability to trade currency forwards other than the trading policies of the Partnership and the allocation to each Advisor. See "Trading Policies".

     TRADING ON FOREIGN EXCHANGES AND TRADING IN PHYSICAL COMMODITIES. The Partnership may trade in commodity contracts on exchanges located outside the U.S. such as the London International Financial Futures Exchange and the Sydney Futures Exchange. Trading on such exchanges is not regulated by the CFTC and may, therefore, be subject to more risks than trading on domestic exchanges such as the risks of exchange controls, expropriation, burdensome taxation, moratoria and political or diplomatic events. See "Commodity Markets -- Regulation". In addition, the rights and responsibilities of the Partnership in the event of an exchange or clearing house default or bankruptcy are likely to differ from those existing on U.S. exchanges. There are no limits on the Advisors' ability to trade on CFTC-approved foreign markets in accordance with the Partnership's trading policies. See "Trading Policies." The Partnership may engage in spot commodity transactions (transactions in physical commodities), including contracts on foreign currencies. Such spot transactions are not regulated by the CFTC. Some of such transactions may be entered into in conjunction with exchange for physical transactions. In any principal transactions entered by the Partnership, the Partnership is subject to the risk of the inability of, or refusal by, a counterparty to perform with respect to the underlying contract. Such transactions may be entered into with SB or an affiliate at prices quoted by SB which will not include a mark-up.

     RISKS OF PARTNERSHIP FUNDS HELD IN FOREIGN DEPOSITORIES. The Partnership's funds held in connection with contracts on U.S. contract markets that are priced and settled in a foreign currency may be held in accounts denominated in a foreign currency with a depository located outside the United States or its territories. The Partnership currently does not intend to maintain any of its assets with depositories located outside the United States or its territories. There are no limits on the amount of funds that may be held in foreign depositories or in funds that may be denominated in foreign currencies. See "Use of Proceeds". Such accounts are subject to the risk that events could occur which would hinder or prevent the availability of these funds for distribution to customers including the Partnership. Such accounts may also be subject to foreign currency exchange rate risks. The Partnership has agreed with SB, its futures commission merchant, that in order to avoid the possible dilution of other customer funds, any Partnership claims based on such funds will be subordinated in the unlikely event that both of the following conditions are met: (A) SB is placed in receivership or bankruptcy and (B) there are insufficient funds available for distribution denominated in the foreign currency as to which the Partnership has a claim to satisfy all claims against those funds. The Partnership has agreed with SB that if both conditions (A) and
(B) occur, the Partnership's claim against SB's assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro rata portion of such funds.

RISKS OF PARTNERSHIP STRUCTURE

     SUBSTANTIAL FEES AND EXPENSES TO THE PARTNERSHIP. The Partnership is obligated to pay brokerage fees, legal, accounting and reporting expenses and filing fees regardless of whether the Partnership realizes profits. Incentive fees payable by the Partnership are based upon New Trading Profits earned by each Advisor for the Partnership at the end of each fiscal quarter, including any unrealized appreciation on open commodity positions. Such appreciation may never be realized by the Partnership; however, any such lost appreciation would have to be recovered before another incentive fee would be payable. It should be noted that since the Advisors' incentive fees are paid quarterly, substantial incentive fees may be paid during a year even though the Partnership may incur a net loss for the full year. In addition, the Partnership is obligated to pay incentive fees based on trading profits generated by each Advisor regardless of whether the Partnership as a whole is profitable in a particular period. Therefore, it is possible that the Partnership could incur substantial incentive fees in a year in which it had no net trading profits or in which it actually lost money. A $1,000 Unit would have to increase between 6.14% (assuming 150,000 Units offered hereby are sold) and 6.39% (assuming 85,000 Units are sold) in one year of trading operations (that is, by between $61.41 and $63.91) for the redemption value per Unit to equal $1,000. The Partnership is therefore required to make trading profits and interest income equal to the aforementioned percentage in order to avoid depletion or exhaustion of its assets from these expenses. See "Fees and Expenses to the Partnership".

     CONFLICTS OF INTEREST. Conflicts of interest exist in the structure and operation of the Partnership's business. These conflicts include (1) the conflict between the duty of the General Partner to act in the best interests of the Partnership and any advantage to SB, an affiliate of the General Partner, resulting from the trading of the Partnership's account, and (2) the probable competition with the Partnership by SB, each of the Advisors, the General Partner and other commodity pools and accounts organized or advised by such persons, or their principals, affiliates or customers. The Limited Partnership Agreement requires the General Partner to review brokerage rates at least annually and to determine that such rates are competitive with those charged to other similar commodity pools. In addition, the General Partner, as a fiduciary to the limited partners, must resolve any conflict in favor of the limited partners. See "Conflicts of Interest".

     NO PUBLIC MARKET FOR UNITS EXISTS. Although a limited partner may transfer his Units as of the first day of any fiscal quarter, no market exists for their sale and none is likely to develop. In addition, a transferee of a Unit can only become a substituted limited partner with the General Partner's consent. See "The Limited Partnership Agreement -- Restrictions on Transfer or Assignment". However, a limited partner may require the Partnership to redeem some or all of his Units at their Net Asset Value as of the last day of any month on 10 days' notice to the General Partner. Under extraordinary circumstances, including market conditions that would prohibit the liquidation of positions, the Partnership may delay redemptions beyond the end of the applicable month. See "Redemptions".

     LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT. Purchasers of the Units are not entitled to participate in the management or control of the Partnership or the conduct of its business. Limited Partners have limited voting rights with respect to the Partnership's affairs. See "The Limited Partnership Agreement -- Management of Partnership Affairs".

     EXPIRATION OF MANAGEMENT AGREEMENTS WITH THE ADVISORS. The Management Agreements between the General Partner and each of the Advisors expire each June
30. No assurance is given that the services of an Advisor will be available on the terms contained in its Management Agreement after its expiration (provided, however, that in any contract renewal or renegotiation an existing Advisor will carry forward all losses attributable to that Advisor), or that a new advisor would agree to such terms. See "The Advisors -- Management Agreements". In the event that a new advisor is selected, New Trading Profits earned by the new advisor will not be reduced by cumulative net realized trading losses, if any, incurred by the prior advisor. Any fees paid to a new or replacement advisor will comply with NASAA Guidelines. Subject to the caps of fees to which the Partnership is generally subject, the fees payable by the Partnership to an Advisor could increase following the termination of a management agreement, either according to the terms of a new management agreement, or if a new advisor were selected by the General Partner for the Partnership.

     DISSOLUTION OF THE PARTNERSHIP; CESSATION OF TRADING. The Partnership will dissolve on December 31, 2014, unless earlier dissolved pursuant to the Limited Partnership Agreement, regardless of its financial condition or market positions on such date. Liquidation of positions at such date may result in losses to the Partnership. The Partnership may cease trading and liquidate all open positions prior to its dissolution. The General Partner will dissolve the Partnership if Net Asset Value per Unit falls below $400 as of the end of a trading day. See "The Limited Partnership Agreement -- Dissolution of the Partnership" and "The Limited Partnership Agreement -- Management of Partnership Affairs."

     In the event of early cessation of trading, the Partnership would continue to accrue legal, accounting, reporting and filing expenses.

     NO INDEPENDENT REVIEW. The Partnership, the General Partner and SB are affiliated entities and are represented by single counsel. Therefore, to the extent the Partnership and this offering would benefit by independent review, such benefit will not be available in this offering. There may also be an absence of arm's-length negotiations with respect to some of the terms of this offering, including with respect to the Customer Agreement and Selling Agreement with SB. The General Partner believes that the terms received by the Partnership with respect to such negotiation are no less favorable to the Partnership than they would be as a result of arm's-length negotiations. The Advisors are each represented by themselves or by their own counsel.

     OPERATING HISTORY OF PARTNERSHIP AND GENERAL PARTNER. The CFTC requires commodity pool operators to disclose to prospective pool participants the actual performance record of their pools for at least the previous five years. The Partnership commenced trading operations on January 17, 1996 (see table at page
30). However, the General Partner currently operates over eighteen other active commodity pools. The performance records of these pools are set forth under the caption "The General Partner -- Other Pools Operated by the General Partner". Investors should note that the advisors to such pools operated by the General Partner may vary from the Advisors for the Partnership, and that the trading strategies of such advisors may also vary from those employed by the Advisors. INVESTORS SHOULD NOTE THAT THE PERFORMANCE RECORDS OF THE GENERAL PARTNER'S OTHER COMMODITY POOLS ARE NOT INDICATIVE OF THE PERFORMANCE OF THE PARTNERSHIP.

     RELIANCE ON ADVISORS AND KEY PERSONNEL. The Partnership will rely on the Advisors to manage its portfolio. There can be no assurance that the respective trading systems and strategies used by the Advisors will prove to be successful under all or any market conditions. In addition, each Advisor relies on key personnel to implement its trading strategies and is therefore subject to the risk that those individuals may be unable to implement such trading strategies. The General Partner may terminate an Advisor in certain circumstances and may replace such Advisor with a new advisor or may make trading decisions for the Partnership itself, but it is extremely unlikely that the General Partner or replacement advisor would trade in the same way that the terminated Advisor traded for the Partnership. See "The Advisors -- Management Agreements."

     RESTRICTIONS ON TRANSFER OR ASSIGNMENT. The Limited Partnership Agreement provides that a limited partner may assign his Units upon notice to the General Partner. No assignment of Units will be effective against the Partnership or the General Partner until the commencement of the next fiscal quarter after the General Partner receives such notice. Without the consent of the General Partner (which consent may be withheld at its sole and absolute discretion for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), no assignee may become a substituted limited partner. An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of a limited partner of the Partnership. An assignee who does not become a substituted limited partner will be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but will not be entitled to vote, to an accounting of Partnership transactions, to receive tax information or to inspect the books and records of the Partnership.

LEGAL AND REGULATORY RISKS

     TAX LIABILITY MAY EXCEED CASH DISTRIBUTIONS. Cash will be distributed to the partners in the sole discretion of the General Partner, and the General Partner may determine not to make a distribution in any particular year of the Partnership. The Partnership's taxable income for a fiscal year (including both realized income and income resulting from marking-to-market positions in regulated futures contracts) will be taxable to the partners in accordance with their pro rata shares of Partnership profits for tax purposes whether or not any cash has been distributed to the partners. As a result, cash distributions to a limited partner in a given year may be less than the taxes payable by that partner with respect to Partnership profits for that year. However, subject to certain conditions and exceptions, each partner may redeem his Units (as of the end of any month) in order to provide funds for the payment of taxes or for any other purpose. See "Redemptions" and "Income Tax Aspects".

     POSSIBILITY OF TAXATION AS A CORPORATION. The General Partner has been advised by Willkie Farr & Gallagher, its attorneys, that under current federal income tax laws and regulations and given the factual assumptions set forth under "Income Tax Aspects", the Partnership will be classified as a partnership and not as a corporation. Such opinion is not binding on the Internal Revenue Service. No ruling has been obtained from the Internal Revenue Service in this regard and the Partnership does not intend to apply for any such ruling. The facts and authorities relied upon by counsel in their opinion may change in the future. See "Income Tax Aspects -- Classification as a Partnership". If the Partnership should be treated as a corporation for federal income tax purposes, income or loss of the Partnership would not be passed through to the partners, and the Partnership would be subject to tax on its income at the rate of tax applicable to corporations. In addition, all or a portion of distributions of Partnership income would generally be taxable to the partners as corporate dividends, and the partners' tax on such distributions would be in addition to the corporate tax paid by the Partnership on the same income.

     TAXATION OF COMMODITY INTERESTS. Commodity interests are subject to special tax rules, which rules will apply to the taxation of Partnership income and loss. There can be no assurance that the Internal Revenue Service will not issue regulations that would adversely affect the expected treatment of Partnership transactions or that such regulations would not be given retroactive effect. Finally, Willkie Farr & Gallagher cannot opine on whether and to what extent Partnership transactions would be taken into account by the Internal Revenue Service in determining the tax consequences of transactions entered into by a partner in his individual capacity. See "Income Tax Aspects".

     ABSENCE OF REGULATION APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISORS. Since the purpose of the Partnership is to trade commodities, the Partnership has not registered as a securities investment company, or "mutual fund", subject to extensive regulation by the Securities and Exchange Commission imposed upon such entities under the Investment Company Act of 1940, as amended (the "1940 Act"). Therefore, investors may not be accorded the protective measures provided by such legislation. In addition, none of the Advisors (except
ARA) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or any similar state law. However, the General Partner is a CFTC-registered commodity pool operator and each of the Advisors is a CFTC-registered commodity trading advisor. See "Commodity
Markets -- Regulation". Any determination that the Partnership be required to register as an investment company under the 1940 Act could have serious adverse consequences for the Partnership, the General Partner, the Advisors and the limited partners. In the event of such determination (or for any other reason), the General Partner may, in its discretion, withdraw from the Partnership, causing its dissolution.

     REGULATION OF COMMODITY POOL OPERATORS AND COMMODITY TRADING ADVISORS. The General Partner is a registered commodity pool operator and each of the Advisors is a registered commodity trading advisor, as required by Federal law. Any determination by the CFTC to terminate, suspend, revoke or not renew the registration of the General Partner would cause the General Partner to withdraw as general partner of the Partnership; the limited partners would then determine to select a replacement general partner (as provided in the Limited Partnership Agreement) or to dissolve the Partnership. Any determination by the CFTC to terminate, suspend, revoke or not renew the registrations of any of the Advisors would cause the General Partner to terminate the respective Management Agreement with such Advisor, as permitted in the Management Agreements. The General Partner could reallocate the Partnership's assets managed by that Advisor to the other advisors; or appoint a new advisor (including itself).

SALES AND DISTRIBUTION RISKS

     PARTICIPATION OF PROMOTERS. SB and the General Partner have been instrumental in the organization of the Partnership and may be deemed "promoters" of the Partnership within the meaning of Rule 405 under the Securities Act of 1933. No selling agent which is not affiliated with the General Partner and SB has made an investigation of the offering or has participated in the negotiation of its terms or the structuring of the Partnership.

     NO ASSURANCE THAT UNITS WILL BE SOLD. The offering of Units is being made on behalf of the Partnership through SB on a best efforts basis without any commitment by an underwriter to purchase any of the Units. Therefore, no assurance is given that all of the Units will be sold. See "Plan of Distribution".

     CONSIDERATIONS FOR NON-U.S. INVESTORS. Non-U.S. investors should note that Units are denominated in U.S. dollars and that changes in rates of exchange between currencies may cause the value of the investment to diminish or to increase. Non-U.S. investors should consult their own tax advisors concerning local tax implications of this investment.

     The foregoing list of Risk Factors does not purport to be a complete explanation of the risks involved in this offering. Potential investors should read the entire Prospectus before determining to invest in the Units.

                      FEES AND EXPENSES TO THE PARTNERSHIP

     The Partnership is subject to the following fees and expenses which are described in more detail below:

         ENTITY                    FORM OF COMPENSATION                AMOUNT OF COMPENSATION
-------------------------    ---------------------------------    ---------------------------------
Advisors.................    Monthly management fee               1/6 of 1% (2% per year) to
                               (Subject to cap)                     Chesapeake, Millburn, ARA and
                                                                    Willowbridge or 1/3 of 1% (4%
                                                                    per year) to JWH of month-end
                                                                    allocated Net Assets. (These
                                                                    fees are subject to an overall
                                                                    limitation in the Limited
                                                                    Partnership Agreement and the
                                                                    NASAA Guidelines, as described
                                                                    below.)
                             Quarterly incentive fee              20% to Chesapeake, Millburn, ARA
                               (Subject to cap)                     and Willowbridge or 15% to JWH
                                                                    of New Trading Profits earned
                                                                    by each Advisor for the
                                                                    Partnership in each calendar
                                                                    quarter. (Incentive fees are
                                                                    subject to the limits imposed
                                                                    by the NASAA Guidelines and the
                                                                    Limited Partnership Agreement,
                                                                    as described below.)
Commodity                    Brokerage fee                         1/2 of 1% of month-end Net
Broker...................      (Subject to cap)                   Assets per month (6% per year)(1)
(SB)                                                                (a portion of which will be
                                                                    paid to SB Financial
                                                                    Consultants who have sold Units
                                                                    in this offering), and
                                                                    reimbursement of other actual
                                                                    transaction fees paid in
                                                                    connection with trading
                                                                    estimated at .8% of Net Assets.
                                                                    (The brokerage fee -- together
                                                                    with NFA, exchange, floor
                                                                    brokerage, give-up, user and
                                                                    clearing fees -- are subject to
                                                                    the limitation imposed by the
                                                                    NASAA Guidelines, as described
                                                                    below.)
(continued on next page)

         ENTITY                    FORM OF COMPENSATION                AMOUNT OF COMPENSATION
-------------------------    ---------------------------------    ---------------------------------
Others...................    Periodic legal, accounting,          Actual expenses incurred
                             filing and reporting fees,           estimated at between .36% and
                               expenses of the Continuous           .61% of Net Assets per year
                               Offering as well as                  (exclusive of extraordinary
                               extraordinary expenses               expenses). (Periodic filing and
                                                                    reporting fees and expenses of
                                                                    the Continuous Offering are
                                                                    subject to an overall
                                                                    limitation in the Limited
                                                                    Partnership Agreement as
                                                                    described below.)

---------------
(1) Brokerage fees will be paid for the life of the Partnership, but the rate at which such fees will be paid may change, provided that such fees (i) remain competitive with the brokerage rates paid by public commodity pools which are comparable to the Partnership, (ii) will not be increased for the first five years of trading if any Advisor is affiliated with the General Partner and (iii) together with NFA, exchange, floor brokerage, give-up, user and clearing fees, will not exceed the limitations imposed by the NASAA Guidelines. SB may receive a benefit with respect to Partnership assets maintained in cash as described below under the heading "Fees and Expenses to the Partnership -- Commodity Broker/Dealer."

     CAPS ON FEES. Fees to which the Partnership is subject are in turn subject to several limitations imposed by the Limited Partnership Agreement or the NASAA Guidelines or both as follows. (A) The Limited Partnership Agreement contains an overall limitation on expenses which provides that the aggregate annual fees and expenses of every kind paid or incurred by the Partnership ("Aggregate Expenses"), including management fees, advisory fees and all other fees except for incentive fees and commodity brokerage fees, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month as required by the NASAA Guidelines. For the purpose of this limitation, customary and routine administrative expenses include all expenses of the Partnership other than commodity brokerage fees, incentive fees, the actual cost of legal and accounting services and extraordinary expenses. Periodic filing and reporting fees are also subject to this overall limitation. There is no cap on the costs of legal and accounting services or extraordinary expenses. (B) In addition, as provided in the Limited Partnership Agreement and the NASAA Guidelines, the aggregate incentive fee paid by the Partnership shall not exceed 15% of New Trading Profits, except that an additional 2% incentive fee may be paid for each 1% by which the Partnership's Aggregate Expenses are reduced below 6% annually.
(C) Furthermore, the NASAA Guidelines also provide that brokerage fees (together with NFA, exchange, floor brokerage, give-up, user and clearing fees) will be considered presumptively reasonable if they do not exceed 14% annually of the Partnership's Net Assets (excluding Partnership assets not directly related to trading activity).

     In addition, the Limited Partnership Agreement prohibits the payment of management and incentive fees to any person who receives brokerage commissions or fees on transactions for the Partnership, as well as the payment by any broker of rebates or give-ups to any advisor. Such prohibitions may not be circumvented by any reciprocal business arrangements.

     In no event will organizational and offering expenses exceed 15% of the Partners' capital contributions.

     ADVISORS. THE PARTNERSHIP PAYS EACH ADVISOR A MONTHLY MANAGEMENT FEE EQUAL TO 1/6 OF 1% (2% PER YEAR) OF MONTH-END NET ASSETS (EXCEPT THAT JWH RECEIVES A MONTHLY MANAGEMENT FEE EQUAL TO 1/3 OF 1% (4% PER YEAR) OF MONTH-END NET ASSETS) ALLOCATED TO THE RESPECTIVE ADVISOR. THE PARTNERSHIP ALSO PAYS AN INCENTIVE FEE PAYABLE QUARTERLY EQUAL TO 20% OF NEW TRADING PROFITS EARNED BY CHESAPEAKE, MILLBURN, ARA AND WILLOWBRIDGE FOR THE PARTNERSHIP AND 15% OF NEW TRADING PROFITS EARNED BY JWH TO THE RESPECTIVE ADVISORS. The quarterly incentive fees payable to the Advisors (for purposes of calculating the Net Asset Value as of the end of the month that is not the end of a quarter) will be accrued on a monthly basis.

New Trading Profits are computed solely based on commodity trading. "New Trading Profits" earned by an Advisor is defined in the Management Agreement as the excess, if any, of Net Assets managed by the Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts. Ongoing expenses are attributed to each Advisor based on the Advisor's proportionate share of Net Assets and shall not include management fees of the Partnership's other Advisors. Ongoing expenses above do not include expenses of litigation not involving the activities of the Advisor on behalf of the Partnership.

     If any payment is made to an Advisor with respect to New Trading Profits earned by an Advisor for the Partnership, and the Partnership thereafter incurs a net loss for any subsequent period, the Advisor will retain the amount previously paid in respect of New Trading Profits. If Net Assets allocated to the Advisor are reduced due to redemptions, distributions or reallocations, there will be a proportional reduction in the related loss carryforward amount that must be recouped before the Advisor is eligible to receive another incentive fee. Since the incentive fee is paid quarterly, substantial incentive fees may be paid to an Advisor during a fiscal year even though the account managed by the Advisor may incur a net loss for the full year. For example, if at the end of the last fiscal quarter an Advisor had earned New Trading Profits of $500,000, that Advisor would be paid an incentive fee of 20% (or, in the case of JWH, 15%) thereof, or $100,000 (or $75,000) respectively. That Advisor would be entitled to retain that $100,000 (or $75,000) even if that account experienced losses during the subsequent fiscal quarter. However, that Advisor would not be again entitled to an incentive fee until such losses incurred by that Advisor were recovered. With respect to JWH only, in the event of a redemption, reallocation, distribution or the termination of the Management Agreement as of any date which is not a calendar quarter-end or month-end, as the case may be, the quarterly incentive fee shall be computed and paid as if such date were the quarter-end and the monthly management fee shall be prorated to the effective date of termination.

     COMMODITY BROKER/DEALER. SB acts as commodity broker/dealer for the Partnership. The Partnership has agreed to pay SB a monthly commodity brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year). The Partnership pays a flat rate brokerage fee instead of per transaction brokerage commissions. However, based upon the past performance of the Partnership and the Advisors in 1996, the fee that the Partnership pays is estimated to equal $61.00 per round-turn transaction (of which $54.00 is brokerage commission and $7.00 is other trading-related fees). The brokerage rate may be substantially higher than the rate which SB charges certain other customers with accounts of a similar size. The brokerage fees will be paid for the life of the Partnership, although the rates at which such fees are paid may change. See "The Commodity Broker/Dealer -- Brokerage Fees". Brokerage fees will not exceed the limit imposed by the NASAA Guidelines. The Partnership enters into spot and forward transactions with SB as principal at prices quoted by SB which reflect a price differential between the bid and the ask prices (which differential includes anticipated profits and costs to SB as dealer), but do not include a mark-up. The spread charged on related party trades will be at competitive market prices. Thus, the price quoted to the Partnership will be less than or equal to the price quoted to any other SB account for the same forward or spot transaction.

     The Partnership's funds will be maintained in cash and deposited by SB in segregated bank accounts as required by CFTC regulations. Such accounts do not earn interest. SB has informal arrangements with various banks with which it does business pursuant to which it obtains overdraft privileges which are extended as a result of the total banking relationship between SB and the banks which includes the deposit of customer funds so segregated (although such funds cannot be attached by the bank in the event of the failure of SB to repay the overdraft). As a result of such overdraft privileges, SB is usually able to reduce its other short term borrowings which generally carry a higher interest rate than the 30-day U.S. Treasury bill yield.

     The Partnership will pay, or will reimburse SB if previously paid by SB on behalf of the Partnership, for any NFA, exchange, floor brokerage, give-up, user or clearing fees applicable to the Partnership's trading. Such fees and charges will be paid to the exchange on which the trades are effected, to the floor broker or brokerage executing a transaction, to the clearing association for such exchange or to the NFA. Although it is impossible to predict the amount of such fees accurately, based on the past performance of the Partnership and the Advisors, the Partnership could pay up to approximately .8% of Net Assets per year to cover these fees. This is an estimate and not a cap. Such fees are subject to various caps as discussed in this section under "Caps on Fees".

     OTHERS. The Partnership is obligated to pay periodic legal, accounting, filing, reporting and data processing fees and the expenses of the Continuous Offering which may equal up to approximately .36% of Net Assets ($545,000) if 150,000 Units offered hereby are sold and .61% of Net Assets ($520,000) if 85,000 Units offered hereby are sold. The Limited Partnership Agreement requires the Partnership to bear all of its offering expenses of the Continuous Offering. See "Use of Proceeds". The Partnership also bears any extraordinary expenses incurred by it. Any and all other general and administrative expenses of the Partnership are borne by the General Partner.

                              BREAK-EVEN ANALYSIS

     The following table is a summary of fees and expenses expressed both as a dollar amount and as a percentage of a $1,000 investment in the Partnership. See "Fees and Expenses to the Partnership." The break-even point per Unit (that is, the trading profit the Partnership must realize in the first year of a limited partner's investment so that such investment at the end of the year is equal to its value at the beginning of the year), assuming a limited partner purchases Units at $1,000 each as of the beginning of the year and redeems its Units at the end of the first year of its investment, is 6.39%, or $63.91 per Unit (assuming the estimated Partnership size is $85,000,000), or 6.14%, or $61.41 per Unit (assuming the estimated Partnership size is $150,000,000).

                                                                   ESTIMATED PARTNERSHIP SIZE
                                                                   ---------------------------
                                                                   $85,000,000    $150,000,000
                                                                   -----------    ------------
Selling Price Per Unit(1).......................................   $  1,000.00    $   1,000.00
                                                                   -----------    ------------
Interest Income Credit(2).......................................   $    (39.20)   $     (39.20)
Brokerage Fees(3)...............................................   $     70.67    $      70.67
Trading Advisors' Management Fees(4)............................   $     26.34    $      26.34
Operating Expenses(5)...........................................   $      6.10    $       3.60
Amount of Trading Income Required for the Partnership's Net
  Asset Value per Unit at the End of One Year to Equal the
  Selling Price per Unit........................................   $     63.91    $      61.41
                                                                   -----------    ------------
Percentage of Selling Price per Unit............................          6.39%           6.14%
                                                                    ==========     ===========

---------------
(1) Investors will purchase Units at the prevailing Net Asset Value per Unit. Approximately 80,173 Units in the aggregate were sold as of March 31, 1997. The Net Asset Value per Unit as of March 31, 1997 was $1,162.50.

(2) The Partnership earns interest income on 80% of the average daily equity maintained in the Partnership's cash accounts at a rate equal to the average yield on the 30-day U.S. Treasury bills issued during each month. For purposes of this analysis, interest income was estimated at 3.92% of the Partnership's Net Asset Value (assuming an estimated annual interest rate of 4.9%).

(3) Brokerage fees were estimated at 6.8% (6% for brokerage fees and .8% for other trading-related expenses) of Net Assets. Based upon the past performance of the Partnership and the Advisors during 1996, the fee that the Partnership pays is equal to $61.00 per round turn transaction, of which $54.00 is brokerage commissions and $7.00 is other trading-related fees. In calculating the brokerage fee, Net Assets equals the equity maintained in cash at the end of the month plus unrealized gain (loss) on open positions and accrued interest income for the month.

(4) The Partnership's Advisors are paid management fees ranging from 2% to 4%. A blended rate of 2.72% of Net Assets was used for purposes of this analysis. In calculating the management fee, Net Assets equals the equity maintained in cash at the end of the month plus unrealized gain (loss) on open positions and accrued interest income for the month, less the monthly brokerage fee amount.

(5) Operating expenses include periodic legal, accounting, filing and reporting fees, and the expenses of the continuous offering but do not include extraordinary expenses. These expenses are expected to amount to either $520,000 or $545,000 assuming either 85,000 or 150,000 Units offered hereby are sold at $1,000 per Unit, respectively. Assuming 85,000 Units are sold, this estimate consists of (i) $370,000 in continuous offering expenses and
    (ii) $150,000 in other operating expenses. Assuming 150,000 Units are sold, this estimate consists of (i) $370,000 in continuous offering expenses and
    (ii) $175,000 in other operating expenses.

     The Advisors will also receive an incentive fee of 20%, or 15% in the case of JWH. These amounts have not been included in the table above because they are calculated based on New Trading Profits after deducting all of the Partnership's expenses.

                        POTENTIAL BENEFITS TO INVESTORS

     Investment in the Units is speculative and involves risks, including the risk of loss. See "Risk Factors". However, investment in the Partnership offers the following potential advantages:

     PROFESSIONAL TRADING MANAGEMENT. Commodity trading decisions are made for the Partnership by the Advisors. The Advisors manage the commodity investments of the Partnership pursuant to the trading policies of the Partnership and certain trend-following techniques and other technical and fundamental strategies. The performance of commodity accounts managed by the Advisors is described under "The Advisors".

     DIVERSIFICATION. The assets of the Partnership will normally be invested in a number of commodities, so that each limited partner will obtain greater diversification in commodities traded than would be possible trading individually unless substantially more than the $5,000 minimum investment ($2,000 in the case of employee-benefit plans, and subject to higher minimums in certain states) required by the Partnership were committed to the commodity markets. See "Trading Policies" and "The Advisors".

     Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Partnership, can add a potentially valuable element of diversification to a traditionally structured stock and bond portfolio. Historically, the returns of many managed futures investments have exhibited a substantial degree of non-correlation with the performance of the general equity and debt markets (as reflected in the performance of various market indices such as the Standard & Poor's 500 Index for domestic equities, the Lehman Brothers Bond Index for debt and the Morgan Stanley Europe, Australasia and the Far East Index for international equities), suggesting that a managed futures component may provide a valuable complement to a traditional portfolio.

     This benefit of adding a managed futures component to a portfolio is an application of Modern Portfolio Theory. Modern Portfolio Theory is an analytical framework that suggests that it is possible for an investor to construct a portfolio using multiple asset classes that attempts to balance desired returns with tolerable risk (volatility as measured by standard deviation). This objective can be achieved by adding investments for which the desired return has a low to negative or non-correlation to the other assets in the portfolio. Consequently, allocating a limited portion of the risk segment of a portfolio to a managed futures program such as the Partnership, if the managed futures performance is in fact non-correlated with stocks and bonds, can potentially improve the overall return and reduce the volatility of the total portfolio over the long term.

     Although the General Partner generally endorses the modern portfolio theory, there can be no assurance that any managed futures investment will be successful, avoid substantial losses or generate performance non-correlated with the equity or debt markets. Furthermore, non-correlation is not negative correlation. Even if the performance of the Partnership is non-correlated with these markets, this does not mean that the Partnership's results will not parallel either or both during significant periods of time. In any event, unless a managed futures investment is successful, it cannot add a potentially valuable element of diversification to a portfolio.

     MULTI-ADVISOR TRADING. The General Partner has selected multiple Advisors for the Partnership in an attempt to protect against losses while retaining the ability to make profits for the Partnership. Due to the different trading methods to be employed for the Partnership, losses incurred by one of the Advisors may be offset in whole or in part by profits earned by the other Advisors during the same time period, although there is no guarantee that this result will occur. In fact, profits earned by one Advisor may be entirely offset by losses incurred by the other Advisors.

     LIMITED LIABILITY. Unlike an individual who invests directly in commodity futures or forward contracts, an investor in the Partnership cannot be individually subjected to margin calls and cannot lose more than the amount of his contribution to the Partnership and his share of the Partnership's profits (including distributions of profits and payments on redemption of his Units). It is possible for a limited partner to lose the entire amount of his contribution to the Partnership. See "Commodity Markets -- Margins" and "The Limited Partnership Agreement -- Liability of Limited Partners".

     INTEREST INCOME. SB will pay the Partnership interest on 80% of the average daily equity maintained in cash in the Partnership's trading accounts with SB. An individual trader would generally not receive interest on the funds in his commodity account unless he committed substantially more than the $5,000 minimum investment required by the Partnership. See "The Commodity Broker/Dealer -- Customer Agreement".

     BROKERAGE FEES. The Partnership pays SB a fixed monthly brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year) in lieu of brokerage commissions on a per trade basis. The Partnership will also pay certain fees in connection with its trading as described under "Fees and Expenses to the Partnership -- Others." See "Fees and Expenses to the Partnership -- Commodity Broker/Dealer". The Partnership may therefore pay lower commission rates than many public customers of SB. Certain public customers of SB may pay lower commission rates than the Partnership pays, and other commodity brokerage firms might offer lower rates to an account the size of the Partnership's because different accounts require different levels of service and monitoring based upon the number of advisors and the volume and complexity of trading. In addition, pursuant to its Customer Agreement with SB, the Partnership will receive several administrative services, such as account reconcilement, payment of fees and expenses, crediting of interest income and assistance with regulatory filings and monthly reports. These types of services may not be provided to certain other public customers of SB and may account for the possibly higher fees paid by the Partnership. See "Commodity Broker/Dealer -- Customer Agreement". Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may change. See "Conflicts of Interest" and "The Commodity Broker/Dealer -- Brokerage Fees".

     ADMINISTRATIVE CONVENIENCE. The Partnership provides investors with many services designed to simplify the administrative details involved in engaging directly in commodities transactions, including maintaining the books and accounts of trading activities, preparing monthly and annual reports to limited partners and supplying limited partners with information necessary for individual federal tax returns. See "The Limited Partnership
Agreement -- Reports to Limited Partners".

                             CONFLICTS OF INTEREST

     The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for Units:

     RELATIONSHIP BETWEEN THE GENERAL PARTNER AND THE COMMODITY
BROKER/DEALER. The General Partner is an affiliate of SB, which acts as the commodity broker/dealer for the Partnership. Since SB charges the Partnership a monthly brokerage fee based on Net Assets rather than a per transaction commission, the General Partner has no incentive to select advisors that will generate a large number of trades to benefit SB. Instead, the General Partner may have a conflict of interest between its responsibility to manage the Partnership for the benefit of the limited partners and its interest in selecting advisors that will generate a small number of trades, thus incurring small amounts of charges incidental to trading so that Net Assets, from which SB's fees are paid, remain relatively higher. Furthermore, the less active the trading, the fewer services SB will be required to provide to the Partnership with respect to such trading. In addition, the General Partner may have an incentive to select advisors that trade more forward and spot contracts than futures and options contracts, since forward and spot prices may include a profit margin to SB as dealer. Because the General Partner is an affiliate of SB, the General Partner has a potential conflict of interest in its decision to replace the futures commission merchant, if necessary. The fact that the General Partner and SB are affiliated creates a potential conflict in that the fees received by SB may not have been set by "arm's-length" negotiation. The

General Partner is a fiduciary to the limited partners and, as such, must resolve any conflict in favor of the limited partners. Prospective investors should be aware that because SB and certain Financial Consultants (excluding principals of the General Partner) receive a portion of the commodity brokerage fees generated by the Partnership and allocated to outstanding Units sold by them, SB and such Financial Consultants may have a conflict of interest in advising subscribers as to whether they should redeem their Units or purchase additional Units. Except as otherwise set forth in this section, no other conflict of interest exists on the part of any other principal of SB. See "The Commodity Broker/Dealer -- Brokerage Fees".

     BROKERAGE RATE CHARGED BY THE COMMODITY BROKER/DEALER. Pursuant to the Customer Agreement between the Partnership and SB, SB acts as the commodity broker/dealer for the Partnership. Because the General Partner is an affiliate of SB, the General Partner may have a conflict of interest between its responsibility to manage the Partnership for the benefit of the limited partners and its interest in obtaining brokerage rates which are favorable to SB. SB charges the Partnership a monthly brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year). Although the Customer Agreement is non-exclusive, so that the Partnership has the right to seek lower brokerage rates from other brokers at any time, the General Partner believes that the arrangements between the Partnership and SB are consistent with arrangements other comparable commodity pools have entered into with other futures commission merchants and are fair to the Partnership and does not intend to negotiate with SB to obtain lower commission rates or to refer brokerage transactions to other firms. However, the General Partner will review, at least annually, the commission rates charged to other comparable commodity pools to determine that the brokerage fee being paid by the Partnership is competitive with such other rates. The General Partner, as a fiduciary to the limited partners, must resolve any conflict in favor of the limited partners. Therefore, at the time of such review, the General Partner will consider whether any action need be taken in light of its obligations to the Partnership, and will advise the limited partners of any action so taken. Limited partners would not be able to require the General Partner to take any specific action, but could vote to terminate the Customer Agreement with SB (with the vote of limited partners owning more than 50% of the Units) if independent counsel provides the General Partner with an opinion that such vote would not affect their status as limited partners. See "The Limited Partnership Agreement -- Amendments; Meetings".

     DISTRIBUTION OF PROFITS. The General Partner has sole discretion as to the distribution of profits, if any, to the limited partners. The determination of what is in the best interest of the Partnership or limited partners will be made on a case by case basis by the General Partner in its sole discretion and consistent with its fiduciary obligations to the Partnership and the limited partners. To the extent that profits are retained by the Partnership rather than distributed, the Net Assets of the Partnership, which determine the brokerage fees payable in any year, will be increased, thereby increasing the maximum amount of fees which can be earned by SB. In addition, the amount of funds in segregated accounts at banks which extend overdraft privileges to SB will be greater to the extent that profits are retained. See "The Commodity Broker/Dealer -- Customer Agreement". Thus, the General Partner may have a conflict of interest between its obligation to the limited partners in considering a distribution of profits and its interest in increasing fees payable to SB. Any such conflict must be resolved in favor of the limited partners. In any event, the General Partner does not intend to make any distribution which would reduce the Net Asset Value of a Unit below $1,000, or if the size of a distribution would not warrant the administrative expense which would be involved, or if, in the opinion of the General Partner, a distribution would otherwise not be in the best interests of the Partnership or the limited partners. The General Partner has no current intention of making any distributions.

     ACCOUNTS OF SB, THE GENERAL PARTNER AND THEIR AFFILIATES. The officers, directors and employees of SB and the General Partner, as well as SB and the General Partner themselves, may trade in commodity contracts for their own accounts. The records of any such trading will not be available for inspection by limited partners. In addition, SB is a futures commission merchant and effects transactions in commodity futures contracts for its customers. Thus, it is possible that SB could effect transactions for the Partnership in which the other parties to the transactions are its officers, directors or employees or its customers. Such persons might also compete with the Partnership in making purchases or sales of contracts without knowing that the Partnership is also bidding on such contracts. Trading decisions for the Partnership are not currently made by the General Partner, SB or their affiliates. CFTC regulations require that SB, to the extent possible, insure that each order received from the Partnership which is executable at or near the market price be transmitted to the floor of the appropriate contract market before any order in the same commodity for any proprietary account of SB.

     CONTROL OF OTHER ACCOUNTS BY THE ADVISORS. The Advisors manage the accounts of clients other than the Partnership including other commodity pools and intend to manage such accounts in the future. Certain Advisors and their principals or affiliates also act as commodity pool operators with respect to other commodity pools. The Advisors act as advisors to the following pools operated by the General Partner. JWH acts as advisor to the following pools operated by the General Partner: Shearson Select Advisors Futures Fund L.P., Shearson Mid-West Futures Fund L.P., Smith Barney Mid-West Futures Fund II, L.P., Hutton Investors Futures Fund L.P. II, Smith Barney Diversified Futures Fund L.P., F-1000 Futures Fund L.P. Michigan Series II, Smith Barney Principal Plus Futures Fund L.P. and Smith Barney Principal Plus Futures Fund L.P. II. Chesapeake acts as advisor to the following pools operated by the General
Partner: F-1000 Futures Fund L.P. Series VIII, Smith Barney Diversified Futures Fund L.P., Smith Barney Global Markets Futures Fund (formerly known as ERISA Futures Fund, L.P.) and Smith Barney Tidewater Futures Fund L.P. Millburn acts as advisor to the following pools operated by the General Partner: SB/Michigan Futures Fund L.P. and Smith Barney Great Lakes Futures Fund L.P. Willowbridge acts as advisor to the following pools operated by the General Partner: Smith Barney Principal Plus Futures Fund L.P. II and F-1000 Futures Fund L.P. Series
VIII. In addition, the Advisors and their principals and affiliates may trade for their own accounts. The records of any such trading will not be available for inspection by limited partners. It is possible that as a result of a neutral allocation system, testing a new trading system, trading proprietary accounts more aggressively, or other actions not constituting a violation of fiduciary duties, the Advisors or their principals or affiliates may take positions in their proprietary accounts that are opposite or ahead of a client (including the Partnership). As a result, positions in proprietary accounts of the Advisors and their principals or affiliates may be taken which are in competition with positions taken for the Partnership. In addition, principals of certain Advisors devote time to other business activities. All commodity futures and options positions held by all accounts owned or controlled directly or indirectly by each of the Advisors and its principals, respectively, including the portion of the Partnership's account managed by that Advisor will be aggregated for purposes of determining compliance with speculative position limits. As a result, the Partnership might not be able to enter into or maintain certain positions if such positions, when added to the positions held by such other accounts, would exceed the applicable limits. If trading orders must be revised as a result of the application of speculative position limits, an Advisor will modify such orders in a manner which will not substantially disproportionately affect the Partnership as compared with that Advisor's other accounts. In addition, the Advisors will not knowingly or deliberately use trading strategies for the Partnership which are inferior to those used for any other client or account nor favor any other account over the Partnership in any way, although certain Advisors may offer different trading programs and various factors affecting different types and sizes of accounts may require the utilization of different strategies or methods for such accounts. See "Commodity
Markets -- Regulation". See also "Risk Factors -- Possible Effects of Competition" and "The Advisors -- Management Agreements" with respect to other potential conflicts of interest arising in connection with the operations and activities of the Advisors.

     OTHER ACTIVITIES OF SB. SB maintains a commodity research department which makes trading recommendations on a daily basis. In addition, SB sponsors commodity trading programs in which certain customers participate. The trading records of such programs will not be made available to limited partners. In such programs and in its trading recommendations, transactions may be made or recommended which are similar or opposed to transactions being made for the Partnership. SB will not provide advisory services to the Partnership.

     OTHER COMMODITY POOLS. The General Partner and its predecessors over the last five years have sponsored and established over 45 commodity pools and may sponsor or establish other commodity pools which may compete with the Partnership. See "The General Partner -- Other Pools Operated by the General Partner". Neither the General Partner nor SB will knowingly or deliberately favor any such pools over the Partnership in their dealings on behalf of such other pools. In addition, the General Partner may in the future serve as an advisor or co-advisor to such other commodity pools or to the Partnership. If the General Partner were to serve as a trading advisor to the Partnership, there would be a conflict between its duty to determine its management fees in the best interests of the Partnership and its interest in maximizing fees paid to itself

(subject to limitations imposed by the NASAA Guidelines as set forth in the Partnership Agreement). Of course, the General Partner is bound by its fiduciary duties as a general partner to resolve this potential conflict in the best interest of the limited partners.

     GENERAL PARTNER'S CHOICE OF ADVISORS. The Limited Partnership Agreement empowers the General Partner to make trading decisions for the Partnership itself or to delegate some or all of its authority to make such decisions to one or more trading advisors. The Limited Partnership Agreement empowers the General Partner on behalf of the Partnership to enter into, renew, terminate or renegotiate a management agreement with such advisors pursuant to which the Partnership will be obligated to pay management and/or incentive fees to the advisors. The Partnership has entered into the Management Agreements described herein with Chesapeake, JWH and Millburn as advisors and intends to enter into agreements with ARA and Willowbridge. However, the General Partner may have a conflict of interest between its obligations to act in the best interests of the limited partners and its own interest in receiving fees from the Partnership in the future. The General Partner believes that the fees charged to the Partnership are fair to the Partnership and acknowledges its fiduciary duty to negotiate future contracts including contracts with itself in the best interests of the limited partners.

                                TRADING POLICIES

     The objective of the Partnership is to preserve and to achieve substantial appreciation of its assets through speculative trading in commodity interests including futures contracts, options and forward contracts. Commodity futures and options trading may be conducted on all major United States and, to a lesser extent, on certain foreign commodities exchanges. The Partnership does not intend to act as a dealer. The Partnership will attempt to accomplish its trading objectives by following the trading policies set forth below:

          1. Partnership funds will be invested only in commodity contracts which are traded in sufficient volume to permit, in the opinion of the Advisor trading that contract, ease of taking and liquidating positions.

          2. No Advisor will initiate additional positions in any commodity if such additional positions would result in aggregate positions for all commodities requiring as margin more than 66 2/3% of the Partnership's assets allocated to the Advisor. For the purpose of this limitation, forward contracts in currencies will be deemed to have the same margin requirements as the same or similar futures contracts traded on the Chicago Mercantile Exchange.

          3. The Partnership will not employ the trading technique commonly known as "pyramiding", in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodities.

          4. The Partnership will not utilize borrowings except short-term borrowings if the Partnership takes delivery of any cash commodities, provided that neither the deposit of margin with a commodity broker nor obtaining and drawing on a line of credit with respect to forward contracts shall constitute borrowing.

          5. From time to time trading strategies such as spreads or straddles may be employed on behalf of the Partnership. The term "spread" or "straddle" describes a commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

          6. The Partnership will not permit the churning of its commodity trading accounts.

     The trading policies described above (except the Partnership's basic investment policies, Nos. 3, 4 and 6) may be altered by the General Partner without approval by the limited partners if it is determined that such change is in the best interests of the Partnership (based upon factors including but not limited to the performance of various futures markets, advisors and the risks associated with modified trading policies). The limited partners will be notified by mail within seven business days of any material changes in trading policies. The limited partners may also change the trading policies of the Partnership in accordance with the Partnership Agreement, as set forth in
Section 17(c) thereof, set forth in Exhibit A hereto. Such procedures are also summarized under "The Limited Partnership Agreement -- Amendments; Meetings."

                              THE GENERAL PARTNER

BACKGROUND

     The Partnership's General Partner and commodity pool operator is Smith Barney Futures Management Inc. which is a Delaware corporation that is wholly owned by Smith Barney Holdings, Inc., which is the sole owner of SB. Smith Barney Holdings, Inc. is a wholly owned subsidiary of Travelers Group, Inc., a publicly-held company whose shares are listed on the New York Stock Exchange and is engaged in various financial service and other businesses. The General Partner is the successor to the business of Smith Barney Futures Partners, Inc. (which was the surviving entity of the merger on August 2, 1993 of three commodity pool operators: Smith Barney Futures Partners, Inc., Lehman Brothers Capital Management Corp. and Hutton Commodity Management Inc.). The General Partner is a commodity pool operator and a member of the NFA under the registration and memberships of Smith Barney Futures Partners, Inc, which became registered with the CFTC as a commodity pool operator and a member of the NFA on September 2, 1986. The principal offices of the General Partner are located at 390 Greenwich Street - 1st floor, New York, New York 10013; telephone (212) 723-5424.

PRINCIPALS

     The officers and directors of the General Partner are Jack H. Lehman, III (Chairman and Director), Philip M. Waterman, Jr. (Vice-Chairman and Director), David J. Vogel (Director and President), Michael R. Schaefer (Director), Steven
J. Keltz (Secretary and Director), Daniel A. Dantuono (Chief Financial Officer, Treasurer and Director), Daniel R. McAuliffe, Jr. (Director) and Shelley Ullman (Director). Each director and officer is subject to re-appointment annually.

     Mr. Lehman, age 50, is a Senior Executive Vice President and Director of SB's commodity division. In addition, he has been a Director of the General Partner since July 1993 and was Co-Chairman of SB's commodity division from July 1992 through May 1996. Before joining SB, he was employed for twenty years at SLB where from 1982 through April 1992 he was a Senior Executive Vice President and Director of Commodities. He was a director and the Chairman of Lehman Brothers Capital Management Corp., one of the predecessors of the General Partner. Mr. Lehman is a past Chairman of the Futures Industry Association and currently serves on its Executive Committee. He has been a member of the Board of Governors of the Commodity Exchange, Inc. and the Comex Clearing Association.

     Mr. Waterman, age 59, has been in the brokerage business since 1958. He is a Senior Executive Vice President of SB (since 1989) and was Co-Director of SB's commodity division from 1989 through May 1996. He has been a director of the General Partner since 1989 and was its President from 1991 through June 21, 1993 when he became Co-Chairman. He is currently Vice-Chairman of the General Partner. Before joining SB, he was employed for 15 years by the brokerage firm of Shearson Lehman Brothers Inc. ("SLB"), where from January 1980 to December 1988 he was Senior Executive Vice President and from January 1980 to 1985 he was the head of the firm's International Division. He is currently a member of the Commodity Exchange, Inc. and former board member of the Futures Industry Association.

     Mr. Vogel, age 52, became an Executive Vice President of SB and a Director of the General Partner on August 2, 1993. In May 1996, he was appointed President of the General Partner. From January 1993 to July 1993, Mr. Vogel was an Executive Vice President of SLB. Formerly, Mr. Vogel was the chairman and CEO of LIT America, Inc. (September 1988 through December 1992) and an Executive Vice President of Thomson McKinnon Securities Inc. (June 1979 through August
1988). Mr. Vogel is also a past chairman of the Futures Industry Association, a past director of Comex Clearing Corporation and the Comex Exchange and a past Governor of the Chicago Mercantile Exchange.

     Mr. Schaefer, age 46, has been involved in the securities and commodities brokerage business for over twenty-five years and has been an Executive Vice President of SB since early 1992. He has been employed with the firm in various capacities associated with its commodity businesses since 1981. His principal areas of responsibility include futures research, trade execution, clearing and administration. He is a member of various major U.S. commodity exchanges and a Director of the NFA. He has been a Director of the General Partner since its organization in 1986.

     Mr. Keltz, age 46, is an Associate General Counsel in the Law Department of SB. He became Secretary and Director of the General Partner on August 2, 1993. He is a Director of SB since October 1995. From October 1988 through July 1993, Mr. Keltz was employed by SLB as First Vice President and Associate General Counsel where he provided legal counsel to various derivative products businesses. Mr. Keltz was Vice President, Product Manager -- Futures and an Associate General Counsel for PaineWebber Incorporated from 1985 through September 1988.

     Mr. Dantuono, age 39, is a Senior Vice President of SB (since March 1994) prior to which he was a First Vice President since August 1993. Mr. Dantuono was Vice President at SLB where he was employed since 1980. He has been Chief Financial Officer, Treasurer and Director of the General Partner since August 1993. Prior to August 1993, Mr. Dantuono was Controller and Treasurer of a corporate predecessor of the General Partner.

     Mr. McAuliffe, age 47, is a Senior Vice President of SB (since August 1990) and became a director of the General Partner in April 1994. Mr. McAuliffe is Director of Managed Futures Marketing and Sales at SB, a position he held since 1989 at SLB. Since joining SLB in 1986, he has been responsible for the marketing and sales of retail futures products, including public and private futures funds and managed account programs. Prior to joining SLB, Mr. McAuliffe was employed by Merrill Lynch Pierce Fenner & Smith from 1983 through 1986. Prior to joining Merrill Lynch, Mr. McAuliffe was employed by Citibank from 1973 to 1983. He is a member of the Managed Futures Association and the Marketing Division of the Futures Industry Association.

     Ms. Ullman, age 38, is a Senior Vice President of SB (since October 1989) and a director of the General Partner (since April 1994). Previously, Ms. Ullman was a First Vice President of SLB and a vice president and assistant secretary of a predecessor of the General Partner, with responsibility for execution, administration, operations and performance analysis for managed futures funds and accounts.

     There have been no administrative, civil or criminal actions pending, on appeal or concluded against the General Partner or any of its individual principals within the past five years that are material to a decision whether to invest in the Partnership.

     The Limited Partnership Agreement requires the General Partner to maintain a cash investment in the Partnership equal to the greater of (i) an amount which will entitle the General Partner to an interest of 1% in each material item of Partnership income, gain, loss, deduction or credit and (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) $25,000. If all 150,000 Units were sold (at $1,000 per Unit), the General Partner would contribute $1,515,000 (as of March 31, 1997, the General Partner had contributed $732,000). The General Partner will share in profits and losses of the Partnership in proportion to its share of Partnership capital on the same basis as the limited partners. The General Partner's capital contribution to the Partnership will be treated as Units of General Partnership Interest for the purpose of Partnership accounting. Units of General Partnership Interest are equal in all respects to Units held by limited partners, except as to liability and the ability to vote. See "The Limited Partnership Agreement -- Sharing of Profits and Losses" and "Amendments; Meetings." The Limited Partnership Agreement also requires the General Partner, with respect to each additional limited partnership of which it is a general partner, to maintain a net worth (excluding its capital contributions to the additional partnership) at an amount not less than 10% of the total contributions to the additional partnership. In addition, the Limited Partnership Agreement requires that the General Partner maintain an overall net worth (including capital contributions) equal to the greater of (a) 10% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000.

     As of March 31, 1997, the General Partner owned approximately 708 units of general partnership interest in the Partnership. Mr. Daniel R. McAuliffe, Jr. and Mr. David J. Vogel own 5 and 7.54 Units, respectively. No other principal of the General Partner owns any Units, although they are not precluded from purchasing such Units.

     As of March 31, 1997, the General Partner acts as general partner to over eighteen other active commodity pools that are currently trading. The performance of all of these pools for the past five years and year-to-date is set forth on pages 31-34.

     The statement of financial condition of the General Partner at December 31, 1996 and the report of the independent accountants thereon is set forth under "Financial Statements."

THE PARTNERSHIP -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

LIQUIDITY AND CAPITAL RESOURCES

     The Partnership does not engage in sales of goods or services. Its only assets are its equity in its commodity futures trading account, consisting of cash and cash equivalents, net unrealized appreciation (depreciation) on open futures contracts and interest receivable. Because of the low margin deposits normally required in commodity futures trading, relatively small price movements may result in substantial losses to the Partnership. While substantial losses could lead to a material decrease in liquidity, no such losses occurred during 1996.

     The Partnership's capital consists of the capital contributions of the partners as increased or decreased by gains or losses on commodity futures trading, expenses, interest income, additions and redemptions of Units and distributions of profits, if any.

     The Partnership is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments include forwards, futures and options, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, or to purchase or sell other financial instruments at specified terms at specified future dates. Each of these instruments is subject to various risks similar to those relating to the underlying financial instruments including market and credit risk. The General Partner monitors and controls the Partnership risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership is subject.

     Other than the risks inherent in commodity futures trading, the Partnership knows of no trends, demands, commitments, events or uncertainties which will result in or which are reasonably likely to result in the Partnership's liquidity increasing or decreasing in any material way.

     The Partnership has made no material commitments for capital expenditures. The Partnership's capital consists of the capital contributions of the partners as increased or decreased by gains or losses on commodity trading, and by expenses, interest income, redemption of Units and distributions of profits, if any. Gains or losses on commodity futures trading cannot be predicted. Market moves in commodities are dependent upon fundamental and technical factors which the Partnership's Advisors may or may not be able to identify. Partnership expenses consist of, among other things, commissions, management fees and incentive fees. The level of these expenses is dependent upon the level of trading and the ability of the Advisors to identify and take advantage of price movements in the commodity markets, in addition to the level of Net Assets maintained. The amount of interest income payable by SB is dependent upon interest rates over which the Partnership has no control.

     Due to the highly leveraged nature of commodities trading, small price movements may result in substantial losses. See "Risk Factors" and "Commodity Markets." In order to provide some protection against a material decline in liquidity caused by trading losses, the Partnership adheres to the trading policies set forth under "Trading Policies."

RESULTS OF OPERATIONS

     During the period January 17, 1996 to December 31, 1996, the Partnership's net asset value per Unit increased 19.8% from $939.07 to $1,125.06. There were no operations in 1995 and 1994. The net asset value of $939.07 at commencement of trading operations is reflective of charging offering and organizational expenses against the initial capital of the Partnership for financial reporting purposes.

     The Partnership experienced net trading gains of $11,039,086 before commissions and expenses in 1996. These gains were attributable to gains incurred in the trading of interest rates, metals, energy and foreign currencies. However, these trading gains were partially offset by losses experienced in the trading of stock indices and agricultural commodity futures.

     Commodity futures markets are highly volatile. Broad price fluctuations and rapid inflation increase the risks involved in commodity trading, but also increase the possibility of profit. The profitability of the Partnership depends on the existence of major price trends and the ability of the Advisors to identify those price trends correctly. These price trends are influenced by, among other things, changing supply and demand relationships, weather, governmental, agricultural, commercial and trade programs and policies, national and international political and economic events and changes in interest rates. To the extent that market trends exist and the Advisors are able to identify them, the Partnership expects to increase capital through operations.

     Interest income on 80% of the Partnership's daily equity maintained in cash was earned on a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days. In 1996 the Partnership earned interest income of $1,190,687.

     Brokerage commissions, which were $2,169,468 for 1996, are calculated on the Partnership's Net Asset Value as of the last day of each month and therefore, are affected by trading performance, subscriptions and redemptions.

     Management fees, which were $866,887 for 1996, are calculated on the portion of the Partnership's Net Asset Value allocated to each Advisor at the end of the month and, therefore, are affected by trading performance, subscriptions and redemptions.

     Incentive fees, which were $1,199,948 for 1996, are based on the New Trading Profits generated by each Advisor at the end of the quarter, as defined in the advisory agreements between the Partnership, the General Partner and each Advisor.

     Please refer to the Partnership's Statement of Financial Condition, Statement of Income and Expenses and Partners' Capital and Notes to Financial Statements included in this Prospectus.

PERFORMANCE OF THE PARTNERSHIP

     The table below sets forth the performance of the Partnership from its commencement of trading operations on January 17, 1996, on a monthly basis.

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II
   JANUARY 17, 1996 (COMMENCEMENT OF TRADING OPERATIONS) TO JANUARY 31, 1997

      PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS)    1997     1996
    ----------------------------------------------------------------------  ----     -----
    January...............................................................  2.43%     1.53%
    February..............................................................    --     (8.57)
    March.................................................................    --      1.66
    April.................................................................    --      4.41
    May...................................................................    --     (6.76)
    June..................................................................    --      4.67
    July..................................................................    --     (3.79)
    August................................................................    --      0.85
    September.............................................................    --      6.07
    October...............................................................    --      8.26
    November..............................................................    --      5.86
    December..............................................................    --     (0.80)
    Annual (or Period) Rate of Return.....................................  2.43%    12.51%
    Inception of Trading:                                          January 17, 1996
    Aggregate Subscriptions:                                 $57,574,600        (1/97)
    Current Net Asset Value:                                 $63,844,474        (1/97)
    Worst Monthly Percentage Draw-Down:                         8.57%           (2/96)
    Worst Peak-to-Valley Draw-Down:                             9.51%         (2/96-5/96)

---------------
Notes to this table appear at page 35.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

     During the period from January 1, 1997 through January 31, 1997, the Partnership had realized and unrealized trading gains of $2,128,730 before deduction of commissions and other expenses. $366,808 in brokerage commissions and $450,907 in management fees, incentive fees, and other expenses were deducted from trading gains during this period.

     The amount of interest income earned by the Partnership depends on the average daily equity in the Partnership account and upon interest rates over which the Partnership nor the broker has control. During the period from January 1, 1997 through January 31, 1997, the Partnership earned $211,706 in interest.

     As of January 31, 1997, the Partnership's assets were allocated among the Advisors in the following approximate percentages: Chesapeake -- 30%;
JWH -- 38%; Millburn -- 32%. Effective May 1, 1997, the General Partner intends to add ARA and Willowbridge. With the addition of ARA and Willowbridge, the allocation of the Partnership's assets will be approximately as follows:
Chesapeake -- 25%; JWH -- 36%; Millburn -- 25%; ARA -- 7%; Willowbridge -- 7%.

OTHER POOLS OPERATED BY THE GENERAL PARTNER

     The General Partner offers other pools whose performance may differ from the Partnership's. Differences are due to combinations of different trading advisors (and programs traded) as well as different partnership or organizational structures. Tables 1, 2 and 3 below set forth the performance of the other pools which have been operated by the General Partner during the past five years. Table 1 sets forth the performance of commodity pools currently operated by the General Partner for the period January 1992 through January 1997. Table 2 sets forth the performance of commodity pools which were previously operated by the General Partner for the period January 1992 through January 1997 and which have ceased trading operations as of January 31, 1997. Table 3 sets forth the performance of commodity pools previously operated by the General Partner for the period January 1992 through January 1997 for which the General Partner no longer acts as the pool operator as of January 31, 1997.

     Each of the funds has as its purpose to profit by speculation in commodity interests. As of January 31, 1997, each fund operated by the General Partner had a net asset value in excess of its initial offering amount.

     Smith Barney Futures Management Inc. offers other pools which have more than one trading advisor but whose performance may differ from the Partnership. Differences are due to combinations of different trading advisors (and programs traded) as well as different partnership or organizational structures.

   ADDITIONAL INFORMATION FOR POOLS CURRENTLY OPERATED BY THE GENERAL PARTNER
                             AS OF JANUARY 31, 1997

                                                                                                   GENERAL
                                                                                    GENERAL        PARTNER
                                                 COMMENCEMENT     NUMBER OF      PARTNER UNITS     INITIAL
                 NAME OF POOL                     OF TRADING     PARTICIPANTS        OWNED        INVESTMENT
----------------------------------------------   ------------    ------------    -------------    ----------
Shearson Select Advisors Futures Fund.........      Jul-87             661              34         $ 507,000
Hutton Investors Futures Fund II..............      Jul-87             424              44         $ 314,000
Shearson Hutton Performance Partners..........      Jun-89             265              24         $ 166,000
Shearson Mid-West Futures Fund................      Dec-91             723             322         $  25,000
Smith Barney International Advisors
  Currency Fund...............................      Mar-92             176           8,000         $ 144,760
F-1000 Futures Fund Series VIII...............      Aug-92             756             175         $ 384,000
F-1000 Futures Fund Series IX.................      Mar-93             584             103         $ 249,000
Smith Barney Global Markets Futures Fund......      Aug-93             129             108         $  75,000
Smith Barney Diversified Futures Fund.........      Jan-94           7,706           2,049         $ 781,000
F-1000 Futures Fund Michigan Series I.........      May-94              26             110         $ 110,000
Smith Barney Mid-West Futures Fund II.........      Sep-94             835             467         $  97,000
F-1000 Futures Fund Michigan Series II........      Jun-95               2             207         $ 207,000
Smith Barney Tidewater Futures Fund...........      Jul-95             160             118         $  52,000
Smith Barney Principal Plus Futures Fund......      Nov-95           1,700             376         $ 376,000
Smith Barney Diversified Futures Fund II......      Jan-96           2,633             560         $  87,000
SB/Michigan Futures Fund......................      Jul-96               2              52         $  52,000
Smith Barney Principal Plus Futures Fund II...      Aug-96           1,377             203         $ 203,000
Smith Barney Newport Futures Fund.............      Dec-96             151              73         $  44,000
Smith Barney Great Lakes Futures Fund.........      Jan-97               2              51         $  51,000

     IT SHOULD NOT BE ASSUMED THAT PARTICIPANTS IN THE PARTNERSHIP WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE FUNDS. THE RESULTS SET FORTH IN THE TABLES ARE NOT INDICATIVE OF, AND HAVE NO BEARING ON, ANY RESULTS THAT MAY BE OBTAINED BY THE PARTNERSHIP NOR ARE THE PAST RESULTS OF SUCH FUNDS A GUARANTEE OF THE FUTURE PERFORMANCE OF THE PARTNERSHIP. THIS IS DUE IN LARGE PART TO THE FACT THAT THE RESULTS CONTAINED IN THESE TABLES DERIVE TO AN EXTENT FROM THE UNCERTAIN NATURE AND FUNCTION OF COMMODITIES MARKETS AS WELL AS THE DIVERGENT TRADING STRATEGIES, POLICIES AND METHODS OF THE ADVISORS DIRECTING VARIOUS FUNDS.

                                    TABLE 1
 CAPSULE PERFORMANCE OF OTHER POOLS CURRENTLY OPERATED BY SMITH BARNEY FUTURES
                                MANAGEMENT INC.
              FOR THE PERIOD JANUARY 1992 THROUGH JANUARY 31, 1997

                                                                                           CURRENT         WORST MONTHLY
                                                           INCEPTION       AGGREGATE        TOTAL        PERCENT DRAW-DOWN
                                               TYPE OF        OF         SUBSCRIPTIONS       NAV       PERCENT
               NAME OF POOL                     POOL        TRADING         $(000)         $(000)        (%)         DATE
----------------------------------------------------------------------------------------------------------------------------
 Shearson Select Advisors Futures Fund              A        Jul-87             50,507       6,408      13.69       (Jan-92)
 Hutton Investors Futures Fund II                   A        Jul-87             30,304      19,949      15.16       (Jan-92)
 Shearson Hutton Performance Partners               A        Jun-89             16,541       2,243       8.02       (Jul-94)
 Shearson Mid West Futures Fund                     1        Dec-91             60,804      64,378      11.24       (Apr-92)
 Smith Barney International Advisors
 Currency Fund                                      A        Mar-92             32,312       3,549       7.08       (Nov-93)
----------------------------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Series VIII                  2,A        Aug-92             36,000      16,171       3.84       (Feb-96)
 F-1000 Futures Fund Series IX                    2,A        Mar-93             24,005       8,019       4.26       (Feb-96)
 Smith Barney Global Markets Futures Fund         1,A        Aug-93             20,016       9,623       5.80       (Dec-96)
 (formerly Erisa Futures Fund)
 Smith Barney Diversified Futures Fund              A        Jan-94            256,395     175,360       8.12       (Feb-96)
 F-1000 Futures Fund Michigan Series I          1,2,A        May-94             10,697      13,123       5.86       (Feb-96)
----------------------------------------------------------------------------------------------------------------------------
 Smith Barney Mid West Futures Fund II              1        Sep-94             66,628      73,896       6.19       (Feb-96)
 F-1000 Futures Fund Michigan Series II         1,2,A        Jun-95             20,490      23,445       5.08       (Feb-96)
 Smith Barney Tidewater Futures Fund                1        Jul-95             13,701      12,411       7.86       (Jul-96)
 Smith Barney Principal Plus Futures Fund         2,A        Nov-95             37,507      39,043       5.94       (Feb-96)
 Smith Barney Diversified Futures Fund II           A        Jan-96             57,575      63,845       8.57       (Feb-96)
----------------------------------------------------------------------------------------------------------------------------
 SB/Michigan Futures Fund                         1,A        Jul-96              5,052       6,241       2.61       (Jul-96)
 Smith Barney Principal Plus Futures Fund
 II                                               2,A        Aug-96             20,100      23,226       3.41       (Aug-96)
 Smith Barney Newport Futures Fund                  1        Dec-96              7,409       7,948        n/a          (n/a)
 Smith Barney Great Lakes Futures Fund              1        Jan-97              5,051       5,120        n/a          (n/a)
----------------------------------------------------------------------------------------------------------------------------

                                                  WORST PEAK-TO-VALLEY
                                                        DRAW-DOWN                         PERCENTAGE RATE OF RETURN
                                             PERCENT                              (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
               NAME OF POOL                    (%)           TIME PERIOD       1992    1993     1994    1995    1996      1997
----------------------------------------------------------------------------------------------------------------------------
 Shearson Select Advisors Futures Fund        30.07       (Jan-92 to May-92)  (10.47)  20.62   (13.96)  26.91   21.57      4.36
 Hutton Investors Futures Fund II             27.03       (Jan-92 to May-92)    1.28   29.40    (4.66)  41.78   29.11      4.15
 Shearson Hutton Performance Partners         24.12       (Aug-93 to Jan-95)    1.23    4.38   (10.59)  18.04    2.42     (5.45)
 Shearson Mid West Futures Fund               26.53       (Dec-91 to May-92)    4.91   39.88    (8.64)  36.24   26.76      4.37
 Smith Barney International Advisors
 Currency Fund                                24.08       (Oct-92 to Feb-96)   16.93    0.95   (10.40)  (5.04)  22.68      7.36
----------------------------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Series VIII              12.23       (Sep-93 to Oct-94)   (2.34)  18.93   (10.41)  12.69    3.96      1.54
 F-1000 Futures Fund Series IX                 8.41       (Jun-95 to Oct-95)       -    3.91    (4.13)  12.89    3.51      3.38
 Smith Barney Global Markets Futures Fund     10.10       (Aug-93 to Jan-95)       -   (0.59)   (7.19)  20.91   17.70     (0.80)
 (formerly Erisa Futures Fund)
 Smith Barney Diversified Futures Fund        14.50       (Jun-95 to Oct-95)       -       -    (3.29)  12.86   14.54      2.75
 F-1000 Futures Fund Michigan Series I         8.80       (Jun-95 to Oct-95)       -       -     1.38   14.25    2.79      4.16
----------------------------------------------------------------------------------------------------------------------------
 Smith Barney Mid West Futures Fund II        12.35       (Nov-94 to Jan-95)       -       -    (7.54)  31.74   26.26      4.40
 F-1000 Futures Fund Michigan Series II        7.27       (Feb-96 to May-96)       -       -        -    2.25    9.49      2.19
 Smith Barney Tidewater Futures Fund          10.63       (Jul-95 to Oct-95)       -       -        -   (1.25)   7.83      1.42
 Smith Barney Principal Plus Futures Fund      8.85       (Feb-96 to Aug-96)       -       -        -    5.75    4.37      2.06
 Smith Barney Diversified Futures Fund II      9.51       (Feb-96 to May-96)       -       -        -       -   12.51      2.43
----------------------------------------------------------------------------------------------------------------------------
 SB/Michigan Futures Fund                      2.61       (Jul-96 to Jul-96)       -       -        -       -   18.58      4.16
 Smith Barney Principal Plus Futures Fund
 II                                            3.41       (Aug-96 to Aug-96)       -       -        -       -   12.97      2.28
 Smith Barney Newport Futures Fund              n/a             (n/a to n/a)       -       -        -       -    7.34      2.88
 Smith Barney Great Lakes Futures Fund          n/a             (n/a to n/a)       -       -        -       -       -      1.37
----------------------------------------------------------------------------------------------------------------------------

--------------------
 Notes follow Table 3

 TYPE OF POOL LEGEND
-----------------
 1-Privately Offered
 2-Principal Protected
 3-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                     TABLE 2
  CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES MANAGEMENT INC.
      FOR THE PERIOD JANUARY 1992 THROUGH JANUARY 31, 1997 AND WHICH HAVE CEASED TRADING OPERATIONS AS OF
                                JANUARY 31, 1997

                                                                                                            WORST MONTHLY
                                                                                              NAV         PERCENT DRAW-DOWN
                                                 INCEPTION                  AGGREGATE       BEFORE         ---------------
                                       TYPE OF      OF       TERMINATION   SUBSCRIPTION   TERMINATION   PERCENT
            NAME OF POOL                POOL      TRADING       DATE          $(000)        $(000)        (%)         DATE
-----------------------------------------------------------------------------------------------------------------------------
 Commodity Venture Fund                             Nov-80        Feb-95         15,153         1,412    14.04       (Jan-92)
 Matterhorn Commodity Partners                      Jun-81        Mar-93         15,153         1,989    23.99       (Jan-92)
 Commodity Strategy Partners                        Aug-82        Aug-91         17,794         1,750    14.32       (Apr-91)
 Matterhorn Commodity Partners II                   Apr-84        Mar-93         10,653         2,453    24.72       (Jan-92)
 Shearson Lehman Futures 1000 Fund           2      Jan-86        Feb-91         12,699        12,405      n/a          (n/a)
-----------------------------------------------------------------------------------------------------------------------------
 Hutton Investors Futures Fund III           A      Apr-88        Dec-93          7,614           612    16.12       (Jan-91)
 Hutton Investors Futures Fund               A      Jan-89        May-92         47,250         1,945    18.42       (Jan-92)
 Ayco Futures Fund                           1      May-88        Jul-94          5,114           161    29.35       (Apr-94)
 F-1000 Guarantee Futures Fund II            2      Jun-88        Aug-93        101,012        33,053     3.45       (Feb-92)
 F-1000 Guarantee Futures Fund III           2      Aug-88        Aug-93         55,824        10,955     3.39       (Feb-92)
-----------------------------------------------------------------------------------------------------------------------------
 Parnel Futures Fund                         1      Nov-88        Oct-94          2,885            74    19.43       (Feb-94)
 F-1000 Guarantee Futures Fund IV            2      Dec-88        Feb-94         45,692        16,389     5.93       (Jan-94)
 Mid Atlantic Futures Fund                   1      Jul-89        Mar-92          3,501         1,458    18.07       (Oct-91)
 F-1000 Futures Fund V                       2      Sep-89        Apr-92         87,546         8,253     7.92       (Jan-91)
 F-1000 Futures Fund VI                      2      May-90        May-95         32,996        21,805     9.25       (Jan-92)
-----------------------------------------------------------------------------------------------------------------------------
 Peregrine Futures Fund                      A      Dec-91        Sep-95          9,767           432    16.21       (Aug-93)
 Shearson Lehman Brothers
  Erisa Futures Fund                       1,A      Jan-92        Jun-93         14,026        15,244     3.10       (Apr-92)
 Signet Partners                           1,A      Jan-93        Feb-95            522           191    11.97       (Aug-93)
 Smith Barney Offshore Futures Fund        3,A      Aug-93        Aug-94          2,704         1,945     6.50       (Jan-94)
 Monetary Venture Fund                       1      Feb-87        Apr-96          2,368           164    14.14       (Jan-92)
 Shearson Lehman Futures 1000 Plus         2,A      May-91        May-96         63,088        40,673     7.26       (Jan-92)
-----------------------------------------------------------------------------------------------------------------------------

                                            WORST PEAK-TO-VALLEY
                                                 DRAW-DOWN
                                          -----------------------                     PERCENTAGE RATE OF RETURN
                                       PERCENT                                (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
            NAME OF POOL                 (%)          TIME PERIOD        1992      1993      1994     1995     1996     1997
-----------------------------------------------------------------------------------------------------------------------------
                                       <
 Commodity Venture Fund                 39.53*     (Jan-92 to Feb-95)    (8.33)    (2.16)   (26.37)   (8.44)       -        -
 Matterhorn Commodity Partners          45.23*     (Jul-89 to May-92)   (31.81)     7.02         -        -        -        -
 Commodity Strategy Partners            35.49*     (Jul-88 to Mar-90)        -         -         -        -        -        -
 Matterhorn Commodity Partners II       51.59*     (Jul-89 to May-92)   (32.68)     5.19         -        -        -        -
 Shearson Lehman Futures 1000 Fund        n/a            (n/a to n/a)        -         -         -        -        -        -
-----------------------------------------------------------------------------------------------------------------------------
 Hutton Investors Futures Fund III      36.54*     (Feb-89 to Feb-91)    (6.90)    (5.56)        -        -        -        -
 Hutton Investors Futures Fund          45.25*     (Jul-89 to Apr-92)   (30.73)        -         -        -        -        -
 Ayco Futures Fund                      78.99*     (Jul-89 to Apr-94)   (31.08)   (36.84)   (45.77)       -        -        -
 F-1000 Guarantee Futures Fund II        6.31      (Jan-92 to Mar-92)    (3.05)     4.79         -        -        -        -
 F-1000 Guarantee Futures Fund III       6.34      (Jan-92 to Mar-92)    (3.46)     4.15         -        -        -        -
-----------------------------------------------------------------------------------------------------------------------------
 Parnel Futures Fund                    38.09*     (Jan-94 to Apr-94)    (8.32)    25.49    (28.79)       -        -        -
 F-1000 Guarantee Futures Fund IV        9.49      (Jan-92 to May-92)    (2.86)     5.81     (7.22)       -        -        -
 Mid Atlantic Futures Fund              27.34*     (Apr-91 to Nov-91)    (8.17)        -         -        -        -        -
 F-1000 Futures Fund V                  13.05*     (Sep-89 to Jan-91)    (1.15)        -         -        -        -        -
 F-1000 Futures Fund VI                 17.16      (Jan-92 to May-92)     1.35     22.03     (2.43)   18.61        -        -
-----------------------------------------------------------------------------------------------------------------------------
 Peregrine Futures Fund                 32.42*     (Jul-93 to Nov-93)    (5.19)   (20.56)     5.91    (3.05)       -        -
 Shearson Lehman Brothers
  Erisa Futures Fund                     6.01      (Jan-92 to Apr-92)    18.42     12.68         -        -        -        -
 Signet Partners                        11.97      (Aug-93 to Aug-93)        -     29.21     53.32    (0.36)       -        -
 Smith Barney Offshore Futures Fund      6.50      (Jan-94 to Jan-94)        -      2.22      2.68        -        -        -
 Monetary Venture Fund                  37.41*     (Jan-92 to Jan-95)    (8.02)    (3.18)   (27.47)   32.05     5.76        -
 Shearson Lehman Futures 1000 Plus      11.77      (Jan-92 to May-92)     1.99     10.82     (6.41)   12.79     1.59        -
-----------------------------------------------------------------------------------------------------------------------------

--------------------
 Notes follow Table 3

 TYPE OF POOL LEGEND
--------------
 1-Privately Offered
 2-Principal Protected
 3-Offshore
 4-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 3
 CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES
                                MANAGEMENT INC.
  FOR THE PERIOD JANUARY 1992 THROUGH JANUARY 31, 1997 AND WHICH SMITH BARNEY
                           FUTURES MANAGEMENT INC. NO
         LONGER ACTS AS COMMODITY POOL OPERATOR AS OF JANUARY 31, 1997

                                                                                                           WORST MONTHLY
                                                                                              NAV        PERCENT DRAW-DOWN
                                                     INCEPTION                AGGREGATE      BEFORE       ---------------
                                           TYPE OF      OF       TRANSFER   SUBSCRIPTIONS   TRANSFER   PERCENT
              NAME OF POOL                  POOL      TRADING      DATE        $(000)        $(000)      (%)         DATE
----------------------------------------------------------------------------------------------------------------------------
 Commodity Trend Timing Fund                            Jan-80     May-95          16,625      1,275    14.67       (Feb-94)
 Commodity Trend Timing Fund II                         Dec-82     Apr-95          34,428      1,412    14.48       (Feb-94)
 FT Tryon Futures Fund                         1,A      May-87     Jun-91          49,513     24,455     2.84       (Jan-91)
 Overlook Performance Fund                     3,A      Aug-88     May-91         252,706     86,921     1.16       (Apr-91)
 Shearson Lehman Hutton Guarantee Futures
 Fund I                                        2,3      Apr-89     Jul-93          10,202      1,562     5.49       (Feb-92)
 ---------------------------------------------------------------------------------------------------------------------------
 FT Tryon Futures Fund II                      1,A      Aug-90     May-91          60,391     58,726     2.71       (Jan-91)
 Premier Futures Limited                       3,A      Jun-91     Jul-93           9,878      6,157     7.74       (Jan-92)
 Lehman Brothers Japan Futures Fund            3,A      Feb-91     Jul-93          53,007     72,267     7.43       (Jan-92)
 New Millennium Futures Fund Limited             3      Mar-91     Jul-93          10,366      1,210     6.93       (Apr-91)
 Delafund                                        3      Jan-93     Jul-93           2,521      1,542    15.35       (May-93)
 ---------------------------------------------------------------------------------------------------------------------------
 Harbourer Futures Fund                          3      May-93     Dec-94          25,003     12,657     5.10       (Feb-94)
 Greenbrier Futures Fund                         1      Jul-92     Dec-96          24,678     26,716    10.23       (Aug-94)
----------------------------------------------------------------------------------------------------------------------------

                                                WORST PEAK-TO-VALLEY
                                                      DRAW-DOWN
                                               -----------------------                     PERCENTAGE RATE OF RETURN
                                           PERCENT                                 (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
              NAME OF POOL                   (%)          TIME PERIOD         1992      1993      1994     1995     1996     1997
----------------------------------------------------------------------------------------------------------------------------
                                           <
 Commodity Trend Timing Fund                54.35*      (Aug-93 to Feb-95)   (14.52)    17.23    (50.55)   (5.08)       -        -
 Commodity Trend Timing Fund II             54.67*      (Aug-93 to Feb-95)   (15.03)    16.74    (50.43)   (6.86)       -        -
 FT Tryon Futures Fund                       4.08       (Jan-91 to Feb-91)        -         -         -        -        -        -
 Overlook Performance Fund                   1.16       (Apr-91 to Apr-91)        -         -         -        -        -        -
 Shearson Lehman Hutton Guarantee Futures
 Fund I                                     10.57       (Jan-92 to Mar-92)    (4.23)    11.10         -        -        -        -
 ---------------------------------------------------------------------------------------------------------------------------
 FT Tryon Futures Fund II                    4.05*      (Jan-91 to Feb-91)        -         -         -        -        -
 Premier Futures Limited                    14.60       (Jan-92 to May-92)    (4.75)    29.84         -        -        -        -
 Lehman Brothers Japan Futures Fund         11.28       (Jan-92 to Apr-92)     2.88     14.46         -        -        -        -
 New Millennium Futures Fund Limited        26.94*      (Apr-91 to Mar-93)    (9.76)     9.08         -        -        -        -
 Delafund                                   22.20*      (May-93 to Jul-93)        -    (18.12)        -        -        -        -
 ---------------------------------------------------------------------------------------------------------------------------
 Harbourer Futures Fund                      5.10       (Feb-94 to Feb-94)        -     42.95     39.20        -        -        -
 Greenbrier Futures Fund                    15.48       (Aug-94 to Jun-95)     8.64     33.45     16.74    (1.09)   17.60        -
----------------------------------------------------------------------------------------------------------------------------


              NAME OF POOL
----------------------------------------------------------------------------------------------------------------------------
 Commodity Trend Timing Fund
 Commodity Trend Timing Fund II
 FT Tryon Futures Fund
 Overlook Performance Fund
 Shearson Lehman Hutton Guarantee Futures
 Fund I
 ---------------------------------------------------------------------------------------------------------------------------
 FT Tryon Futures Fund II
 Premier Futures Limited
 Lehman Brothers Japan Futures Fund
 New Millennium Futures Fund Limited
 Delafund
 ---------------------------------------------------------------------------------------------------------------------------
 Harbourer Futures Fund
 Greenbrier Futures Fund
----------------------------------------------------------------------------------------------------------------------------

--------------------
 Notes follow Table

 TYPE OF POOL LEGEND
--------------
 1-Privately Offered
 2-Principal Protected
 3-Offshore
 4-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

             NOTES TO TABLES 1, 2 AND 3 AND THE PARTNERSHIP'S TABLE POOLS OPERATED BY SMITH BARNEY FUTURES MANAGEMENT INC.

     (a) "Draw-Down" is defined as losses experienced by a pool over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month's ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down, or was in a current draw-down at the termination or transfer date, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

     For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

     (d) "Annual (Year to Date) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one(1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

     Monthly rate of return ("Monthly ROR") is calculated by dividing each month's net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

                                  THE ADVISORS

     The General Partner selected Chesapeake, JWH and Millburn as the Partnership's initial trading advisors. The General Partner intends to add ARA and Willowbridge as advisors to the Partnership beginning May 1, 1997. Each Advisor manages or will manage the Partnership's assets in accordance with the trading policies set forth above. Each of Chesapeake, JWH and Millburn was initially allocated one-third of the Partnership's assets to manage. With the addition of ARA and Willowbridge, the allocations of the Partnership's assets will be approximately as follows: Chesapeake -- 25%; JWH -- 36%;
Millburn -- 25%; ARA -- 7%; and Willowbridge -- 7%. The General Partner currently intends to increase the allocations to ARA and Willowbridge as subscriptions are received by the Partnership. Nonetheless, the General Partner, consistent with its fiduciary duties to the limited partners, may modify these allocations at any time in its sole discretion. Future allocations to the Advisors or additional advisors will be made at the discretion of the General Partner. In selecting Advisors for the Partnership, the General Partner considered past performance, trading style, volatility of markets traded and fee requirements. Each Advisor had (i) a minimum of five years of performance (with the exception of ARA which will have a five year performance record in June
1997) and (ii) a trading style that blended well with the other Advisors. Each of the Advisors will be responsible only for trading the assets of the Partnership allocated to it. Each Advisor will trade independently of the others.

     None of the Advisors or their principals currently own any Units, although they are not precluded from purchasing Units.

     Except as noted below, there has been no administrative, civil or criminal action during the preceding five years or ever, either threatened, pending or completed against any Advisor or its principals that would be material to an investor's decision whether or not to purchase Units.

     The following descriptions include background information, information concerning each Advisor's trading strategy and the performance record for each Advisor. Investors should note that the summaries of trading strategies were prepared by each Advisor and may emphasize different aspects of each Advisor's trading. Consequently, comparison of the strategies may prove difficult or impossible. In any event, each Advisor's trading strategies are proprietary and confidential, and the summaries are therefore general in nature.

     Table A, and where applicable, Table A-1 for each Advisor includes the performance of each program or portfolio that the Advisor will use to trade the Partnership's account. In the case of Chesapeake, Table A (the Diversified Trading Program) and Table A-1 (the Financials and Metals Program), show the actual performance of all accounts traded pursuant to those methods for the period covered by the tables. In the case of JWH, Table A (the Global Diversified Portfolio) and Table A-1 (the Original Investment Program), show the actual performance of all accounts traded pursuant to those methods for the period covered by the tables. In the case of Millburn, Table A (World Resource version of the Diversified Portfolio) shows the actual performance of the World Resource version of the Diversified Portfolio which Millburn will use to trade the Partnership's account. The World Resource Version of the Diversified Portfolio has been traded only since September 1995 and Table A-1 (the Diversified Portfolio Composite) shows the actual performance of all accounts traded pursuant to the Diversified Portfolio for the period covered by the table. In the case of ARA, Table A (the Gamma Program), shows the actual performance of all accounts traded pursuant to that method for the period covered by the table. In the case of Willowbridge, Table A (the Argo Trading System), shows the actual performance of all accounts traded pursuant to that method for the period covered by the table.

     Table B and, where applicable, Table B-1 for each Advisor were prepared by the General Partner and set forth the results of each program or portfolio that the Advisor will use for the Partnership's account for the period January 1992 (March 1992 in the case of Chesapeake's Financials and Metals Program, and June 1992 in the case of ARA's Gamma program) through January 1997, adjusted for all Advisors to take into account the brokerage, management and incentive fees and other expenses (including expenses of the continuous offering) to be paid by the Partnership and interest to be earned by the Partnership. Beginning in February 1996, Tables B and B-1 present the actual performance of Chesapeake's, JWH's and Millburn's trading on behalf of the Partnership. Partnership interest was estimated using historical 30-day Treasury bill rates of the time period presented on Table B and B-1. Such rates are higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the Advisors' interest income which was most likely earned at the then prevailing interest rates of a particular time period.

     As of January 31, 1997, the aggregate funds under management by the Advisors were $4.2 billion (excluding notional funds) and $4.5 billion (including notional funds).

CHESAPEAKE CAPITAL CORPORATION

BACKGROUND

     Chesapeake Capital Corporation ("Chesapeake") was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering investment advisory and portfolio management services to both retail and institutional investors in trading commodity interest contracts. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. Chesapeake is registered as a commodity trading advisor ("CTA") and commodity pool operator ("CPO") with the CFTC and is also a member in good standing of the NFA. Chesapeake has been registered with the CFTC as a CTA since June 20, 1988 and as a CPO since May 8, 1991 and a member of NFA since June 20, 1988. Chesapeake's principal place of business is located at 500 Forest Avenue, Richmond, Virginia 23229; telephone (804) 285-5417. All business records will be kept at Chesapeake's principal place of business.

PRINCIPALS

     Mr. R. Jerry Parker, Jr., born in 1957, received his B.S. in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From January 1983 until November 1983, Mr. Parker was a CPA at Wilkinson & Lester, a certified public accounting firm based in Richmond, Virginia. From November 1983 until January 1987, Mr. Parker was employed as an exempt CTA by Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company, a Chicago-based CTA and commodity pool operator registered with the CFTC, in his "Turtle" training program. From January 1987 until February 1989, Mr. Parker traded for Mr. Thomas Dennis as an exempt CTA. During these periods, Mr. Parker had complete discretionary trading authority over a commodity portfolio of $1 million to $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake.

     Mr. Parker is the Chairman, Chief Executive Officer, Chief Trader, Director, sole shareholder and a principal of Chesapeake.

     John M. Hoade, born in 1956, received a Bachelor of Science degree in Business Administration from Lynchburg College in 1978. From 1976 through 1990, Mr. Hoade was employed by Thurston Metals, Inc., located in Lynchburg, Virginia, in sales, marketing and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operation and marketing. He is registered with the NFA as an Associated Person and as a principal of Chesapeake.

     Mr. Hoade is the President, Secretary and a principal of Chesapeake.

     There have never been any material administrative, civil or criminal actions against Chesapeake or its principals.

TRADING STRATEGIES

     Chesapeake will trade pursuant to its "Diversified Trading Program" and its "Financials and Metals Program" for the Partnership. The Diversified Trading Program emphasizes a maximum range of diversification by utilizing a global portfolio of futures, forward and cash markets which include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. The Financial and Metals Program offers the opportunity to achieve a diversified portfolio of investment in futures, forward and cash markets worldwide, but specializes in the larger and more liquid markets now available for trading. This program currently excludes all contracts traded by the Diversified Trading Program except interest rate contracts, currency contracts, stock index contracts, certain precious and industrial metal contracts, and the energy contracts. Chesapeake may trade on any U.S. or non-U.S. exchange. Chesapeake monitors and has the potential to trade over 100 markets around the world.

     The variety of investment portfolios currently offered by Chesapeake are the "Diversified Trading Program," the "Financials and Metals Program," and the "Diversified 2XL Trading Program" (the "Trading Programs"). While all of the Trading Programs employ the same general trading methodology, as described below, they differ in their emphasis of certain markets or market sectors and exclusion of others. The following overview is not intended as a detailed and exhaustive review of the trading methodology or strategies employed by Chesapeake, as the exact nature of the methods and these systems is proprietary and confidential.

     Chesapeake, relying primarily on technical analysis, believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than by attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Chesapeake are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Mr. Parker.

     In addition to such mathematical evaluations, Chesapeake employs a technique of technical analysis generally known as "charting" in order to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. In order to determine the overall technical condition of the market at every point in time and to be used as a timing mechanism for all trades, Chesapeake also makes extensive use of internally-generated market information, which includes, but is not limited to, price volatility, open interest, daily price action, volume and market psychology or sentiment.

     The profitability of Chesapeake's Trading Programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some commodities. If there are no trends, the Trading Programs are likely to be unprofitable. There have been trendless periods in the past which can be expected to recur, and any factor which lessens the prospect of trends in the future, such as increased governmental control, regulation, or participation as a purchaser or seller in commodity markets (including joint governmental control or regulation of, or participation in, international currency markets), lessens the prospect that a program utilizing technical analysis, including the Trading Programs, will be profitable in the future. In addition, the future profitability of the Trading Programs would also be adversely affected by factors which increase the number of signals leading to unprofitable trades. For example, a significant increase in technically-oriented trading (trend-following or otherwise) in a particular commodity might cause a change in the pattern of price movements in a manner which might be unfavorable.

     Trend-following trading systems, such as those employed by Chesapeake, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed substantially the number of profitable transactions. However, if Chesapeake's approach is successful, these losses should generally be small and more than offset by a few large gains.

     The Trading Programs are oriented toward the preservation of original equity. The commencement of trading or a drawdown from starting equity are considered the situations of highest risk, and risk management techniques at this point are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification among markets and strategies. Also, the Trading Programs adhere to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex (in Trading Programs which trade in more than one commodity complex) and each account.

     Chesapeake engages in transactions in physical commodities, including the exchange of futures for physicals transactions. An exchange of futures for physicals ("EFP") is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties.

     Chesapeake generally uses between 15% and 30% of the equity in a fully-funded Diversified Trading Program account as original margin for trading, but at times the margin-to-equity ratio can be higher. The Financials and Metals Program excludes certain contracts traded in the Diversified Program. The remaining contracts are not, in general, "leveraged up" to account for the exclusion of certain contracts. Accordingly, the Financial and Metals Program generally utilizes a somewhat lower margin-to-equity ratio than the Diversified Trading Program.

     All decisions concerning the liquidation of positions, the commodities to be traded and the size of positions to be taken or maintained will require, to some degree, the exercise of judgment by Chesapeake. The decision not to trade commodity interest contracts for a certain period, or not to trade certain commodity interest contracts due to lack of discernible price movements (trends) or lack of liquidity, may result at times in clients (such as the Partnership) missing significant profit opportunities which might otherwise have been captured by Chesapeake. In addition, clients who choose Trading Programs which exclude certain markets or market sectors will miss opportunities for profit in those excluded markets which may be realized by other Chesapeake Trading Programs which participate in those markets.

     The risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to the Program(s) traded, the market conditions, the percentage gained or lost in the account, the size of the account, the brokerage commissions charged to the account, the management and incentive fees charged to the account, and when the account commenced trading.

     The trading strategy utilized by Chesapeake's Trading Programs may be revised from time to time by Chesapeake, as a result of ongoing research and development which seeks to devise new trading systems, as well as to test methods currently employed. The trading methods used by Chesapeake in the future may differ significantly from those presently used, due to the changes which may result from this research.

PAST PERFORMANCE

     Table A represents the composite performance record of Chesapeake's Diversified Trading Program for the period January 1992 through January 1997.

     Table A-1 represents the composite performance record of Chesapeake's Financial and Metals Program for the period March 1992 through January 1997.

     Table A-2 represents the composite capsule performance results of all other trading programs directed by Chesapeake for the time periods indicated.

     Mr. Parker traded proprietary funds prior to forming Chesapeake, and Chesapeake also trades proprietary funds. The records of such trading are not included herein.

     The information presented in the following records has not been audited. However, Chesapeake believes that such information is accurate and fairly presented.

     NO REPRESENTATION IS MADE THAT THE PARTNERSHIP WILL OR IS LIKELY TO ACHIEVE RESULTS SIMILAR TO THOSE SHOWN OR TO AVOID SUBSTANTIAL LOSSES. FURTHERMORE, THE RATES OR RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY BEAR LITTLE RELATIONSHIP TO THOSE WHICH SUCH ADVISOR IS ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

     THE FOLLOWING FIGURES HAVE NOT BEEN ADJUSTED TO REFLECT THE CHARGES PAYABLE BY THE PARTNERSHIP.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    TABLE A
                         CHESAPEAKE CAPITAL CORPORATION
                          DIVERSIFIED TRADING PROGRAM
                    JANUARY 1, 1992 THROUGH JANUARY 31, 1997

                                                                  Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------
                                                1997        1996        1995        1994        1993        1992
----------------------------------------------------------------------------------------------------------
 January......................................     1.87        1.69       (3.23)      (3.33)       0.42      (10.98)
 February.....................................     -          (4.26)      (4.39)      (4.88)      15.99       (2.86)
 March........................................     -           0.28        8.60        0.09        5.86        0.53
 April........................................     -          10.16        1.45       (0.60)       7.38       (0.44)
 May..........................................     -          (3.04)       6.84        9.06        0.40       (3.66)
 June.........................................     -           3.27        0.88        7.02        0.98        6.52
 July.........................................     -          (7.64)      (3.09)      (1.70)       9.49       12.96
 August.......................................     -           0.57       (2.66)      (2.98)       5.88        3.16
 September....................................     -           6.47        0.20        3.49       (2.63)      (6.78)
 October......................................     -           5.92       (1.11)       1.97       (0.06)       5.21
 November.....................................     -           6.57        1.76        4.83        1.03        2.27
 December.....................................     -          (4.30)       9.18        2.86        5.77       (1.93)

 Annual (or Period) Rate of Return............     1.87%      15.05%      14.09%      15.87%      61.82%       1.81%
----------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/1/92-1/31/97)     20.24%
----------------------------------------------------------------------------------------------------------------
 Inception of Trading by CTA:                                     February 1988
 Inception of Trading in Program:                                 February 1988
 Number of Open Accounts as of January 31, 1997:                             56
 Aggregate Assets (Excluding "Notional" Equity) in all Programs: $  915,426,484        (1/97)
 Aggregate Assets (Including "Notional" Equity) in all Programs: $1,101,710,395        (1/97)
 Aggregate Assets (Excluding "Notional" Equity) in Program:      $  862,453,783        (1/97)
 Aggregate Assets (Including "Notional" Equity) in Program:      $1,048,737,694        (1/97)
 Largest Monthly Draw-Down:                                              10.98%        (1/92)
 Largest Peak-to-Valley Draw-Down:                                       16.62%     (1/92-5/92)

--------------------
Notes follow Table A-2

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-1
                         CHESAPEAKE CAPITAL CORPORATION
                          FINANCIALS & METALS PROGRAM
                      MARCH 1992 THROUGH JANUARY 31, 1997

                                                                  Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------

                                                     1997       1996       1995       1994       1993       1992
----------------------------------------------------------------------------------------------------------
 January.........................................    1.50       2.65      (1.09)     (4.99)      1.76       -
 February........................................    -         (4.72)     (4.49)     (5.65)     12.93       -
 March...........................................    -          0.40       9.58       1.44       1.62      (0.19)
 April...........................................    -          4.67       1.41       0.33       8.96       2.77
 May.............................................    -         (2.70)      6.90       4.59       1.77       1.13
 June............................................    -          3.17      (1.11)      3.32       1.49       4.88
 July............................................    -         (7.83)     (1.81)     (4.23)     11.06       8.60
 August..........................................    -          1.41      (1.31)     (1.74)      8.70       3.95
 September.......................................    -          6.72      (0.38)      1.73      (0.89)     (4.93)
 October.........................................    -          4.97      (1.70)      4.18       2.08       5.33
 November........................................    -          8.04       1.47       3.29       0.69       2.08
 December........................................    -         (5.46)      5.39       1.62       4.27      (1.08)
 Annual (or Period) Rate of Return...............    1.50%     10.35%     12.61%      3.22%     68.53%     24.19%
----------------------------------------------------------------------------------------------------------------

                                                   Compound Average Annual Rate
of Return (3/92-1/31/97)                                                  22.62%
--------------------------------------------------------------------------------

 Inception of Trading by CTA:                                    February 1988
 Inception of Trading in Program:                                   March 1992
 Number of Open Accounts as of January 31, 1997:                             2
 Aggregate Assets (Excluding "Notional" Equity) in all
 Programs:                                                       $ 915,426,484        (1/97)
 Aggregate Assets (Including "Notional" Equity) in all
 Programs:                                                      $1,101,710,395        (1/97)
 Aggregate Assets (Excluding "Notional" Equity) in Program:      $  30,861,541        (1/97)
 Aggregate Assets (Including "Notional" Equity) in Program:      $  30,861,541        (1/97)
 Largest Monthly Draw-Down:                                              7.83%        (7/96)
 Largest Peak-to-Valley Draw-Down:                                      10.36%      (1/94-2/94)

--------------------
Notes follow Table A-2

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
       OTHER TRADING PROGRAMS DIRECTED BY CHESAPEAKE CAPITAL CORPORATION
               FOR THE PERIOD JUNE 1992 THROUGH JANUARY 31, 1997

                                              AGGREGATE ASSETS   AGGREGATE ASSETS
                     INCEPTION     NUMBER        IN PROGRAM         IN PROGRAM                               LARGEST
                        OF           OF       JANUARY 31, 1997   JANUARY 31, 1997       LARGEST             PEAK-TO-
                      TRADING       OPEN         (EXCLUDING         (INCLUDING          MONTHLY              VALLEY
  NAME OF PROGRAM     PROGRAM     ACCOUNTS       NOTIONAL)          NOTIONAL)          DRAW-DOWN            DRAW-DOWN
----------------------------------------------------------------------------------------------------------------------------
 Diversified 2XL
  Program             Apr-94          4         $22,111,160        $22,111,160        16.40% (7/96)  17.59%  (5/96-7/96)
 Pacific Rim
  Program             Jun-94     N/A-Closed      N/A-Closed         N/A-Closed         3.30% (7/95)  3.30%  (7/95-7/95)
 Foreign
  Financials
  Program             Jun-92     N/A-Closed      N/A-Closed         N/A-Closed         5.77% (9/92)  5.77%  (9/92-9/92)


                                                 PERCENTAGE RATE OF RETURN
                                          (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
  NAME OF PROGRAM        1997          1996          1995          1994          1993          1992
----------------------------------------------------------------------------------------------------------------------------
 Diversified 2XL
  Program                    3.26         18.18         18.77         26.88             -             -
                         (1 Month)                                (9 Months)
 Pacific Rim
  Program                       -             -         37.04         (2.76)            -             -
                                                    (8 Months)    (7 Months)
 Foreign
  Financials
  Program                       -             -             -         (1.77)        21.90         21.42
                                                                  (6 Months)                  (7 Months)

--------------------

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   CHESAPEAKE

                          NOTES TO PERFORMANCE SUMMARY

                         NOTES TO TABLES A, A-1 AND A-2

     In the accompanying performance summary, Chesapeake has adopted a new method of computing rate of return and performance disclosure, referred to as the "Fully Funded Subset" method, pursuant to an Advisory (the "Fully Funded Subset Advisory") published by the Commodity Futures Trading Commission. The Fully Funded Subset refers to that subset of accounts included in the applicable composite which are funded entirely by actual funds (as defined in the Advisory).

     To qualify for the use of the Fully Funded Subset method, the Fully Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant rates of return are representative of the trading program. Chesapeake has performed these tests for periods subsequent to January 1, 1992. However, for periods prior to January 1, 1992, due to cost considerations, the Fully Funded Subset method has not been used. Instead, the rates of return reported are based on a computation which uses the Nominal Account Sizes of all of the accounts included in composites calculated in accordance with the Only Accounts Traded method ("OAT"). Chesapeake believes that this method yields substantially the same rates of return as would the Fully Funded Subset method and that the rates of return as presented herein are representative of the Trading Programs for the periods presented.

     For the periods from January 1, 1992 through December 31, 1993, Chesapeake compared the OAT method and the Fully Funded Subset method and found that the two methods yielded substantially the same rates of return. Consequently, Chesapeake continued to use the OAT method until the end of 1993. From January 1, 1994 through the period covered by the summary, Chesapeake used the Fully Funded Subset method.

     (a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity (including notional equity) in the program and includes the month and year of such draw-down. A small number of accounts managed by Chesapeake have experienced monthly draw-downs which are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client. Small account size refers to accounts of $1,000,000 trading level or less, which is substantially below the minimum account size now required by Chesapeake for new accounts.

     (c) "Largest Peak-to-Valley Draw-Down" is the largest calendar month to calendar month loss experienced by the program on a composite basis (regardless of whether it is continuous) expressed as a percentage of total equity (including notional equity) in the program and includes the month(s) and year(s) in which it occurred. For example, a largest peak-to-valley draw-down of (16.62%) (1/92-5/92) means that the peak-to-valley draw-down lasted from January 1992 to May 1992 and resulted in a 16.62% draw-down. A small number of accounts managed by Chesapeake have experienced peak-to-valley draw-downs which are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client.

     For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Tables A and A-1.

     Monthly rate of return ("Monthly ROR") for each month beginning January 1994 is calculated by dividing net performance of the Fully Funded Subset by the beginning equity of the Fully Funded Subset except in periods of significant additions or withdrawals to the accounts in the Fully Funded Subset. In such instances, the Fully Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully Funded Subset method.

     Monthly ROR for each period prior to January 1992 is calculated using the OAT method, which is net performance divided by beginning equity subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. The excluded accounts include (1) accounts for which there has been a material addition or withdrawal during the month, (2) accounts which were open for only part of the month or (3) accounts which had no open positions during the month due to the intention of permanently closing the account. Such accounts were not charged with material nonrecurring costs during the month.

     Monthly ROR for the months January 1992 through December 1993 was calculated using both the Fully Funded Subset and the Only Accounts Traded methods of computation, as described above. No material differences were noted between the Monthly ROR computed using each method.

     Beginning in March 1995 in the Diversified Program, the monthly rate of return for the majority of the accounts in the capsule is immaterially lower than the Composite Rate of Return. This is due to the effect of a large account with a rate of return which is, on a monthly basis, immaterially higher than most accounts in the program. This difference in the monthly rate of return is due to a different cost and interest income structure in the large account. The annual compounded rate of return for the majority of the accounts is materially lower than the annual composite Compound Rate of Return because of the cumulative difference from the large account.

     In the Financials and Metals Program, certain accounts with client-imposed trading restrictions earned different rates of return than the composite indicates. In any month, these restrictions did not have a material impact on the monthly rate of return. However, due to the compounding effect of these differences, the Compound Rate of Return is materially different than the composite Compound Rate of Return for the accounts with no client-imposed trading restrictions.

                                    TABLE B
                            SUPPLEMENTAL PERFORMANCE
                         CHESAPEAKE CAPITAL CORPORATION
                        PRO FORMA AND ACTUAL PERFORMANCE
                          DIVERSIFIED TRADING PROGRAM
                    JANUARY 1, 1992 THROUGH JANUARY 31, 1997

                                                           Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------
                                       Actual Performance(i)                Pro Forma Performance(ii)
                                     ---------------------------------------------------------------------
                                         1997         1996         1995         1994         1993         1992
----------------------------------------------------------------------------------------------------------
 January............................      1.63         1.42        (3.74)       (4.55)        0.49       (11.06)
 February...........................      -           (5.77)       (4.67)       (5.23)       15.38        (3.44)
 March..............................      -           (0.16)        7.95        (0.08)        5.85         0.32
 April..............................      -            8.83         1.00        (0.82)        7.18        (0.69)
 May................................      -           (3.96)        6.33         8.29         0.23        (3.77)
 June...............................      -            2.43         0.39         6.83         0.84         6.20
 July...............................      -           (8.47)       (3.64)       (2.91)        9.20        13.56
 August.............................      -           (0.22)       (3.43)       (3.14)        5.67         2.78
 September..........................      -            6.14        (0.17)        3.44        (2.90)       (7.16)
 October............................      -            4.86        (1.60)        1.81        (0.36)        4.84
 November...........................      -            5.54         1.27         4.75         0.94         1.90
 December...........................      -           (3.88)        8.62         2.56         5.33        (2.03)
 Annual (or Period) Rate of
   Return...........................      1.63%        5.33%        7.39%       10.34%       57.81%       (0.83%)
-----------------------------------------------------------------------------------------------------
                                                    Compound Average Annual Rate of Return (1/1/92-1/31/97)      14.44%
----------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:
  Past Five Years and Year to Date                                 11.06%       (1/92)
  For the Period February 1996 through January 1997                 8.47%       (7/96)
 Largest Peak-to-Valley Draw-Down:
  Past Five Years and Year to Date                                 17.66%    (1/92-5/92)
  For the Period February 1996 through January 1997                10.16%    (5/96-8/96)

(i) Represents the actual performance of this portfolio as traded for the Partnership for the period February 1996 (the first full month of trading) through January 31, 1997. The actual partial month performance for January 1996 was 1.66%.

(ii) Represents pro forma performance based upon the advisor's composite performance. See Notes to Table B.

--------------------

Notes appear at page 95.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE B-1
                            SUPPLEMENTAL PERFORMANCE
                         CHESAPEAKE CAPITAL CORPORATION
                        PRO FORMA AND ACTUAL PERFORMANCE
                         FINANCIALS AND METALS PROGRAM
                      MARCH 1992 THROUGH JANUARY 31, 1997

                                                             Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------
                                         Actual Performance(i)                Pro Forma Performance(ii)
                                       --------------------------------------------------------------------
                                           1997         1996         1995         1994         1993         1992
----------------------------------------------------------------------------------------------------------
 January..............................      1.20         3.21        (2.09)       (5.74)        1.11         -
 February.............................      -           (5.51)       (5.04)       (6.28)       11.97         -
 March................................      -            0.51         0.61         0.66         1.00        (0.79)
 April................................      -            4.25         1.37        (0.47)        9.96         2.16
 May..................................      -           (3.03)        8.83         3.55         1.16         0.46
 June.................................      -            3.49        (1.54)        2.36         0.95         4.03
 July.................................      -           (8.57)       (2.23)       (5.06)       10.15         8.78
 August...............................      -            1.46        (1.84)       (2.49)        7.83         3.21
 September............................      -            7.36        (0.11)        0.94        (1.42)       (5.38)
 October..............................      -            4.33        (1.99)        3.13         1.38         4.57
 November.............................      -            7.05         1.51         2.40         0.07         1.43
 December.............................      -           (3.54)        4.23         1.05         3.50        (2.37)
 Annual (or Period) Rate of Return....      1.20%       10.03%        1.01%       (6.45%)      57.86%       16.52%
----------------------------------------------------------------------------------------------------------------
                                                             Compound Average Annual Rate of Return (3/92-1/31/97)   14.37%
----------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:
  Past Five Years and Year to Date                  8.57%    (7/96)
  For the Period February 1996 through January      8.57%    (7/96)
  1996
 Largest Peak-to-Valley Draw-Down:
  Past Five Years and Year to Date                 13.15%  (1/94-8/94)
  For the Period February 1996 through January      9.16%  (2/96-7/96)
  1997

 (i) Represents the actual performance of this portfolio as traded for the Partnership for the period February 1996 (the first full month of trading) through January 31, 1997. The actual partial month performance for January 1996 was 1.47%.
(ii) Represents pro forma performance based upon the advisor's composite performance. See Notes to Table B.

--------------------
Notes appear at page 95.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

JOHN W. HENRY & COMPANY, INC.

BACKGROUND

     John W. Henry & Company, Inc. ("JWH(R)"), a California corporation, is a United States based global investment management firm. JWH's offices are located at 301 Yamato Road, Boca Raton, Florida, and One Glendinning Place, Westport, Connecticut 06880. Its telephone number is (203) 221-0431. JWH is an established leader in the managed futures industry. JWH's asset management services utilize global foreign exchange, financial futures and commodity markets. Assets are managed by JWH for leading money center banks, brokerage firms, retirement plans, insurance companies, multinational corporations, private banks and family offices spanning the Americas, Europe, Asia and the Middle East. Funds for which JWH acts as manager or co-manager have appeared regularly on industry lists of top performing futures funds. JWH trades numerous contracts on a 24-hour basis in the U.S., Europe and Asia, and has grown to be one of the largest advisors in the industry, managing approximately $2 billion in client capital.

     John W. Henry & Company began managing assets in 1981 as a sole proprietorship, and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. JWH intends to reincorporate in the State of Florida in 1997. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. The firm is registered as a commodity trading advisor as of November 1980 and as a commodity pool operator as of July 1989 with the Commodity Futures Trading Commission and is a member of the National Futures Association.

INVESTMENT PHILOSOPHY

     JWH observes the following principles:

     Long-term Perspective. JWH's investment strategies rest on a long-term perspective on the world's financial and commodities markets. Historical performance demonstrates that, because trends often last longer than most market participants expect, strong returns can be generated from positions held over the long term.

     Disciplined Investment Process. The disciplined investment process utilized by JWH is designed to generate superior, risk-adjusted rates of return throughout a market cycle. By consistently applying investment techniques in financial and commodities markets worldwide, JWH is able to participate in rising and falling markets without bias.

     JWH's ongoing research has led to the development of analytical models which suggest the appropriate content, weighting, exits and entries for each investment position. Once established, these positions are monitored around the clock. While many of these positions are closed out within a few days or weeks at a profit or loss, others are retained where JWH's investment guidelines indicate potential opportunity for exceptional returns.

     Trend Identification. JWH's strategies are nonpredictive. Instead, based on comprehensive research on historic pricing data, JWH seeks to recognize the movements of capital from one market to another after trends have begun.

     Global Diversification. For more than a decade, JWH has recognized the importance of global trading. Financial markets around the world are increasingly interrelated, with actions in one country's markets often influencing markets in other parts of the world. JWH investments are positioned to provide access to the performance potential offered by the global marketplace.

     Comprehensive Risk Management. JWH's risk management strategies are designed to decrease volatility and improve the risk/reward characteristics of investments in futures and forwards by relying upon carefully formulated risk management algorithms that define controlled loss parameters prior to execution.

     No assurance can be given that the Investment Philosophy discussed above will be successful or that JWH will be able to achieve its objectives.

PRINCIPALS

     Mr. John W. Henry, age 47, is Chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts.

     Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors and the Managed Futures Trade Association, and has served on the Nominating Committee of the National Futures Association. Mr. Henry currently serves on the Board of Directors of the FIA and is chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and the issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as at the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investments, Inc., and JWH Risk Management, Inc. and JWH Financial Products, Inc., all of which are affiliates of John W. Henry & Company, Inc. Since the beginning of 1987, Mr. Henry has devoted, and will continue to devote, considerable time to business activities unrelated to JWH and its affiliates.

     Mr. Mark H. Mitchell, age 47, is Vice Chairman, General Counsel and a member of the JWH Board of Directors. He is also Vice Chairman and a Director of JWH Asset Management, Inc., JWH Financial Products, Inc. and JWH Risk Management, Inc. Prior to his employment at JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of the National Association of Futures Trading Advisors and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association. Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee and the Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA rules, both of the National Futures Association. In addition, he has served as a member of the Government Relations Committee of the Managed Futures Association and of the Executive Committee of the Law and Compliance Division of the Futures Industry Association. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been editor of Futures International Law Letter and of its predecessor publication, Commodities Law Letter. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

     Mr. David R. Bailin, age 36, is an Executive Vice President and is a member of the Operating Committee of JWH. He is also president of JWH Risk Management, Inc.; president and director of Westport Capital Management Corporation; and president and chairman of the Board of Directors of Global Capital Management Limited. He is responsible for the development, implementation, and management of JWH's sales and marketing infrastructure. Prior to joining JWH in December 1995, Mr. Bailin was Managing Director -- Development since April 1994 for Global Asset Management ("GAM"), a Bermuda based management firm with over $7 billion in managed assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management beginning in July 1992. Prior to that time, beginning in 1987, he was President of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.

     Mr. James E. Johnson, Jr., age 44, is a Managing Director of JWH. He is responsible for business development with endowments, foundations and their consultants. Chief Financial Officer and Chief Administrative Officer for JWH. He is also a principal of JWH Asset Management, Inc. and JWH Financial Products, Inc.

In addition, beginning in March 1996, Mr. Johnson was a principal of Westport Capital Management Corporation and JWH Risk Management, Inc. He also serves as a member of the company's Operating Committee. Mr. Johnson joined JWH in May of 1995 from Bankers Trust Company where he was Managing Director and Chief Financial Officer for their Institutional Asset Management Division since January 1983. His areas of responsibility included finance, operations and technology for the $160 billion global asset advisor. Prior to joining Bankers Trust, Mr. Johnson was a Product Manager at American Express Company responsible for research and market strategies for the Gold Card. He received a BA with honors from Columbia University and an MBA in Finance and Marketing from New York University.

     Ms. Elizabeth A. M. Kenton, age 31, is a Senior Vice President, the Director of Compliance and a member of the Operating Committee of JWH. Ms. Kenton is also a Senior Vice President of JWH Risk Management, Inc., director of Westport Capital Management Corporation, the executive vice president of JWH Investments, Inc., Vice President of JWH Asset Management, Inc., and JWH Financial Products Inc. and a director of Global Capital Management Limited. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in Research and Development, Administration and Regulatory Compliance. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Finance and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a Product Specialist for foreign exchange and Treasury options trading. She received a B.S. in Finance from Ithaca College.

     Ms. Mary Elizabeth Hardy, age 36, is a Senior Vice President, the Director of Trading Administration, and is a member of the Operating Committee and the Investment Policy Committee of JWH. On March 4, 1997, Ms. Hardy announced her resignation from the positions listed above, effective April 30, 1997. Thereafter she may continue with JWH on a part-time basis to assist with transition issues. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in Research and Development and Trading. Prior to her employment at JWH, Ms. Hardy held the position of Associate Editor at Waters Information Services, a publishing company, where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters in 1989, Ms. Hardy was at Shearson Lehman Brothers where she held the position of Assistant Director of the Managed Futures Trading Department. Prior to joining the Managed Futures Trading Department, Ms. Hardy was an institutional salesperson for Shearson, in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin and Jenrette with a group which also specialized in financial futures and options. Ms. Hardy serves on the Board of Directors of the Managed Futures Association and formerly chaired its Trading and Markets committee. She received a B.B.A. in Finance from Pace University.

     Mr. David M. Kozak, age 48, is Counsel to the Firm, a vice president, and Secretary of JWH. He is also Secretary of JWH Asset Management, Inc., JWH Financial Products, Inc., JWH Risk Management, Inc. and Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at the law firm of Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed at Chapman and Cutler, he served as outside counsel to NAFTA and the MFA. Mr. Kozak is currently a member of The NFA Special Committee on CPO/CTA Disclosure Issues, the Government Relations Committee of the Managed Futures Association and the Visiting Committee of the University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

     Mr. Kevin S. Koshi, age 33, is a Senior Vice President, Chief Trader and a member of the Operating and Investment Policy Committees of JWH. Mr. Koshi is responsible for the supervision and administration of all aspects of order execution strategies, and implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

     Mr. Barry S. Fox, age 33, is the Director of Research and a member of the Operating and Investment Policy Committees of JWH. Mr. Fox is responsible for the design and testing of existing and new programs. In addition, he supports and maintains the proprietary algorithms used to generate JWH trades. Mr. Fox joined

JWH in 1991 and since that time has held positions of increasing responsibility in the Research and Development department. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions in October 1990, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.

     Ms. Glenda G. Twist, age 46, is a Director of JWH and has held that position since August 1993. Ms. Twist announced her resignation from JWH on January 15, 1997 but will continue in her present capacity for the time being. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office, and review and compilation of financial information for JWH. Ms. Twist was President of J.W. Henry Enterprises Corp., for which she performed financial, consulting and administrative services from January 1991 to August 1991. From 1988 to 1990, Ms. Twist was Executive Director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.

     Mr. John A. F. Ford, age 56, is the Director of Marketing at JWH and is responsible for the development and implementation of strategic marketing and communications programs. He joined JWH in May 1996 from J.P. Morgan & Co., Inc. where he had been vice president and head of corporate communications for the firm's European operations, responsible for public relations, advertising, and marketing from February 1994 to October 1995. He previously held a similar position with J.P. Morgan & Co., Inc. at the Euroclear Operations Centre in Brussels from January 1992 to February 1994. From October 1995 to May 1996 he undertook a number of consultancy projects while relocating to the United States. Prior to joining J.P. Morgan, Mr. Ford was managing director of the European headquarters of Gavin Anderson & Co. (UK), an international corporate and investor relations consultancy firm, from February 1987 to December 1991. Mr. Ford has also been involved in advising the Chicago Mercantile Exchange on marketing its services to European institutions and advising the International Petroleum Exchange in London on similar issues. He also helped market Mercury Asset Management to major institutions and pension funds.

     Mr. Michael D. Gould, age 42, is Director of Investor Services and is a member of the Operating Committee of JWH. He is responsible for general business development and oversees the investor services function. He joined JWH in April 1994 from Smith Barney Inc. where he served as Senior Sales Manager and Vice President -- Futures for the Managed Futures Department. He held the identical position with the predecessor firms of Shearson Lehman Brothers and Lehman Brothers. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered financial consultant with Merrill Lynch from 1985 through August 1990. His professional career began in 1982 as an owner-operator of a non-ferrous metals trading and export business which he ran until September 1985.

     Mr. Jack M. Ryng, C.P.A., age 35, is Controller and a member of the Operating Committee of JWH. Prior to his employment with JWH, Mr. Ryng was a Senior Manager with Deloitte & Touche where he held positions of increasing responsibility since September 1985 for commodities and securities industry clients. His clients included a large commodity pool operator in the United States along with other broker/dealers, futures commission merchants, investment banks, and foreign exchange operations in the areas of accounting, regulatory compliance and consulting. Prior to his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he worked for Leonard Rosen & Co. as a senior accountant. Mr. Ryng is a member of AICPA and the New York C.P.A. Society and is a member of the board of the New York operations division of the FIA. He received a B.S. in Business Administration from Duquesne University.

     Mr. Michael J. Scoyni, age 50, is a Managing Director of JWH, and is a principal of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry & Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.

     Mr. Christopher E. Deakins, age 37, is a Vice President of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, he was an account executive for Merrill Lynch, Pierce, Fenner & Smith Incorporated in 1983 and 1985. He received a B.A. in Economics from Hartwick College.

     Chris J. Lautenslager, age 39, is a Vice President of JWH. He is responsible for general business development and Investor Services support. Prior to joining JWH in April 1996, he was the Vice President of Institutional Sales for I/B/E/S International, Inc., a distributor of corporate earnings estimate information. His responsibilities consisted of business development and support of global money managers and investment bankers. Prior to his employment with I/B/E/S, Mr. Lautenslager devoted time to personal activities from April 1994 to March 1995, following the closing of the Stamford, Connecticut office of Gruntal & Co., where he had worked as a proprietary equity trader since November 1993. Before that, he held the same position at S.A.C. Capital Management starting in February 1993. From October 1987 to December 1993, Mr. Lautenslager was a partner and managing director of Limitless Option Partners, a registered Chicago Mercantile Exchange trading and brokerage organization, where he traded currency futures and options. He received a B.S. in Accounting from the University of Colorado and a Masters in Management from Northwestern University.

     Mr. Edwin B. Twist, age 46, is a Director of JWH and has held that position since August 1993. He is also a Director of JWH Risk Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Mr. Twist joined JWH as Internal Projects Manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration and internal projects of JWH's Florida office. Mr. Twist was Secretary and Treasurer of J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991. Prior to his employment with JWH, Mr. Twist was an owner and manager for 16 years of a 2,500 acre commercial farm in eastern Arkansas.

     Ms. Nancy O. Fox, C.P.A., age 31, is a Vice President and Director of Investment Support and a member of the Operating Committee of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an MBA from the University of Connecticut.

     Ms. Wendy B. Goodyear, age 34, is the director of the office of the chairman. She is responsible for managing and coordinating projects involving Mr. Henry. Ms. Goodyear joined JWH in October 1995 as director of marketing, responsible for the development and implementation of strategic marketing and communications programs. Prior to her employment at JWH, Ms. Goodyear was a vice president at Citibank where she held several positions, including project development manager for the depository receipt business and marketing manager for the pension business. Prior to joining Citibank in May 1993, Ms. Goodyear was employed at Bankers Trust Company from 1985 where she held positions of increasing responsibility in both the private bank and pension business. Ms. Goodyear received a B.A. in History from the University of Virginia and an M.B.A. from the Stern School of Business at New York University.

     Mr. Julius A. Staniewicz, age 38, is the senior strategist in JWH's Product Development Department and a member of the Operating and Investment Policy Committees of JWH. He is also President of JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant since April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache

Securities, Inc., lastly as an assistant vice president and co-director of managed futures. In that capacity, he oversaw all aspects of forming and offering futures funds, including the selection and monitoring of commodity trading advisors. Mr. Staniewicz received a B.A. in Economics from Cornell University.

     Ms. Melanie A. Caldwell, age 42, is human resources and administrative director and a member of the Operating Committee of JWH. Ms. Caldwell is responsible for all aspects of human resources and facilities management at JWH. Prior to joining JWH in May 1995, Ms. Caldwell operated her own facilities management consulting business from August 1992 to May 1995. Prior to operating her own business, Ms. Caldwell was senior vice president of Greenwich Capital Markets, Inc., a primary dealer in fixed income securities, from March 1985 to July 1992. Ms. Caldwell received her B.S. in Sociology and M.S. in Industrial Relations from Purdue University.

     Mr. Andrew D. Willard, age 50, is director of technology at JWH and a member of the Operating Committee of JWH. Mr. Willard is responsible for all aspects of the JWH technology infrastructure, including future development. He joined JWH in August 1995 after a 20-year career starting in January 1973 at Bankers Trust Company in London, Hong Kong and, most recently, New York where he was head of technology for the bank's International Investment Management Divisions. He also served on the bank's steering committee setting company-wide policies for future use of technology. Prior to his most recent position at Bankers Trust Company in New York, Mr. Willard was responsible for all technology support for the bank's offices in Japan, Hong Kong and Singapore. He attended London Nautical College.

     Mr. Mark W. Sprankel, age 31, is an assistant vice president of JWH. He is responsible for overseeing many of the daily operations of the JWH trading department. Prior to joining JWH in September 1990, Mr. Sprankel was employed in the Trust Department of Midlantic National Bank in New Jersey as a Trust Officer Trainee. He received a B.S. in Finance from Fairfield University.

     Mr. Matthew J. Driscoll, age 30, is an assistant vice president of JWH. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures. In 1993, Mr. Driscoll was promoted to manager of JWH's overseas trading desk. He has played a major role in the development of JWH's 24-hour trading operation. Mr. Driscoll attended Pace University.

OPERATING COMMITTEE

     The Operating Committee is the senior management group at JWH and is responsible for the development and implementation of the firm's long-term strategies and objectives. The Operating Committee also coordinates and oversees the firm's daily operations.

INVESTMENT POLICY COMMITTEE

     The Investment Policy Committee (the "IPC") is one vehicle for decision-making at JWH about the content and application of JWH investment programs. Composition of the IPC, and participation in its discussions and decisions by non-members, may vary over time. The IPC is an interdepartmental advisory body which meets periodically to discuss issues relating to the JWH trading programs and their application to markets, including research on markets and strategies in relation to the proprietary trading models employed by JWH. JWH's proprietary research group may determine new markets which should be traded in given portfolios, or determine markets which should be removed from given portfolios. Non-proprietary recommendations from research are then presented to and discussed by the IPC, which may recommend them to the chairman for approval. Proprietary research findings are reviewed directly by the chairman before implementation. All recommendations of the IPC are subject to final approval by the chairman. The IPC does not make particular trading decisions. The trading department initiates and liquidates positions and manages JWH portfolios in accordance with the firm's proprietary trading methodology, which is not overruled unless the chief trader or director of trading administration determines that doing so is in the best interest of clients. No trade indications are overruled without the express approval of the chairman. The chairman may also notify the trading department at any time of special situations which he deems may require a modification in applying the methodology.

LEGAL AND ETHICAL CONCERNS

     There have been no administrative, civil or criminal actions pending, on appeal or concluded against the Advisor or any of its individual principals within the past five years, except as noted below.

     In September, 1996, JWH was named as a co-defendant in class action lawsuits brought in the California Superior Court, Los Angeles County and in the New York Supreme Court, New York County. In November, 1996, JWH was named as a co-defendant in a similar lawsuit filed in the Delaware Superior Court, Newcastle County that contained the same allegations as the California and New York complaints. Additional complaints containing the same allegations as the earlier California complaints were filed in California in March 1997. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain Dean Witter, Discover & Co. commodity pools, some of which are advised by JWH, and are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of those pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of investors.

     JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same as or opposite to client positions due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods. On occasion, orders for such accounts may receive better fills than client accounts. Records for these accounts will not be made available to clients. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles which trade futures, options on futures, or forward contracts, when an independent trader manages trading in such vehicles, or through the JWH Employee Fund, L.P., for which JWH is the trading advisor. The records of these accounts also will not be made available to clients.

TRADING STRATEGIES

The JWH Investment Process

     The first step in the JWH investment process is the identification of sustained price movements -- or trends -- in a given market. While there are many ways to identify trends, JWH uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

     JWH believes that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. As such, JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others -- those where a profitable trend continues -- are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. The maximum equity retracement JWH has experienced in any single program was nearly sixty percent. Investors should understand that similar or greater drawdowns are possible in the future.

     To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 60 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural and energy products and precious metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

     Throughout the investment process, risk controls are maintained in an attempt to reduce the possibility of an extraordinary loss in any one market. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility while maintaining the potential for profitable performance.

     JWH at its sole discretion may override computer-generated trading signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's quantitative models also include the determination of leverage, commencement of trading an account, contracts and contract month traded and effective trade execution.

     No assurance is given that JWH will be able to achieve the objectives described above in connection with its trading techniques.

Program Modifications

     In an effort to maintain and improve performance, JWH has engaged, and continues to engage, in an extensive program of research. While the basic parameters underlying the firm's investment approach have remained intact throughout its history, the potential benefits of employing more than one trading methodology alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical trading performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

     As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. Investors generally will not be informed of changes.

Leverage

     Leverage adjustments have been and continue to be an integral part of JWH's trading methods. At its discretion, JWH may adjust leverage in certain markets or entire trading programs. Leverage adjustments may be made at certain times for some trading programs but not for others. Factors which may affect the decision to adjust leverage include: ongoing research, program volatility, current market volatility, risk exposure, and subjective judgement and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of JWH clients. JWH reserves the right, in its sole discretion, to adjust its leverage policy without notification to investors.

Addition, Redemption and Reallocation of Capital for Commodity Pool or Fund Accounts

     JWH has developed procedures for trading fund accounts, such as the Partnership, that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit ("NAV") on the close of business on the last business day of the month or quarter. In addition, funds often may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with equity in the account on the date of these transactions JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at NAV that will be the same for each of these transactions and to eliminate possible variation in net asset value per unit that could occur as a result of inter-day price changes if, for example additions were calculated on the first day of the subsequent month.

Therefore JWH may, in its sole discretion, adjust its investment in its trading of the assets associated with the addition, redemption and reallocation of capital as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month or, at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

PHYSICAL AND CASH COMMODITIES

     JWH may, from time to time, trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options and forward contracts when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There are no limitations on daily price movements of cash or forward contracts transacted through banks, brokerage firms or government dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate cash transactions which are subject to the risk of these entities' failure or inability or refusal to perform with respect to such contracts.

     JWH utilizes its Global Diversified Portfolio and Original Investment Program in managing the portion of the Partnership's assets allocated to it, one-half of which is allocated to each Program.

THE GLOBAL DIVERSIFIED PORTFOLIO

     The Global Diversified Portfolio began trading client assets in 1988. This program trades futures and forwards in up to 60 markets and is JWH's most diversified program. The program is designed to identify and capitalize on long-term price movements using a systematic approach. This program attempts to take a position if a trend is identified, and attempts to eliminate the position quickly -- i.e., may take a neutral stance (meaning no position is taken) -- if a long-term trend fails to develop or during periods of nontrending markets.

THE ORIGINAL INVESTMENT PROGRAM

     The Original Investment Program was the first program offered by JWH and began trading client assets in 1982. The program is a broadly diversified portfolio that offers access to a spectrum of financial and nonfinancial markets using a disciplined trend identification investment approach. This program has experienced an improved risk/reward profile since 1992, when the sector allocations were altered and enhanced risk management procedures were implemented. The Original Investment Program utilizes a long term, quantitative approach which always maintains a position -- long or short -- in every market traded by the Program.

SECTORS TRADED

     On a combined basis, these two Portfolios provide access to a wide variety of market sectors around the world. Some of the sectors traded are: Global Interest Rates, Foreign Exchange, Global Stock Indices, Energy, Precious and Base Metals and Agriculture.

OTHER JWH PROGRAMS

     In addition to the programs to be utilized on behalf of the Partnership, JWH currently operates eight different investment programs for U.S. and foreign investors, none of which will initially be utilized by JWH for the Partnership. Each program is operated separately and independently.

     The International Foreign Exchange Program, begun in 1986, concentrates exclusively on trading 10 to 15 foreign currencies in outright and cross-rate positions, primarily through forward contracts. Portfolios are dynamic and include from time to time various matrices of futures positions. The Financial and Metals Portfolio participates in four major market sectors -- interest rates, global currencies, stock indices, and precious metals -- and initiates trades according to trend-emergence and computerized determination of relative risk. The World Financial Perspective, which began in 1986, involves trading the financial and energy sector markets from the perspective of the Japanese yen, German mark, Swiss franc, British pound, Australian dollar, French franc, Canadian dollar, and the U.S. dollar. This pricing of key global markets in terms of foreign currencies provides a level of diversification not generally found in futures portfolios. In February 1991, JWH began trading a program in which the same trading techniques utilized in the International Foreign Exchange Program are primarily applied to the currencies of the major industrial nations known as the Group of Seven, and Switzerland. These currencies are among the most liquid, actively traded currencies in the world. The G-7 Currency Portfolio makes use of both outright positions and cross-rate positions. Positions are primarily taken in the Interbank market and from time to time on futures exchanges. The International Currency and Bond Portfolio, begun in January 1993, combines the techniques employed in the G-7 Currency Portfolio and the global bond sector of the Financial and Metals Portfolio to make a combined portfolio of currencies and international long-term bonds. The Global Financial Portfolio, which began trading client capital in June 1994, utilizes the same long-term, quantitative reversal model as JWH's first portfolio, the Original Investment Program. The portfolio is comprised of diverse financial markets including select global currencies, interest rates, and stock indexes, as well as energy. The Dollar Program began trading client capital in July 1994. This program is designed to capitalize on price movements in the U.S. dollar utilizing an intermediate term quantitative trend analysis model, and takes outright positions in the Japanese yen, German mark, Swiss franc and British pound versus the U.S. dollar. The Worldwide Bond Program began trading proprietary capital in 1994. This program invests in the long-term portion of global interest rate markets. Although this program concentrates on one sector, diversification is achieved by trading the interest rate instruments of numerous countries. The program utilizes the proprietary quantitative models developed by JWH, but with a moderate level of leverage as compared with programs that participate in multiple market sectors. The KT Diversified Program, which began in 1983 and closed in February 1994, participated in 8 market sectors and traded 19-24 commodities only on U.S. exchanges. InterRateTM, which commenced trading in November 1987 and ceased in July 1996, used a portfolio of foreign currency contracts that sought to capture interest-rate differentials between countries. This program utilized leverage that is significantly lower than other JWH programs, reducing the risk as it sought to generate returns significantly enhanced over the rates of prevailing 90-day U.S. government securities. The Yen Financial Portfolio, which began in August 1991 and closed in March 1997, concentrated trading specifically in the Japanese Financial markets trading only the Japanese Yen, the 10-year Japanese Government Bond, the Euroyen, and the Nikkei 225 stock index. The Delevered Yen Denominated Financial and Metals Portfolio was opened at the request of a client in October 1995 and closed in December 1996. This program sought to capitalize on sustained moves in global financial markets utilizing intermediate-term and long-term quantitative trend analysis models, some of which attempt to employ neutral stances during periods of nontrending markets. This portfolio traded at approximately one-half of the leverage of the traditional Financial and Metals Portfolio and traded from the perspective of the Japanese yen.

PAST PERFORMANCE

     Table A sets forth the composite performance capsule results of all accounts traded according to the Global Diversified Portfolio of JWH for the period January 1992 through January 31, 1997.

     Table A-1 sets forth the composite capsule performance results of all accounts traded according to the Original Investment Program of JWH for the period January 1992 through January 31, 1997.

     Table A-2 reflects the composite capsule performance results of all other trading programs directed by JWH during the periods indicated by the table.

     Table A-3 reflects the composite capsule performance results of all trading programs directed by JWH Investments, Inc. ("JWHII") an affiliate of JWH, which was registered as a commodity trading advisor and an investment adviser, during the periods indicated by the table. JWHII has ceased operations.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    TABLE A
                         JOHN W. HENRY & COMPANY, INC.
                          GLOBAL DIVERSIFIED PORTFOLIO
                    JANUARY 1, 1992 THROUGH JANUARY 31, 1997

                                                               Percentage monthly rate of return
----------------------------------------------------------------------------------------------------------
                                               1997        1996        1995        1994        1993        1992
----------------------------------------------------------------------------------------------------------
 January...................................      1.5        (1.3)       (6.9)       (2.6)        1.7       (12.3)
 February..................................      -          (9.8)       13.5        (0.8)       16.6       (15.2)
 March.....................................      -           1.3         8.5         4.0         2.9         1.1
 April.....................................      -           7.1         7.3         0.9         6.6        (3.9)
 May.......................................      -          (9.1)        1.2         7.9         1.5        (1.9)
 June......................................      -           1.7        (1.7)       10.8         1.0         6.5
 July......................................      -           2.2        (8.9)       (2.6)       14.3        17.4
 August....................................      -           4.5        (5.0)       (6.4)       (0.0)        6.1
 September.................................      -           7.6        (5.1)        2.1        (4.2)       (5.3)
 October...................................      -          14.6        (2.2)       (3.6)        0.1        (1.6)
 November..................................      -           9.1         5.9         5.6         3.1        (0.2)
 December..................................      -          (1.0)       14.9        (4.1)        6.1        (0.1)
 Annual (or Period) Rate of Return.........      1.5%       26.9%       19.6%       10.1%       59.8%      (12.6)%
----------------------------------------------------------------------------------------------------------------
                                                      Compound Average Annual Rate of Return (1/1/92-1/31/97)      18.5%
----------------------------------------------------------------------------------------------------------------
 Inception of Client Account Trading by CTA:                     October 1982
 Inception of Client Account Trading in Program:                    June 1988
 Number of Open Accounts as of January 31, 1997:                           14
 Aggregate Assets (Excluding "Notional" Equity) in all
 Programs:                                                     $1,967,694,035      (1/97)
 Aggregate Assets (Including "Notional" Equity) in all
 Programs:                                                     $1,992,732,879      (1/97)
 Aggregate Assets (Excluding "Notional" Equity) in Program:    $  158,368,723      (1/97)
 Aggregate Assets (Including "Notional" Equity) in Program:    $  168,922,984      (1/97)
 Largest Monthly Draw-Down:                                             22.2%      (2/92)
 Largest Peak-to-Valley Draw-Down:                                      33.2%   (12/91-4/92)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-1
                         JOHN W. HENRY & COMPANY, INC.
                          ORIGINAL INVESTMENT PROGRAM
                    JANUARY 1, 1992 THROUGH JANUARY 31, 1997

                                                                Percentage monthly rate of return
---------------------------------------------------------------------------------------------------------
                                               1997        1996        1995        1994        1993        1992
---------------------------------------------------------------------------------------------------------
 January....................................      3.4         5.3         2.2        (2.9)       (0.8)       (6.1)
 February...................................      -          (7.4)       17.9         1.5         9.5        (8.8)
 March......................................      -           1.0        16.6         4.4        (3.5)        0.7
 April......................................      -           3.8         9.1         0.2        10.4        (0.8)
 May........................................      -          (6.5)       (4.4)        5.5         0.1        (4.5)
 June.......................................      -           8.0         1.7         6.6        (4.1)        8.3
 July.......................................      -          (4.4)       (0.0)       (7.1)       14.9         9.1
 August.....................................      -          (2.3)       (3.9)       (4.7)       (3.6)        9.1
 September..................................      -           8.2        (3.9)       (2.8)        0.6        (2.7)
 October....................................      -          10.4         3.3       (14.1)       (1.5)        2.2
 November...................................      -           5.2         1.1        10.2         3.5         3.6
 December...................................      -           1.1         6.8        (0.0)       11.4         2.2

 Annual (or Period) Rate of Return..........      3.4%       22.6%       53.2%       (5.7)%      40.6%       10.9%
----------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/1/92-1/31/97)     22.9%
----------------------------------------------------------------------------------------------------------------
 Inception of Client Account Trading by CTA:                       October 1982
 Inception of Client Account Trading in Program:                   October 1982
 Number of Open Accounts as of January 31, 1997:                             29
 Aggregate Assets (Excluding "Notional" Equity) in all Programs: $1,967,694,035        (1/97)
 Aggregate Assets (Including "Notional" Equity) in all Programs: $1,992,732,879        (1/97)
 Aggregate Assets (Excluding "Notional" Equity) in Program:        $250,111,175        (1/97)
 Aggregate Assets (Including "Notional" Equity) in Program:        $264,595,758        (1/97)
 Largest Monthly Draw-Down:                                               18.1%        (2/92)
 Largest Peak-to-Valley Draw-Down:                                        62.1%     (6/88-5/92)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
                     OTHER TRADING PROGRAMS DIRECTED BY JWH
              FOR THE PERIOD JANUARY 1992 THROUGH JANUARY 31, 1997

                                        INCEPTION       NUMBER
                                        OF CLIENT         OF        AGGREGATE ASSETS         LARGEST              LARGEST
                                        TRADING IN       OPEN          IN PROGRAM            MONTHLY           PEAK-TO-VALLEY
           NAME OF PROGRAM               PROGRAM       ACCOUNTS     JANUARY 31, 1997        DRAW-DOWN            DRAW-DOWN
----------------------------------------------------------------------------------------------------------------------------------
 Financial and Metals Portfolio              Oct-84            44       $1,190,891,612      27.7%  (1/92)      58.8%    12/91-5/92
 International Foreign                       Aug-86             7          $70,836,466      13.6%  (1/92)      35.9%   (8/92-1/95)
 Exchange Program
 World Financial Perspective                 Apr-87             5          $24,447,781     25.5%   (1/92)      38.4% (12/91-10/92)
 G-7 Currency Portfolio                      Feb-91             6          $77,352,794     12.3%   (1/92)      31.4%   (9/92-1/95)
 International Currency and                  Jan-93             1           $2,511,268       7.8%  (7/94)      23.6%   (6/94-1/95)
 Bond Portfolio
 Global Financial Portfolio                  Jun-94             5         $107,274,923      19.5% (11/94)      48.9%   (6/94-1/95)
 Dollar Program                              Jul-96             2          $28,440,812       2.3%  (8/96)       3.5%   (7/96-9/96)
 Worldwide Bond Program                      Jul-96             2          $18,045,779      3.6%  (12/96)      3.6% (11/96-12/96)*
 KT Diversified Program                      Jan-84    N/A-Closed           N/A-Closed     28.6%   (1/92)      50.8%   (1/92-3/92)
 InterRate(TM)                               Dec-88    N/A-Closed           N/A-Closed     10.2%   (9/92)      19.0% (8/92-11/93)*
 Delevered Yen Denominated                   Oct-95    N/A-Closed           N/A-Closed       3.2%  (2/96)       5.1%   (1/96-8/96)
 Financial and Metals Profile

                                                                                 PERCENTAGE RATE OF RETURN
                                                                  (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
           NAME OF PROGRAM                   1997        1996       1995       1994        1993       1992
----------------------------------------------------------------------------------------------------------------------------------
 Financial and Metals Portfolio               4.4        29.7       38.5       (5.3)       46.8      (10.9)
                                         (1 Month)
 International Foreign                        2.9         3.7       16.9       (6.3)       (4.5)       4.5
 Exchange Program                        (1 Month)
 World Financial Perspective                  1.1        40.9       32.2      (15.2)       13.7      (23.2)
                                         (1 Month)
 G-7 Currency Portfolio                       2.5        14.5       32.2       (4.9)       (6.3)      14.6
                                         (1 Month)
 International Currency and                   2.2        19.9       36.5       (2.3)       14.8          -
 Bond Portfolio                          (1 Month)                                   (12 Months)
 Global Financial Portfolio                   2.7        32.4       86.2       37.7           -          -
                                         (1 Month)                        (7 Months)
 Dollar Program                               7.2        10.6          -          -           -          -
                                         (1 Month)  (6 Months)
 Worldwide Bond Program                       0.9        17.8          -          -           -          -
                                         (1 Month)  (6 Months)
 KT Diversified Program                         -           -          -      (14.0)       20.6      (11.9)
                                                                          (2 Months)
 InterRate(TM)                                  -         5.8        5.2        3.4        (5.4)      (0.7)
                                                    (7 Months)
 Delevered Yen Denominated                      -         9.4        0.2          -           -          -
 Financial and Metals Profile                      (12 Months) (3 Months)

--------------------
Notes follow Table A-3
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                     OTHER TRADING PROGRAMS DIRECTED BY JWH
              FOR THE PERIOD JANUARY 1992 THROUGH JANUARY 31, 1997

                                                           INCEPTION     NUMBER
                                                           OF CLIENT       OF     AGGREGATE ASSETS      LARGEST
                                                           TRADING IN     OPEN       IN PROGRAM         MONTHLY
               NAME OF PROGRAM                              PROGRAM     ACCOUNTS  JANUARY 31, 1997     DRAW-DOWN
-------------------------------------------------------------------------------------------------------------------
           YEN FINANCIAL PORTFOLIO:                          JAN-92        5        $39,412,702       (See Below)
-------------------------------------------------------------------------------------------------------------------
                                              Account 1     Jan-92         1        $  5,887,780       14.4% (2/92)
                                              Account 2     Jan-93     N/A-Closed     N/A-Closed        6.9% (7/95)
                                              Account 3     Jan-94     N/A-Closed     N/A-Closed        6.0% (7/95)
                                              Account 4     Jun-94         1        $ 24,537,932        6.5% (7/95)
                                              Account 5     Aug-94         1        $  4,928,549        7.1% (7/95)
                                              Account 6     Jan-95         1        $  2,295,808        7.5% (7/95)
                                              Account 7     Mar-94         1         213,022,781        6.7% (7/96)
                                                                                              (Yen
                                                                                      Denominated)
                                              Account 8     Apr-92     N/A-Closed     N/A-Closed       11.7% (5/92)
                                              Account 9     Feb-92     N/A-Closed     N/A-Closed       11.5% (2/92)
                                              Account 10    Mar-94     N/A-Closed     N/A-Closed        5.4% (5/94)
                                              Account 11    Nov-93     N/A-Closed     N/A-Closed        9.0% (8/95)
                                              Account 12    Nov-93     N/A-Closed     N/A-Closed        6.3% (5/94)
                                              Account 13    Dec-92     N/A-Closed     N/A-Closed        4.9% (7/95)
                                              Account 14    Jan-93     N/A-Closed     N/A-Closed        6.2% (7/95)
                                              Account 15    Apr-93     N/A-Closed     N/A-Closed        5.8% (5/94)
                                              Account 16    Jan-94     N/A-Closed     N/A-Closed        5.5% (5/94)
                                              Account 17    Dec-92     N/A-Closed     N/A-Closed        6.0% (7/95)
                                              Account 18    Mar-94     N/A-Closed     N/A-Closed        6.2% (7/95)
                                              Account 19    Dec-94     N/A-Closed     N/A-Closed        6.6% (7/95)
                                              Account 20    Jun-94     N/A-Closed     N/A-Closed        5.1% (7/94)
                                              Account 21    Jun-94     N/A-Closed     N/A-Closed        3.6% (7/94)
                                              Account 22    Apr-94     N/A-Closed     N/A-Closed        4.7% (5/94)
                                              Account 23    Mar-94     N/A-Closed     N/A-Closed        6.3% (5/94)
                                              Account 24    Apr-94     N/A-Closed     N/A-Closed        9.1% (5/94)
                                              Account 25    Apr-93     N/A-Closed     N/A-Closed        6.1% (5/94)
                                              Account 26    Sep-93     N/A-Closed     N/A-Closed        6.0% (5/94)

                                                       LARGEST
                                                      PEAK-TO-                         PERCENTAGE RATE OF RETURN
                                                       VALLEY                   (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
               NAME OF PROGRAM                        DRAW-DOWN           1997       1996        1995        1994        1993
-------------------------------------------------------------------------------------------------------------------
                                                                             ------------------------- (See Account Detail
           YEN FINANCIAL PORTFOLIO:                  (See Below)                    Below) -------------------------
-------------------------------------------------------------------------------------------------------------------
                                               30.5%  (4/95-7/96*)            0.0       (8.5)        20.6      (13.0)        76.4
                                                                        (1 Month)
                                               29.0%  (4/95-7/96*)          (0.1)       (9.9)        21.0       (8.8)        71.4
                                                                        (1 Month)                                     (12 Months)
                                               26.6%  (4/95-7/96*)          (2.4)      (10.9)        22.4       (7.5)           -
                                                                        (1 Month)                         (12 Months)
                                               22.3%  (4/95-7/96*)            1.1       (0.6)        24.2       (1.6)           -
                                                                        (1 Month)                          (7 Months)
                                               30.4%  (4/95-7/96*)            0.0       (6.0)        21.1       (4.3)           -
                                                                        (1 Month)                          (5 Months)
                                               35.5%  (4/95-7/96*)          (0.1)      (13.5)        13.2           -           -
                                                                        (1 Month)             (12 Months)
                                               15.9%   (1/96-7/96)            5.0         7.8        28.1      (11.2)           -
                                                                        (1 Month)                         (10 Months)
                                               11.7%   (4/92-5/92)              -           -           -           -        62.6
                                                                                                                       (9 Months)
                                               11.5%   (2/92-2/92)              -           -           -           -           -
                                               10.5% (4/94-12/94*)              -           -           -       (7.4)           -
                                                                                                          (10 Months)
                                               18.8%  (4/95-8/95*)              -           -        20.0      (13.4)         5.2
                                                                                               (8 Months)              (2 Months)
                                               16.5%  (4/94-1/95*)              -           -       (0.6)      (15.0)         4.8
                                                                                                (1 Month)              (2 Months)
                                               15.8%  (12/93-1/95)              -       (4.1)        31.4      (14.1)        69.2
                                                                                   (3 Months)
                                               15.8% (4/95-12/95*)              -           -        10.9       (4.1)        43.6
                                                                                              (12 Months)             (12 Months)
                                               19.9% (11/93-9/94*)              -           -           -      (19.0)        25.3
                                                                                                           (9 Months)  (9 Months)
                                               11.0%  (4/94-8/94*)              -           -           -       (6.7)           -
                                                                                                           (8 Months)
                                               12.4% (4/95-10/95*)              -         0.3        26.6       (5.1)        73.9
                                                                                    (1 Month)
                                               18.5%  (4/95-4/96*)              -       (6.3)        18.5      (10.1)           -
                                                                                   (4 Months)             (10 Months)
                                               21.1%  (4/95-4/96*)              -       (7.8)        18.3         0.2           -
                                                                                    (4 Month)               (1 Month)
                                               10.4% (6/94-11/94*)              -           -           -       (7.9)           -
                                                                                                           (7 Months)
                                               9.9%   (6/94-1/95)               -           -        48.1       (6.6)           -
                                                                                               (3 Months)  (7 Months)
                                               7.0%  (4/94-9/94*)               -           -           -       (4.6)           -
                                                                                                           (6 Months)
                                               11.0%  (4/94-9/94*)              -           -           -       (9.7)           -
                                                                                                           (7 Months)
                                               12.9%  (4/94-9/94*)              -           -           -       (9.8)           -
                                                                                                           (6 Months)
                                               17.9% (11/93-12/94*)             -           -           -      (16.6)        26.5
                                                                                                          (12 Months)  (9 Months)
                                               14.1% (4/94-12/94*)              -           -           -      (12.4)         3.2
                                                                                                          (12 Months)  (4 Months)

               NAME OF PROGRAM                    1992
-------------------------------------------------------------------------------------------------------------------
           YEN FINANCIAL PORTFOLIO:
-------------------------------------------------------------------------------------------------------------------
                                                      20.1
                                                       (12
                                                  Months)
                                                         -
                                                         -
                                                         -
                                                         -
                                                         -
                                                         -
                                                      27.0
                                                (9 Months)
                                                      32.7
                                               (11 Months)
                                                         -
                                                         -
                                                         -
                                                       0.1
                                                         -
                                                         -
                                                         -
                                                         -
                                                         -
                                                         -
                                                 (1 Month)
                                                         -
                                                         -
                                                     (1.0)
                                                 (1 Month)
                                                         -
                                                         -
                                                         -
                                                         -

                                                         -

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
                    OTHER TRADING PROGRAMS DIRECTED BY JWHII
               FOR THE PERIOD JANUARY 1992 THROUGH JULY 31, 1995

                                                                INCEPTION     NUMBER
                                                                   OF           OF                              LARGEST
                                                                 TRADING       OPEN      AGGREGATE ASSETS       MONTHLY
                       NAME OF PROGRAM                           PROGRAM     ACCOUNTS       IN PROGRAM         DRAW-DOWN
---------------------------------------------------------------------------------------------------------------------------

 Financial and Metals Portfolio                                  Sep-91     N/A-Closed      N/A-Closed         16.6% (1/92)
 InterRate(TM)                                                   Feb-92     N/A-Closed      N/A-Closed          9.3% (9/92)

                                                                        LARGEST
                                                                       PEAK-TO-
                                                                        VALLEY                  PERCENTAGE RATE OF RETURN
                       NAME OF PROGRAM                                 DRAW-DOWN             1995          1994          1993
---------------------------------------------------------------------------------------------------------------------------
 Financial and Metals Portfolio                                 34.4%  (12/91-5/92)              30.3          (0.8)         46.1
                                                                                            (7 Months)
 InterRate(TM)                                                  20.6% (8/92-11/93*)                 -             -          (9.9)
                                                                                                                       (11 Months)


                       NAME OF PROGRAM                              1992
---------------------------------------------------------------------------------------------------------------------------
 Financial and Metals Portfolio                                         (4.0)

 InterRate(TM)                                                           2.8
                                                                  (11 Months)

--------------------

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                 JWH AND JWHII

                          NOTES TO PERFORMANCE SUMMARY

                      NOTES TO TABLES A, A-1, A-2 AND A-3

     (a) "Draw-Down" is defined as losses experienced by any account in a program over a specified period of time.

     (b) "Largest Monthly Draw-Down" within the past five years is the largest monthly loss experienced by any single account in the relevant investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Largest monthly draw-down information includes the month and year of such draw-down.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline by any single account in the relevant investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month end by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. In the case where the General Partner noted that the program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk(*).

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Adjusted ROR (as described below) over the months in a given year, i.e., each Adjusted ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Adjusted ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is exponentially changed by the factor of one
(1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Tables A and A-1.

     Monthly rate of return ("Monthly ROR") is calculated by dividing net performance by the sum of beginning equity plus additions minus withdrawals. For such purposes, all additions and withdrawals are effectively treated as if they had been made on the first of the month even if, in fact, they occurred later. Beginning in 1991, if additions and withdrawals are material to the program's performance, they are time-weighted. If time weighting is materially misleading, then the Only Accounts Traded method is utilized.

ADDITIONAL NOTES TO ALL PERFORMANCE RECORDS

     An investor should note that in a presentation of past performance data, different accounts, even though they are traded according to the same investment program, can have varying performance results. The reasons for this include numerous material differences among accounts including: (a) procedures governing the timing for the commencement of trading and the method of moving toward full portfolio commitment for new accounts; (b) the period during which accounts are active; (c) trading size to equity ratio resulting from the procedures for the commencement of trading and appropriate means of moving toward full portfolio commitment of new accounts and capital; (d) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (e) the amount of interest income earned by an account, which will depend on the rates paid by an FCM on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (f) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid which will vary and will depend on the fees negotiated with the broker; (g) the timing of orders to open or close positions; (h) the market conditions, which in part determine the quality of trade executions; (i) trading restrictions of the client, including futures versus forwards contracts and contract months; (j) variations in fill prices; and (k) the timing of additions and withdrawals.

     For the purpose of determining whether there exist material differences among accounts traded pursuant to the same trading program, JWH utilizes the method describe herein. The gross trading performance of each

JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different". The parameters (i) - (iii) determine if differences between accounts are materially different. JWH further evaluates performance on a gross trading basis for materiality in an overall context for each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters to determine whether any material differences that are detected could produce misleading composite performance results after review of the reasons for the differences.

     During the periods covered by the following performance records, and particularly since 1989, JWH increased and decreased leverage in certain markets and entire trading programs, and also altered the composition of the markets and contracts that it traded for certain programs. In general, before 1993 JWH programs used greater leverage than they currently do. In addition, the subjective aspects listed under "The Advisor -- Trading Techniques" section have been utilized more often in recent years and therefore may have had a more pronounced effect on performance results during recent periods. The investment program used (although all accounts may be traded in accordance with the same approach such approach may be modified periodically as a result of ongoing research and development by JWH) may have an effect on performance results. In reviewing the JWH performance records, prospective investors should bear in mind the possible effects of these variations on rates of return and the application of JWH's trading methods.

     The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any of the accounts represented in the tables. Investors are further cautioned that the data set forth in the performance tables is not indicative of any results which may be attained by JWH in the future, since past results are not necessarily indicative of future results. The following notes are an integral part of these performance summaries. JWH has decreased leverage in certain markets and entire trading programs on several occasions over the last five years. These actions have reduced the volatility of certain trading programs when compared to the volatility prior to the decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.

     Prior to December 1991 for JWH and July 1992 for JWHII, performance tables are presented on a cash basis except as otherwise stated in the footnotes to the tables. The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented.

     Beginning with the change to the accrual basis of accounting for incentive fees in December 1991 for JWH and July 1992 for JWHII, the net effect to monthly net performance and the rate of return in the capsule performance records of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis. In July 1992, JWH began reflecting all items of net performance on an accrual basis for the G-7 Currency Portfolio Composite Capsule Performance Record and in January 1993 for the International Currency and Bond Portfolio Composite Capsule Performance Record.

     Due to the commencement of trading in July 1996 of a new multi-program fund managed by JWH, JWH developed a new method for treating the accrual of incentive fees for the multi-advisor funds and multi-program accounts it manages. For these accounts, JWH agreed that it would earn incentive fees only when overall fund performance for multi-advisor funds, or overall JWH performance for multi-program accounts, as the case may be, is profitable. As applied, this new method presents incentive fees due for each program on a stand-alone basis -- in essence, to reflect the performance results that would have been experienced by an investor in that program, regardless of any external business arrangements (such as a multi-advisor structure or the use of multiple JWH programs) that might have affected actual incentive fees paid. The new method was applied initially to August 1996 performance. In that month, a one-time adjustment to performance rate of return was made to each affected program to show the impact of this adjustment from program inception through August 1996. In the case of certain programs, the adjustment had a material (i.e., greater than 10%) impact on the rate of return that otherwise would have been shown. In the case of accounts that closed before JWH received an incentive fee due to the operation of such netting arrangements, a balancing entry was made to offset the effect of incentive fee accrual on ending equity.

     Advisory fees vary among accounts in the case of all programs. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

     InterRate(TM) was qualitatively different from the other JWH programs with respect to: (a) fees charged; (b) length of time for which positions were held;
(c) positions taken; (d) leverage used; and (e) rate of return objectives.

ADDITIONAL FOOTNOTE TO THE GLOBAL DIVERSIFIED PORTFOLIO COMPOSITE TRACK RECORD AND JWHII INTERRATE(TM) PERFORMANCE SUMMARIES UTILIZING THE FULLY FUNDED SUBSET METHOD (THE "SUMMARIES"):

     The level of Actual Funds in the accounts that make up the Summaries currently requires additional disclosure. Actual Funds are the amount of margin-qualifying assets on deposit. Nominal Account Size is a dollar amount which clients have agreed to in writing and which determines the level of trading in the account regardless of the amount of Actual Funds. Notional Funds are the amount by which the Nominal Account Size exceeds the amount of Actual Funds. The amount of notional equity in the accounts that compose the Summaries requires additional disclosure under current CFTC policy. The Summaries include notional equity in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully Funded Subset method. This method permits notional and fully funded accounts to be included in a single performance record.

     To qualify for use of the Fully Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset, and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant Adjusted Rates of Return are representative of the programs.

     These computations have been performed for the Global Diversified Portfolio from January 1, 1992 through June 30, 1996, and for JWHII InterRate(TM), from its inception to its close. They were designed to provide assurance that the performance presented in the Summaries and calculated on a Fully Funded Subset basis would be representative of such performance calculated on a basis which includes notional equity in Beginning Equity. The Adjusted Rates of Return in the Records are calculated by dividing Net Performance by the sum of Beginning Equity plus Additions minus Withdrawals. JWH and JWHII believe that this method yields substantially the same adjusted rates of return as would the Fully Funded Subset method were there any "fully funded" accounts, and that the Adjusted Rates of Return for the Records are representative of the programs for the periods presented.

     Rates of return determined on the basis of Beginning Equity (Actual Funds) can be calculated from the Adjusted Rates of Return by dividing such Adjusted Rates of Return by a fraction, the numerator of which is Beginning Equity (Actual Funds) and the denominator of which is Beginning Equity. Alternatively, these rates of return can be calculated by dividing Net Performance by Beginning Equity (Actual Funds). As an example, in the Global Diversified Portfolio for the month of August 1992, the Adjusted Rate of Return was 6.1 percent; an account which had 50 percent Actual Funds would have had an Adjusted Rate of Return of 12.2 percent (6.1%/50%).

ADDITIONAL NOTES FOR THE FINANCIAL AND METALS PORTFOLIO COMPOSITE PERFORMANCE SUMMARY

     In May 1992, 35 percent of the assets in the Financial Metals Portfolio were deleveraged 50 percent at the request of a client. The deleveraging materially affected the rates of return in JWH's performance records.

The 1992 annual rate of return for these deleveraged accounts was negative 24.3 percent. The 1992 annual rate of return for the Financial and Metals Portfolio Composite Performance Summary was negative 10.9 percent. If these accounts had been excluded from the Financial and Metals Portfolio Composite Performance Summary, the 1992 annual rate of return would have been negative 3.9 percent. The effect of this deleveraging was eliminated in September 1992.

     Additionally, the Financial and Metals Portfolio Composite Performance Record includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different than the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial Metals Portfolio Composite Performance Summary.

     In May 1991 and March 1992, respectively, two proprietary accounts began trading in the Financial and Metals Portfolio. Both accounts are included in the performance information from their inception until August 1995. The maximum percentage of proprietary funds during this time frame was less than 0.5% and had no material impact on the rate of return.

ADDITIONAL NOTE FOR YEN FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE SUMMARIES

     The Yen Financial Portfolio is traded from the Japanese yen perspective. Accounts may be opened with either U.S. dollars or Japanese yen deposits. Accounts originally opening with U.S. dollars establish additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to returns generated by accounts with yen-denominated balances. Over time, as profits and losses are recognized in yen-denominated Japanese markets, accounts may hold varying levels of U.S. dollars and Japanese yen. Additionally, the interbank position is adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars. Because performance may be affected by fluctuations in the dollar/yen conversion rate, and investors may open accounts with either U.S. dollars or Japanese yen deposits, performance records from the perspective of both denominations are presented.

     Accordingly, as the equity mix between U.S. dollars and Japanese yen varies, performance from each perspective will also vary. Investors should be aware that their individual account performance may differ from the composite performance records presented in relation to the perspective of their base currency. Such differences arise from exchange rate movements, percentage of account balances held in yen, and fee arrangements.

ADDITIONAL NOTE FOR GLOBAL FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE SUMMARY

     Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compounded rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio Composite Performance Summary has varied. In 1994, the two accounts that were open generated separate rates of return of -44% and -17%. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%, with annual rates of return for 1995 of 122%, 92% and 78% respectively. As of June 1995, these accounts now maintain mature positions and are performing consistently with each other.

ADDITIONAL NOTE TO THE CAPSULE PERFORMANCE OF THE ORIGINAL INVESTMENT PROGRAM, THE GLOBAL FINANCIAL PORTFOLIO, THE INTERNATIONAL CURRENCY AND BOND PORTFOLIO, THE G-7 CURRENCY PORTFOLIO, THE YEN FINANCIAL PORTFOLIO AND THE GLOBAL DIVERSIFIED PORTFOLIO

     The performance capsules for the above mentioned programs each presently include one proprietary account trading or which has been traded pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner that client funds would be traded, and are subject to all of the same fees and expenses that would be charged to a client investment in the fund. Therefore, there is no material impact on the rates of return presented.

                                    TABLE B
                            SUPPLEMENTAL PERFORMANCE
                         JOHN W. HENRY & COMPANY, INC.
                        PRO FORMA AND ACTUAL PERFORMANCE
                          GLOBAL DIVERSIFIED PORTFOLIO
                    JANUARY 1, 1992 THROUGH JANUARY 31, 1997

                                                           Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------
                                       Actual Performance(i)                Pro Forma Performance(ii)
                                     ---------------------------------------------------------------------
                                         1997         1996         1995         1994         1993         1992
----------------------------------------------------------------------------------------------------------
 January............................      1.61        (1.36)       (7.00)       (3.10)        1.75       (12.30)
 February...........................      -           (9.81)       13.14        (1.40)       16.27       (14.79)
 March..............................      -            0.71         8.51         4.62         2.60         0.76
 April..............................      -            5.87         7.12         0.80         6.51        (3.98)
 May................................      -          (10.21)        1.00         7.55         1.27        (2.01)
 June...............................      -            1.32        (1.77)       10.30         1.21         6.93
 July...............................      -            2.34        (8.90)       (2.57)       13.70        18.16
 August.............................      -            4.27        (4.93)       (6.28)       (0.08)        5.37
 September..........................      -            7.05        (5.16)        1.81        (4.10)       (5.06)
 October............................      -           14.26        (2.18)       (3.70)       (0.22)       (1.69)
 November...........................      -            9.19         5.80         5.33         3.45        (0.56)
 December...........................      -           (0.35)       14.35        (4.15)        5.78        (0.37)
 Annual (or Period) Rate of
   Return...........................      1.61%       22.55%       17.95%        8.03%       57.64%      (12.78%)
----------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/1/92-1/31/97)    16.59%
------------------------------------
 Largest Monthly Draw-Down:
    Past Five Years and Year to Date                              14.79%       (2/92)
    For the Period February 1996 through January 1997             10.21%       (5/96)
 Largest Peak-to-Valley Draw-Down:
    Past Five Years and Year to Date                              29.15%    (1/92-5/92)
    For the Period February 1996 through January 1997             13.66%    (2/96-5/96)

 (i) Represents the actual performance of this portfolio as traded for the Partnership for the period February 1996 (the first full month of trading) through January 31, 1997. The actual partial month performance for January 1996 was 1.52%.

(ii) Represents pro forma performance based upon the advisor's composite performance. See Notes to Table B.

--------------------
Notes appear at page 95.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE B-1
                            SUPPLEMENTAL PERFORMANCE
                         JOHN W. HENRY & COMPANY, INC.
                        PRO FORMA AND ACTUAL PERFORMANCE
                          ORIGINAL INVESTMENT PROGRAM
                    JANUARY 1, 1992 THROUGH JANUARY 31, 1997

                                                             Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------
                                         Actual Performance(i)                Pro Forma Performance(ii)
                                       --------------------------------------------------------------------
                                           1997         1996         1995         1994         1993         1992
----------------------------------------------------------------------------------------------------------
 January..............................      3.37         4.75         2.36        (3.69)       (1.11)       (6.09)
 February.............................      -           (6.22)       16.73         1.58         8.72        (8.98)
 March................................      -            0.53        15.40         4.07        (3.53)        2.56
 April................................      -            3.20         8.22         0.41         8.83        (0.83)
 May..................................      -           (7.26)       (4.52)        5.52         0.02        (4.61)
 June.................................      -            7.99         1.41         7.18        (3.47)        8.49
 July.................................      -           (5.09)       (0.25)       (7.13)       13.34         8.43
 August...............................      -           (2.99)       (4.23)       (5.16)       (3.90)        8.25
 September............................      -            8.55        (4.14)       (3.19)        0.38        (2.81)
 October..............................      -            9.84         3.11       (13.76)       (1.89)        1.70
 November.............................      -            4.84         1.10        10.10         3.05         2.82
 December.............................      -            1.33         6.99        (0.39)       10.18         1.60
 Annual (or Period) Rate of Return....      3.37%       19.03%       47.57%       (6.76%)      32.73%        9.04%
----------------------------------------------------------------------------------------------------------------
                                                            Compound Average Annual Rate of Return (1/1/92-1/31/97)   19.28%
----------------------------------------------------------------------------------------------------------------
     Largest Monthly Draw-Down:
     Past Five Years and Year to Date                       13.76%      (10/94)
     For the Period February 1996 through January 1997        7.26%     (5/96)
     Largest Peak-to-Valley Draw-Down:
     Past Five Years and Year to Date                       26.46%   (7/94-10/94)
     For the Period February 1996 through January 1997       10.29%   (2/96-8/96)

 (i) Represents the actual performance of this portfolio as traded for the Partnership for the period February 1996 (the first full month of trading) through January 31, 1997. The actual partial month performance for January 1996 was .94%.

(ii) Represents pro forma performance based upon the advisor's composite performance. See Notes to Table B.

--------------------
Notes appear at page 95.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MILLBURN RIDGEFIELD CORPORATION

BACKGROUND

     Millburn Ridgefield Corporation ("Millburn") is a Delaware corporation organized in May 1982 to manage discretionary accounts in the futures and forward markets. Millburn is the corporate successor to a futures trading and advisory organization which has been managing assets since 1971. All references to Millburn prior to May 1982 refer to its predecessors. Millburn has been registered with the Commodity Futures Trading Commission (the "CFTC") as a commodity trading advisor since July 1, 1982 and as a commodity pool operator since September 13, 1984. Millburn is also registered with the CFTC as a futures commission merchant. Millburn's main business address is 600 Steamboat Road, Greenwich, Connecticut 06830; telephone (203) 625-7554. A description of the principals of Millburn follows:

PRINCIPALS

     Harvey Beker. Mr. Beker, age 42, is President, Co-Chief Executive Officer and a Director of Millburn and The Millburn Corporation, and a partner of ShareIn Vest Research L.P. ("ShareIn Vest"), an affiliate of Millburn that manages portfolios of U.S. small capitalization growth stocks. He received a Bachelor of Arts degree in economics from New York University in 1974 and a Master of Business Administration degree in finance from N.Y.U. in 1975. From June 1975 to July 1977, Mr. Beker was employed by Loeb Rhoades, Inc., where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at Clayton Brokerage Co. of St. Louis. Mr. Beker joined The Millburn Corporation June 1978. During his tenure at Millburn he has been instrumental in the development of the research, trading and operations. Mr. Beker became a principal of the firm in 1982.

     George E. Crapple. Mr. Crapple, age 51, is Vice Chairman, Co-Chief Executive Officer and a Director of Millburn, a Director of The Millburn Corporation and a partner of ShareIn Vest. In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics, and he was elected to Phi Beta Kappa. In 1969 he graduated from Harvard Law School magna cum laude where he was a member of the Harvard Law Review. He was a lawyer with Sidley & Austin, Chicago, Illinois, from 1969 until April 1, 1983, as a partner since 1975, specializing in commodities, securities, corporate and tax law. He was first associated with Millburn in 1976 and joined Millburn full time in April 1983. He is a member of the Board of Directors of each of the National Futures Association and the Managed Futures Association. He is also a member of the Financial Products Advisory Committee of the CFTC; a former member of the Board of Directors of the Futures Industry Association; and a former Chairman of the Eastern Business Conduct Committee of the National Futures Association.

     Barry Goodman. Mr. Goodman, age 38, is Senior Vice President, Director of Trading, Co-Director of Research, a principal of the firm and a partner of ShareIn Vest. He joined Millburn in 1982 as Assistant Director of Trading. His direct responsibilities include overseeing the firm's trading operation and managing its trading relationships, as well as the design and implementation of trading systems. From 1980 through late 1982, he was a commodity trader for E.F. Hutton & Co. At Hutton he developed and implemented trading strategies pertaining to the futures market. He graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics.

     Grant N. Smith. Mr. Smith, age 43, is Senior Vice President, Co-Director of Research, a principal of the firm and a partner of ShareIn Vest. He has direct responsibility for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He joined Millburn in 1975. He received a B.S. degree in 1974 and an M.S. degree in 1975 from the Massachusetts Institute of Technology. While at MIT, he held several teaching and research positions in the computer science field and participated in various projects relating to database management.

     Mark B. Fitzsimmons. Mr. Fitzsimmons, age 48, is Senior Vice President, a principal of the firm and a partner of ShareIn Vest. His responsibilities include both marketing and investment strategy. He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D.

in economics in 1973. He joined Millburn in 1990 from Morgan Stanley & Co. Inc. where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm. From 1977 to 1987 he was with Chemical Bank New York Corporation, first as a Senior Economist in Chemical's Foreign Exchange Advisory Service and later as a Vice President and Manager of Chemical's Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From 1973 to 1977 Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department.

     Dennis B. Newton. Mr. Newton, age 43, is Senior Vice President of Millburn. His primary responsibilities are in administration and marketing. Prior to joining Millburn in August of 1991, Mr. Newton was President of Phoenix Asset Management, a registered commodity pool operator from April 1990 to August 1991. Mr. Newton was a Director of Managed Futures with Prudential-Bache Securities from September 1987 to March 1990. He joined Prudential-Bache from Heinold Asset Management, Inc. where he was a member of the senior management team. Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.

     Malcolm H. Wiener. Mr. Wiener, age 60, is the founder, non-executive Chairman of Millburn and is a Director of Millburn and The Millburn Corporation. He serves as an advisor to The Millburn Corporation and ShareIn Vest and is a major investor in funds managed by Millburn and ShareIn Vest. He does not, however, have investment or operational authority or responsibility for any of the entities or supervisory authorities over their officers or employees. Mr. Wiener graduated magna cum laude from Harvard College in 1957, where his field of concentration was economics and he was elected to Phi Beta Kappa. From 1957 to 1960 he served as an officer in the United States Navy. Mr. Wiener graduated from the Harvard Law School in 1963 and practiced law in New York City specializing in corporate law and financial transactions until 1973. Mr. Wiener began research on and trading of futures contracts pursuant to systematic trading methods and money management principles in 1971 and the management on a full-time basis of private funds in this area in 1973. He is the author of numerous papers on the history of trade and is a member of the Council on Foreign Relations. He serves on the board or visiting committees of various non-profit institutions including the Kennedy School of Government and the Wiener Center for Social Policy at Harvard University, the Harvard Art Museums, the Metropolitan Museum in New York, the Museum of Fine Arts in Boston, the American School of Classical Studies in Athens and the Council on Economic Priorities in New York.

TRADING STRATEGY

     Millburn offers three separate basic portfolios, a Diversified Portfolio, which is offered in two versions -- Original and World Resource which has a lower currency and a higher energy and agricultural commodity weighting than original -- a Financial Markets Portfolio and a Currency Portfolio. Each portfolio, at the present time, uses the same trading methods. Millburn will trade the World Resource version of its Diversified Portfolio for the Partnership. The World Resource version of the Diversified Portfolio was first traded, and is currently traded, in an account established by Millburn and its principals on January 1, 1995. The Partnership employs the World Resource version of the Diversified Portfolio.

DIVERSIFIED PORTFOLIO

     Millburn trades a broadly diversified portfolio of approximately fifty markets in the following six sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy. The following table compares the respective market sector weightings of the Original and World Resource versions of the Diversified Portfolio as of January 1997.

                                          CURRENCIES AND FINANCIALS
                                  -----------------------------------------               NON-FINANCIALS
                                               INTEREST     STOCK             --------------------------------------
                                  CURRENCIES    RATES     INDICIES    TOTAL   ENERGY   AGRICULTURAL   METALS   TOTAL
                                  ----------   --------   ---------   -----   ------   ------------   ------   -----
Original........................      38%         21%        10%       69%      11%         10%         10%     31%
World Resource..................      19%         19%        11%       49%      18%         18%         15%     51%

     The principal technical trading systems which generate buy and sell signals for each market have been developed through actual trading experience and through computer testing against historical futures trading data. Given trends in price of sufficient duration and magnitude, these trading systems may be profitable even though more than half of all individual trades are unprofitable. A period of time without such trends, however, may result in substantial losses. While the trading method and trading systems are continually tested and revised, the basic money management principles have remained unchanged.

     The money management principles which Millburn employs include: (a) limiting trading to markets which Millburn believes to be sufficiently liquid in respect to the amount of trading contemplated; (b) diversifying positions among various markets and market sectors to limit exposure in any one area; (c) limiting the assets committed as margin (including imputed margins on forward positions), generally, within a range of 15% to 40% of the assets at minimum exchange margin requirements, although the amount committed to margin at any time may be substantially higher; (d) prohibiting pyramiding (that is, using unrealized profits in a particular market as margin for additional positions in the same market); and (e) changing the equity utilized for trading by an account solely on a controlled periodic basis rather than as an automatic consequence of an increase in equity resulting from trading profits.

     Decisions whether to trade a particular market are based upon various factors, including the liquidity of the market, its significance in terms of desired degrees of concentration and diversifications, and its profit potential, both historically and at a given time. These decisions require the exercise of judgment by Millburn. Judgmental decisions not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

     The money management principles, computer-assisted research into historical trading data and judgment and experience of Millburn are factors upon which decisions concerning the percentage of assets to be used for each market traded and the size of positions taken or maintained will be based. From time to time non-systematic decisions to increase, decrease, cover or reverse a futures or forward position may be made. Such decisions also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movement, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various contract months and between related futures and forward contracts; and overall portfolio balance and risk exposure.

     With regard to the technique of execution of trades, Millburn may rely to an extent on the judgment of others, including floor brokers. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

     In addition to systematic futures and forward trading, Millburn will engage in options trading and may engage in spread and straddle trading--a type of transaction involving the simultaneous buying and selling of futures contracts for the same market with different delivery dates to earn profits from a widening or narrowing movement of the prices of the futures contracts. Such trading may or may not involve technical trend analysis.

CURRENCY PORTFOLIO

     Millburn trades approximately twenty to thirty different currencies in its Currency Portfolio, including "cross-rate" positions (positions in two different currencies other than the United States dollar), primarily pursuant to the proprietary, technical trading systems described above.

FINANCIAL MARKETS PORTFOLIO

     Millburn manages several accounts which trade approximately forty markets in four sectors: currencies, debt instruments, stock indices and precious and industrial metals. Millburn adjusts the leverage at which it trades different portfolios to reflect the number of markets traded and the weightings of the various markets and will adjust leverage in particular markets from time to time. At the present time, Millburn utilizes similar systems and methods to trade a particular market whether that market is in a narrowly diversified (e.g., currency only), fully diversified or financials portfolio.

     The Currency Portfolio and the Financial Markets Portfolio use the same basic trading method and trading systems as the Diversified Portfolio. Millburn has and may in the future adjust the leveraging used in the Currency Portfolio and/or Financial Markets Portfolio to reflect the assumed greater volatility of a concentrated portfolio.

PAST PERFORMANCE

     Table A represents the composite performance record of Millburn's World Resource version of the Diversified Portfolio for the period September 1995 through January 31, 1997.

     Table A-1 represents the composite performance record of Millburn's Diversified Portfolio for the period January 1992 through January 31, 1997.

     Table A-2 represents the composite capsule performance results of all other trading programs directed by Millburn for the time periods indicated.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    TABLE A
                        MILLBURN RIDGEFIELD CORPORATION
              WORLD RESOURCE VERSION OF THE DIVERSIFIED PORTFOLIO
                   SEPTEMBER 1, 1995 THROUGH JANUARY 31, 1997

                                                                            Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------

                                                                            1997          1996          1995
----------------------------------------------------------------------------------------------------------
 January...............................................................       4.14         (0.52)         -
 February..............................................................       -           (12.20)         -
 March.................................................................       -             3.18          -
 April.................................................................       -             2.87          -
 May...................................................................       -            (8.29)         -
 June..................................................................       -             7.15          -
 July..................................................................       -            (0.61)         -
 August................................................................       -             1.53          -
 September.............................................................       -             3.97         (6.62)
 October...............................................................       -             8.15         (1.92)
 November..............................................................       -             4.21          0.93
 December..............................................................       -             0.57         16.05
 Annual (or Period) Rate of Return.....................................       4.13%         8.33%         7.28%
----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 Inception of Client Account Trading by CTA:                     February 1971
 Inception of Client Account Trading in Program:                September 1995
 Number of Open Accounts as of January 31, 1997:                             6
 Aggregate Assets in all Programs:                                $622,694,686        (1/97)
 Aggregate Assets in Programs:                                    $ 98,737,725        (1/97)
 Largest Monthly Draw-Down:                                             12.20%        (2/96)
 Largest Peak-to-Valley Draw-Down:                                      14.98%     (12/95-5/96)

--------------------
Notes follow Table A-2

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-1
                        MILLBURN RIDGEFIELD CORPORATION
                        DIVERSIFIED PORTFOLIO COMPOSITE
                    JANUARY 1, 1992 THROUGH JANUARY 31, 1997

                                                                  Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------
                                                  1997       1996       1995       1994       1993       1992
----------------------------------------------------------------------------------------------------------
 January.........................................    8.01       7.43      (3.09)     (7.56)     (2.69)     (8.53)
 February........................................    -        (11.05)      6.81      (1.47)      5.78      (1.34)
 March...........................................    -          0.80      16.85       7.67      (0.70)     (0.72)
 April...........................................    -          5.72       4.64      (2.27)      5.76      (0.73)
 May.............................................    -         (6.72)     (1.10)      4.63      (1.79)      0.90
 June............................................    -          3.91       0.99       5.80      (2.54)     14.25
 July............................................    -          1.37      (2.48)     (3.00)      5.11       8.87
 August..........................................    -         (1.88)      1.43      (5.26)     (8.06)      7.56
 September.......................................    -          2.79      (1.84)      3.68       1.09      (0.19)
 October.........................................    -         10.64       0.06       3.02      (0.70)     (3.95)
 November........................................    -          3.96       0.20       4.76       1.33       2.66
 December........................................    -          1.08       7.92       2.46       9.02      (0.73)
 Annual (or Period) Rate of Return...............    8.01%     17.33%     32.82%     11.78%     10.90%     17.31%
----------------------------------------------------------------------------------------------------------------

                                                   Compound Average Annual Rate
of Return (1/1/92-1/31/97)                                                19.26%
--------------------------------------------------------------------------------

 Inception of Client Account Trading by CTA:                        February 1971
 Inception of Client Account Trading in Program:                    February 1971
 Number of Open Accounts as of January 31, 1997:                               10
 Aggregate Assets in all Programs:                                   $622,694,686        (1/97)
 Aggregate Assets in Program:                                        $190,997,573        (1/97)
 Largest Monthly Draw-Down:                                                11.05%        (2/96)
 Largest Peak-to-Valley Draw-Down:                                         11.59%      (1/96-5/96)

--------------------
Notes follow Table A-2

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
                        MILLBURN RIDGEFIELD CORPORATION
                  OTHER TRADING PROGRAMS DIRECTED BY MILLBURN
              FOR THE PERIOD JANUARY 1992 THROUGH JANUARY 31, 1997

                                                                                                                           PERCENTAG
                                                                                                                         RATE OF
                                                                                                                         RETURN
                                                                                                                           (COMPUTE
                                                                                                                            ON A
                              INCEPTION       NUMBER                                                                     COMPOUNDED
                              OF CLIENT         OF        AGGREGATE ASSETS         LARGEST              LARGEST          MONTHLY
                              TRADING IN       OPEN          IN PROGRAM            MONTHLY           PEAK-TO-VALLEY      BASIS)
      NAME OF PROGRAM          PROGRAM       ACCOUNTS     JANUARY 31, 1997        DRAW-DOWN            DRAW-DOWN            1997
--------------------------------------------------------------------------------------------------------------------------------
 Global Program-Normal          Nov-89          4           $224,109,078       9.04%   (1/94)     13.50%   (6/94-1/95)      9.44
 Leverage                                                                                                                     (1)
                                                                                                                           Month
 Global Program-High            Jul-93          4            $37,735,291       12.93%   (1/94)    20.00%   (6/94-1/95)     12.33
 Leverage                                                                                                                     (1)
                                                                                                                           Month
 Currency Program-Normal        Nov-89          8            $55,834,633       9.35%   (8/93)     25.49%   (9/92-1/95)     14.82
 Leverage                                                                                                                     (1)
                                                                                                                           Month
 Currency Program-High          Jul-93          1            $15,280,386       13.10%   (8/93)    29.75%   (7/93-1/95)     21.33
 Leverage                                                                                                                     (1)
                                                                                                                           Month

      NAME OF PROGRAM              1996       1995       1994        1993       1992
--------------------------------------------------------------------------------------------------------------------------------
 Global Program-Normal            11.38      25.76      (5.24)       9.10       9.66
 Leverage
 Global Program-High              11.15      32.15      (9.03)       9.34          -
 Leverage                                                       (6 Months)
 Currency Program-Normal          11.32      18.88      (7.90)     (13.00)     12.47
 Leverage
 Currency Program-High            16.36      25.15     (21.29)     (11.10)         -
 Leverage                                                       (6 Months)

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    MILLBURN

                         NOTES TO TABLES A, A-1 AND A-2

     (a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down. Individual accounts may have experienced larger monthly draw-downs.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by any subsequent month's composite ending net asset value. The month(s) and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the program is in a current draw-down, or was in a draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

     For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down which began prior to the beginning of the most recent five calendar year period is deemed to have occurred during such five calendar year period. Individual accounts may have experienced larger peak-to-valley draw-downs.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is exponentially changed by the factor of one
(1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

     Monthly rate of return ("Monthly ROR") is calculated by dividing net profit
(loss) for the month by that month's starting equity. If there were additions or withdrawals during a month which, when included in the starting equity figure used to calculate Monthly ROR, increased or decreased the Monthly ROR by 10% or more from the Monthly ROR calculated without including the additions or withdrawals in starting equity, Monthly ROR was calculated by dividing net profit (loss) by starting equity plus additions, minus withdrawals.

                                    TABLE B
                            SUPPLEMENTAL PERFORMANCE
                        MILLBURN RIDGEFIELD CORPORATION
                        PRO FORMA AND ACTUAL PERFORMANCE
                             DIVERSIFIED PORTFOLIO
              WORLD RESOURCE VERSION OF THE DIVERSIFIED PORTFOLIO
                    JANUARY 1, 1992 THROUGH JANUARY 31, 1997

                                                             Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------
                                         Actual Performance(i)                Pro Forma Performance(ii)
                                       --------------------------------------------------------------------
                                           1997         1996         1995         1994         1993         1992
----------------------------------------------------------------------------------------------------------
 January..............................      3.37        (0.91)       (3.41)       (8.13)       (3.03)       (8.82)
 February.............................      -          (12.05)        6.17        (2.15)        5.54        (1.74)
 March................................      -            4.30        14.34         7.20        (1.27)       (1.15)
 April................................      -            2.16         3.83        (2.65)        5.42        (1.13)
 May..................................      -           (8.13)       (1.23)        4.45        (2.02)        0.34
 June.................................      -            6.52         0.58         5.20        (3.04)       14.07
 July.................................      -           (1.14)       (3.21)       (3.66)        5.05         7.82
 August...............................      -            1.29         1.25        (5.79)       (9.04)        6.45
 September............................      -            3.51        (6.82)        3.24         0.76        (0.40)
 October..............................      -            7.43        (2.42)        2.73        (0.95)       (4.64)
 November.............................      -            3.77         1.24         5.12         1.17         2.64
 December.............................      -            0.56        15.81         1.86         9.39        (1.17)

 Annual (or Period) Rate of Return....      3.37%        5.59%       26.36%        6.25%        6.80%       10.83%
----------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return(1/1/92-1/31/97)     11.44%
----------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:
  Past Five Years and Year to Date                                       12.05%       (2/96)
  For the Period February 1996 through January 1997                      12.05%       (2/96)
 Largest Peak-to-Valley Draw-Down:
  Past Five Years and Year to Date                                       14.69%     (1/96-5/96)
  For the Period February 1996 through January 1997                      13.91%     (2/96-5/96)

 (i) Represents the actual performance of this portfolio as traded for the Partnership for the period February 1996 (the first full month of trading) through January 31, 1997. The actual partial month performance for January 1996 was 1.80%.

(ii) Represents pro forma performance based upon the advisor's composite performance. See Notes to Table B. For the period January 1992 through August 1995, the pro forma performance was based upon the composite performance of Millburn's Diversified Portfolio. For the period September 1995 through January 1996, pro forma performance was based upon the composite performance of Millburn's World Resource Version of the Diversified Portfolio.

--------------------
Notes appear at page 95.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.

BACKGROUND

     ARA Portfolio Management Company was incorporated in Delaware in 1992 to engage in the business of advising clients with respect to speculation and hedging using portfolios of commodity futures contracts, options on futures, exchange for physical and forward contracts. On October 16, 1995, ARA Portfolio Management Company was merged into ARA Portfolio Management Company, L.L.C., a limited liability company organized in Delaware on September 25, 1995. References herein to "ARA" refer to the Delaware corporation prior to the merger and to the Delaware limited liability company on and after October 16, 1995. ARA's principal place of business is: 195 Church Street, 9th Floor, New Haven, Connecticut 06510-2009, Telephone: (203) 497-8700.

     ARA has been registered with the CFTC as a commodity trading advisor ("CTA") and commodity pool operator ("CPO") since May 12, 1992, and with the United States Securities and Exchange Commission ("SEC") as a registered investment advisor since October 30, 1992. ARA has been a member of the National Futures Association ("NFA") since May 12, 1992.

PRINCIPALS

     Mr. A. R. Arulpragasam, born in 1956, is the president and chief executive officer of ARA and is solely responsible for all management and trading decisions made by ARA. Mr. Arulpragasam received his B.S. in mathematics from Massachusetts Institute of Technology following which he pursued graduate studies in operations research at Stanford University.

     In November of 1979 Mr. Arulpragasam went to work for a company that Mr. William L. Brown had formed to capitalize on the emerging area of yield curve arbitrage. Mr. Arulpragasam was in charge of product research and development there for the next eight years, gaining extensive experience in the design and implementation of mathematical trading models and options strategies. He served as assistant trader on the trading desk for five years.

     In August, 1987 Mr. Arulpragasam left to start his own financial systems consulting firm in Ashaway, Rhode Island. From that time, until forming ARA in March 1992, he served as an independent consultant in the areas of financial systems modeling, options analysis and operations research.

     Mr. Arulpragasam is a mathematician by training with over seventeen years experience in the modeling and development of trading strategies in financial and commodity markets. He has been a member of the NFA since May 12, 1992.

     Mr. William L. Brown, born in 1945 has been registered as a principal of ARA since May 12, 1992. He is not involved in the management, decision-making, or daily operations of the company. He developed the price-trend identification algorithm (Phase I Model) which forms a key element in ARA's investment products.

     Mr. Brown has been an officer and director of Ross Hall Corp., a private investment company, since 1975. He was a principal of George Booth & Associates, Inc., a CTA and CPO, from July 1979 to December 1991. He was a passive shareholder of the company with no authority to trade and no involvement in the company's management or trading.

TRADING STRATEGIES

     ARA trades a diversified portfolio of futures contracts pursuant to ARA's fully-automated, strictly technical, trend-following trading system. ARA's system utilizes a trend identification algorithm in an attempt to identify price trends and their relative strengths for each commodity. An important difference between this system and many other trend-following programs is the mathematical determination of the size of the component portfolio positions based on the volatility characteristics of the individual commodities and the overall strength of the price trend. The basic risk management approach attempts to prohibit any one position in the portfolio from becoming overweighted and monitors the volatility of the entire portfolio relative to account equity. ARA currently trades in the following eighteen domestic exchange-traded markets: British pounds, German marks, Japanese yen, Swiss francs, Eurodollars, U.S. Treasury bonds, gold, copper, heating oil, crude oil, corn, soybeans, soybean oil, live cattle, live hogs, coffee, sugar and cotton. ARA will trade its Gamma Program on behalf of the Partnership. The Gamma Program has been designed with the objective of having an average volatility of approximately two times that of an unleveraged S&P 500 Stock Index portfolio. As of January 31, 1997, ARA was managing approximately $128 million of customer funds, with approximately $99.8 million in its Gamma Program ("Notional" funds excluded).

PAST PERFORMANCE

     Table A represents the composite performance record of ARA's Gamma Program for the period June 1992 through January 1997.

     Table A-1 represents the composite capsule performance results of all other trading programs directed by ARA for the time periods indicated.

                                    TABLE A
                    ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.
                               ARA GAMMA PROGRAM
                     JUNE 8, 1992 THROUGH JANUARY 31, 1997

                                                                 Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------

                                                    1997       1996       1995       1994       1993       1992
----------------------------------------------------------------------------------------------------------
 January........................................     5.74      (5.47)      0.07       1.24       0.05       -
 February.......................................     -        (13.28)      6.08      (2.16)      9.05       -
 March..........................................     -          5.47       5.09       3.41       0.51       -
 April..........................................     -         14.44      (5.22)      2.83       8.56       -
 May............................................     -         (9.56)     (4.42)     13.54      (1.41)      -
 June...........................................     -          5.95      (0.30)     11.90       3.58      11.69
 July...........................................     -          0.87      (6.75)     (1.92)      3.18       4.51
 August.........................................     -          0.67      (0.37)     (8.34)     (5.63)      3.85
 September......................................     -          4.07      (4.19)     (3.05)     (4.43)     (1.84)
 October........................................     -          8.53       3.51       1.33       0.30      (2.05)
 November.......................................     -         (5.48)      2.69      14.48       6.71       8.37
 December.......................................     -         (0.42)     10.32       2.00       6.98       0.76
 Annual (or Period) Rate of Return..............     5.74%      2.35%      5.17%     38.01%     29.54%     27.27%
----------------------------------------------------------------------------------------------------------------

                                                   Compound Average Annual Rate
of Return (6/8/92-1/31/97)                                                22.62%
--------------------------------------------------------------------------------

 Inception of Trading by CTA:                                     June 8, 1992
 Inception of Trading in Program:                                 June 8, 1992
 Number of Open Accounts as of January 31, 1997:                            29
 Aggregate Assets in all Programs:                                $128,360,694     (1/97)
 Aggregate Assets in Program:                                     $ 99,753,427     (1/97)
 Largest Monthly Draw-Down:                                             14.46%     (2/96)
 Largest Peak-to-Valley Draw-Down:                                      30.32%   (4/95-2/96)

--------------------
Notes follow Table A-1

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-1
  OTHER TRADING PROGRAMS DIRECTED BY ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.
             FOR THE PERIOD FEBRUARY 1993 THROUGH JANUARY 31, 1997

                                                       INCEPTION    NUMBER    AGGREGATE ASSETS
                                                          OF          OF      AGGREGATE ASSETS       LARGEST
                                                        TRADING      OPEN        IN PROGRAM          MONTHLY
                   NAME OF PROGRAM                      PROGRAM    ACCOUNTS   JANUARY 31, 1997      DRAW-DOWN
----------------------------------------------------------------------------------------------------------------
 ARA Alpha Program                                      Feb-93         2       $28,607,267          6.69% (2/96)

                                                               LARGEST                 PERCENTAGE RATE OF RETURN
                                                              PEAK-TO-
                                                               VALLEY           (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                   NAME OF PROGRAM                            DRAW-DOWN                 1997          1996          1995
----------------------------------------------------------------------------------------------------------------
 ARA Alpha Program                                     9.62%   (4/95-2/96)               3.1           7.8           8.9
                                                                                    (1 Month)

                   NAME OF PROGRAM                             1994          1993
----------------------------------------------------------------------------------------------------------------
 ARA Alpha Program                                             24.1          13.9
                                                                       (11 Months)

--------------------

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.
                           NOTES TO TABLES A AND A-1

     (a) "Draw Down" is defined as losses experienced by a program over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month-end net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated. In the case where the trading program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

     For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is exponentially changed by the factor of one
(1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A.

     Monthly rate of return ("Monthly ROR") is calculated by dividing net performance by the beginning equity adjusted for all time-weighted deposits less all time-weighted withdrawals during the period.

                                    TABLE B
                            SUPPLEMENTAL PERFORMANCE
                        ARA PORTFOLIO MANAGEMENT COMPANY
                             PRO FORMA PERFORMANCE
                               ARA GAMMA PROGRAM
                     JUNE 8, 1992 THROUGH JANUARY 31, 1997

                                                                  Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------
                                                1997        1996        1995        1994        1993        1992
----------------------------------------------------------------------------------------------------------
 January......................................     6.87       (5.45)       0.11        1.08       (0.07)       -
 February.....................................     -         (13.51)       6.06       (2.54)       9.87        -
 March........................................     -           5.19        5.10        3.82        0.43        -
 April........................................     -          14.76       (5.39)       3.56        9.35        -
 May..........................................     -          (9.93)      (4.55)      13.84       (2.14)       -
 June.........................................     -           5.92       (0.38)      12.87        3.74       13.28
 July.........................................     -           0.73       (7.68)      (2.87)       3.35        4.57
 August.......................................     -           0.62       (0.45)      (8.46)      (6.93)       3.95
 September....................................     -           4.55       (4.30)      (3.23)      (4.30)      (2.52)
 October......................................     -           8.49        3.80        1.47       (0.28)      (2.90)
 November.....................................     -          (5.94)       2.65       15.11        6.63        9.16
 December.....................................     -          (0.60)      10.65        1.98        7.42        0.47

 Annual (or Period) Rate of Return............     6.87%       1.23%       4.10%      39.48%      28.70%      27.83%
----------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (6/8/92-1/31/97)     22.56%
----------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:                                      13.51%        (2/96)
 Largest Peak-to-Valley Draw-Down:                               23.71%     (4/95-2/96)

--------------------
Notes appear at page 95

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

WILLOWBRIDGE ASSOCIATES INC.

BACKGROUND

     Willowbridge is a Delaware corporation organized on January 29, 1988. Willowbridge's main business address is 101 Morgan Lane, Suite 180, Plainsboro, New Jersey 08536 and telephone number is (609) 936-1100. Willowbridge has been registered pursuant to the CEA as a Commodity Pool Operator ("CPO") and a Commodity Trading Advisor ("CTA") and has been a CPO and CTA member of the NFA since May 3, 1988.

PRINCIPALS

     Philip L. Yang, born in 1959, has been the sole shareholder, Director and President of Willowbridge since September 1, 1992, and also held those positions from the time he formed Willowbridge in January 1988 through September 1989. Mr. Yang is registered as an associated person of Willowbridge. He is individually registered pursuant to the CEA as a CPO and a CTA and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood, Inc., ("Doublewood") and Union Spring Asset Management, Inc. ("Union Spring") each a registered CPO and CTA, and a NFA member. Mr. Yang has full responsibility with respect to the trading activities of Willowbridge, except in the case of MTech, the discretionary approach of Michael Gan. From 1983 through August 1988 and from October 1989 through August 1992, Mr. Yang was a Senior Vice President at Caxton Corporation, a commodity trading advisory firm, serving initially as Director of Research, where his research concentration was in the development and application of computerized trading models for a broad range of financial markets, and later as Director of Commodity Trading. Mr. Yang obtained a bachelor's degree with honors from the University of California at Berkeley, where he was inducted into Phi Beta Kappa. He received his master's degree from the Wharton School of the University of Pennsylvania.

     Michael Y. Gan, born in 1958, has been the Executive Vice President of Willowbridge since September 1, 1992. Mr. Gan is registered as an associated person of Willowbridge. He is individually registered pursuant to the CEA as a CPO and a CTA and is a member of the NFA in such capacities. He is also a principal and an associated person of Doublewood and Union Spring. Mr. Gan was the sole shareholder, Director and President of Willowbridge from October 1989 through August 1992. From 1983 to 1989, he worked in the foreign exchange trading group at Marine Midland Bank in New York. In this capacity, Mr. Gan was responsible for research into technical analysis, as well as proprietary trading for the firm in both currency futures and options. He had been promoted to Assistant Vice President prior to his resignation. Mr. Gan graduated summa cum laude from the University of the Philippines with a B.S. in Chemical Engineering and subsequently graduated with honors from the Wharton School of the University of Pennsylvania with an M.B.A. in Finance.

     Theresa C. Morris, born in 1953, is the Senior Vice President of Willowbridge. Ms. Morris has been employed by Willowbridge since its inception in August 1988 and is registered as an associated person of Willowbridge. Ms. Morris is also a principal and an associated person of Doublewood and Union Spring. Ms. Morris oversees administration, operations and compliance at Willowbridge. Prior to her current duties, Ms. Morris was responsible for analyzing and trading the technical signals generated by the computerized trading models. Ms. Morris has twenty years experience in the futures and financial industry. She attended Brookdale College, majoring in international business.

     Richard G. Faux, Jr., born in 1937, has been Executive Director of Willowbridge since April 1995. He is registered as an associated person and a principal of Willowbridge. He is also an associated person of Doublewood and President, a principal and associated person of Union Spring. Mr. Faux co-founded MC Baldwin Financial Company ("MC Baldwin") in 1989 and served as its Co-Chief Executive until April 1995. MC Baldwin is an international trading manager which develops futures funds for its partner, Mitsubishi Corporation, and other institutional clients. Prior to forming MC Baldwin, Mr. Faux was President of Merrill Lynch Options/Futures Management, Inc., a futures fund subsidiary of Merrill Lynch. Before Mr. Faux's joining Merrill Lynch in 1985, it had raised only $13 million in futures funds. When he left, the company had raised $930 million, including one of the first multi-advisor futures funds. Previously, he spent four years at

Thomson McKinnon Securities, Inc. where he helped develop futures funds, including one of the first financial futures funds. Earlier, Mr. Faux spent ten years at Kuhn Loeb & Co. (now Lehman Brothers). He is a graduate of Brown University and the Columbia University Graduate School of Business.

     John C. Plimpton, born in 1966, is Director of Investment Services. He joined Willowbridge in February 1995 and is responsible for marketing the firm's various investment strategies as well as maintaining client service. Mr. Plimpton is registered as an associated person and a principal of Willowbridge. His prior futures industry experience was with Beacon Management Corporation
(USA), a commodity trading advisor and commodity pool operator, where he held a marketing position specializing in the Japanese institutional market from January 1989 to December 1990. From January 1991 to August 1994, as a representative of Prudential Life Insurance, and from August 1994 to present, as sole shareholder and President of Plimpton Financial Group, a financial services company, Mr. Plimpton concentrated on insurance and benefit services for wealthy families and venture businesses. Since 1985, Mr. Plimpton has been involved in a number of businesses privately held by his family, as well as serving as director of Inolex Chemical Company, a specialty chemical company owned by his family. He earned his B.A. degree in Economics from the University of Chicago and his M.B.A. in Corporate Finance and Corporate Accounting from the William E. Simon School of Management at the University of Rochester.

     James J. O'Donnell, born in 1950, is Vice President of Willowbridge. He oversees Willowbridge's computer and information needs, including trading information systems, accounting information systems and support for ongoing research of new computerized trading systems and effectiveness testing of existing trading systems. Mr. O'Donnell has been employed by Willowbridge since September 1, 1992. From June 1987 through August 1992, Mr. O'Donnell was Manager of Computer Information Systems at Caxton Corporation. From April 1979 through May 1987, Mr. O'Donnell was manager of Research Information Systems at Commodities Corporation. Prior to that, he was employed by Penn Mutual from September 1973 through March 1979 as Senior Programmer Analyst. He is a graduate of LaSalle University with a B.A. in mathematics.

     Steven R. Crane, born in 1967, is Vice President of Willowbridge. He oversees the accounting and financial reporting for Willowbridge. Mr. Crane has been employed by Willowbridge since April 1993. Prior to that, he was employed by Caxton Corporation from April 1992 to April 1993 as a Senior Accountant. From September 1989 through April 1992, Mr. Crane worked as a Senior Auditor for Deloitte & Touche LLP. Mr. Crane is a Certified Public Accountant and a member of the AICPA. He graduated magna cum laude from North Carolina State University with a B.A. in accounting.

WILLOWBRIDGE'S SYSTEMS, APPROACHES AND PROGRAMS

     Willowbridge will use its Select Investment Program utilizing the Argo Trading System in its management of assets allocated to it by the Partnership.

     Pursuant to a licensing agreement between Caxton Corporation ("Caxton") and Willowbridge, Willowbridge has been granted the sole and exclusive right to use the Systems described below. The licensing agreement will continue until December 31, 2001 and shall be renewed for successive one year terms unless either Willowbridge or Caxton has given 90 days' notice to the other prior to such date of its intention not to renew. The licensing agreement may also be terminated in the case of an uncured material breach or in other extraordinary situations. Willowbridge pays royalties to Caxton based on fees generated by Willowbridge's trading.

     For accounts of less than $1 million in assets, Willowbridge may not be able to trade the full portfolio of the system or program. Willowbridge's discretionary trading approaches have substantially higher minimums.

ARGO TRADING SYSTEM

     The Argo Trading System ("Argo") commenced trading in 1987. Argo uses the concepts of pattern recognition, support/resistance levels and counter-trend liquidations in making trading decisions. Argo has a relatively slow time horizon and attempts to capture long-term price moves. It is intended that Argo's positions will be generally held from 20-30 trading days with approximately fifteen to forty percent (15-40%) of assets under management committed as margin for commodity interest trading, but from time to time the percentage of assets committed may be substantially more or less. Argo's portfolio currently includes the following markets: grains (corn, wheat, soybeans, soybean meal and soybean oil), precious metals (gold and silver), energies (crude oil, heating oil, natural gas and unleaded gasoline), base metals (copper), softs (sugar, coffee, cocoa and cotton), livestock (live cattle, live hogs and pork bellies), domestic financial instruments (Treasury bills, bonds and notes and Eurodollars), foreign financial instruments (Japanese bonds, Italian bonds, Euro-Marks, Euro-Swiss, Euro-Lira, Euro-Yen, notional, bunds, pibor, gilts, short sterling and Australian Treasury bills and bonds) and currencies (pound sterling, deutsche marks, Canadian dollar, Swiss franc, Japanese yen and Australian dollar and mark-yen). Pattern recognition, support/resistance level and counter-trend liquidation are defined as follows:

          Pattern recognition is the ability to identify patterns that appear to act as precursors of price advances or declines in the past.

          A support level is a previous low -- a price level under the market where buying interest is sufficiently strong to overcome selling pressure.

          A resistance level is a previous high -- a price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

          A counter-trend liquidation is a closing out of a position after a significant price move on the assumption that the market is due for a correction.

OTHER WILLOWBRIDGE SYSTEMS

     In addition to the Argo Trading System, Willowbridge currently offers four additional trading systems, none of which will be initially traded for the Partnership.

     The Vulcan Trading System ("Vulcan") is a computerized technical trading system. It is not a trend-following system, but does ride a trend when the opportunity arises. Vulcan uses the concepts of pattern recognition, support/resistance levels, and counter-trend liquidations in making trading decisions. In effect, Vulcan is more akin to a systematic technical charting system, as opposed to most computer systems which are based on pure trend-following calculations. The Vulcan system is based on general technical trading principles that over time have repeatedly shown their validity as price movement forecasters. It applies these principles to a diversified portfolio of commodities and currencies. Given that the system is based on general principles, the system parameters used are the same for all items in the portfolio and are not optimized. In this manner, the Vulcan system minimizes the problem of data-fitting.

     The Titan Trading System ("Titan") which commenced trading in 1986, is a technical trend following system coupled with a mechanism for adding to, or subtracting from, the initial position on a counter-trend or retracement basis. Unlike Vulcan, Titan applies various technical factors in an attempt to monitor the overall market environment to attempt to recognize major trends. In utilizing the mechanism described in the first sentence of this paragraph, if the system initially perceives a low degree of risk, a relatively greater number of positions are initiated. Likewise, when the system initially perceives a high level of risk, relatively fewer positions will be initiated until a lower degree of risk is perceived. Thereafter positions may be added or subtracted as a result of a perceived temporary discontinuance of a trend. This ability to adjust the number of positions held is Titan's primary risk-control tool. Through this combination Titan attempts to maximize profits in markets with strong secular trends running over a 6-12 month period of time, while minimizing the risks which otherwise involve taking a large position at the start of the perceived move. Titan's portfolio composition generally is the same as Vulcan's although initial positions will be held on a long-term basis and any additional positions will be held on an intermediate term basis.

     The Rex Trading System ("Rex"), which commenced trading in 1988, is an options buying and selling system. Through proprietary statistical analysis of various technical factors, Rex attempts to determine whether the options for a particular commodity are intrinsically cheap or expensive. When the system detects an underpriced option, either a put or a call option will be purchased, depending upon the signal generated.

Likewise, when Rex detects an over-priced option, either a put or a call option will be sold. Rex uses a complex set of money-management rules to control its risk. After a position is established, the position is monitored and, if called for, liquidated through the application of a variety of rules that are based on volatility, trends, time-decay and delta levels. The position generally is carried until the system determines that the option has become intrinsically cheap (for short positions) or expensive (for long positions). Systematic technical charting systems, system parameters, data-fitting, secular trend, time-decay and delta levels are defined as follows:

          A systematic technical charting system is a system which is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

          The system parameters are values which can be freely assigned in a trading system in order to vary the timing of signals.

          Data-fitting is optimizing a parameter for a particular commodity interest in a particular market.

          Secular trends are intermediate upswings and downswings in price that over a long period of time constitutes a big move.

          Time-decay is a measure of the rate that the value of an option declines over time, everything else held constant.

          A delta level is the level by which an option's price will change for a corresponding change in price by the underlying commodity interest, generally expressed as a number from zero to 1.0. (Deep in-the-money deltas will approach 1.0, deep out-of-money deltas will approach zero and at- or near-the-money deltas will run at about 0.50.)

     The Siren Trading System ("Siren"), which commenced trading January 1991, is a system based on the principles of market profiles and other techniques that utilize real time price information. Siren can best be characterized as a top and bottom picking system. Siren tries to determine acquisition and distribution patterns that often signal the end and reversal of a major trend bias. When it identifies such a change, it will attempt to initiate a countervailing position. Siren's time frame is generally 18-25 trading days.

APPROACHES

     Willowbridge currently offers two trading approaches.

     The XLIM Trading Approach ("XLIM"), which was first applied in February 1988, is traded on a discretionary basis by Mr. Yang. Trading decisions are based primarily on Mr. Yang's analysis of technical factors, fundamentals and market action. XLIM trades are selected from a wide variety of futures contracts, forwards, spot and options on United States and international markets, including but not limited to, financial instruments, currencies, precious and base metals and agricultural commodities.

     The MTech Trading Approach ("MTech"), which commenced trading January 1991, is a highly discretionary and judgmental trading approach relying primarily on Mr. Gan's subjective analysis of the markets. Trading decisions are made on technical, as well as fundamental analysis. MTech currently trades the United States and international futures, forward, spot and options markets.

PROGRAMS

     Willowbridge currently offers four investment programs.

     The Currency, Financial and Metals ("CFM") Investment Program is one whereby Willowbridge will have the discretionary authority, based primarily on analysis of technical factors, fundamentals and market action, to trade futures, forward, spot and option contracts in the currency, financial and metals markets. In the CFM program, Mr. Yang utilizes the various Willowbridge strategies to provide the disciplined technical and fundamental analysis of the markets and also to help determine risk management procedures.

     The Currency Investment Program is one whereby Willowbridge has the discretionary authority initially to allocate and subsequently reallocate the client's funds among one or more of the seven Willowbridge strategies to be applied exclusively to trading futures, forward, spot and option contracts in foreign currencies.

     The Primary Investment Program is one whereby Willowbridge has the discretionary authority, based upon Mr. Yang's periodic evaluation of market conditions, to determine which strategy to use for a given market. Typically, changes in systems used for particular markets are made infrequently.

     The Select Investment Program is one whereby the client determines the initial allocation and subsequent reallocation, if any, of the client's funds among one or more of the seven Willowbridge strategies.

PERFORMANCE

     Table A sets forth the composite performance capsule results of all accounts traded according to the Argo Trading System of Willowbridge for the period January 1992 through January 1997.

     Table A-1 reflects the composite capsule performance results of all other trading systems, approaches and programs directed by Willowbridge during the periods indicated.

                                    TABLE A
                          WILLOWBRIDGE ASSOCIATES INC.
                              ARGO TRADING SYSTEM
                    JANUARY 1, 1992 THROUGH JANUARY 31, 1997

                                                             Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------

                                        1997          1996          1995          1994          1993          1992
----------------------------------------------------------------------------------------------------------
 January...........................       7.92          2.61         (4.49)        (9.14)        (9.01)        (7.71)
 February..........................       -           (16.70)        11.13         (6.86)        18.66         (2.15)
 March.............................       -             7.30         18.39          6.58          0.37         (4.85)
 April.............................       -            17.39          8.94         (2.31)         3.99         (0.31)
 May...............................       -            (8.52)         5.00         16.12          1.34         (0.40)
 June..............................       -            (0.80)        (2.47)        11.47          5.04          5.69
 July..............................       -           (14.84)        (0.72)         3.23          3.15         20.04
 August............................       -             3.16          1.58         (2.83)        (6.83)        13.84
 September.........................       -             2.93         (2.05)         2.22         (8.42)        (6.24)
 October...........................       -            12.24          4.36          1.42         (3.75)        (2.55)
 November..........................       -            20.33          2.19          1.74          4.99          6.53
 December..........................       -            (5.75)         8.02         (0.32)         9.77          1.79
 Annual (or Period) Rate of               7.92%        12.46%        59.52%        20.28%        17.10%        22.09%
  Return...........................
----------------------------------------------------------------------------------------------------------------

                                                   Compound Average Annual Rate
of Return (1/1/92-1/31/97)                                                26.69%
--------------------------------------------------------------------------------

 Inception of Client Account Trading by CTA:                       August 1988
 Inception of Client Account Trading in Program:                   August 1988
 Number of Open Accounts as of January 31, 1997:                            59
 Aggregate Assets (Excluding "Notional" Equity) in all
 Programs:                                                        $514,276,000        (1/97)
 Aggregate Assets (Including "Notional" Equity) in all
 Programs:                                                        $659,363,000        (1/97)
 Aggregate Assets (Excluding "Notional" Equity) in Program:       $131,794,000        (1/97)
 Aggregate Assets (Including "Notional" Equity) in Program:       $157,876,000        (1/97)
 Largest Monthly Draw-Down:                                             20.49%        (2/96)
 Largest Peak-to-Valley Draw-Down:                                      31.13%      (5/96-7/96)

--------------------
Notes follow Table A-1

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-1
        OTHER TRADING PROGRAMS DIRECTED BY WILLOWBRIDGE ASSOCIATES INC.
              FOR THE PERIOD JANUARY 1992 THROUGH JANUARY 31, 1997

                                                               AGGREGATE ASSETS  AGGREGATE ASSETS
                                       INCEPTION     NUMBER       IN PROGRAM        IN PROGRAM
                                       OF CLIENT       OF      JANUARY 31, 1997  JANUARY 31, 1997    LARGEST
                                       TRADING IN     OPEN        (EXCLUDING        (INCLUDING       MONTHLY
           NAME OF PROGRAM              PROGRAM     ACCOUNTS   NOTIONAL FUNDS)   NOTIONAL FUNDS)     DRAW-DOWN
-------------------------------------------------------------------------------------------------   -----------
Vulcan Trading System.................  Aug-88         20        $ 18,351,000      $ 32,976,000    19.39%  (2/96)
Titan Trading System..................  Aug-88         12        $ 12,650,000      $ 24,001,000    15.02%  (2/94)
Rex Trading System....................  Aug-88         1         $    (10,000)     $  1,089,000    25.19%  (2/96)
Siren Trading System..................  Jan-91         11        $ 11,580,000      $ 22,844,000    12.39%  (8/93)
XLIM Trading Approach-Notional
 Excluded.............................  Aug-88         36         281,198,000      $327,622,000     7.76%  (6/95)
XLIM Trading Approach-Notional
 Included.............................  Aug-88         36         281,198,000      $327,622,000     7.51%  (7/96)
MTECH Trading Approach................  Jan-91         2         $  6,339,000      $ 16,369,000    12.44%  (2/96)
CFM Trading Program...................  Jan-93         4         $ 21,192,000      $ 21,192,000    18.08%  (2/94)
Currency Trading Program..............  May-91         5         $  2,984,000      $ 13,480,000    10.31%  (8/93)
Primary Trading Program...............  Jan-93         13        $ 28,057,000      $ 41,775,000    17.06%  (2/96)
Atlas Trading System..................  Nov-89     N/A-Closed      N/A-Closed        N/A-Closed    16.58%  (1/91)

                                        LARGEST
                                        PEAK-TO-                         PERCENTAGE RATE OF RETURN
                                         VALLEY                  (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                       DRAW-DOWN           1997       1996     1995     1994       1993     1992
                         -------------------------------------------------------------------------------------------------
                   <
Vulcan Trading System...........  19.03%   (1/92-6/92)     14.10     12.96     57.62    14.67     33.97     19.30
                                                        (1 Month)
Titan Trading System............  27.80%   (8/93-5/94)      4.65    31.91    68.10      10.06    23.28      32.16
                                                        (1 Month)
Rex Trading System..............  78.84%  (9/90-9/96*)     (0.95)  (27.37)  (13.07)    (12.49)  (10.37)    (18.54)
                                                        (1 Month)
Siren Trading System............   21.99%  (7/93-10/93)     8.19     1.41    25.12      37.88     9.45      (1.39)
                                                        (1 Month)
XLIM Trading Approach-Notional
 Excluded.......................    29.10%   (8/93-1/95)   (4.04)   38.74    34.99     (19.68)   22.30       8.36
                                                                                    (5 Months)          (3 Months)
XLIM Trading Approach-Notional
 Included.......................    29.10%   (8/93-1/95)   (3.41)   31.06    31.28     (19.68)   22.30       8.36
                                                         (1 Month)                   (5 Months)         (3 Months)
MTECH Trading Approach..........    21.37%   (8/93-2/94)    1.95    45.73    53.22      21.68    32.48      25.13
                                                        (1 Month)
CFM Trading Program.............    31.83%   (8/93-9/94)   (3.15)   31.66    24.52     (10.51)   29.49         --
                                                        (1 Month)
Currency Trading Program........    25.32%   (7/93-8/94)    7.18    (0.37)   28.55     (10.26)   (8.59)     16.96
                                                        (1 Month)
Primary Trading Program.........    22.52%   (5/96-7/96)    7.52    14.45    56.76      22.70    16.79         --
                                                        (1 Month)
Atlas Trading System............    46.67%  (10/90-5/92)      --       --       --         --       --      18.29

       ---------------------------
       Notes follow Table

           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                          WILLOWBRIDGE ASSOCIATES INC.
                           NOTES TO TABLES A AND A-1

     (a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly trading loss experienced by any account in the program in any calendar month covered by the Table, expressed as a percentage of the total equity and includes the month and year of such draw-down.

     In reviewing its accounts to determine the worst draw-down figures for any account included in the composite capsules, Willowbridge has excluded accounts in any month during which the account has (a) been opened or closed, (b) experienced material additions or withdrawals, or (c) been phased in or out of trading a full portfolio, in order to obtain representative figures.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to trading losses sustained by any account in the trading program during a period covered by the Table, in which the initial month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by any subsequent month's ending net asset value of the account, expressed as a percentage of total equity. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated. In the case where the trading program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

     In reviewing its accounts to determine the worst draw-down figures for any account included in the composite capsules, Willowbridge has excluded accounts in any month during which the account has (a) been opened or closed, (b) experienced material additions or withdrawals, or (c) been phased in or out of trading a full portfolio, in order to obtain representative figures.

     For purposes of the Largest Peak-to-Valley Draw-Down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is exponentially changed by the factor of one
(1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A.

     Monthly Rate of Return ("Monthly ROR") in the accompanying performance capsules for Argo (beginning January 1992), Vulcan (beginning July 1994), Titan (beginning July 1995), Siren (beginning April 1995), CFM (beginning January
1993), Currency (beginning January 1992) and Primary (beginning August 1995), have been calculated using the Fully Funded Subset Method of computing rate of return and presenting performance disclosure, pursuant to an Advisory published by the CFTC. To qualify for use of the Fully Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant rates of return are representative of the trading program. Willowbridge has performed these tests starting in the periods disclosed above. Additionally, with respect to the performance capsules for the systems and programs noted above, "notional" funds were not traded prior to the respective Fully Funded Subset Method implementation dates as noted above.

     Under the Fully Funded Subset Method, Monthly ROR has been calculated by dividing net performance of the Fully Funded Subset by the beginning equity of the Fully Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully Funded Subset. In such instances, the Fully Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully Funded Subset method.

     Otherwise, monthly rate of return is calculated by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method.

     The following matrix is provided to show the relationship between rate of return and the various funding levels that may exist in a program.

 ACTUAL
 RATE OF
RETURN(1)     RATES OF RETURN BASED ON VARIOUS FUNDING LEVELS(3)
---------     ----------------------------------------------------------------------------------
   20.00%       20.00%      26.67%      30.00%      40.00%       50.00%       60.00%      100.00%
   15.00%       15.00%      20.00%      22.50%      30.00%       37.50%       45.00%       75.00%
   10.00%       10.00%      13.33%      15.00%      20.00%       25.00%       30.00%       50.00%
    5.00%        5.00%       6.67%       7.50%      10.00%       12.50%       15.00%       25.00%
    0.00%        0.00%       0.00%       0.00%       0.00%        0.00%        0.00%        0.00%
   -5.00%       -5.00%      -6.67%      -7.50%     -10.00%      -12.50%      -15.00%      -25.00%
  -10.00%      -10.00%     -13.33%     -15.00%     -20.00%      -25.00%      -30.00%      -50.00%
  -15.00%      -15.00%     -20.00%     -22.50%     -30.00%      -37.50%      -45.00%      -75.00%
  -20.00%      -20.00%     -26.67%     -30.00%     -40.00%      -50.00%      -60.00%     -100.00%
  -25.00%      -25.00%     -33.33%     -37.50%     -50.00%      -62.50%      -75.00%     -125.00%
  -30.00%      -30.00%     -40.00%     -45.00%     -60.00%      -75.00%      -90.00%     -150.00%
  -35.00%      -35.00%     -46.67%     -52.50%     -70.00%      -87.50%     -105.00%     -175.00%
  -40.00%      -40.00%     -53.33%     -60.00%     -80.00%     -100.00%     -120.00%     -200.00%
              ----------------------------------------------------------------------------------
               100.00%      75.00%      66.67%      50.00%       40.00%       33.33%       20.00%
                                                                             LEVEL OF FUNDING(2)

---------------
Footnotes to Matrix:

(1) This column represents the range of actual rates of return for fully funded accounts reflected in the accompanying performance capsule.
(2) This represents actual funds divided by the fully funded trading level expressed as a percentage. Funding levels displayed in the matrix include the most common funding percentages utilized by the accounts and the lowest level of the funding allowed by Willowbridge Associates Inc.
(3) These columns represent the rate of return experienced by an account at various levels of funding traded by the trading advisor. The rates of returns for accounts that are not fully funded are inversely proportional to the actual rates of return based on the percentage of level of funding.

GENERAL NOTES TO PERFORMANCE CAPSULES

     Brokerage commissions charged to accounts in the performance capsules may vary substantially. Not all accounts earn interest income. Monthly or quarterly management fees and quarterly or annual incentive fees charged may vary between accounts. Some accounts are not charged a management fee. Certain accounts paid specific fees unrelated to Willowbridge's trading that were treated as expenses. Beginning July 1, 1995, such unrelated fees are reflected in the performance capsules as withdrawals.

ADDITIONAL FOOTNOTE FOR THE XLIM NOTIONAL INCLUDED AND NOTIONAL EXCLUDED COMPOSITE SUMMARIES

     Commencing in February 1995, certain accounts in the performance capsule include amounts clients have instructed Willowbridge to trade but that are not deposited in those clients' accounts. These excess amounts are deemed to be "notional" funds for which performance results are reported in accordance with an Advisory published by the CFTC. The computations presented in the "notionally" excluded performance capsule reflect only the actual funds deposited in or withdrawn from the clients' accounts rather than the total account size the client has instructed Willowbridge to trade. Substantial differences may exist between beginning equity for an account which includes "notional" funds (reflected in the notional included performance capsule) and an account which contains only actual funds (reflected in the notional excluded performance capsule). Excluding "notional" funds from the calculations of rate of return tends to accentuate both positive and negative rate of return.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE B
                            SUPPLEMENTAL PERFORMANCE
                         WILLOWBRIDGE ASSOCIATES, INC.
                             PRO FORMA PERFORMANCE
                              ARGO TRADING PROGRAM
                     JANUARY 1992 THROUGH JANUARY 31, 1997

                                                             Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------

                                        1997          1996          1995          1994          1993          1992
----------------------------------------------------------------------------------------------------------
 January...........................       7.35          3.27         (5.36)        (9.47)        (9.27)        (7.95)
 February..........................       -           (16.93)        11.27         (7.27)        18.38         (2.63)
 March.............................       -             6.47         17.67          6.86         (0.18)        (5.37)
 April.............................       -            17.66          8.26         (2.74)         3.37         (0.62)
 May...............................       -            (9.13)         4.63         16.32          1.01         (0.72)
 June..............................       -            (1.73)        (1.84)        11.23          5.26          5.33
 July..............................       -           (14.82)        (1.45)         3.30          3.21         18.81
 August............................       -             2.33          1.42         (2.57)        (7.60)        12.07
 September.........................       -             2.95         (2.76)         1.32         (9.10)        (5.94)
 October...........................       -            11.96          4.65          1.28         (4.61)        (3.18)
 November..........................       -            20.30          2.56          1.13          5.46          6.18
 December..........................       -            (5.63)         6.83         (0.53)        10.75          1.40
 Annual (or Period) Rate of
   Return..........................       7.35%         9.46%        53.54%        17.28%        13.80%        15.08%
----------------------------------------------------------------------------------------------------------------

                                                   Compound Average Annual Rate
of Return (1/1/92-1/31/97)                                                22.20%
--------------------------------------------------------------------------------

 Largest Monthly Draw-Down:                                             16.93%        (2/96)
 Largest Peak-to-Valley Draw-Down:                                      23.94%      (5/96-7/96)

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                   NOTES TO TABLES B AND B-1 FOR ALL ADVISORS

     Table B and, where applicable, Table B-1 were prepared by the General Partner and present the results of applying certain arithmetical calculations to various figures in each Advisor's composite performance record for the program or portfolio which will be traded for the Partnership in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management and incentive fees which will be paid by the Partnership, as opposed to the brokerage commissions and management and incentive fees which they did in fact pay, and received interest income on 80% of account equity. Adjustments for pro forma other expenses and continuous offering expenses were made to each of the Tables B and B-1, where applicable, based upon an assumed average partnership size of $85 million. Beginning with February 1996, Tables B and B-1 present the actual performance of Chesapeake's, JWH's and Millburn's trading on behalf of the Partnership. The pro forma calculations are made on a month-to-month basis, i.e., the pro forma adjustment to trading profits (losses), brokerage commissions, management and incentive fees and interest income in one month does not affect the actual figures which are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4. Accordingly, the pro forma tables do not reflect on a cumulative basis the effect of the difference between the fees to be charged to and interest earned by the Partnership and the fees and commissions charged to and interest earned by the Partnership and the fees and commissions charged to and interest earned by the accounts in the actual performance tables.

1. Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the "Base Amount"), and (b) multiplying the result by 1/2 of 1%, plus estimated NFA, exchange, "give-up" and floor brokerage fees.

2. Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and multiplying the result by 1/6 of 1% for all Advisors except JWH, which has been calculated using 1/3 of 1%.

3. Pro forma other expenses have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma management fees and multiplying the result by 1/12 of .61%.

4. Pro forma incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses, and (c) multiplying the resulting figure by 20% for all Advisors except JWH, which has been calculated using 15%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) and as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a quarter but lost in a subsequent month in such quarter. In the case where there is cumulative negative net performance, which must be reversed before an incentive fee becomes payable, and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced.

5. Pro forma interest income has been calculated by: (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two, (d) multiplying by 80% and (e) then multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of the calculation of pro forma interest income, Partnership interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B and B-1. Such rates are higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the interest income reflected in the Advisors' performance tables which was most likely earned at the then prevailing interest rates of a particular time period. The Partnership reimbursed SB from interest earned until the amount of interest accrued equaled the amount of all offering and organizational expenses of the initial offering period and the 1996 Continuous Offering, plus interest at the prime rate quoted by The Chase Manhattan Bank.

6. Pro forma monthly rate of return ("Pro Forma Monthly ROR") equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable. Beginning with February 1996, rate of return as indicated on Table B, or where applicable, Table B-1 reflects the actual trading results as experienced by Chesapeake, JWH or Millburn on behalf of the Partnership ("Monthly ROR").

7. Pro forma annual rate of return equals the Pro Forma Monthly ROR or Monthly ROR compounded over the number of periods in a given year, i.e. each Pro Forma Monthly ROR or Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period's Pro Forma Monthly ROR or Monthly ROR similarly expressed. One is then subtracted from the product. The Compound Average Annual Rate of Return for the entire period presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The compound average annual rate of return for the entire period appears as the last entry in the column.

8. "Largest Monthly Draw-Down" is the largest pro forma monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

9. "Largest Peak-to-Valley Draw-Down" is the greatest cumulative pro forma percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down has not been equal or greater than any subsequent month's composite ending net asset value and indicates the months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline.

MANAGEMENT AGREEMENTS

     The Management Agreement that the General Partner and the Partnership has entered into with each Advisor provides that the Advisor has sole discretion in determining the investment of the assets of the Partnership allocated by the General Partner to that Advisor subject to the Partnership's trading policies. Each agreement continues in effect until each June 30 and is renewable by the General Partner for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period. The agreement can be terminated by the General Partner on 30 days' written notice to the Advisor if (i) the Net Asset Value per Unit declines as of the close of business on any day to $400 or less, (ii) the Net Assets allocated to an Advisor (adjusted for redemptions, reallocations and withdrawals, if any) decline by 50% or more as of the end of a trading day from such Net Assets' previous highest value, (iii) limited partners owning at least 50% of the outstanding Units vote to require the General Partner to terminate the agreement, (iv) the Advisor fails to comply with the terms of the agreement, (v) the General Partner, acting in good faith, upon due consideration by its Board of Directors reasonably determines that the performance of the Advisor has been such that the General Partner's fiduciary duties to the Partnership require termination of the agreement, or (vi) the General Partner reasonably believes that the application of speculative position limits resulting from the aggregation of the Partnership's positions with those of the accounts managed by the Advisor and its principals (if any) will substantially adversely affect the results of the Partnership's commodity trading. The agreement also provides that the Advisor may terminate the agreement upon 30 days' notice to the General Partner in the event that (i) the Trading Policies are changed in a manner which the Advisor reasonably believes will adversely affect the performance of its trading strategies, (ii) at any time after June 30, 1996, for Chesapeake, JWH and Millburn and after June 30, 1997 for ARA and Willowbridge or (iii) the General Partner or Partnership fails to comply with the terms of the agreement. The Advisor may immediately terminate the Agreement if (i) the General Partner fails to consent to the Advisor's making a material change in the trading program outlined herein, (ii) the General Partner requires the Advisor to liquidate its positions other than in order that the General Partner may reallocate the Partnership's assets, meet margin calls on the Partnership's account or fund redemptions or (iii) if the General Partner's registration as a commodity pool operator or its membership in the NFA is terminated or suspended. The General Partner may immediately terminate the agreement of an Advisor if its controlling principal (or principals) dies, becomes incapacitated, or is otherwise not managing the trading programs of the Advisor, or if the respective Advisor merges, consolidates with another entity, sells a substantial portion of its assets or becomes insolvent or bankrupt, or if its registration with the CFTC or membership in NFA is suspended or terminated.

     The compensation payable by the Partnership to the Advisors under each Management Agreement is described under "Fees and Expenses to the Partnership."

     Under each Management Agreement the Advisor and its principals are free to render advisory services with respect to other clients and accounts and may use the same or different trading strategies which are utilized in managing the Partnership's investments. However, the Advisor represents and agrees that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by the Management Agreement. Further, if trading recommendations must be revised as a result of the application of speculative position limits, the Advisor is required to modify such orders in a manner which will not substantially disproportionately affect the Partnership as compared with the Advisor's other accounts trading that program. In addition, the Advisor represents and agrees that it will not knowingly or deliberately use trading strategies for the Partnership which are inferior to those used for any other client or account nor favor any other account over the Partnership in any way, although certain Advisors may offer different trading programs and the Advisor's trading will not necessarily experience the same results as other accounts managed by the Advisor due to differences in such variables including the portfolio selected (which may differ from the trading programs selected and allocations utilized by other accounts); the proportion of funds utilized as margin in the markets; brokerage commissions and management and incentive fees (which may be higher or lower than other accounts under the Advisor's management); and changes in the Advisor's trading methodology, including the size and degree of diversification in terms of the number of and differences in commodities traded at a particular time.

     The agreement provides that with respect to any action in which the Advisor is a party arising out of or in connection with the Management Agreement or the management of the Partnership's assets, the Partnership and the General Partner shall indemnify and hold harmless the Advisor, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, incurred by such person in connection with such action if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, and if such actions did not involve negligence, intentional misconduct, or a breach of fiduciary obligations to the Partnership as a commodity trading advisor in accordance with applicable law. To the extent that the Advisor has been successful in defense of any action, no independent legal opinion is needed.

                            FIDUCIARY RESPONSIBILITY

     Duties of the General Partner. Except as described below, the General Partner, to the exclusion of all limited partners, conducts and manages the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner may delegate its responsibility for the investment of the Partnership's assets to one or more qualified trading advisors. The General Partner monitors the trading and performance of the Partnership and does not "churn" or permit the "churning" of the Partnership's account. The General Partner is further authorized to enter into the Customer Agreement with SB described herein under "The Commodity
Broker/Dealer -- Customer Agreement" and to cause the Partnership to pay SB a brokerage fee equal to 1/2 of 1% of month-end Net Assets allocated to the Advisors (6% per year) per month. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the partners and expenses of the Partnership, such as incentive fees, brokerage fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. The General Partner shall seek the best prices and services available in its commodity futures brokerage transactions. The General Partner reviews, not less often than annually, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine, to the extent practicable, that the brokerage fee paid by the Partnership is competitive with such other rates. See "The Limited Partnership
Agreement -- Management of Partnership Affairs" and "Risk Factors -- Dissolution of the Partnership; Cessation of Trading".

     The General Partner has sole discretion in determining what distributions (other than on redemptions of Units), if any, the Partnership will make to its partners. See "The Limited Partnership Agreement -- Sharing of Profits and Losses". The General Partner takes such actions as it deems necessary or appropriate at any time to admit new or substituted limited partners to the Partnership. See "The Limited Partnership Agreement -- Additional Partners" and "The Limited Partnership Agreement -- Restrictions on Transfer or Assignment".

     General Partner as a Fiduciary. Under New York law, the General Partner has a responsibility to the limited partners to exercise good faith and fairness in all dealings affecting the Partnership. The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The General Partner shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. The law of fiduciary duties is a developing and changing area of the law and limited partners who have questions concerning the responsibilities of the General Partner should consult their counsel. In the event that a limited partner believes the General Partner has violated its fiduciary responsibility to the limited partners, he may seek legal relief for himself or on behalf of the Partnership, if the General Partner has refused to bring the action, or if an effort to cause the General Partner to bring the action is not likely to succeed, or may have a right to bring a class action on behalf of all of the limited partners, under applicable laws, including partnership, commodities or securities laws, to recover damages from or require an accounting by the General Partner. Limited partners may also be afforded certain rights for reparations under the CEA for violations of the CEA by the General Partner. There can be no assurance, however, that adequate remedies will be available to the limited partners in the event that the General Partner fails to perform its fiduciary obligations to the Partnership. In addition, a limited partner may institute legal proceedings against the General Partner if it or a duly selected trading advisor engages in excessive trading. Limited partners should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the General Partner under the Limited Partnership Agreement and the Advisors under the Management Agreements, the scarcity of judicial decisions providing standards defining excessive trading, and the exculpatory provisions in the Limited Partnership Agreement.

     The Limited Partnership Agreement provides that the Partnership shall indemnify and hold harmless the General Partner or its affiliates, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, if the General Partner (or its affiliate) determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and if such loss or liability was not the result of negligence or misconduct. The General Partner would be able to defend itself on that basis if it were involved in a lawsuit, as established in New York law. No indemnification of the General Partner or its affiliates is permitted for losses resulting from a violation of the Securities Act of 1933 or of any state securities law. In addition, indemnification of the General Partner and its affiliates in connection with any action against the General Partner may only be made if consistent with applicable provisions of the New York Revised Limited Partnership Act. The provisions of the Limited Partnership Agreement are consistent with New York standards of fiduciary duty.

     The Limited Partnership Agreement provides further that the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any partner (or assignee), it being expressly agreed therein that any such return of capital or profits made pursuant to the Limited Partnership Agreement shall be made from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

     The effect of the above provisions may be that an investor in the Units would have a more limited right of action than would be the case had such provisions not existed. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant and its controlling persons under which it has taken the position that whether such indemnification is consistent with the policies expressed in the CEA will be determined by the CFTC on a case-by-case basis.

     The limited partners may be afforded certain rights for reparations under the CEA. The CFTC has adopted rules implementing the reparations provisions of the CEA which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, a futures commission merchant and its associated persons, a commodity trading advisor or a commodity pool operator. The General Partner is registered with the CFTC as a commodity pool operator and a commodity trading advisor; each of the Advisors is registered with the CFTC as a commodity trading advisor; and SB is registered with the CFTC as a futures commission merchant. In addition, the NFA has adopted certain arbitration rules which, in appropriate circumstances, might provide rights to limited partners. The General Partner, the Advisors and SB are members of the NFA.

                          THE COMMODITY BROKER/DEALER

     Smith Barney Inc., the Partnership's selling agent and commodity broker/dealer through which the Partnership executes its trades, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, and other principal U.S. commodity exchanges. It is also registered with the SEC as a securities broker-dealer and with the CFTC as a futures commission merchant, and is a member of the NFA, the National Association of Securities Dealers, Inc. and major securities exchanges, including the New York Stock Exchange. SB has approximately 500 domestic and international offices and over 10,000 Financial Consultants. Its principal office is located at 390 Greenwich Street, New York, New York 10013; telephone (212) 816-6000.

     SB provides commodity brokerage and clearing services for both retail and professional participants in the commodity futures markets, including clearing services for other commodity pools and other members of the commodity exchanges of which it is a clearing member.

     BROKERAGE FEES. The Partnership has entered into a non-exclusive Customer Agreement (as described below) with SB pursuant to which SB executes trades on behalf of the Partnership. Pursuant to the Customer Agreement, the Partnership pays SB a monthly brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year) in lieu of per transaction fees and regardless of how many or how few trades are executed during a month. This fee does not include exchange, floor brokerage, user, give-up, clearing and NFA fees which will be paid by the Partnership with respect to futures and options transactions. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. SB acts as principal on any spot and forward transactions entered into by the Partnership. Such transactions are entered into at prices quoted by SB which reflect a spread between the bid and ask (which spread includes anticipated profits and costs to SB as dealer), but does not include a mark-up. The spread charged on related party trades will be at competitive market prices. SB pays a portion of its brokerage fee to its Financial Consultants who are registered as associated persons of a futures commission merchant and who have sold Units in this offering so long as they are still employed by SB. Such Financial Consultants provide ongoing services to investors including (i) answering questions regarding daily net asset value and computations thereof, monthly statements, annual reports and tax information provided by the Partnership; (ii) providing assistance to investors in deciding whether and when to redeem their Units or purchase additional Units; and (iii) general servicing of accounts. Such Financial Consultants receive a portion of the fees attributable to Units for the sale of which they were responsible. For this purpose fees are deemed to be attributable to Units sold by a Financial Consultant in the proportion which the number of such Units bears to the number of all Units outstanding at any time. For example, if a Financial Consultant were responsible for the sale of 200 Units and there were 40,000 Units outstanding, .5% (200 divided by 40,000) of the aggregate amount available for such payments would be attributable to the Units sold by a Financial Consultant and the Financial Consultant would currently be credited with approximately 85% of the amount attributable to the Units sold by him.

     The brokerage fee charged to the Partnership may not equal the lowest rates which SB charges to any speculative account, including the accounts of its employees, and may not be as low as rates which might be charged by other commodity broker/dealers because different accounts require different levels of service and monitoring based upon the number of advisors and the volume and complexity of trading. In addition, pursuant to its Customer Agreement with SB, the Partnership will receive several administrative services, such as account reconcilement, payment of fees and expenses, crediting interest income and assistance with preparation of all regulatory filings and monthly reports. These types of services may not be provided to other speculative accounts of SB and may account for the possibly higher rates charged to the Partnership. Since the Customer Agreement is nonexclusive, and since the Partnership is not permitted to enter into an exclusive brokerage agreement, the Partnership would have the right to seek lower brokerage rates from other broker/dealers. The General Partner believes that the arrangements between SB and the Partnership are consistent with arrangements made between comparable commodity pools and other broker/dealers and are fair to the Partnership. Therefore, the General Partner does not intend to negotiate with any other broker/dealers for services to the Partnership nor does it intend to negotiate with SB to obtain a better rate. However, the General Partner will review, at least annually, the brokerage rates charged to other comparable commodity pools to the extent practicable, to determine that the brokerage rates being paid by the Partnership are competitive with such other rates. The General Partner will renegotiate the Customer Agreement if its fiduciary duties so require. In accordance with the Limited Partnership Agreement, limited partners owning more than 50% of the outstanding Units may terminate the Customer Agreement with SB (an affiliate of the General Partner) on sixty days' notice without penalty. See "Conflicts of Interest".

     CUSTOMER AGREEMENT. The Partnership has entered into a Customer Agreement with SB pursuant to which SB executes transactions for the Partnership's accounts in accordance with orders placed by the Advisors. In addition to specifying the services performed by SB, which include the execution of orders and the rendering of bookkeeping and clerical assistance to the Partnership and the General Partner, the Customer Agreement provides that SB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's trading account at SB during each month (i.e., the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined.

     The Customer Agreement also provides that with respect to any action in which SB or its affiliates is a party (other than an action by or in the right of the Partnership), the Partnership shall indemnify and hold harmless such person, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, if the indemnified person acted in good faith and in a manner reasonably believed to be in the best interests of the Partnership, and if such actions did not involve negligence, misconduct, or a breach of fiduciary obligations. To the extent that the indemnified party has been successful in defense of any action, no independent legal opinion is needed.

     LITIGATION. There have been no administrative, civil or criminal actions pending, on appeal or concluded against SB or any of its individual principals within the past five years that are material to a decision whether to invest in the Partnership, except as follows.

     In connection with the SEC's investigation of the primary distribution of
U. S. Treasury notes and unsecured debt securities issued by government sponsored enterprises ("GSEs"), which investigation emanated from disclosure of activities of a large primary dealer in U. S. Treasury auctions (Salomon Brothers), Smith Barney, in order to settle that aspect of the SEC's investigation relating to GSE securities and without admitting or denying liability, consented to the entry of an order by the SEC that Smith Barney violated Section 17(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and 17 C.F.R. Section 240.17a-3 and 17a-4 for failure to maintain accurate books and records in connection with the primary distribution of GSE unsecured debt securities. The order requires that Smith Barney cease and desist from violating Section 17(a) of the Exchange Act and 17 C.F.R. Section 240.17a-3 and 240.17a-4 in connection with the primary distribution of GSE unsecured debt securities; Smith Barney pay a civil money penalty of $100,000; and Smith Barney implement and maintain policies and procedures reasonably designed to ensure Smith Barney's future compliance with provisions of Section 17(a) of the Exchange Act and 17 C.F.R. Section 240.17a-3 and 240.17a-4 in connection with the primary distribution of GSE unsecured debt securities. The size of the civil money penalty paid by each institution was a function of the amount of business done by it with the GSEs and not related to the culpability of each settling institution.

     In the course of its business, SB, as a major futures commission merchant and broker-dealer is a party to various claims and routine regulatory investigations and proceedings which the General Partner believes do not have a material effect on the business of SB.

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

                               INCOME TAX ASPECTS

     The General Partner has been advised by its counsel, Willkie Farr & Gallagher, that, in its opinion, the following summary describes the material federal income tax consequences to a United States taxpayer who invests in the Partnership, subject to the uncertainties referred to herein. The legal opinions appearing in this section are the legal opinions of Willkie Farr & Gallagher. The following summary is based upon the Code, and rules, regulations and existing interpretations relating thereto, any of which could be changed at any time. A complete discussion of all federal, state and local tax aspects of an investment in the Partnership is beyond the scope of the following summary, and prospective investors should consult their own tax advisers particularly as respects the effect of their own individual tax characteristics.

CLASSIFICATION AS A PARTNERSHIP

     Treasury Regulations (the "check-the-box regulations") that were adopted in 1996 permit the Partnership to elect treatment as a partnership for federal tax purposes. Even if the Partnership does not affirmatively elect treatment as a Partnership, the check-the-box regulations provide that the Partnership will be classified as a partnership for federal tax purposes so long as it has two or more members.

     Pursuant to Code Section 7704, "publicly traded partnerships" are taxed as corporations. If the Partnership were treated as an association taxable as a corporation for federal income tax purposes, the income of the Partnership would be taxed to the Partnership at corporate rates, no Partnership losses could be used by the Partners to offset their own income and all or a portion of any distribution by the Partnership to the partners would be taxed to them as dividends to the extent of the current and accumulated earnings and profits of the Partnership. See "Application of 'Publicly Traded Partnership' Rules to the Partnership". The discussion which follows assumes that the Partnership will be treated as a partnership for federal income tax purposes.

IN GENERAL

     The Partnership will pay no federal income tax. Rather in the opinion of Willkie Farr & Gallagher, each limited partner will report on his federal income tax return his distributive share of the Partnership's income, gains, losses, deductions, credits and other items for the Partnership's taxable year ending with or within the partner's taxable year. A limited partner's distributive share of such items for federal income tax purposes will be determined under the Limited Partnership Agreement generally on a pro rata basis in accordance with his capital account. A limited partner must report (and pay taxes on) his share of partnership income for a particular taxable year whether or not any cash is actually distributed to him for that year.

                 SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES
                FOR UNITED STATES TAXPAYERS WHO ARE INDIVIDUALS

     The following discussion applies only to limited partners who are citizens or residents of the United States for federal income tax purposes, and who are taxed as individuals. Corporate limited partners should consult their own tax counsel as to the federal, state and local tax aspects of an investment in the Partnership and, in particular, should consider the discussion of the New York State corporate franchise tax under "State, Local and Other Taxes" below.

ALLOCATION OF TAX ITEMS

     Limited partners will be allocated their proportionate share of the taxable income or losses realized by the Partnership during the period of the Partnership's taxable year that Units were owned by them. For this purpose, transfers or assignments of Units will be effective only as of the first day of the quarter after the quarter in which the General Partner consents to such transfer or assignment. The allocation of taxable income for Federal income tax purposes by the Partnership may differ from the way in which the benefits of the income have been allocated among the Partners for financial purposes as a consequence of new Limited Partners joining the Partnership and existing Partners adding capital to, or withdrawing capital from,

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

the Partnership during a taxable year of the Partnership. For example, a partner may redeem Units at a time at which the Partnership has realized gains which are offset by unrealized losses. The unrealized losses will reduce the amount paid to the partner on redemption but, when later realized, may not be allocated for tax purposes to the redeemed partner. Alternatively, if a partner redeems Units when there are net unrealized gains, the redeemed partner will be paid for his share of such gain, but when they are later realized any resulting tax liability may have to be borne by the remaining partners.

     Unrealized gains/losses on many commodity interests held by the Partnership at the end of its taxable year must be included in income under the "mark-to-market" rule described below. For federal income tax purposes, these gains/losses will be allocated to partners in proportion to their respective capital accounts. The General Partner will determine each Partner's share of the Partnership's gain or loss for tax purposes by marking to market the Partnership's investments as of the end of each month of the taxable year and by allocating the resulting gain or loss to those Partners who were Partners of the Partnership during the month to which such gain or loss relates. Some ambiguity exists under current law regarding the application of the mark-to-market rules to Partners who redeem or transfer their interests other than at the end of the Partnership's taxable year. Mark-to-market gains and losses might be allocated only to those Partners holding interests in the Partnership at the end of the Partnership's year and the Partnership may not be entitled to a basis adjustment with respect to gains and losses on "Section 1256 contracts" (defined below in "Commodity Provisions") regardless of whether the gains or losses may be allocated monthly.

LIMITATIONS ON DEDUCTIONS

     (1) Basis: A partner may not deduct Partnership losses to the extent they exceed his basis in the Partnership as of the time he seeks to take that deduction. A limited partner's initial tax basis for his interest in the Partnership will be the amount of money he contributes to the Partnership and by additional contributions. This initial basis will be increased by the Partnership's income previously allocated to him for tax purposes and will be reduced by the Partnership's losses previously allocated to him for tax purposes, and by any distributions previously made to him by the Partnership. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

     (2) At Risk: Similarly, a partner may not deduct Partnership losses for tax purposes for a particular taxable year to the extent they exceed the amount he has "at risk" for his interest in the Partnership at the end of that year. At the end of a taxable year, a limited partner will be "at risk" for tax purposes to the extent of the total of all money he has contributed to the Partnership (except to the extent that the money contributed has been borrowed by the limited partner either without recourse to the limited partner or from a person with an interest in the Partnership or a person related to such a person), plus his share of Partnership income for tax purposes previously allocated to him, reduced by the amount of the Partnership's losses previously allocated to him and reduced by the amount of any prior distributions to him. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

     (3) Capital Losses: An allocable share of the Partnership's capital losses may be used to offset short-term or long-term capital gains realized by a partner, plus (for taxpayers other than corporations) up to $3,000 ($1,500 in the case of a married individual filing a separate return) a year of ordinary income. Generally, noncorporate taxpayers may carry forward, but may not carry back, unused net capital losses. A noncorporate taxpayer may elect, however, to carry unused net capital losses from trading in Section 1256 contracts back to each of the three preceding years to the extent of the capital gain net income for such preceding year from trading in Section 1256 contracts (or of overall capital gain net income for the year, if less). Proposed legislation would amend the rules limiting the use of capital losses against an individual's ordinary income.

     (4) Passive Activity: The Partnership's income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.

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

     (5) Miscellaneous Itemized Deductions: If the Partnership is treated as engaged merely in an investment activity (and not in a trade or business), a limited partner taxed as an individual would be allowed a deduction for his share of general partnership expenses (which could include management fees, incentive fees and legal and audit expenses but not commodity trading expenses) only to the extent that the total of all of his investment and other miscellaneous expenses exceeds 2% of his adjusted gross income. Whether the Partnership will be engaged in a trade or business or in an investment activity will depend on the extent and nature of the Partnership's trading activity in any taxable year and could vary from year to year. However, based on the contemplated extent of trading of the Partnership, the General Partner has been advised by its legal counsel that the Partnership's activities should be classified as a trade or business, rather than as an investment activity. It is often difficult to distinguish among investment, trading and dealership activities, and it is possible that the Service could conclude, based on its independent examination of the facts regarding the Partnership's operations, that the Partnership's transactions constitute dealer transactions or investing in securities. Such determinations on the part of the Service may significantly alter the tax consequences of a limited partner's investment in the Partnership as described herein.

     Section 68 of the Code further limits an individual partner's ability to deduct certain itemized deductions that otherwise are deductible against taxable income. Specifically, for regular income tax purposes (but not for alternative minimum tax purposes), the amount of itemized deductions that non-corporate partners (other than estates and trusts) having adjusted gross income in excess of a "threshold" amount (as defined below) will be allowed to deduct is reduced by an amount equal to the lesser of (i) 3% of such partner's adjusted gross income or (ii) 80% of the amount of the otherwise allowable itemized deductions for the taxable year. The "threshold" amount for 1997 is $121,200 ($60,600 for married persons filing separately). For purposes of Section 68, itemized deductions are determined after application of the other loss disallowance rules of the Code and do not include any deductions for medical expenses, investment interest expense or for certain losses under Section 165(a) of the Code.

     (6) Syndication Fees: Neither the Partnership nor any partner will be entitled to any deduction for syndication expenses, that is, amounts paid or incurred in connection with issuing and marketing the Units. There is a risk that some portion of the brokerage fees to be paid to SB would be treated as a nondeductible payment by the Partnership of syndication expenses.

     (7) Investment Interest: A noncorporate taxpayer may deduct the total of all his interest expense incurred or continued to purchase or carry "property held for investment" only to the extent of his net "investment income" from all such property he holds. A Unit of the Partnership should be considered "property held for investment", and the interest expense incurred by a limited partner to purchase or carry a Unit and such limited partner's distributive share of Partnership investment interest expense should generally be subject to this limitation.

     The deduction of investment interest that is disallowed under these rules is not lost permanently but may be claimed as an investment interest deduction in succeeding taxable years subject to the limitation. A limited partner's net investment income will not include that portion of investment income derived from long-term capital gains unless the partner elects to treat such gains as short-term gains.

     Under the Code, a taxpayer may not deduct interest on indebtedness incurred or continued to purchase or carry obligations, the interest on which is exempt from tax. In the case of a limited partner owning tax-exempt obligations, the Service might take the position that the limited partner's allocable portion of any interest expense of the Partnership should be viewed in whole or in part as incurred to enable the limited partner to purchase or carry the tax-exempt obligations and that the deduction of any interest by the limited partner should be denied in whole or in part.

CAPITAL GAIN

     The trading activities of the Partnership will, as a general rule, generate capital gain and loss, and ordinary income. Partnership transactions would result in ordinary income if the Partnership were considered to hold property for sale to customers in the ordinary course of a trade or business. The Partnership does not expect to hold its commodity interests for sale to customers, and in particular does not expect to effect

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

transactions in physical commodities (other than spot and forward currency transactions), on a regular basis. Certain foreign currency transactions could result in ordinary income as discussed below. Proposed legislation would reduce capital gain tax rates for individuals and corporations.

INTEREST INCOME

     SB will pay interest on a portion of the average daily cash equity in the brokerage account. Interest paid to the Partnership will be taxable currently to the limited partners as ordinary income. In addition, any interest earned by an investor on any subscription amounts that may be held in escrow will also be taxable as ordinary income to him and should be reported in accordance with his regular method of accounting.

COMMODITY PROVISIONS

     The Partnership will engage in speculative trading in commodities, commodity options and commodity futures contracts on all major United States and certain foreign commodity exchanges and will trade in forward contracts in foreign currencies. The Advisors may from time to time employ trading strategies such as spreads or straddles on behalf of the Partnership. Special tax rules generally apply to transactions in commodity interests.

     (1) Mark-to-Market: Under the Code, all positions in Section 1256 contracts held by the Partnership at the end of its taxable year will be marked to their market value, and any unrealized gain or loss on those positions will be included in the income of the partners as if each position had been sold for its fair market value on the last day of the Partnership's taxable year. (If, however, the taxable year of the Partnership is different from the taxable year of a partner, the operation of the mark-to-market rule is unclear, and the treatment described herein may be challenged by the Service.) The General Partner will mark to market the Partnership's investments as of the end of each month of the taxable year. Section 1256 contracts generally include (i) regulated futures contracts ("RFCs"), which are futures contracts traded on regulated United States (and certain foreign) exchanges (including cash settlement contracts such as Eurodollar or stock index contracts), (ii) most foreign currency forward contracts traded in the interbank market (hereinafter "interbank contracts"), and (iii) domestic (and certain foreign) exchange-traded options on commodities, including options on RFCs, debt securities and stock indices. Accordingly, it is expected that the mark-to-market rule will apply to many of the Partnership's transactions in commodity interests. However, the mark-to-market rules will not apply to the Partnership's positions in futures contracts on most foreign exchanges and in foreign currency forward contracts not in the interbank market, unless the Partnership elects such treatment under the provisions of Code Section 988, as discussed below. If the Partnership does not make that election, a partner may elect to have the partner's share of foreign currency gain or loss on certain of the Partnership's Section 1256 contracts treated as ordinary income or loss, as described below.

     After positions in Section 1256 contracts held by the Partnership at the end of its taxable year are marked to market, the resulting gain or loss will be combined with any gain or loss realized by the Partnership from positions in
Section 1256 contracts closed during that year. Provided such positions were held as capital assets and were not part of a "hedging transaction", nor part of a "straddle" (see below), 60% of the resulting net gain or loss will be treated as a long-term capital gain or loss and 40% of such net gain or loss will be treated as a short-term gain or loss, regardless of the period of time particular positions were actually held by the Partnership. (However, gain or loss from positions treated as Section 1256 contracts under the Code Section 988 election provisions, if elected by the Partnership, would be treated entirely as short-term capital gain or loss.)

     (2) Straddles: If the Partnership incurs a loss upon the disposition of any position which is part of a "straddle" (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the Partnership recognizes the gain in the offsetting position of the straddle. This rule would apply to all of the positions in a straddle which includes one or more Section 1256 contracts but which does not consist entirely of Section 1256 contracts (a "mixed straddle"), but not to a straddle all of the positions of which are Section 1256 contracts. (Depending upon whether the Partnership makes certain elections, the Section 1256 contract components of a mixed straddle may be treated as not subject to the mark-to-market rules.) This

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

provision would also apply to the Partnership's positions in futures contracts on most foreign exchanges and in forward contracts on foreign currency (other than interbank contracts), which could result in the deferral of deductions for losses resulting from the disposition of such positions or from the disposition of Section 1256 contracts which offset those positions. The Partnership can specifically identify particular positions as being components of a straddle, in which case a realized loss would be allowable only upon the liquidation of all of the components of the identified straddle. The Partnership's trading strategies may include the use of spreads or straddles, with or without making such identifications.

     Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently.

     (3) Wash and Short Sale Rules: The "short sale" rules may apply to positions held by the Partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss. Furthermore, "wash sale" rules, which prevent the recognition of a loss from the sale of a security where a substantially identical security is (or has been) acquired within a prescribed time period, also apply where certain offsetting positions (other than identified straddle positions) are entered into within the prescribed period.

     (4) Section 988: Currency gain or loss from transactions in (i) bank forward contracts not traded in the interbank market and (ii) currency futures contracts traded on a foreign exchange may be treated as ordinary income or loss under Code Section 988. The Partnership may elect, in effect, to recognize gain or loss from instruments described in clauses (i) and (ii) of the preceding sentence under the mark-to-market rules of Code Section 1256. Pursuant to that election, gain or loss from such positions would be treated entirely as short-term capital gain or loss. The Partnership will make the election necessary to gain such treatment if such election is otherwise in the best interests of the Partnership. The Partnership has made the election necessary to gain such treatment in 1997. If the Partnership does not make the election, the partners may individually elect to have their share of foreign currency gain or loss from certain of the Partnership's Section 1256 contracts treated as ordinary income or loss, rather than 60% long-term and 40% short-term capital gain or loss.

     (5) Partner-Partnership Positions: It is unclear to what extent the loss deferral, short sale, capitalization and wash sale rules would apply to straddles consisting of Partnership transactions and transactions by a partner in his individual capacity. Each prospective limited partner should review the application of these rules to his own particular tax situation, with special regard to the potential interaction between Partnership operations and commodities transactions entered into by the prospective limited partner in his individual capacity.

APPLICATION OF 'PUBLICLY TRADED PARTNERSHIP' RULES TO THE PARTNERSHIP

     Under Code Section 7704, certain publicly traded partnerships are treated as corporations for federal income tax purposes. Publicly traded partnerships, as defined in Code Section 7704(b), are partnerships the interests in which are traded on an established securities market or are readily tradeable on a secondary market (or the substantial equivalent thereof).

     Even if a partnership is considered to be publicly traded, Code Section 7704(c) provides that such a partnership will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence,
(i) with certain exceptions to be prescribed by forthcoming Treasury Regulations, the partnership is not required to register under the 1940 Act, and
(ii) at least 90% of its gross income is "qualifying income," such as interest, dividends, gains from the disposition of stock or securities, and, in the case of a partnership that has as a principal activity the buying and selling of commodities and commodity instruments, income and gains from such commodities transactions.

     On the basis of its examination of the Partnership's objectives and trading policies as described herein, Willkie Farr & Gallagher has concluded that at least 90% of the annual gross income of the Partnership will consist of qualifying income, as defined above. Based on that conclusion, the Partnership could be expected to satisfy the gross income requirement in each of its taxable years, beginning with the current taxable year.

Further, Willkie Farr & Gallagher has concluded that, so long as the Partnership is engaged primarily in commodity trading, it will not be required to register under the 1940 Act. Therefore, the Partnership does not expect to be taxed as a corporation under Code Section 7704 even if it were to be viewed as publicly traded.

     Should the aforementioned facts, assumptions and representations fail to be accurate for any reason, the IRS may take the position that the Partnership should be treated as an association taxable as a corporation for federal income tax purposes. The continued treatment of the Partnership as a partnership also is dependent upon existing Code provisions, regulations promulgated thereunder and administrative interpretations thereof, all of which are subject to change. Therefore, no assurances can be given that the Partnership's classification for federal income tax purposes may not be changed during the term of its existence.

PARTNERSHIP AUDIT PROCEDURES

     The Partnership's federal income tax information return may be audited. While partners have certain rights to participate in a partnership audit, some of these rights are not available to partners owning less than a 1% profit interest in a partnership with more than 100 partners. Accordingly, a limited partner may not be able to participate in an audit of the Partnership's information return, but could nevertheless be bound by a settlement reached in that audit unless he has filed a timely pre-settlement notice with the Service stating that he will not be bound by the settlement. An audit of the Partnership's returns may result in an audit of a limited partner's tax return and lead to adjustments of income and loss unrelated to an investment in the Partnership.

REDEMPTION OF UNITS

     To the extent of his tax basis in his Units, cash distributed to a limited partner by the Partnership upon redemption of Units will constitute a return of capital that will not be reportable as taxable income, but will reduce his tax basis in his Units. To the extent that cash distributions exceed a limited partner's tax basis in his Units, an event which should only arise upon redemption, such distributions will be taxable to him as gain from the sale or exchange of the Units. Upon complete redemption of all of a limited partner's Units, the limited partner may recognize loss to the extent of any unrecovered basis in the redeemed Units. If the limited partner is not a "dealer" with respect to the Units and has held his Units for more than one year, any gain or loss on their redemption will be long-term capital gain or loss.

BROKER REPORTING AND BACKUP WITHHOLDING

     The subscription documents require each prospective investor in the Partnership to furnish the investor's "taxpayer identification number." If the number furnished is not correct, the investor may be subject to penalties imposed by the Service and payments to the investor in redemption of Units (and, possibly, other Partnership distributions) may become subject to 31% backup withholding.

     The Partnership is not required to treat either its commodities transactions or redemptions of Units as requiring separate reporting to investors under Code Section 6045, since the information required to be furnished by that section is identical to that furnished to each investor on Schedule K-1 of Form 1065. The same information will be furnished to the Service on Form 1065. Accordingly, investors will not receive separate Forms 1099-B with respect to such transactions.

ALTERNATIVE MINIMUM TAX

     The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" ("AMTI") in excess of an exemption amount of $33,750 ($45,000 for married individuals filing a joint return and $22,500 for married individuals filing separate returns). A 26% rate applies to the first $175,000 of a taxpayer's AMTI in excess of the exemption amount, and a 28% rate applies to AMTI more than $175,000 above the exemption amount. The exemption amount is phased out at a rate of 25 cents on the dollar for AMTI in excess of $112,500 ($150,000 for married individuals filing a joint return and $75,000 for married individuals filing separate returns). AMTI consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. AMTI may not be offset by certain interest deductions,

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

including (in certain circumstances) interest incurred to purchase or carry Units in the Partnership. Corporations are also subject to an alternative minimum tax.

                   TAX CONSEQUENCES FOR EXEMPT ORGANIZATIONS

     The following is a brief summary of the federal income tax consequences to entities otherwise exempt from such tax (such as employee benefit plans, individual retirement plans, individual retirement accounts and charitable organizations) ("Exempt Organizations").

     In general, an investment in the Partnership is not expected to result in significant amounts of "unrelated business income." If, however, any portion of an Exempt Organization's allocable share of Partnership income is treated as "unrelated business taxable income", the Exempt Organization will be liable for a tax on that amount (plus all other unrelated business taxable income for the taxable year), minus applicable modifications and deductions, at the rates applicable to corporations.

     Unrelated business income includes certain income derived from "debt-financed property." Such "debt-financed property" generally will include securities purchased on margin. However, the Service has stated in private rulings that margin accounts maintained with respect to certain commodities trading do not create indebtedness and therefore such commodities traded on margin do not constitute "debt-financed property." However, there is no published authority for this view, private rulings have no value as precedent and the Partnership will not seek a ruling from the Service on this issue. Therefore, there is a risk that the Partnership's income could be viewed as generated from debt-financed property and would therefore constitute unrelated business income.

     If the Partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, such gain would likely constitute unrelated business income. The Partnership is entitled to engage in such leveraged purchases of physical commodities. See "Trading Policies."

                          STATE, LOCAL AND OTHER TAXES

     In addition to federal income taxes, limited partners may be subject to other taxes, such as state or local income taxes, and estate, inheritance or intangible property taxes which may be imposed by various jurisdictions. A non-New York corporate limited partner that is not otherwise subject to New York State taxation may become subject to the New York State Corporate Franchise Tax. The current minimum New York State corporate franchise tax ranges between $1,500 and $325, based on gross payroll, and the tax liability could be greater depending on the application of alternate statutory formulas for determining the amount of the corporate partner's net income that is allocable to New York State. In general, such non-New York State corporate limited partners will be subject to the Franchise Tax on their income allocable to New York unless (1) at least 90% of the Partnership's gross income is from dividends, interest, securities loans and gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to income and gains from commodities and gains from options, futures, or forward contracts) derived with respect to the Partnership's investments in stock, securities or currencies, or
(2) such partner's partnership interest is less than 1% or the tax basis in the interest does not exceed $1,000,000. While the Partnership expects to satisfy the 90% income test described above, no assurance can be given as to whether an investment in the Partnership will create a Franchise Tax liability. Non-New York corporate limited partners that are subject to New York taxes solely as a result of their investment in the Partnership may make an irrevocable election to be subject to New York taxes only on their share of Partnership income allocable to New York.

     The Partnership expects to take the position that it trades for its own account and is exempt from the New York City Unincorporated Business Tax. Non-New York City corporate limited partners are subject to the New York City General Corporate Tax on income allocable to the City. The current minimum General Corporate Tax is $300, although the actual tax liability could be greater depending on how the corporate partner's income is allocated to New York City.

     Each prospective limited partner should consult his own tax counsel with regard to state, local and other taxes.

                SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX
                      CONSEQUENCES FOR NON-U.S. TAXPAYERS

     A non-resident alien individual, foreign corporation or foreign partnership not otherwise engaged in a United States trade or business or acting as a dealer in commodities will not be deemed to be engaged in a United States trade or business by virtue of an investment as a limited partner in the Partnership. Capital gains earned by the Partnership and allocated to such a foreign limited partner will, as a general rule, not be subject to United States federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which such foreign limited partner is resident, organized or operating. Interest income earned by the Partnership on its margin account with SB and interest earned by limited partners on escrow deposits will, as a general rule, likewise not be subject to the United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign limited partner is connected. Prospective foreign limited partners who are engaged in a United States trade or business or who act as dealers in commodities may be subject to United States income tax and should consult their tax advisors before investing in the Partnership.

                     BASIS OF SUMMARY OF INCOME TAX ASPECTS

     Except as otherwise set forth, the foregoing statements regarding the federal income tax consequences to Limited Partners of an investment in the Partnership are based upon the provisions of the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes (other than those discussed above) will not occur that would make the foregoing statements incorrect or incomplete. Further, the foregoing discussion is not intended as a substitute for careful tax planning, particularly since certain of the income tax consequences of an investment in the Partnership may not be the same for all taxpayers. Accordingly, prospective investors in the Partnership are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and municipal laws before subscribing for Units.

                                USE OF PROCEEDS

     The net proceeds to the Partnership from this offering are estimated at $156,183,034 assuming that the Units remaining to be sold as of March 31, 1997 were sold at the Net Asset Value per Unit which prevailed on that date. No selling commissions or organizational and offering expenses related to the initial offering period were initially paid by the Partnership. As used in this Prospectus, organizational and offering expenses include legal and accounting fees, marketing and printing expenses, escrow charges and filing, registration and recording fees. The Partnership was not initially responsible for the payment of offering and organizational expenses related to the initial offering period which were borne by SB. SB recouped the offering and organizational expenses related to the initial offering ($525,000) (together with interest at the prime rate quoted by The Chase Manhattan Bank) from interest earned on the Partnership's cash in segregated bank accounts. The Partnership is responsible for the expenses of the Continuous Offering. Such expenses were $291,000 in 1996 and are estimated at $370,000 in 1997. In no event will such expenses exceed 15% of the total amount of the offering. Escrow charges consist of the following:
(i) a $2,500 fee per escrow account, (ii) all maintenance fees incurred in the cost of operating the bank money market account, (iii) a wire charge of $5.00-$22.00 and (iv) miscellaneous distributions and subscription charges.

     The proceeds from the offering will be deposited in the Partnership's commodity trading accounts at SB and will be used for trading in commodity futures contracts, forward contracts and other commodity interests in accordance with the trading techniques and policies described under the captions "Trading Policies" and "The Advisors." See also "Risk Factors -- Commodity Trading Risks." All of the assets of the Partnership are maintained in cash and segregated as customer funds under the CEA, except that margin with respect to certain

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

non-U.S. futures and options transactions are maintained in separate secured amount accounts at U.S. banks not affiliated with the General Partner as required by CFTC regulations. The General Partner estimates that approximately 80-95% of the Partnership's assets will be segregated as customer funds. The Partnership's funds held in connection with contracts on U.S. contract markets that are priced and settled in a foreign currency may be held in accounts denominated in a foreign currency with a depository located outside the United States or its territories, although it currently does not intend to do so. See "Risk Factors." SB will deposit the assets of the Partnership (other than margin for non-U.S. futures and options) in segregated bank accounts as required by the CFTC. The banks will not pay interest on such accounts. However, SB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's account at SB during each month (i.e., the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. Such interest will be paid from SB's own funds. The interest paid by SB to the Partnership will be credited to the Partnership's accounts at SB monthly and consequently will be available to the Partnership for trading purposes. The Partnership will make no loans. The assets of the Partnership will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker as margin shall not constitute commingling. The Partnership estimates that its margin-to-equity ratio will generally be in the range of 10% to 40%.

                              PLAN OF DISTRIBUTION

     The Units are offered by the Partnership through its selling agent, SB, pursuant to a Selling Agreement between the Partnership and SB. SB may permit other member firms of the National Association of Securities Dealers, Inc. ("NASD") and certain foreign brokers to participate in the offering. The Units will be offered on a best efforts basis without any firm underwriting commitment (so that neither SB nor any other underwriter has agreed to purchase any Units). See "Risk Factors -- No Assurance That Units Will Be Sold". The Partnership will pay no selling commissions to SB or any such members. The General Partner is an affiliate of SB. SB receives brokerage fees from the Partnership in its capacity as commodity broker/dealer for the Partnership. Such fees may be deemed to be underwriting compensation. SB pays a portion of its brokerage fees to its Financial Consultants who sell Units in the offering. Any additional firm (other than a foreign broker who offers solely to non-U.S. clients) selected by SB that receives continuing compensation in the form of a portion of the commodity brokerage fees paid by the Partnership will be registered with the NFA as a futures commission merchant or an introducing broker. Further, any associated person of SB or such other firm who receives continuing compensation in the form of a portion of the commodity brokerage fees paid by the Partnership will be registered with the NFA as an associated person of a futures commission merchant or an introducing broker (qualified as an associated person by having taken the Series 3 or 31 Commodities Exam or having been "grandfathered" as an associated person qualified to do commodity brokerage). In connection with the sale of Units, SB may implement sales incentive and promotional programs for its Financial Consultants who sell Units. Such programs may offer Financial Consultants bonus compensation and/or gift items based on sales of Units. No such programs will be offered to Financial Consultants unaffiliated with SB. SB will submit any proposed sales incentive program to the NASD for approval prior to its implementation. In no event will the total compensation paid to SB, its employees and any participating member firms in connection with the distribution of Units exceed 10% of the proceeds of the offering. (For this purpose, "total compensation" does not include brokerage fees.)

     The Units will be offered at Net Asset Value per Unit as of the end of each month, until the earlier of the sale of all 150,000 Units and two years from the date of this Prospectus (the "Continuous Offering"). Net Asset Value is defined in the Glossary at page 137. The General Partner may determine to increase the number of Units offered, not to sell Units in a particular month (as a result of extraordinary circumstances in which the Advisors (or potential Advisors) are unable to accept additional assets) or to register additional Units in a subsequent offering. All subscriptions will be held in an escrow account by European American Bank, New York, New York until the first day of the month beginning at least 6 days after receipt of the subscription, on which day subscription funds will be transferred to the Partnership's trading accounts at SB. If the General Partner, in its sole discretion, determines not to offer Units during a particular month in the

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

Continuous Offering, subscriptions will remain in escrow until the beginning of the next month on which sales will be effective. Subscribers will be paid a pro rata share of the interest earned on the subscriptions during the escrow period.

     The General Partner, acting in the best interests of the limited partners, may at any time select a different escrow agent, provided that such escrow agent is not affiliated with the General Partner or SB. Any such escrow agent would be directed by the General Partner to invest subscriptions in legally permissible interest bearing investments including direct United States government obligations, certificates of deposit or bank money market accounts. However, since such investments carry different minimum dollar amounts and varying interest rates, the amount of interest, if any, that will be earned on a subscription cannot be calculated.

     The General Partner may reject any subscription for any reason within a reasonable time. During the Continuous Offering, a subscriber may revoke his subscription if the General Partner determines not to offer Units as of the end of a month.

                            INVESTMENT REQUIREMENTS

     The minimum initial investment in the Partnership is $5,000 except that investments by employee-benefit plans may be made for a minimum of $2,000 (subject to higher minimums in certain states). See Exhibit C hereto and "ERISA Considerations". Investors who are already limited partners may purchase additional Units with a minimum of $1,000 (except in Maine, where the minimum additional subscription will be $5,000).

     Each investor must represent and warrant in the Subscription Agreement attached hereto as Exhibit B that he either has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth of at least $45,000 and an annual income of $45,000. Certain states have higher suitability requirements which are set forth in Exhibit C to this Prospectus.

     BY EXECUTING THE SUBSCRIPTION AGREEMENT, INVESTORS ARE NOT WAIVING ANY RIGHTS THEY MAY HAVE UNDER THE SECURITIES ACT OF 1933.

     Each investor, by executing and returning the Subscription Agreement, represents and warrants that (1) he has received a copy of the Prospectus as appropriately supplemented; (2) he meets all applicable suitability standards as set forth in the Prospectus as appropriately supplemented; (3) he consents to the execution and delivery of a Customer Agreement between SB and the Partnership and to the payment to SB of fees as described in the Prospectus; and, (4) if he is not a citizen or resident of the United States for federal income tax purposes, that he is not a dealer in commodities and he agrees to pay or reimburse the General Partner or SB for any taxes imposed as a result of his status as a limited partner.

     All of the representations and warranties are primarily intended to assure and confirm that the investor is fully aware of and understands the elements of the Partnership's structure and operation prior to making his investment. In addition, they are intended to enable the Partnership, the General Partner and SB to comply with certain requirements under the Commodity Exchange Act and various state securities laws.

     In addition, each of Representations (1) through (3) above is intended to foreclose to the investor the possibility of alleging the opposite of such representation and warranty in litigation by the investor against the General Partner, the Partnership or SB. The General Partner, the Partnership and SB would rely on such representations and warranties to respond to arguments made to the contrary in the event of such litigation.

     Representation (4) is intended to require a non-U.S. investor subject to that representation to be responsible for any taxes imposed as a result of that investor's status as a limited partner and enable the Partnership and General Partner to comply with federal tax laws. Each investor must also be either a citizen or a resident of the United States for U.S. tax purposes or must agree to reimburse SB or the Partnership for any taxes, including but not limited to withholding tax, incurred in connection with the investor's interest in the Partnership. See "Income Tax Aspects -- Summary of United States Federal Income Tax Consequences for non-U.S. Taxpayers."

     The General Partner may reject a subscription for any reason within a reasonable time (within four business days of receipt of payment by the General Partner).

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

     POTENTIAL INVESTORS SHOULD CONSIDER THE UNITS AS A LONG-TERM (AT LEAST TWO
YEAR) INVESTMENT TO PERMIT THE TRADING METHODS TO BE EMPLOYED IN MANAGING THE PARTNERSHIP'S INVESTMENTS TO FUNCTION OVER A SIGNIFICANT PERIOD OF TIME. SEE "RISK FACTORS -- COMMODITY TRADING IS SPECULATIVE", "RISK FACTORS -- TRADING STRATEGIES" AND "THE ADVISORS -- TRADING STRATEGIES".

                             SUBSCRIPTION PROCEDURE

     In order to purchase Units, an investor must complete and execute a copy of the Subscription Agreement attached hereto as Exhibit B and deliver and/or mail the Subscription Agreement to any branch office of SB or another selling agent.

     Payment for subscriptions may be made by the subscriber authorizing his Financial Consultant to debit his SB account for a minimum of $5,000 (or for a minimum of $2,000 for subscriptions made by employee-benefit plans). During the Continuous Offering, $5,000 will purchase a number of Units determined by their Net Asset Value as of the effective date of the purchase (the first day of the month beginning at least 6 days after receipt and acceptance of the subscription). The General Partner may determine not to offer Units during any particular month. Subscribers who authorize SB to debit their securities account must have their subscription payment in their account on the specified settlement date and such account will be debited on the settlement date which will occur not later than five business days following notification to SB and the subscriber of the acceptance of the subscription. That notification will occur within a reasonable time.

     Subscribers who do not maintain an account with SB should consult their brokers for instructions as to payment. Such payment will be made either by debiting such subscriber's securities account in the manner described herein or by delivery to the broker of a check made payable to European American Bank, Escrow Agent for SBDF II, Subscribers' Escrow Account No. 002-060739.

                       THE LIMITED PARTNERSHIP AGREEMENT

     This Prospectus contains an explanation of the material terms and provisions of the Limited Partnership Agreement, a copy of which is attached as Exhibit A hereto and is incorporated herein by this reference. Each prospective investor should read this summary and the Limited Partnership Agreement thoroughly before investing. The following description is a summary only and is not intended to be complete.

LIABILITY OF LIMITED PARTNERS

     The Partnership was formed on May 10, 1994 under the laws of the State of New York. Under the New York Revised Limited Partnership Act ("New York Act"), only a Limited Partner's capital contribution to the Partnership, and its share of assets and undistributed profits, are subject to the risks of the Partnership's business. Under the New York Act, a limited partner is otherwise entitled to limited liability and is not responsible for the Partnership's obligations if its activities in connection with the business of the Partnership are limited to the exercise by it, in accordance with the provisions of the Limited Partnership Agreement, of the rights granted it therein. Certain states where the Partnership anticipates doing business have statutes providing for the same limitations on limited partner liability, but in those states that do not have such statutes and where judicial precedents are unclear, a limited partner may not have the benefit of such limitations. Under the New York Act, if a limited partner participates in the control of the Partnership's business, which it is prohibited from doing by the terms of the Limited Partnership Agreement, it may lose the limitation of liability afforded by the New York Act and become liable as a general partner to persons who transact business with the Partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner.

     Section 121-607 of the New York Act prohibits a limited partnership from making a distribution to a partner to the extent that, at the time of the distribution and after giving effect thereto, all liabilities of the limited partnership (other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specified property of the limited partnership) exceed the fair value of the assets of the limited partnership. For purposes of this limitation, the fair value of property that is subject

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

to a liability for which recourse of creditors is limited is included in the assets of a limited partnership only to the extent that the fair value of the property exceeds that liability. Under the New York Act, a limited partner who received such a prohibited distribution and who knew that the distribution violated the New York Act is liable to the limited partnership for the amount of the distribution for a period of three years from the date of the distribution. This section of the New York Act does not affect any obligation or liability of a limited partner under the Limited Partnership Agreement or other applicable law (including relevant fraudulent conveyance acts) for the amount of a distribution.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     The limited partners will not participate in the management or control of the Partnership. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. The General Partner may select one or more trading advisors to direct all trading for the Partnership. Other responsibilities of the General Partner include, but are not limited to, the following: determining whether the Partnership will make distributions of profits to partners; administering redemptions of limited partners' Units; preparing monthly and annual reports to the limited partners; preparing and filing necessary reports with regulatory authorities; calculating the Net Asset Value; executing various documents on behalf of the Partnership and the limited partners pursuant to powers of attorney; and supervising the liquidation of the Partnership if an event causing dissolution of the Partnership occurs.

     The Limited Partnership Agreement requires the General Partner to cause the Partnership to dissolve at any time that Net Asset Value per Unit falls below $400 as of the end of a trading day.

SHARING OF PROFITS AND LOSSES

     Partnership Accounting. Each partner will have a capital account, and its initial balance will be the amount he paid for his Units or, in the case of the General Partner, its capital contribution (which shall be treated as Units of General Partnership Interest). Any increase or decrease in the Net Assets of the Partnership will be allocated among the partners on a monthly basis and will be added to or subtracted from the accounts of the partners in the ratio that each account bears to all accounts. The General Partner is not personally liable for return of capital contributions or profits to the limited partners.

     Federal Tax Allocations. At the end of each fiscal year the Partnership's realized capital gain or loss, aggregate capital gain or loss resulting from the monthly mark-to-market system, and ordinary income or loss, will be allocated among the partners, and each partner will be required to include in his personal income tax return his share of such items. Allocations will be pro rata for short-term capital gain or loss, long-term capital gain or loss, and net ordinary income or loss realized by the Partnership; however, each Partner's share of the Partnership's capital gain or loss from "Section 1256 Contracts" for tax purposes will be determined by marking to market the Partnership's investments as of the end of each month of the taxable year and by allocating the resulting gain or loss to those Partners who were Partners during the month to which such gain or loss relates.

     For any limited partner who redeems or acquires Units during any fiscal year, his proportionate share of the capital gain or loss and ordinary income and loss will be that which was realized by the Partnership during the period that such Units were owned by such limited partner. Transfers or assignments of Units will be effective as of the first day of the fiscal quarter following the quarter in which notice of such transfer or assignment is given to the General Partner. For purposes of determining the Net Asset Value of Units, gains and losses will be allocated among those persons who are partners when unrealized gains or losses occur due to changes in the value of open positions. For federal income tax purposes, gains and losses are allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner's proportionate interest in the Partnership should increase, as a result of redemptions of Units by other partners, between the time an unrealized gain occurs and the time the gain is realized by the Partnership, the partner's share of taxable gain for the fiscal year may exceed his economic gain as reflected in the Net Asset Value of his Units.

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

     Upon dissolution of the Partnership, (and after satisfaction of all liabilities of the Partnership), the assets of the Partnership will be distributed to each partner in the ratio that his capital account bears to the capital accounts of all partners.

ADDITIONAL PARTNERS

     The General Partner has the sole discretion to determine whether to offer for sale additional Units and to admit additional limited partners. There is no limitation on the number of Units which may be outstanding at any time. All Units offered by the Partnership after commencement of trading operations must be sold at the Partnership's then current Net Asset Value per Unit (plus selling commissions, if any). The General Partner may make arrangements for the sale of additional Units or partial Units in the future. See "Plan of Distribution". The General Partner may also consent to the admission of any assignee of Units as a substituted limited partner.

RESTRICTIONS ON TRANSFER OR ASSIGNMENT

     The Limited Partnership Agreement provides that a limited partner may assign his Units upon notice to the General Partner. No assignment of Units will be effective against the Partnership or the General Partner until the commencement of the next fiscal quarter after the General Partner receives such notice. Without the consent of the General Partner (which consent may be withheld at its sole and absolute discretion for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), no assignee may become a substituted limited partner. An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of a limited partner of the Partnership. An assignee who does not become a substituted limited partner will be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but will not be entitled to vote, to an accounting of Partnership transactions, to receive tax information, or to inspect the books and records of the Partnership. Under the New York Act, an assigning limited partner remains liable to the Partnership for any amounts for which he may be liable under such law regardless of whether any assignee to whom he has assigned Units becomes a substituted limited partner.

DISSOLUTION OF THE PARTNERSHIP

     The Partnership shall dissolve and its affairs shall be wound up as soon as practicable upon the first to occur of the following: (i) December 31, 2014;
(ii) the vote to dissolve the Partnership by limited partners owning more than 50% of the Units; (iii) assignment by the General Partner of all of its interest in the Partnership or withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the New York Act unless the Partnership is continued as described in the Limited Partnership Agreement; (iv) Net Asset Value per Unit falls to less than $400 as of the end of any trading day; or (v) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued, such as the entry of a decree of judicial dissolution.

REMOVAL OR ADMISSION OF GENERAL PARTNER

     The General Partner may be removed and successor general partners may be admitted upon the vote of a majority of the outstanding Units.

AMENDMENTS; MEETINGS

     The Limited Partnership Agreement may be amended if approved in writing by the General Partner and limited partners owning more than 50% of the outstanding Units. Any Units purchased by the General Partner, the Advisors or their affiliates will not be entitled to any of the voting rights to which such Units would otherwise be entitled under Section 17 of the Limited Partnership Agreement, except as required by law. Limited partners are entitled to vote by proxy.

     Any limited partner, upon written request addressed to the General Partner, may obtain from the General Partner a list of the names and addresses of record of all limited partners and the number of Units held by each limited partner. Upon receipt of a written request delivered in person or by certified mail, signed by limited partners owning at least 10% of the outstanding Units, that a meeting of the Partnership be called to consider any matter upon which limited partners may vote pursuant to the Limited Partnership Agreement, the General Partner, by written notice to each limited partner of record mailed within 15 days after such receipt, must call a meeting of the Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice and the notice must specify the date, a reasonable time and place, and the purpose of such meeting.

     At any such meeting, upon the approval by an affirmative vote of limited partners owning more than 50% of the Units, the following actions may be taken:
(i) the Limited Partnership Agreement may, with certain exceptions, be amended;
(ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner shall continue the business of the Partnership without dissolution; (iv) a new general partner or general partners may be admitted if the General Partner elects to withdraw from the Partnership immediately prior to the withdrawal of the General Partner, provided that the new general partner shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner or any of its affiliates or any trading advisor may be terminated without penalty on 60 days' notice; and (vi) the sale of all assets of the Partnership may be approved.

REPORTS TO LIMITED PARTNERS

     The books and records of the Partnership will be maintained at its principal office and the limited partners have the right at all times during reasonable business hours to have access to and copy the Partnership's books and records. Within 30 days of the end of each month, the General Partner will provide the limited partners with a financial report containing information relating to the Net Assets and Net Asset Value of a Unit as of the end of such month as well as such other information relating to the operations of the Partnership which is required to be reported to the limited partners by CFTC regulations. In addition, if any of the following events occur, notice thereof will be mailed to each limited partner within seven business days of such occurrence: a decrease in the Net Asset Value of a Unit to 50% or less of the Net Asset Value most recently reported; a decrease in assets maintained in cash to 50% or less of the amount most recently reported; any change in advisors; any change in commodity brokers or any change to payment of brokerage commissions on a round turn basis; any change of the General Partner; any material change in the Partnership's trading policies or any material change in an advisor's trading strategies. In addition, a certified annual report of financial condition will be distributed to the limited partners not more than 90 days after the close of the Partnership's fiscal year. Not more than 75 days after the close of the fiscal year, tax information necessary for the preparation of the limited partners' annual federal income tax returns will be distributed to the limited partners.

POWER OF ATTORNEY

     To facilitate the execution of various documents by the General Partner on behalf of the Partnership and the limited partners, the limited partners will appoint the General Partner, with power of substitution, their attorney-in-fact by executing a Subscription Agreement (including the Power of Attorney) attached hereto as Exhibit B. Such documents include, without limitation, the Limited Partnership Agreement and Certificate of Limited Partnership and amendments and/or restatements thereto, and customer agreements with SB.

INDEMNIFICATION

     The Limited Partnership Agreement provides that with respect to any action in which the General Partner or any of its affiliates is a party because of its relationship to the Partnership, the Partnership shall indemnify and hold harmless such person, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, incurred by it in connection with such action, if the indemnified person acted in good faith, the course of conduct which caused the loss or liability was in the best interests of the Partnership, the General Partner (or its affiliate) was acting on behalf of or providing services for the Partnership and if such actions did not involve negligence or misconduct. No indemnification of the General

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

Partner or its affiliates is permitted for losses resulting from a violation of the Securities Act of 1933 or any State securities law. In addition, no indemnification of the General Partner or its affiliates may be made in connection with any action against them if it would be inconsistent with the New York Act.

                                  REDEMPTIONS

     A limited partner may cause some or all of his Units to be redeemed by the Partnership at the Net Asset Value thereof as of the last day of a month (the "Redemption Date") on 10 days' notice to the General Partner. Because Net Asset Value fluctuates daily, Limited Partners will not know the Net Asset Value applicable to their redemption at the time a notice of redemption is submitted. Payment for the redeemed Units will be made within 10 business days following the Redemption Date by crediting the investor's SB account. The Net Asset Value of a Unit is defined in the Limited Partnership Agreement to equal the Net Assets of the Partnership divided by the number of units of limited and general partnership interest outstanding. Net Assets of the Partnership is defined to mean the total assets of the Partnership, including all cash, Treasury Bills, accrued interest and the market value of all open commodity positions, less all liabilities of the Partnership, determined in accordance with generally accepted accounting principles. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses for the initial offering period will not reduce Net Asset Value per Unit. The General Partner reserves the right to permit the redemption of Units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Partnership taking into account potential tax consequences to Limited Partners.

     Except as set forth below, all requests for redemption will be honored, and the Partnership's positions in commodity contracts will be liquidated to the extent necessary to effect redemptions. The right to redeem is contingent upon the Partnership having property sufficient to discharge its liabilities on the Redemption Date and upon receipt by the General Partner of a written or oral request for redemption at least 10 days prior to the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate positions in an orderly manner. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units.

     Federal income tax aspects of redemptions are described under "Income Tax Aspects". Under New York law, a limited partner who has received a distribution upon redemption of Units may under certain circumstances be liable for any amount, not exceeding the amount of such distribution. See "The Limited Partnership Agreement -- Liability of Limited Partners."

     Under the Limited Partnership Agreement, the General Partner may determine to permit more frequent redemptions in the future.

                              ERISA CONSIDERATIONS

     The Units in the Partnership which are offered hereby may be purchased by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code. The phrase "employee benefit plan" refers to plans of various types including corporate pension and profit-sharing plans (including 401(k) plans), "simplified employee pension plans," so-called "Keogh" (H.R. 10) plans for self-employed individuals, including partners, and "individual retirement accounts" (or "IRAs") for persons (including employees and self-employed persons) who receive compensation income.

     Notwithstanding the general requirement that investors in the Partnership must invest a minimum of $5,000, a minimum investment of $2,000 has been set for qualified employee benefit plans (see "Investment Requirements"). Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and investors should consult the Subscription Agreement which is attached as Exhibit B to this Prospectus and any supplement affixed hereto to determine the requirements applicable to them.

     Units may not be purchased by an employee benefit plan if the selling agent or its Financial Consultants, the General Partner or their affiliates (a) exercise any discretionary authority or discretionary control respecting management of such employee benefit plan, (b) exercise any authority or control respecting management or disposition of the assets of such employee benefit plan, (c) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such employee benefit plan, (d) have any authority or responsibility to render investment advice with respect to any moneys or other property of such employee benefit plan, or (e) have any discretionary authority or discretionary responsibility in the administration of such employee benefit plan. For the purposes of this paragraph, "investment advice" shall mean rendering investment advice as to the value of securities or other property, or making recommendations as to the advisability of investing in, directly or indirectly, and either (i) having discretionary authority or control, whether or not pursuant to an agreement, arrangement or understanding, with respect to purchasing or selling securities or other property for the plan, or (ii) rendering such investment advice on a regular basis to the employee benefit plan pursuant to a mutual agreement, arrangement or understanding, written or otherwise, between such person and the employee benefit plan or a fiduciary with respect to such employee benefit plan, that such services will serve as a primary basis for investment decisions with respect to assets of the employee benefit plan, and that such person will render individualized investment advice to the employee benefit plan based on the particular needs of the employee benefit plan regarding such matters, as, among other things, investment policies or strategy, overall portfolio composition, or diversification of plan investments. This prohibition is designed to prevent violations of certain provisions of ERISA and Section 4975 of the Code.

     Under ERISA, a fiduciary of an employee benefit plan is required, among other things, to discharge his duties toward such plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. In considering an investment in the Partnership of a portion of the assets of an employee benefit plan, a fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing and plan; (ii) whether the investment satisfies the diversification rules of Section 404(a)(1)(C) of ERISA, if applicable; (iii) whether the investment will result in unrelated business taxable income to the plan; (iv) whether the investment provides sufficient liquidity; (v) the need to value the assets of the plan annually; and
(vi) whether the investment is prudent. A fiduciary should consult regulations of the Department of Labor to determine whether he or she has made appropriate consideration of relevant factors in investing in the Partnership.

     Assets of employee benefit plans ("plan assets") are generally subject to the fiduciary duty provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. ERISA does not define "plan assets"; however, the Department of Labor has published a final regulation defining the term "plan assets" (the "Final Regulation") for purposes of Title I of ERISA and
Section 4975 of the Code. Under the Final Regulation, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless (1) the equity interest is a "publicly-offered" security or a security issued by an investment company registered under the Investment Company Act of 1940, (2) the entity is an "operating company," or (3) equity participation in the entity by benefit plan investors is not "significant."

     Under the Final Regulation, a "publicly-offered" security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and
(iii) either (A) a part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. If a security is part of an offering in which the minimum investment is $10,000 or less, however, certain customary restrictions (enumerated in the Final

Regulation) imposed on the transfer of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to ensure favorable treatment under federal or state tax laws, and to meet reasonable administrative needs will not, alone or in combination, affect a finding that such securities are freely transferable. Although no assignee may become a substituted limited partner without the consent of the General Partner, a limited partner may assign the economic benefits of ownership of Units upon notice to the General Partner (see "Restrictions on Transfer or Assignment" above). Because these restrictions are among the permissible restrictions enumerated in the Final Regulation, the Units should be deemed to be freely transferable.

     Inasmuch as the Units should be deemed to be freely transferable, the Units are or will be registered under the federal securities laws as set forth in the Final Regulations and assuming that the Units will be held by over 100 persons, the Units should qualify as "publicly-offered" securities within the meaning of the Final Regulation. As a result, under the Final Regulation the underlying assets of the Partnership should not be treated as plan assets.

     In the unlikely event that the Partnership were deemed to hold plan assets, prohibited transactions could arise under ERISA and the Code. In addition, investment by a fiduciary of an employee benefit plan could be deemed an improper delegation of investment authority, and the fiduciary could be liable either directly, or under the co-fiduciary rules of ERISA, for the acts of the General Partner of the Partnership. Additional issues relating to the "plan assets" and "prohibited transaction" concepts of ERISA and the Code arise by virtue of the General Partner's ownership of interests in the Partnership and the possible relationship between an Affiliate of the General Partner and any employee benefit plan which may purchase Units. Further, certain transactions between the Partnership and the General Partner and certain Affiliates of the General Partner could be prohibited transactions.

     It should be noted that even if the Partnership's assets are not deemed to be plan assets, the Department of Labor has stated in Interpretive Bulletin 75-2 (29 C.F.R. sec.2509.75-2, as amended by the Final Regulation) that it would consider a fiduciary who makes or retains an investment in a partnership for the purpose of avoiding the application of the fiduciary responsibility provisions of ERISA to be in contravention of the fiduciary provisions of ERISA. The Department of Labor indicated further that if a plan invests in or retains its investment in a partnership and as part of the arrangement it is expected that the partnership will enter into a transaction with a party in interest to the plan (within the meaning of ERISA) which involves a direct or indirect transfer to or use by the party in interest of any assets of the plan, the plan's investment in the partnership would be a prohibited transaction under ERISA.

     A prohibited transaction may result in the imposition of potential personal liability upon fiduciaries of employee-benefit plans subject to ERISA and an excise tax under Section 4975 of the Code upon the party in interest or disqualified person with respect to the plan. A fiduciary that has engaged in a prohibited transaction would be personally liable to (i) restore to the employee benefit plan any profit realized on the transaction and (ii) make good to the employee benefit plan any losses suffered by the employee benefit plan as a result of the transaction. A prohibited transaction may also result in the imposition of an excise tax under the Code upon "disqualified persons" (as defined in Section 4975 of the Code) with respect to the employee benefit plan. The disqualified persons involved would be liable to pay an excise tax equal to 10% of the amount involved in the prohibited transaction for each year during which the investment is in place, and would be required to eliminate the prohibited transaction by reversing the transaction and making good to the employee benefit plan any losses resulting from the prohibited transaction. If the transaction is not corrected within a certain time period, the disqualified person involved could also be liable for an additional excise tax in an amount equal to 100% of the amount involved.

     In addition to liability for employee benefit plan losses, ERISA imposes a civil penalty against fiduciaries of employee benefit plans who breach the prudence and other fiduciary standards of ERISA, and against non-fiduciaries who knowingly participate in the transaction giving rise to the breach of the ERISA fiduciary standards. The civil penalty is equal to 20 percent of the amount recovered from a fiduciary or non-fiduciary with respect to such breach or knowing participation pursuant to a settlement agreement with the United States Secretary of Labor or a court order resulting from a proceeding instituted by the Secretary. The penalty may be waived and, in any event, would be offset to the extent of the responsible party's liability for excise tax under the Code.

     Each limited partner will be furnished with monthly statements and annual reports which include the Net Asset Value per Unit. The General Partner believes that these statements will be sufficient to permit plan fiduciaries to provide an annual valuation of plan investments as required by ERISA; however, fiduciaries should note that they have the ultimate responsibility for providing such valuation. Accordingly, plan fiduciaries should consult with their attorneys or other advisors regarding their obligations under ERISA with respect to making such valuations.

     Plan fiduciaries should understand the illiquid nature of an investment in the Partnership and that a secondary market may not exist for a Unit. Accordingly, plan fiduciaries should review both anticipated and unanticipated liquidity needs for their respective plans, particularly those for a participant's termination of employment, retirement, death or disability or plan termination. Plan fiduciaries should be aware that distributions to certain participants may be required to commence in the year after the participant attains age 70 1/2.

                                 LEGAL MATTERS

     Legal matters in connection with the securities being offered hereby have been passed upon for the Partnership by Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022. Willkie Farr & Gallagher has also acted as counsel for SB and the General Partner in connection with this offering.

                                    EXPERTS

     The statements made and opinions referred to in this Prospectus under the captions "Risk Factors", "Income Tax Aspects" and "The Limited Partnership Agreement" which are attributed to Willkie Farr & Gallagher are made on the authority of such firm as experts in tax and partnership law.

     The statement of financial condition of the Partnership at December 31, 1996 and the statement of financial condition of the General Partner at December 31, 1996 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports appearing elsewhere herein. Such financial statements are included herein in reliance upon such reports, which reports are given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Partnership has filed with the Securities and Exchange Commission, Washington, D.C. For further information pertaining to the Partnership and the securities offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed as part thereof. Copies of the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C. and may be obtained, at the prescribed charge, upon request to the Commission or may be examined, without charge, at the offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. The Commission also maintains a Web site (http://www.sec.gov) that contains such reports and other information regarding the Partnership.

     A copy of the NASAA Guidelines for the Registration of Commodity Pool Programs, as amended and adopted as of August 30, 1990, will be provided to any person, without charge, upon request. Said request may be made in writing to the Partnership, c/o Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013 or by calling (212) 723-5424.

                               COMMODITY MARKETS

COMMODITY FUTURES

     Commodity futures contracts are contracts made on a commodity exchange which provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 1997 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 1997 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, after allowance for the brokerage commission or fees and exchange and clearing fees, represents the profit or loss to the trader.

FORWARD CONTRACTS

     Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The Partnership will trade foreign currency forward contracts to a significant extent. The forward markets are substantially unregulated. See
"-- Regulation," below. Unlike futures contracts, forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on United States exchanges, no daily settlements of unrealized profit or loss are made in the case of open forward contract positions.

     Commodity future and forward prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

USES OF COMMODITY MARKETS

     Two broad classifications of persons who trade in commodity futures and forwards are "hedgers" and "speculators". Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses which may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time he makes a contract to sell a raw or processed commodity and the time he must perform the contract as follows: at the time he contracts to sell the commodity at a future date, he simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, he either accepts delivery under his futures contracts or buys the actual commodity and closes out his futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit which he expects to earn from his farming, merchandising or processing operations, rather than to profit from his commodity trading.

     The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks which the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for him to make profits or incur losses regardless of the direction of price trends. Commodities trades made by the Partnership will be speculative rather than for hedging purposes.

     A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Partnership's.

OPTIONS

     The CFTC permits domestic exchanges to apply for licensing for the trading of options on futures contracts and on physical commodities. The Partnership may trade in such commodity options as are established on domestic exchanges. Trading policies of the Partnership place no limitation on the percentage of Net Assets which may be invested in options, and the Partnership may write options. The Partnership may trade over-the-counter currency options to the extent permitted by CFTC regulations.

     The risks involved in trading commodity options on exchanges are similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodity or futures contract underlying an option cannot be predicted. Options are bought and sold on the trading floor of a commodity exchange. The purchaser of an option pays a premium and may be charged commissions and other fees. The writer of an option must make margin deposits and may be charged commissions and other fees. Exchanges provide trading mechanisms so that an option once purchased can later be sold and an option once written can later be liquidated by an offsetting purchase. However, there can be no assurance that a liquid offset market will exist for any particular option or at any particular time. In such case, it might not be possible to effect offsetting transactions in particular options. Thus in the case of an option on a future, to realize any profit, a holder would have to exercise his option and have to comply with margin requirements for the underlying futures contract. A writer could not terminate his obligation until the option expired or he was assigned an exercise notice.

REGULATION

     Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

     Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act (the "CEA") by the CFTC. Under the amendments to the CEA effected by the Commodity Futures Trading Commission Act of 1974, the CFTC has become the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as "contract markets", and that all trading on such exchanges must be done by or through exchange members. Under the 1974 amendments to the CEA, futures trading in all commodities traded on domestic exchanges is regulated. In addition, on September 8, 1981, the CFTC adopted rules regulating trading of commodity options which had previously been banned by the CFTC. However, trading in spot commodities and forward contracts may not be within the jurisdiction of the CFTC and may therefore be effectively unregulated. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the

Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange have been indicted and some have been convicted for certain trading practices.

     The CFTC also has exclusive jurisdiction to regulate the activities of "commodity pool operators" and "commodity trading advisors". The General Partner is registered as a commodity pool operator and a commodity trading advisor and all of the Advisors are registered as commodity trading advisors. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC has adopted regulations which impose certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person's registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person's trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

     SB, the commodity broker/dealer for the Partnership, is also subject to regulation by and registration with the CFTC as a "futures commission merchant". With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers' funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA. For a discussion of such rights, see "Fiduciary Responsibility".

     Most exchanges (but currently not the foreign currency futures markets other than during the first fifteen minutes of a trading day or the foreign currency forward market) normally have regulations which limit the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or, more commonly, "daily limits". The daily limits establish the maximum amount the price of a futures contract may vary from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The "daily limit" rule does not limit losses which might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses. See "Risk Factors -- Commodity Trading May Be Illiquid".

     The CFTC and U.S. exchanges have established limits, referred to as "position limits", on the maximum net long or net short position which any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans, cotton, eggs and potatoes. U.S. exchanges have established speculative position limits for all commodity contracts for which no such limits have been established. The CFTC has adopted a statement of policy with respect to the treatment of positions held by a commodity pool, such as the Partnership, under its rules relating to the aggregation of futures positions for purposes of determining compliance with speculative position limits. In connection therewith, futures positions of the Partnership are allocated only to the person or entity controlling trading decisions for the Partnership and not to the limited partners. Currently, all of the positions held by all accounts owned or controlled directly or indirectly by the Advisors and their principals will be aggregated with the Partnership's positions. Depending upon the total amount of funds being managed in both the Partnership's account and other accounts controlled directly or indirectly by the Advisors, such position limits may affect the ability of the Advisor to establish particular positions in certain commodities for the Partnership or may require the liquidation of positions.

     In addition, pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a self-regulatory body in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. The Advisors, the General Partner and SB are each members of the NFA.

     The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by the Congress. Furthermore, the fact of CFTC registration of the General Partner and SB does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this Prospectus.

MARGINS

     Commodity futures contracts are customarily bought and sold on margins which range upward from as little as less than one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses which are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds which must be deposited by the commodity futures trader with his commodity broker in order to initiate futures trading or to maintain his open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader's performance of the commodity futures contract. Since the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required in regard to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. SB intends to require the Partnership to meet its standard customer margin requirements, which are generally greater than exchange minimum levels.

     When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader's broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader's position. Margin requirements are computed each day by the trader's commodity broker. With respect to the Partnership's trading, the Partnership, and not the limited partners personally, will be subject to the margin calls.

     SB will not require the Partnership to meet and maintain margin on its forward contracts.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
  Smith Barney Diversified Futures Fund L.P. II:

     We have audited the accompanying statement of financial condition of SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II (a New York Limited Partnership) as of December 31, 1996 and 1995, and the related statements of income and expenses for the period from January 17, 1996 (commencement of trading operations) to December 31, 1996, and of partners' capital for the years ended December 31, 1996 and 1995 and for the period from May 10, 1994 (date Partnership was organized) to December 31, 1994. These financial statements are the responsibility of the management of the General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management of the General Partner, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smith Barney Diversified Futures Fund L.P. II as of December 31, 1996 and 1995, and the results of its operations for the period from May 10, 1994 (date Partnership was organized) to December 31, 1996, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
February 28, 1997

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1996

                                     ASSETS

                                                                           1996          1995
                                                                        -----------     ------
Equity in commodity futures trading account:
  Cash and cash equivalents (Note 3c).................................  $54,370,448     $2,000
  Net unrealized appreciation on open futures contracts...............    1,981,313
  Commodity options owned, at market value (cost $420,667)............      430,497
                                                                        -----------     ------
                                                                         56,782,258      2,000
Interest receivable...................................................      178,664
                                                                        -----------     ------
                                                                        $56,960,922     $2,000
                                                                        ===========     ======

LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
Accrued expenses:
  Commissions.........................................................  $   288,503
  Management fees.....................................................      133,127
  Incentive fees......................................................    1,036,077
  Other...............................................................       47,744
Redemptions payable (Note 5)..........................................      145,230
Commodity options written, at market value (premiums received
  $28,124)............................................................       12,237
                                                                        -----------     ------
                                                                          1,662,918
                                                                        -----------     ------
Partners' capital (Notes 1 and 7):
General Partner, 498.0108 and 1 Unit equivalents outstanding in 1996
  and 1995, respectively..............................................      560,295     $1,000
Limited Partners, 48,653.0617 and 1 Units of Limited Partnership
  Interest outstanding in 1996 and 1995, respectively.................   54,737,709      1,000
                                                                        -----------     ------
                                                                         55,298,004      2,000
                                                                        -----------     ------
                                                                        $56,960,922     $2,000
                                                                        ===========     ======

                       See Notes to Financial Statements.

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

                        STATEMENT OF INCOME AND EXPENSES
  FOR THE PERIOD FROM JANUARY 17, 1996 (COMMENCEMENT OF TRADING OPERATIONS) TO
                               DECEMBER 31, 1996

                                                                                      1996
                                                                                   ----------
Income:
  Net gains (losses) on trading of commodity interests:
     Realized gains on closed positions..........................................  $9,032,056
     Change in unrealized gains on open positions................................   2,007,030
                                                                                   ----------
                                                                                   11,039,086
Less, Brokerage commissions and clearing fees ($67,406) (Note 3c)................   2,169,468
                                                                                   ----------
Net realized and unrealized gains................................................   8,869,618
  Interest income (Notes 3c and 6)...............................................   1,190,687
                                                                                   ----------
                                                                                   10,060,305
                                                                                   ----------
Expenses:
  Management fees (Note 3b)......................................................     866,887
  Organization expense (Note 6)..................................................     291,264
  Incentive fees (Note 3b).......................................................   1,199,948
  Other expenses.................................................................     119,553
                                                                                   ----------
                                                                                    2,477,652
                                                                                   ----------
Net income.......................................................................  $7,582,653
                                                                                   ==========
Net income per Unit of Limited Partnership Interest and General Partner Unit
  equivalent (Notes 1 and 7).....................................................  $   185.99
                                                                                   ==========

                       See Notes to Financial Statements.

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

                         STATEMENT OF PARTNERS' CAPITAL
               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
 FOR THE PERIOD FROM MAY 10, 1994 (DATE PARTNERSHIP WAS ORGANIZED) TO DECEMBER
                                    31, 1994

                                                              LIMITED     GENERAL
                                                             PARTNERS     PARTNER       TOTAL
                                                            -----------   --------   -----------
Initial capital contributions.............................  $     1,000   $  1,000   $     2,000
                                                            -----------   --------   -----------
Partners' capital at December 31, 1994....................        1,000      1,000         2,000
                                                            -----------   --------   -----------
Partners' capital at December 31, 1995....................        1,000      1,000         2,000
Proceeds from offering of 8,529 Units of Limited
  Partnership Interest and General Partner's contribution
  representing 86 Unit equivalents (Note 1)...............    8,529,000     86,000     8,615,000
Offering and organization costs (Note 6)..................     (519,700)    (5,300)     (525,000)
                                                            -----------   --------   -----------
Opening Partnership capital for operations................    8,010,300     81,700     8,092,000
Net Income................................................    7,506,058     76,595     7,582,653
Sale of 42,034.2002 Units of Limited Partnership Interest
  and General Partner's contribution representing 411.0108
  Unit equivalents........................................   41,190,000    402,000    41,592,000
Redemption of 1,911.1385 Units of Limited Partnership
  Interest................................................   (1,968,649)        --    (1,968,649)
                                                            -----------   --------   -----------
Partners' capital at December 31, 1996....................  $54,737,709   $560,295   $55,298,004
                                                            ===========   ========   ===========

                       See Notes to Financial Statements.

                 SMITH BARNEY DIVERSIFIED FUTURES FUNDS L.P. II

                         NOTES TO FINANCIAL STATEMENTS

1. PARTNERSHIP ORGANIZATION:

     Smith Barney Diversified Futures Fund L.P. II (the "Partnership") is a limited partnership which was organized on May 10, 1994 under the partnership laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The commodity interests that are traded by the Partnership are volatile and involve a high degree of market risk.

     Between August 21, 1995 (commencement of the offering period) and January 16, 1996, 8,529 Units of Limited Partnership Interest ("Units") were sold at $1,000 per Unit. The proceeds of the initial offering were held in an escrow account until January 17, 1996, at which time they were turned over to the Partnership for trading. The Partnership continues to offer Units during the continuous offering period. The Partnership is authorized to sell 100,000 Units during the public offering period of the Partnership.

     Smith Barney Futures Management Inc. is the general partner (the "General Partner") of the Partnership. Smith Barney Inc. ("SB"), an affiliate of the General Partner, acts as commodity broker for the Partnership (see Note 3c). The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of his initial capital contribution and profits, if any, net of distributions.

     The Partnership will be liquidated upon the first to occur of the following: December 31, 2014; the net asset value of a Unit decreases to less than $400 as of a close of any business day; or under certain other circumstances as defined in the Limited Partnership Agreement.

2. ACCOUNTING POLICIES:

     a. All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date and open contracts are recorded in the statement of financial condition at market value for those commodity interests for which market quotations are readily available or at fair value on the last business day of the year. Investments in commodity interests denominated in foreign currency are translated into U.S. dollars at the exchange rates prevailing on the last business day of the year. Realized gain (loss) and changes in unrealized values on commodity interests are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on trading of commodity interests.

     b. Income taxes have not been provided as each partner is individually liable for the taxes, if any, on his share of the Partnership's income and expenses.

     c. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3. AGREEMENTS:

     a. Limited Partnership Agreement:

     The General Partner administers the business and affairs of the Partnership including selecting one or more advisors to make trading decisions for the Partnership.

     b. Management Agreements:

     The General Partner, on behalf of the Partnership, has entered into Management Agreements with John W. Henry & Company, Inc. ("JWH"), Millburn Ridgefield Corporation and Chesapeake Capital Corporation, (collectively, the "Advisors"), registered commodity trading advisors. The Advisors are not affiliated with one another and none is affiliated with the General Partner or SB and are not responsible for the organization or operation of the Partnership. The Partnership will pay each Advisor a monthly management fee equal to 1/6 of 1% (2% per year) of month-end Net Assets allocated to the Advisor (except JWH, which will receive a monthly management fee equal to 1/3 of 1% (4% per year) of month-end Net Assets). In addition, the Partnership is obligated to pay each Advisor an incentive fee payable quarterly equal to 20% of the New Trading Profits earned by each Advisor for the Partnership (except JWH, which will receive an incentive fee of 15% of New Trading Profits).

     c. Customer Agreement:

     The Partnership has entered into a Customer Agreement which provides that the Partnership will pay SB a monthly brokerage fee equal to 1/2 of 1% (6% per year) of month-end Net Assets, as defined, in lieu of brokerage commissions on a per trade basis. SB will pay a portion of brokerage fees to its financial consultants who have sold Units in this Partnership. Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. The Partnership will pay for National Futures Association ("NFA") fees, exchange, clearing, user, give-up and floor brokerage fees. All of the Partnership's assets are deposited in the Partnership's account at SB. The Partnership's cash is deposited by SB in segregated bank accounts as required by Commodity Futures Trading Commission regulations. At December 31, 1996, the amount of cash held for margin requirements was $6,904,509. SB has agreed to pay the Partnership interest on 80% of the average daily equity maintained in cash in its account during each month at a 30-day U.S. Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days from the date on which such weekly rate is determined. The Customer Agreement between the Partnership and SB gives the Partnership the legal right to net unrealized gains and losses. The Customer Agreement may be terminated upon notice by either party.

4. TRADING ACTIVITIES:

     The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity interests. The results of the Partnership's trading activity are shown in the statement of income and expense.

     All of the commodity interests, owned by the Partnership, are held for trading purposes. The fair value of these commodity interests, including options thereon at December 31, 1996 was, $2,399,573 and the average fair value during the year then ended, based on monthly calculation was $2,965,883.

5. DISTRIBUTIONS AND REDEMPTIONS:

     Distributions of profits, if any, will be made at the sole discretion of the General Partner; however, beginning with the quarter ended June 30, 1996, a limited partner may require the Partnership to redeem his Units at their Net Asset Value as of the last day of any month on 10 days' notice to the General Partner provided that no redemption may result in the limited partner holding fewer than 3 Units after redemption is effected. There is no fee charged to limited partners in connection with redemptions.

6. ORGANIZATION AND OFFERING COSTS:

     Offering and organization expenses of approximately $525,000 relating to the issuance and marketing of Units during the initial offering period were initially paid by SB and were charged against the initial capital of the Partnership. In addition, expenses of $291,264 related to the continuous offering of Units have been incurred. As of December 31, 1996, the Partnership had reimbursed SB for all such expenses incurred during the initial offering and continuous offering period (in addition to interest at the prime rate quoted by the Chase Manhattan Bank totaling approximately $20,929) from interest earned on funds held in its account.

7. NET ASSET VALUE PER UNIT:

     Changes in the net asset value per Unit for the period from January 17, 1996 (commencement of trading operations) to December 31, 1996 were as follows:

                                                                              1996
                                                                            ---------
        Net realized and unrealized gains.................................  $  177.40
        Interest income...................................................      36.09
        Expenses..........................................................     (67.51)
        Other.............................................................      40.01
                                                                            ---------
        Increase for period...............................................     185.99
        Net asset value per Unit, beginning of period.....................     939.07
                                                                            ---------
        Net asset value per Unit, end of period...........................  $1,125.06
                                                                            =========

8. FINANCIAL INSTRUMENT RISK:

     The Partnership is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments include forwards, futures and options, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, or to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash or with another financial instrument. These instruments may be traded on an exchange or over-the-counter ("OTC"). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

     Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

     Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership has concentration risk because the sole counterparty or broker with respect to the Partnership's assets is SB.

     The General Partner monitors and controls the Partnership's risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership is subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

     The notional or contractual amounts of these instruments, while appropriately not recorded in the financial statements, reflect the extent of the Partnership's involvement in these instruments. At December 31, 1996, the Partnership's commitment to purchase and sell these instruments was $287,865,518 and $181,348,343, respectively, as detailed below. All of these instruments mature within one year of

December 31, 1996. However, due to the nature of the Partnership's business, these instruments may not be held to maturity. At December 31, 1996, the fair value of the Partnership's derivatives, including options thereon, was $2,399,573, as detailed below.

                                                    NOTIONAL OR CONTRACTUAL
                                                     AMOUNT OF COMMITMENTS
                                                 -----------------------------        FAIR
                                                 TO PURCHASE        TO SELL          VALUE
                                                 ------------     ------------     ----------
    Currencies:
      -- Exchange Traded Contracts.............  $ 12,752,114     $ 15,672,967     $  596,711
      -- OTC Contracts.........................    48,300,653       72,590,507        393,543
    Energy.....................................    12,060,803               --        328,180
    Grains.....................................       175,750        4,560,014        148,525
    Interest Rate U.S..........................    54,062,085        4,098,651        (55,803)
    Interest Rate
      Non-U.S..................................   137,083,934       42,405,484        (44,169)
    Livestock..................................       385,930               --            840
    Metals.....................................     7,349,851       23,421,538        416,746
    Softs......................................     7,984,383        8,534,913         28,892
    Indices....................................     7,710,015       10,064,269        586,108
                                                 ------------     ------------     ----------
              Total............................  $287,865,518     $181,348,343     $2,399,573
                                                 ============     ============     ==========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Smith Barney Futures Management Inc.:

     We have audited the accompanying statement of financial condition of Smith Barney Futures Management Inc. (the "Company," a wholly-owned subsidiary of Smith Barney Holdings Inc.) as of December 31, 1996. This statement of financial condition is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Smith Barney Futures Management Inc. as of December 31, 1996, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 20, 1997

                      SMITH BARNEY FUTURES MANAGEMENT INC.
           (A WHOLLY-OWNED SUBSIDIARY OF SMITH BARNEY HOLDINGS INC.)

                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1996

                                     ASSETS

Receivable from limited partnerships...........................................  $  3,289,160
Receivable from affiliate......................................................     1,668,145
Investments in limited partnerships, at equity.................................     7,025,354
Fixed assets (net of accumulated depreciation of $97,318)......................        12,093
                                                                                 ------------
          Total Assets.........................................................  $ 11,994,752
                                                                                 ============
                             LIABILITIES & STOCKHOLDER'S EQUITY
Dividend payable to SBHI.......................................................  $  1,200,000
Accounts payable and accrued liabilities.......................................       197,623
Payable to affiliate...........................................................         6,267
                                                                                 ------------
          Total Liabilities....................................................     1,403,890
                                                                                 ------------
Common stock, no par value, 3,000 shares authorized, 200 shares issued and
  outstanding (100 shares, $1 stated value; 100 shares, no stated value).......           100
Additional paid-in capital.....................................................    67,413,746
Retained earnings..............................................................     1,177,016
                                                                                 ------------
                                                                                   68,590,862
Less: Note receivable from SBHI................................................   (58,000,000)
                                                                                 ------------
                                                                                   10,590,862
                                                                                 ------------
          Total Liabilities & Stockholder's Equity.............................  $ 11,994,752
                                                                                 ============

   The accompanying notes are an integral part of this statement of financial condition.

                      SMITH BARNEY FUTURES MANAGEMENT INC.
           (A WHOLLY-OWNED SUBSIDIARY OF SMITH BARNEY HOLDINGS INC.)

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

1. ORGANIZATION

     Smith Barney Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Smith Barney Holdings Inc. ("SBHI"). The Company's ultimate parent company is Travelers Group Inc. ("Travelers"). The Company is registered as a commodity pool operator with the Commodity Futures Trading Commission. The Company was organized and is authorized to act as a general partner for the management of investment funds. At December 31, 1996, the Company is the general partner for 19 limited partnerships (the "limited partnerships") with total assets of $599,037,448, total liabilities of $31,639,427 and total partners' capital of $567,398,021. The limited partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company's responsibilities as the general partner are described in the various limited partnership agreements. The Company has a general partner's liability which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to the limited partnerships.

2. SIGNIFICANT ACCOUNTING POLICIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the statement of financial condition. Actual results could differ from these estimates.

     Investments in limited partnerships, at equity, are valued at the Company's proportionate share of the net asset values as reported by the limited partnerships. The limited partnerships value positions at the closing market quotations on the last business day of the year.

     The carrying value of all other financial instruments in the statement of financial condition approximate their fair values as they are either short term in nature or interest-bearing at floating rates.

     Under the terms of each of the limited partnership agreements for which it is a general partner, the Company is solely responsible for managing the partnership. Other responsibilities are disclosed in each limited partnership agreement. The Company is required to make a capital contribution to each such limited partnership. The limited partnership agreements generally require the general partner to maintain a cash investment in the limited partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit or (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While it is the general partner thereof, it may not reduce its percentage interest in such limited partnerships to less than such required level, as defined in each limited partnership agreement.

     The Company has also agreed that so long as it remains the general partner, it will at all times maintain its net worth, as defined in the limited partnership agreements (excluding its investment in each such limited partnership), at an amount not less than 10% of the total contributions to the limited partnerships by all partners. SBHI will contribute such amounts of additional capital to the Company, all or part of which may be contributed by a note (see Note 3), so that the Company may maintain its net worth requirement. This requirement was met at December 31, 1996.

     Receivable from limited partnerships includes deferred offering costs which represent payments made by the Company on behalf of certain limited partnerships during their original offering, such as legal fees, printing costs, etc. These costs are deferred until the limited partnerships commence operations and then are reimbursed over a period varying from eighteen to twenty-four months or as interest income is earned by the limited partnership in accordance with the limited partnership's prospectus. The unreimbursed organizational and offering costs at December 31, 1996 were approximately $736,660. Repayment of these costs is not contingent upon the operating results of the limited partnerships. In addition, as general partner, the Company

                      SMITH BARNEY FUTURES MANAGEMENT INC.
           (A WHOLLY-OWNED SUBSIDIARY OF SMITH BARNEY HOLDINGS INC.)

            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)

earns monthly management fees and commissions from the limited partnerships as defined by the limited partnership agreements.

3. NOTE RECEIVABLE

     The note receivable consists of a $58,000,000 demand note dated June 22, 1994 which is non-interest bearing. The demand note was issued to the Company by SBHI.

4. RELATED PARTY TRANSACTIONS

     Substantially all transactions of the Company, including the allocation of certain income and expenses, are with SBHI, limited partnerships of which it is the general partner, and other affiliates. Receivable from affiliate represents amounts due from Smith Barney Inc. for interest income, advisory fees, and commissions.

5. INCOME TAXES

     Under income tax allocation agreements with SBHI and Travelers, the Company's Federal, state, and local income taxes are provided on a separate return basis and are subject to utilization of tax attributes in Travelers consolidated income tax provision. Under the tax sharing agreement with SBHI, the Company remits taxes to SBHI.

6. EMPLOYEE BENEFIT PLANS

     The Company participates in a noncontributory defined benefit pension plan with Travelers which covers substantially all U.S. employees.

     The Company, through Travelers, has a defined contribution employee savings plan covering substantially all U.S. employees. In addition, the Company has various incentive plans under which stock of Travelers is purchased for subsequent distribution to employees, subject to vesting requirements.

7. STOCKHOLDERS EQUITY

     During the year the Company declared dividends of $7,350,000 and distributed $6,150,000 on its outstanding common stock. Other than net income there were no other changes to equity.

8. SUBSEQUENT EVENTS

     On March 27, 1997, the Company declared a dividend in the amount of $1,500,000 payable to SBHI.

                           SMITH BARNEY HOLDINGS INC.

     Smith Barney Holdings Inc. (the "Company") provides investment banking, brokerage and other financial services through its wholly owned subsidiaries. Its principal operating subsidiary is SB, an investment banking, securities trading and brokerage firm that traces its origins back to 1873. SB (formerly Smith Barney, Harris Upham & Co. Incorporated, "SBHU") was formed in 1976 through the merger of Smith Barney & Co. and Harris Upham & Co. In July 1993, SBHU and the Company acquired substantially all of the assets and certain of the liabilities of the domestic retail brokerage business and the asset management business of Shearson Lehman Brothers Holdings Inc. and its subsidiaries (the "Shearson Acquisition") and SBHU changed its name to Smith Barney Shearson Inc. That name was changed to Smith Barney Inc. on April 1, 1994.

     Smith Barney Holdings Inc. is a wholly owned subsidiary of Travelers Group Inc. (formerly The Travelers Inc.), a financial services holding company engaged, through its subsidiaries, principally in three business segments:
Consumer Services, Investment Services (including the Company); Consumer Finance Services, Life Insurance Services; and Property and Casualty Insurance Services.

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone 212-816-6000. The Company was incorporated in Delaware in 1989.

     The following is audited summary information for the Company for the years ending December 31, 1994, December 31, 1995 and December 31, 1996.

                         SUMMARY FINANCIAL INFORMATION
                 (AMOUNTS IN MILLIONS, EXCEPT WHERE INDICATED)

                                                    YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                       1994            1995            1996
                                                   ------------    ------------    ------------
        Income Statement Data
          Revenues..............................      $5,518          $6,783          $7,774
          Income before taxes and cumulative
             effect of change in accounting
             principle..........................      $  676          $1,021          $1,454
          Net income............................      $  388          $  595          $  883
        Balance Sheet Data
          Total assets (billions)...............      $ 46.0          $ 41.0          $ 51.2
          Total liabilities (billions)..........      $ 43.0          $ 38.5          $ 48.5
          Stockholder's equity..................      $2,316          $2,474          $2,758

     The General Partner will provide a copy of the Company's annual report as filed with the SEC to any limited partner requesting it.

                                    GLOSSARY

     The following glossary may assist the prospective investor in understanding the terms used in this Prospectus. It should be noted preliminarily that commodity futures contracts are contracts made on or through a commodity exchange, and generally provide for future delivery of agricultural and industrial commodities, foreign currencies and financial instruments. Such contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely a contract to make delivery (sell) is referred to as a "short" contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position. Other terms used herein include the following:

          Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

          Affiliate. An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

          Churning. Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

          Commission. The fee charged by a broker for executing a trade in a commodity account of a customer. SB charges most customers, but not the Partnership, commissions per futures contract on a "round-turn" basis, i.e., only upon the closing of an open position.

          Commodity. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments. Out of this large class, certain commodities have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Among the commodities currently traded are wheat, corn, oats, hogs, poultry, potatoes, sugar, cotton, lumber, copper, silver, gold, GNMAs, T-Bills, stock indices, British pounds sterling and Japanese yen.

          Commodity Broker. Any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

          Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          Daily price fluctuation limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

          Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument futures contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

          Forward contract. A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

          Limit order. An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

          Margin. Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract. Commodity margins do not involve the payment of interest.

          Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or a commodity broker.

          Market order. An order to execute a trade at the prevailing price as soon as possible.

          Net Assets. The total assets of the Partnership including all cash, plus Treasury securities at accrued interest and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting. Net Assets equal Net Asset Value.

          Net Asset Value of a Unit. Net Assets divided by the aggregate number of Units of limited and general partnership interest outstanding.

          Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

          New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, reallocations or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Partnership assets during the period, whether the assets are held separately or in margin accounts.

          Notional Funds. Funds not actually held in a client's account but that have been committed by a client to the trading activity of a commodity trading advisor.

          Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option.

          Organizational and Offering Expenses. All expenses incurred by the Partnership in connection with and in preparing the Partnership for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units under federal and state law, including taxes and fees, accountants' and attorneys' fees.

          Pit brokerage fees. Includes floor brokerage, clearing fees, National Futures Association fees and exchange fees.

          Position limit. The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

          Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

          Round-turn Transaction. The process of "opening" an investment in a commodity interest by taking a position together with the process of "closing" out that investment by undertaking an offsetting transaction.

          SB standard public customer rates. Brokerage commissions which SB charges to its public customers, including individuals, which rates change from time to time.

          Settlement price. The closing price for futures contracts in a particular commodity established by the clearing house or exchange after the close of each day's trading.

          Sponsor. Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

          Spot contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

          Spread or Straddle. A commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

          Stop order. An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders may be utilized to protect gains or limit losses on open positions or to enter into new positions. Stop orders become market orders when the stop price is reached.

          Unrealized profit or loss. The profit or loss which would be realized on an open position if it were closed out at the current settlement price.

          Valuation Date. The date as of which the Net Assets of the Partnership are determined.

          Valuation Period.  A regular period of time between Valuation Dates.

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

                                                                       EXHIBIT A
                             ----------------------

                         LIMITED PARTNERSHIP AGREEMENT
                             ----------------------

                               TABLE OF CONTENTS

        Paragraph and Subject           Page
--------------------------------------  ----
  1.  Formation and Name..............   A-1
  2.  Principal Office................   A-1
  3.  Business........................   A-1
  4.  Term, Dissolution and
        Fiscal Year...................   A-1
      Term............................   A-1
      Dissolution.....................   A-2
      Fiscal Year.....................   A-2
  5.  Net Worth of General Partner....   A-2
  6.  Capital Contributions and Units
        of Partnership Interest.......   A-2
  7.  Allocation of Profits and
        Losses........................   A-3
      Capital Accounts................   A-3
      Allocations.....................   A-3
      Allocation of Profit and Loss
        for Federal Income Tax
        Purposes......................   A-3
      Definitions.....................   A-4
      Expenses and Limitation
        Thereof.......................   A-5
      Limited Liability of Limited
        Partners......................   A-5
      Return of Limited Partner's
        Capital Contribution..........   A-5
      Distributions...................   A-5
  8.  Management of the Partnership...   A-6
  9.  Audits and Reports to Limited
        Partners......................   A-7

        Paragraph and Subject           Page
--------------------------------------  ----
 10.  Transfer and Redemption
        of Units......................   A-8
      Initial Limited Partner.........   A-8
      Transfer........................   A-8
      Redemption......................   A-9
 11.  Public Offering of Units of
        Limited Partnership
        Interest......................  A-10
 12.  Admission of Additional
        Partners......................  A-10
 13.  Special Power of Attorney.......  A-10
 14.  Withdrawal of a Partner.........  A-10
 15.  No Personal Liability for Return
        of Capital....................  A-11
 16.  Indemnification.................  A-11
 17.  Amendments; Meetings............  A-11
      Amendments with Consent of the
        General Partner...............  A-11
      Meetings........................  A-12
      Amendments and Actions without
        Consent of the General
        Partner.......................  A-12
      Continuation....................  A-12
 18.  Governing Law...................  A-12
 19.  Miscellaneous...................  A-12
      Priority among Limited
        Partners......................  A-12
      Notices.........................  A-12
      Binding Effect..................  A-12
      Captions........................  A-13

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT A

                         LIMITED PARTNERSHIP AGREEMENT

     This Limited Partnership Agreement dated as of May 19, 1994, amended as of August 8, 1994 and amended and restated as of July 31, 1995 by and between Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013 (the "General Partner"), and Alexander J. Sloane (the "Initial Limited Partner") and those other parties who shall execute this Agreement, whether in counterpart or by attorney-in-fact, as limited partners (the Initial Limited Partner and such other parties are collectively, the "Limited Partners") (the General Partner and Limited Partners may be collectively referred to herein as "Partners"),

                             W I T N E S S E T H :

     WHEREAS, the parties hereto desire to form and continue a limited partnership for the purpose of trading in commodity interests including futures contracts, options and forward contracts;

     NOW, THEREFORE, the parties hereto agree as follows:

1. FORMATION AND NAME.

     The parties hereto hereby form a limited partnership under the New York Uniform Limited Partnership Act. The name of the limited partnership is Smith Barney Diversified Futures Fund L.P. II (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership in accordance with the provisions of the New York Revised Uniform Limited Partnership Act and execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable, as determined by the General Partner.

2. PRINCIPAL OFFICE.

     The principal office of the Partnership shall be 390 Greenwich Street, New York, New York 10013 or such other place as shall be designated by the General Partner.

3. BUSINESS.

     (a) The Partnership business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of interests in commodities of all descriptions, including futures contracts, commodity options, forward contracts and any other rights or interests pertaining thereto.

     (b) The objective of the Partnership business is appreciation of its assets through speculative diversified trading. The Partnership shall not:

          (1) engage in the pyramiding of its positions by using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities;

          (2) utilize borrowings except short-term borrowings if the Partnership takes delivery of cash commodities, provided that neither the deposit of margin with a commodity broker nor obtaining and drawing on a line of credit with respect to forward contracts shall constitute borrowing; or

          (3) permit the churning of its account.

4. TERM, DISSOLUTION AND FISCAL YEAR.

     (a) Term. The term of the Partnership shall commence on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of New York, and shall end upon the first to occur of the following: (1) December 31, 2014; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited

Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy, or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17);
(4) any event which shall make it unlawful for the existence of the Partnership to be continued; or (5) if Net Asset Value falls below $400 as of the end of any business day after trading.

     (b) Dissolution. Upon the dissolution of the Partnership, the assets of the Partnership shall be distributed to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; to Partners and former Partners in satisfaction of liabilities for distributions; and to Partners first for the return of their contributions and second respecting their partnership interests, in the proportions in which the Partners share in distributions. Following distribution of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Partnership Act.

     (c) Fiscal Year. The fiscal year of the Partnership will commence on January 1 and end on December 31 each year ("fiscal year"). Each fiscal year of the Partnership is divided into four fiscal quarters commencing on the first day of January, April, July and October ("fiscal quarter").

5. NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that at all times after the termination of the initial offering period of the Partnership's Units of Limited Partnership Interest described in Paragraph 11 hereof (the "Public Offering"), so long as it remains the General Partner of the Partnership, it will maintain a Net Worth (as defined below but excluding its capital contribution to the Partnership) at an amount not less than 10% of the total contributions to the Partnership by all Partners. The General Partner also agrees, with respect to each additional limited partnership of which it is general partner, to maintain a net worth (excluding its capital contribution to the additional partnership) at an amount not less than 10% of the total contributions to the additional partnership.

     The General Partner agrees that it will maintain an overall Net Worth (including capital contributions) equal to the greater of (a) 10% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000.

     For the purposes of this Paragraph 5, Net Worth shall be based upon current fair market value of the assets of the General Partner. The requirements of this Paragraph 5 may be modified if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and will not violate any state securities or blue sky laws to which the Partnership may be subject from time to time.

6. CAPITAL CONTRIBUTIONS AND UNITS OF PARTNERSHIP INTEREST.

     The General Partner shall contribute to the Partnership, immediately prior to the time the Partnership commences trading activities and as necessary thereafter, an amount which shall at least equal the greater of (i) an amount which will entitle the General Partner to an interest of at least 1% in each material item of Partnership income, gain, loss, deduction or credit and (ii) the greater of (a) 1% of capital contributions or (b) $25,000. The General Partner's contribution shall be evidenced by "Units of General Partnership Interest." The General Partner may not make any transfer or withdrawal of its contribution to the Partnership while it is General Partner which would reduce its percentage interest in the Partnership to less than such required interest in the Partnership. Any withdrawal of any such excess interest by the General Partner may be made only upon not less than 30 days' notice to the Limited Partners prior to the end of a fiscal quarter.

     Interests in the Partnership, other than those of the General Partner, shall be evidenced by "Units of Limited Partnership Interest" which the General Partner on behalf of the Partnership shall, in accordance with the Prospectus included in the Registration Statement referred to in Paragraph 11, sell to persons desiring to become Limited Partners. For each Unit of Limited Partnership Interest purchased prior to the commencement of trading operations, a Limited Partner shall contribute $1,000 to the capital of the Partnership. For any Unit (or partial unit rounded to four decimal places) of Limited Partnership Interest purchased thereafter, a Limited Partner shall contribute to the capital of the Partnership an amount equal to the Net Asset Value of a Unit (or partial unit, as the case may be) of Limited Partnership Interest as of the close of business on the day preceding the effective date of such purchase, and shall pay in addition any selling commission which must be paid with respect to such purchase. The aggregate of all contributions shall be available to the Partnership to carry on its business, and no interest shall be paid on any such contribution. The General Partner may, in its discretion, split the Units at any time, provided that any such action will not adversely affect the capital account of any limited partner. All subscriptions for Units of Limited Partnership Interest made pursuant to the Public Offering of the Units of Limited Partnership Interest must be on the form provided in the Prospectus.

     The proceeds from the sale of the Units of Limited Partnership Interest pursuant to the Public Offering shall be placed in an escrow account and shall not be contributed to the capital of the Partnership prior to the termination of the Initial Offering Period. If subscriptions for at least 5,000 Units of Limited Partnership Interest shall not have been received and accepted by the General Partner when the Initial Offering Period is terminated, this Agreement shall terminate, the full amount of all subscriptions shall be promptly returned to the subscribers, and the Certificate of Limited Partnership shall be cancelled. If subscriptions for at least 5,000 Units of Limited Partnership Interest shall have been received and accepted by the General Partner prior to the termination of the Initial Offering Period, the proceeds thereof shall be contributed to the capital of the Partnership and the Partnership shall thereafter commence trading operations. All subscribers shall receive the interest earned on their subscriptions while held in escrow. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

7. ALLOCATION OF PROFITS AND LOSSES.

     (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

     (b) Allocations. As of the close of business on the last day of each month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

          (1) The Net Assets of the Partnership (as defined in Paragraph 7(d)(1)) before any management and incentive fees payable by the Partnership as of such date shall be determined.

          (2) Monthly management fees, if any, payable by the Partnership as of such date shall then be charged against Net Assets. Brokerage fees payable to SB pursuant to Paragraph 7(i) shall be charged pro rata to the capital accounts of the Units.

          (3) Incentive fees, if any, shall then be charged against Net Assets.

          (4) Any increase or decrease in Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3) above) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

          (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units of Limited Partnership Interest, and any amount paid to the General Partner on redemption of Units of General Partnership Interest, shall be charged to that Partner's capital account.

     (c) Allocation of Profit and Loss for Federal Income Tax Purposes. The Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts. Any Partner who redeems Units of Limited or General

Partnership Interest during any fiscal year will be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership during the period that such Units of Limited or General Partnership Interest were owned by such Partner, based on the ratio that the capital accounts allocable to such acquired or redeemed Units of Limited or General Partnership Interest bear to the capital accounts allocable to all Partners' Units of Limited or General Partnership Interest for such period. Any Partner who transfers or assigns Units of Limited or General Partnership Interest during any fiscal year shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership through the end of the fiscal quarter in which notice of such transfer or assignment is given to the General Partner in accordance with Paragraph 10(b) hereof, and the transferee or assignee of such Units shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership commencing with the fiscal quarter next succeeding the quarter in which notice of transfer or assignment is given. The method of allocating gains and losses for tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulations.

     (d) Definitions:

          (1) Net Assets. Net Assets of the Partnership shall mean the total assets of the Partnership including all cash, plus Treasury Bills at market, accrued interest, and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting.

          (2) Net Asset Value per Unit. The Net Asset Value of each Unit of Limited Partnership Interest and each Unit of General Partnership Interest shall be determined by dividing the Net Assets of the Partnership by the aggregate number of Units of Limited and General Partnership Interest outstanding.

          (3) Capital Contributions. Capital contributions shall mean the total investment in the Partnership by a Partner or by all Partners, as the case may be.

          (4) New Trading Profits. The excess, if any, of Net Assets managed by the Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts.

          (5) Organizational and Offering Expenses. Organizational and offering expenses shall mean all expenses incurred by the Partnership in connection with and in preparing for registration and subsequent offering and distributing it to the public, including but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units of Limited Partnership Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

          (6) Valuation Date. The date as of which the Net Assets of the Partnership are determined.

          (7) Valuation Period.  A regular period of time between Valuation
     Dates.

          (8) Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

          (9) Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          (10) Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

          (11) Sponsor. Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

     (e) Expenses and Limitation Thereof. Subject to the limitations set forth below in this Paragraph 7(e), the Partnership shall bear all commodity brokerage fees and shall be obligated to pay all liabilities incurred by it, including, without limitation, all expenses incurred in connection with its trading activities, and any management and incentive fees. The General Partner shall bear all other operating expenses except legal, accounting, filing, data processing and reporting fees and extraordinary expenses. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month. For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. All expenses of the Partnership shall be billed directly to and paid by the Partnership. If necessary, the General Partner will reimburse the Partnership, no less frequently than quarterly, for the amount by which aggregate fees and expenses exceed, on an annual basis, 1/2 of 1% of Net Assets per month. Reimbursements to the General Partner or its affiliates shall not be allowed, except for reimbursement of actual cost of legal and audit services used for or by the Partnership and charges incidental to trading. Expenses incurred by the General Partner in connection with administration of the Partnership including but not limited to salaries, rent, travel expenses and such other items generally falling under the category of overhead, shall not be charged to the Partnership. In no event will organizational and offering expenses exceed 15% of the Partners' initial capital contributions. For this purpose, organizational and offering expenses include interest on loans from SB to the Partnership for payment of organizational and offering expenses, if any.

     (f) Limited Liability of Limited Partners:

          (1) Each Unit of Limited Partnership Interest, when purchased by a Limited Partner, subject to the qualifications set forth below, shall be fully paid and non-assessable.

          (2) A Limited Partner will have no liability in excess of his obligation to make contributions to the capital of the Partnership and his share of the Partnership's assets and undistributed profits, subject to the qualifications provided in New York law.

     (g) Return of Limited Partner's Capital Contribution. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units of Limited Partnership Interest or shall be entitled to distributions in accordance with the terms of this Agreement, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand and receive property other than cash.

     (h) Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units of Limited Partnership Interest), if any, the Partnership will make to its Partners. Distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

8. MANAGEMENT OF THE PARTNERSHIP.

     Except as hereinafter provided, the General Partner, to the exclusion of all Limited Partners, shall conduct, manage and control the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The Partnership shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. Except as provided herein, no Partner shall be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to advise the General Partner of such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in commodity contracts.

     The General Partner may delegate its responsibility, in whole or in part, for the investment of the Partnership's assets to one or more qualified trading advisors and may delegate trading discretion to such persons. If the General Partner decides to direct trading for the Partnership itself, the General Partner may nonetheless render advisory services to other clients or accounts and may use the same trading strategies which are utilized in managing the Partnership's investments. However, the General Partner agrees and represents that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by this Agreement. If the General Partner determines to delegate its responsibility for trading decisions to one or more trading advisors, it may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership, including a management agreement under which the General Partner is one of the advisors. Any such agreement could obligate the Partnership to pay management and incentive fees to the advisors in amounts determined by the General Partner acting in the best interests of the Partnership; provided, however, that such fees will in no event exceed those permitted under NASAA Guidelines for the Registration of Commodity Pools (the "Guidelines") and that neither the General Partner nor any affiliate of the General Partner shall receive an incentive fee in excess of 15% of New Trading Profits or a management fee if it or any of its affiliates receives any portion of the brokerage commissions paid by the Partnership. Specifically, except to the extent permitted by future changes to the Guidelines, incentive fees paid by the Partnership to an Advisor shall never exceed 15%, increased by an additional 2% for each 1% by which the Partnership's aggregate annual expenses are reduced below 6% annually, of New Trading Profits, calculated not more often than quarterly on the Valuation Date, over the highest previous Valuation Date.

     The General Partner shall monitor the trading and performance of any trading advisor for the Partnership and shall not permit the "churning" of the Partnership's account. The General Partner shall calculate the Net Assets of the Partnership daily and shall make available, upon the request of a Limited Partner, the Net Asset Value of a Unit of Limited Partnership Interest. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. The Partnership may not enter into an exclusive brokerage contract. The General Partner is authorized to enter into the Customer Agreement with Smith Barney Inc. ("SB") described in the Prospectus and to cause the Partnership to pay SB a monthly brokerage fee equal to 1/2 of 1% of month-end Net Assets (6% per year) (exclusive of fees incurred in connection with trading including exchange, clearing, floor brokerage, give-up and NFA fees) and to negotiate Customer Agreements in the future on these or other terms. Any interest or other income derived from any portion of the Partnership's assets whether held in the Partnership's margin account or otherwise shall accrue solely to the benefit of the Partnership except as otherwise provided in the Guidelines. Neither the General Partner nor any affiliate of the General Partner shall directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units of Limited Partnership Interests or to give investment advice to a potential Limited Partner, provided, however, that neither the General Partner nor any affiliate of the General Partner is prohibited from paying to a registered broker-dealer or other properly licensed person a normal sales commission, including trail commissions, for selling Units of Limited Partnership Interests. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the Partners and expenses of the Partnership, such as management fees, brokerage commissions or fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. Only those goods and services enumerated in the Limited Partnership Agreement will be those provided by the General Partner to the Partnership. Except as provided in the Prospectus, the General Partner shall not take any action with respect to the assets or property of the Partnership which does not benefit the Partnership.

     The General Partner shall review, not less often than annually and to the extent practicable, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine that the brokerage fees being paid by the Partnership are competitive with such other rates. The General Partner may in its discretion, acting in the best interests of the Partnership, negotiate with SB to amend the Customer Agreement so that the Partnership is charged brokerage commissions on a round-turn basis instead of the monthly fee initially contemplated; provided that the commission rate agreed to is comparable to rates charged to comparable public commodity pools and further provided that such commissions, including pit brokerage fees will not exceed the limitation set forth in the Guidelines.

     The General Partner shall maintain a list of the names and addresses of, and interests owned by, all Partners, a copy of which shall be furnished to Limited Partners upon request either in person or by mail and upon payment of the cost of reproduction and mailing, and such other books and records relating to the business of the Partnership at the principal office of the Partnership. The General Partner shall retain such records for a period of not less than six years. The Limited Partners shall be given reasonable access to the books and records of the Partnership.

     The Partnership shall not enter into any contract with the General Partner or any of its affiliates or with any trading advisor which has a term of more than one year. The Partnership shall make no loans. Assets of the Partnership will not be commingled with assets of any other entity. Deposit of assets with a commodity broker or dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any Net Asset fee for investment advice or management who shares or participates in any commodity brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or give ups to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements. On loans made available to the Partnership by the General Partner or any of its affiliates, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the lender's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the lender shall not receive points or other financing charges or fees regardless of the amounts.

     Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. The General Partner may engage and compensate (consistent with the Guidelines) on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.

9. AUDITS AND REPORTS TO LIMITED PARTNERS.

     The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners' equity for the fiscal year then ended, and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for him to complete his federal income tax return. In addition, within 30 days of the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Limited and General Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the Commodity Futures Trading Commission may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Limited and General Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

     In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Limited Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) a decrease in assets maintained in cash to 50% or less of the amount most recently reported; (iii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the incentive fee; (iv) any change in commodity brokers or any change to payment or brokerage commissions on a round turn basis;
(v) any change in the General Partner; or (vi) any material change in the Partnership's trading policies or in any advisor's trading strategies; and (vii) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners' voting rights and/or redemption rights under this Agreement. In the event of a change to payment of brokerage commissions on a round-turn basis, each Limited Partner will be notified and permitted to redeem his Units prior to the effective date of such change.

10. TRANSFER AND REDEMPTION OF UNITS.

     (a) Initial Limited Partner. As of the day after trading commences, the Initial Limited Partner may redeem his Unit for $1,000 and withdraw from the Partnership.

     (b) Transfer. Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units of Limited Partnership interest or any part or all of his right, title and interest in the capital or profits of the Partnership without giving written notice of the assignment, transfer or disposition to the General Partner and that no assignment, transfer or disposition shall be effective against the Partnership or the General Partner until the first day of the fiscal quarter next succeeding the quarter in which the General Partner receives the written notice described below. Any assignment, transfer or disposition by an assignee of Units of Limited Partnership Interest of his interest in the capital or profits of the Partnership shall not be effective against the Partnership or the General Partner until the first day of the fiscal quarter next succeeding the quarter in which the General Partner receives the written notice described below. If the General Partner receives an opinion of counsel to the effect that a transfer should be prohibited in order to protect against treatment as a publicly traded partnership, such transfer shall be prohibited. Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this paragraph shall specify the name and residence address of the assignee, the date of assignment, shall include a statement by the assignee that he agrees to give the above-described written notice to the General Partner upon any subsequent assignment, and shall be signed by the assignor and assignee. The General Partner may, in its sole discretion, waive receipt of the above-described notice or waive any defect therein. Any such assignee shall become a substituted Limited Partner only upon the consent of the General Partner (which consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), upon the execution of a Power of Attorney by such assignee appointing the General Partner as his attorney-in-fact in the form contained in paragraph 13 hereof. The estate or any beneficiary of a deceased Limited Partner or assignee shall have no right to withdraw any capital or profits from the Partnership except by redemption of Units of Limited Partnership Interest. Upon the death of a Limited Partner, his estate shall have any rights of inventory, accounting, appraisal or examination of Partnership records as are granted by law. A substituted Limited Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a Limited Partner of the Partnership. A substituted Limited Partner is also liable for the obligations of his assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Partnership Act to return distributions received by the assignor, provided, however, that a substituted Limited Partner shall not be obligated for liabilities unknown to him at the time he became a substituted Limited Partner and which could not be ascertained from this Agreement. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Partnership Act, regardless of whether his assignee becomes a substituted Limited Partner. The transfer of Units of Limited Partnership Interest shall be subject to all applicable securities laws. The transferor or assignor shall bear the cost related to such transfer or assignment. Certificates representing Units of Limited Partnership Interest may bear appropriate legends to the foregoing effect. Except for transfers by gift, inheritance, intrafamily transfers, family dissolutions and transfers to affiliates, no transfer may be made that results in either the transferor or the transferee holding fewer than three Units.

     (c) Redemption. After the first full quarter after the commencement of trading operations, a Limited Partner (or any assignee thereof) may withdraw some or all of his capital contribution and undistributed profits, if any, from the Partnership in multiples of the Net Asset Value of a Unit of Limited Partnership Interest (such withdrawal being herein referred to as "redemption") as of the last day of a calendar month (the "Redemption Date") after a request for redemption has been made to the General Partner; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. Interest earned by the Partnership will be used to reimburse SB for the offering and organizational expenses of the Partnership until such time as $525,000 of such expenses are reimbursed, after which the interest will accrue to the Partnership. As used herein, "request for redemption" shall mean a letter or oral request in a form specified by the General Partner received by the General Partner at least 10 days in advance of the Redemption Date. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units. Upon redemption a Limited Partner (or any assignee thereof) shall receive, per Unit of Limited Partnership Interest redeemed, an amount equal to the Net Asset Value of a Unit of Limited Partnership Interest as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit of Limited Partnership Interest was sold by the Partnership as well as all amounts owed by all assignees of such Unit of Limited Partnership Interest shall be deducted from the Net Asset Value of such Unit of Limited Partnership Interest upon redemption by an assignee. Payment will be made within 10 business days after the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate commodity positions in an orderly manner, and may, in its discretion, in a particular case, permit redemptions before the end of any applicable holding period, partial redemptions, or at times other than month-end.

     The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at Net Asset Value, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in net asset value per unit as of the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

11. PUBLIC OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

     The General Partner on behalf of the Partnership shall (i) cause to be filed a Registration Statement, and such amendments thereto as the General Partner deems advisable, with the United States Securities and Exchange Commission for the registration and public offering of the Units of Limited Partnership Interest, and (ii) qualify the Units of Limited Partnership Interest for sale under the securities laws of such States of the United States or foreign countries as the General Partner shall deem advisable.

     The General Partner may make such arrangements for the sale of the Units of Limited Partnership Interest as it deems appropriate, including, without limitation, the execution on behalf of the Partnership of a selling agreement with SB as an agent of the Partnership for the offer and sale of the Units of Limited Partnership Interest as contemplated in the Prospectus.

12. ADMISSION OF ADDITIONAL PARTNERS.

     After the Public Offering of the Units of Limited Partnership Interest has been terminated by the General Partner, no additional General Partners will be admitted to the Partnership except as described in Paragraph 17(c). The General Partner may take such actions as may be necessary or appropriate at any time to offer new Units or partial Units and to admit new Limited Partners to the Partnership. Any new Limited Partners accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

13. SPECIAL POWER OF ATTORNEY.

     Each Limited Partner does irrevocably constitute and appoint the General Partner and each other person or entity that shall after the date of this Agreement become a general partner of the Partnership with the power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and Certificate of Limited Partnership including amendments and/or restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change or modification of the Partnership in accordance with the terms of this Agreement; (iii) Certificates of Assumed Name; and (iv) Customer Agreements with SB or other commodity brokerage firms. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive and not be affected by the subsequent incapacity, disability or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney; provided, however, that the action taken was determined to be in the best interest of the Partnership and did not constitute negligence or misconduct of the General Partner or any successor thereto. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph, this Agreement shall control.

14. WITHDRAWAL OF A PARTNER.

     The Partnership shall be dissolved and its affairs wound up upon the assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership in continued pursuant to Paragraph 17). The General Partner shall not withdraw from the Partnership without giving the Limited Partners one hundred twenty (120) days' prior written notice. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner shall not (in and of itself) dissolve the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph 10 hereof. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit; provided, however, that this waiver in no way limits the rights of the

Limited Partners or their representatives to have access to the Partnership's books and records as described in Paragraph 8 hereof.

     If a General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Partnership is continued pursuant to Paragraph 17, the General Partner will be responsible for all expenses resulting from its withdrawal or removal as a general partner. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next Redemption Date following the date of General Partner removal or withdrawal.

15. NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

     The General Partner, subject to paragraph 16 hereof, shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

16. INDEMNIFICATION.

     (a) The General Partner and its Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and such loss or liability was not the result of negligence or misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interests of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates.

     (b) Notwithstanding (a) above, the General Partner and its Affiliates and any person acting as a Broker-Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws.

     (c) The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     (d) For purposes of this Paragraph 16, the term "Affiliates" shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or
(e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

     (e) The provision of advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner or its Affiliates is prohibited.

     (f) Indemnification under this Agreement is recoverable from the assets of the Partnership and not from the Limited Partners.

17. AMENDMENTS; MEETINGS.

     (a) Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership's basic investment policies set forth in paragraph 3(b) hereof) such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the

Units of Limited Partnership Interest then outstanding and if made in accordance with the Partnership Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement.

     (b) Meetings. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units of Limited Partnership Interest then outstanding, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) Amendments and Actions without Consent of the General Partner. At any meeting called pursuant to Paragraph 17(b), upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Partnership Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new general partner or general partners may be admitted immediately prior to withdrawal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days' notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

     (d) Continuation. Upon the assignment by the General Partner of all of its interest in the Partnership, the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

18. GOVERNING LAW.

     The validity and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York including, specifically, the New York Revised Uniform Partnership Act, as amended (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 18.

19. MISCELLANEOUS.

     (a) Priority among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

     (b) Notices. All notices under this Agreement, other than reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner.

     (c) Binding Effect. This Agreement shall inure to and be binding upon all the parties, their successors, permitted assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraph 17 hereof.

     (d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

General Partner:                              Initial Limited Partner:

SMITH BARNEY
FUTURES MANAGEMENT INC.
                                              /s/   ALEXANDER J. SLOANE
                                              ----------------------------
                                                    Alexander J. Sloane
By: /s/    ALEXANDER J. SLOANE
    ------------------------------
    Alexander J. Sloane, President

                                              Limited Partners:
                                                All Limited Partners now and hereafter
                                                admitted as limited partners of the
                                                Partnership pursuant to powers of attorney
                                                now and hereafter executed in favor of and
                                                delivered to the General Partner

                                              By: SMITH BARNEY
                                              FUTURES MANAGEMENT INC.
                                              Attorney-in-Fact
                                              By: /s/   ALEXANDER J. SLOANE
                                                  ------------------------------
                                                  Alexander J. Sloane, President

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT B

                            SMITH BARNEY DIVERSIFIED
                              FUTURES FUND L.P. II

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

    A. SUBSCRIBER PROVISIONS.

    1. Subscription for Units. I hereby subscribe for the amount indicated below of units of limited partnership interest ("Units") of SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II (the "Partnership") at the Net Asset Value per Unit during the Continuous Offering (as that term is defined under "Plan of Distribution") (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimum in certain states). A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION DURING THE CONTINUOUS OFFERING IF THE GENERAL PARTNER DETERMINES NOT TO OFFER UNITS AS OF THE END OF A MONTH.

    2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Partnership to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant to the General Partner and the Partnership as follows:

        (A) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE PARTNERSHIP, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

        (B) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS AND REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

        (c) I hereby consent to the execution and delivery of the Customer Agreement between the Partnership and SB and to the payment to SB of fees as described in the Prospectus.

        (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or SB for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

    3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

        (a) Either (A) or (B): (A) neither SB nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

        or (B) The relationship between the Plan and SB or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Partnership is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

        (b) Although an SB Financial Consultant may have suggested that the Director consider the investment in the Partnership, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

        (c) The Plan is in compliance with all applicable Federal regulatory requirements.

    4. Acceptance of Limited Partnership Agreement and Power of Attorney. I hereby apply to become a limited partner as of the date the sale of my Units becomes effective, and I hereby agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

    I hereby irrevocably constitute and appoint Smith Barney Futures Management Inc., the General Partner of the Partnership, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Partnership and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Partnership; (iii) certificates of assumed name; and
(iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.
                               ------------------

    B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

                               ------------------

    C. RISK DISCLOSURE.

        1. Investment in the Partnership is speculative and includes the risks summarized under "Risk Factors" in the Prospectus. Each investor must be able to afford the risks of an investment in the Partnership.

        2. Smith Barney Futures Management Inc., the General Partner, is an affiliate of Smith Barney Inc. ("SB"). SB is the Selling Agent and the Commodity Broker/Dealer and recipient of brokerage fees. Therefore, conflicts of interest exist (see "Conflicts of Interest" and "The Commodity Broker/Dealer" in the Prospectus). SB will receive substantial brokerage fees from the Partnership regardless of the Partnership's trading performance (see "Fees and Expenses to the Partnership" in the Prospectus).

        3. An Investor may redeem his Units only as of the last day of a calendar month, all as set forth in the Limited Partnership Agreement.

        4. The offering of Units is made solely on the information in the Prospectus and Exhibits thereto. No person is authorized to make any representations not contained in the Prospectus.

                                    EXHIBIT

                            SMITH BARNEY DIVERSIFIED                   EXHIBIT B

                              FUTURES FUND L.P. II
                                PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000,
EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS
INCLUDING IRAS. SUBJECT TO HIGHER
MINIMUMS IN
CERTAIN STATES. SEE EXHIBIT
C -- SUITABILITY REQUIREMENTS.)

    $                                                                    -                     -         -         -

                                              SMITH BARNEY ACCOUNT NUMBER

ACCOUNT NAME                ----------------------------------------------------------------

                            ----------------------------------------------------------------
STATE OR COUNTRY
OF RESIDENCE                ----------------------------------------------------------------

                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

1 INDIVIDUAL ACCOUNT                     3 CORPORATION
2 JOINT ACCOUNT                          4 PARTNERSHIP
                                         5 TRUST
1 INDIVIDUAL ACCOUNT                   6 IRA, KEOGH, SEP
                                       8 OTHER

2 JOINT ACCOUNT                        7 EMPLOYEE BENEFIT PLAN

                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON THE SETTLEMENT DATE WHICH WILL OCCUR NOT LATER THAN 5 BUSINESS DAYS FOLLOWING NOTIFICATION TO SMITH BARNEY INC. AND THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.

------------------------------------------------------------      ------------------------------------------------------------
                   SUBSCRIBER'S SIGNATURE                                            SUBSCRIBER'S SIGNATURE

------------------------------------------------------------      ------------------------------------------------------------
                           TITLE                                                             TITLE

------------------------------------------------------------      ------------------------------------------------------------
                            DATE                                                              DATE

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rules, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

Branch Manager's Signature  ________________________________

Print Name:  ______________________________________________
--------------------------------------------------------------------------------

FOR BRANCH USE                                                             ENTER IOI FOR SECURITY NO.
FC PLEASE COMPLETE                                                         INDICATED BELOW (CHECK ONE):
FINANCIAL CONSULTANT NAME                                                  8955101  __________
_____________________________________                                      8955105  __________
PRINT NAME
FC TELEPHONE NO. ____________________
FC WIRE CODE ________________________

                   SEND COMPLETED SUBSCRIPTION AGREEMENT TO:

                      SMITH BARNEY FUTURES MANAGEMENT INC.
                        390 GREENWICH STREET - 1ST FLOOR
                            NEW YORK, NEW YORK 10013
                    ATTN.: KRISTIN MCAREE TEL (212) 723-4976
                     NOT ACCEPTABLE FOR CLIENT SUBSCRIPTION

                                    EXHIBIT

                                                                       EXHIBIT C

                            SUITABILITY REQUIREMENTS

     (a) I understand that a subscriber must have (i) net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (ii) net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and an annual income of $45,000. I understand that certain states impose more restrictive investment requirements than the foregoing.

     (b) I understand that the investment requirements as to net worth ("NW") (exclusive of home, furnishings and automobiles) and past and anticipated annual income ("AI") or taxable income ("TI") set forth below opposite the state in which I am a resident apply to my subscription:

    Arizona...................  $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
    California................  $250,000 NW or $100,000 NW and $65,000 AI
    Iowa......................  $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
    Maine.....................  $200,000 NW or $50,000 NW and $50,000 AI
    Massachusetts.............  $225,000 NW or $60,000 NW and $60,000 AI
    Michigan..................  $225,000 NW and (1) or $60,000 NW and $60,000 AI and (1)
    Minnesota.................  $225,000 NW or $60,000 NW and $60,000 AI
    Mississippi...............  $225,000 NW and $60,000 AI
    Missouri..................  $225,000 NW or $75,000 NW and $75,000 AI
    North Carolina............  $225,000 NW or $60,000 NW and $60,000 TI
    Pennsylvania..............  $175,000 NW and (2) or $100,000 NW and $50,000 AI and (2)
    Tennessee.................  $225,000 NW or $60,000 NW and $60,000 AI
    Texas.....................  $225,000 NW or $60,000 NW and $60,000 TI

---------------
     (1) In addition, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

     (2) In addition, if my net worth is less than $1,000,000, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

     (c) [Iowa Individual Retirement Accounts only]. I understand that my investment in the Partnership must be for a minimum of $3,000.

     (d) [For all Maine Residents including employee-benefit plans]. Your investment in the Partnership, whether in the initial or continuous offering, must be for a minimum of $5,000.

     (e) [Ohio Residents only]. I understand that my investment will represent no more than 10% of my net worth less the value of any other investment in limited partnership interests.

                 (This page has been left blank intentionally.)

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

     SUPPLEMENT DATED APRIL 30, 1998 TO THE PROSPECTUS DATED APRIL 30, 1997

                               SMITH BARNEY INC.

                 (This page has been left blank intentionally.)

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

     Supplement dated April 30, 1998 to the Prospectus dated April 30, 1997

     This Supplement amends and updates the Prospectus dated April 30, 1997 (the "Prospectus") for Smith Barney Diversified Futures Fund L.P. II (the "Partnership") and must be read in conjunction therewith. Headings herein correspond to headings in the Prospectus; page numbers in parentheses refer to the pages in the Prospectus.

     The General Partner's and Advisors' performance capsules and related footnotes are included herein in their entirety.

                      FEES AND EXPENSES TO THE PARTNERSHIP

BREAK EVEN ANALYSIS (PAGE 20)

     The following table is a summary of fees and expenses expressed both as a dollar amount and as a percentage of a $1,000 investment in the Partnership. See "Fees and Expenses to the Partnership." The break-even point per Unit (that is, the trading profit the Partnership must realize during the first year of a limited partner's investment so that such investment at the end of the year is equal to its value at the beginning of the year), assuming a limited partner purchases Units at $1,000 each as of the beginning of the year and redeems its Units at the end of the first year of its investment, is 6.14%, or $61.42 per Unit (assuming the estimated Partnership size is $120,000,000) or 6.07%, or $60.74 per Unit (assuming the estimated Partnership size is $150,000,000).

Estimated Partnership Size:.................................  $120,000,000    $150,000,000
                                                              ------------    ------------
Selling Price per Unit(1)...................................  $   1,000.00    $   1,000.00
                                                              ------------    ------------
Interest Income Credit(2)...................................  $     (39.20)   $     (39.20)
Brokerage Fees(3)...........................................  $      70.67    $      70.67
Other Operating Expenses(4).................................  $       4.30    $       3.60
Trading Advisor's Management Fee(5).........................  $      25.65    $      25.67
                                                              ------------    ------------
Amount of Trading Income Required for the Partnership's Net
  Asset Value per Unit at the End of One Year to Equal the
  Selling Price per Unit....................................  $      61.42    $      60.74
                                                              ------------    ------------
Percentage of Initial Selling Price per Unit................          6.14%           6.07%
                                                                      ====            ====

EXPLANATORY NOTES

(1) Investors will purchase Units at the prevailing Net Asset Value per Unit. Approximately 114,517 Units (including 1,012 General Partner Units) were sold as of January 31, 1998. The Net Asset Value per Unit as of January 31, 1998 was $1,114.95.

(2) The Partnership earns interest income on 80% of the average daily equity maintained in cash in the Partnership's accounts at a rate equal to the average yield on the 30-day U.S. Treasury bills issued during each month. For purposes of this analysis, the interest rate used was estimated at 3.92% of the Partnership's Net Asset Value (assuming an estimated annual interest rate of 4.9%).

(3) Brokerage fees were estimated at 6.8% (6% for brokerage fees and 0.8% for other trading-related expenses) of Net Assets. Based upon the past performance of the Partnership and the Advisors during 1997, the fee that the Partnership pays is equal to $61.00 per round turn transaction, of which $54.00 is brokerage commissions and $7.00 is other trading-related fees. In calculating the brokerage fee, Net Assets equals the equity maintained in cash at the end of the month plus unrealized gain (loss) on open positions and accrued interest income for the month.

(4) Other operating expenses include periodic legal, accounting, filing, reporting fees and expenses of the Continuous Offering but do not include extraordinary expenses. These expenses are expected to amount to either $520,000 or $545,000, assuming either 120,000 or 150,000 Units offered hereby are sold,
    respectively. Assuming 120,000 Units are sold, this estimate consists of (i) $370,000 in continuous offering expenses and (ii) $150,000 in other operating expenses. Assuming 150,000 Units are sold, this estimate consists of (i) $370,000 in continuous offering expenses and (ii) $175,000 in other operating expenses.

(5) The Partnership's Advisors are paid management fees ranging from 2% to 4%. A blended rate of 2.66% of Net Assets was used for purposes of this analysis.

     The Advisors will also receive an incentive fee of 20%, or 15% in the case of JWH. These amounts have not been included in the table above because they are calculated based on Trading Profits after deducting all of the Partnership's expenses.

                             CONFLICTS OF INTEREST

CONTROL OF OTHER ACCOUNTS BY THE ADVISORS (PAGE 24)

     In addition to the funds listed in the Prospectus, JWH acts as advisor to Smith Barney Westport Futures Fund L.P.

     Campbell acts as an advisor to Smith Barney Diversified Futures Fund L.P., Smith Barney Global Markets Futures Fund L.P., SB/Michigan Futures Fund L.P. and Smith Barney Potomac Futures Fund L.P.

     Willowbridge acts as an advisor to SB/Michigan Futures Fund L.P.

                              THE GENERAL PARTNER

BACKGROUND (PAGE 26)

     The General Partner's parent, Smith Barney Holdings, Inc., has merged with Salomon Inc to form Salomon Smith Barney Holdings, Inc.

PRINCIPALS (PAGE 26)

     In May 1997, Shelley Ullman and Maureen O'Toole each were appointed as Senior Vice President of the General Partner; Philip M. Waterman, Jr. resigned his positions as Vice Chairman and Director.

     Mr. McAuliffe is now Director of Administration for Smith Barney Managed Futures. He is no longer Director of Managed Futures Marketing and Sales at SB.

     Ms. O'Toole, age 40, is a Senior Vice President of SB (since April 1995) and Director of Managed Futures Sales and Marketing. Prior to joining SB in March 1993, Ms. O'Toole was the director of managed futures quantitative analysis at Rodman and Renshaw from 1989 to 1993. Ms. O'Toole began her career in the futures industry in 1981 when she joined Drexel Burnham Lambert in the research department of the Financial Futures Division. She has an MBA with a concentration in Finance from Northwestern University.

     As of January 31, 1998, the General Partner owned approximately 1,012 units of general partnership interest.

THE PARTNERSHIP -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION (PAGE 28)

RESULTS OF OPERATIONS

     For the year ended December 31, 1997, the net asset value per Unit decreased 0.1% from $1,125.06 to $1,123.76. For the period from January 17, 1996 (commencement of trading operations) to December 31, 1996, the net asset value per Unit increased 19.8% from $939.07 to $1,125.06. There were no operations in 1995. The net asset value of $939.07 at commencement of trading operations is reflective of charging offering and organizational expenses against the initial capital of the Partnership for financial reporting purposes.

     The Partnership experienced net trading gains of $5,796,202 before commissions and expenses in 1997. These gains were attributable to gains incurred in the trading of interest rates, metals, indices and foreign currencies. However, these trading gains were partially offset by losses experienced in the trading of energy, grains, livestock and softs.

     The Partnership experienced net trading gains of $11,039,086 before commissions and expenses in 1996. These gains were attributable to gains incurred in the trading of interest rates, metals, energy and foreign currencies. However, these trading gains were partially offset by losses experienced in the trading of stock indices and agricultural commodity futures.

     Commodity futures markets are highly volatile. Broad price fluctuations and rapid inflation increase the risks involved in commodity trading, but also increase the possibility of profit. The profitability of the Partnership depends on the existence of major price trends and the ability of the Advisors to identify those price trends correctly. Price trends are influenced by, among other things, changing supply and demand relationships, weather, governmental, agricultural, commercial and trade programs and policies, national and international political and economic events and changes in interest rates. To the extent that market trends exist and the Advisors are able to identify them, the Partnership expects to increase capital through operations.

     Interest income on 80% of the Partnership's daily equity maintained in cash was earned on a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days. In 1997 the Partnership earned interest income of $3,634,245.

     Brokerage commissions, which were $6,257,856 for 1997, are calculated on the Partnership's Net Asset Value as of the last day of each month and therefore, are affected by trading performance, subscriptions and redemptions.

     Management fees, which were $2,545,702 for 1997, are calculated on the portion of the Partnership's Net Asset Value allocated to each Advisor at the end of the month and, therefore, are affected by trading performance, subscriptions and redemptions.

     Incentive fees, which were $314,930 for 1997, are based on the New Trading Profits generated by each Advisor at the end of the quarter, as defined in the advisory agreements between the Partnership, the General Partner and each Advisor.

     During the period from January 1, 1998 through January 31, 1998, the Partnership had realized and unrealized trading losses of $349,625 before deduction of commissions and other expenses. $656,108 in brokerage commissions and $279,856 in management fees, incentive fees, and other expenses were deducted from trading losses during this period.

     The amount of interest income earned by the Partnership depends on the average daily equity in the Partnership account and upon interest rates over which neither the Partnership nor the broker has control. During the period from January 1, 1998 through January 31, 1998, the Partnership earned $395,571 in interest.

PERFORMANCE OF THE PARTNERSHIP (PAGE 30)

   JANUARY 17, 1996 (COMMENCEMENT OF TRADING OPERATIONS) TO JANUARY 31, 1998

PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS)  1998     1997     1996
------------------------------------------------------------------  -----    -----    -----
January........................................................     (0.78)%   2.43%    1.53%
February.......................................................               2.95    (8.57)
March..........................................................              (2.01)    1.66
April..........................................................              (4.26)    4.41
May............................................................              (0.31)   (6.76)
June...........................................................              (1.70)    4.67
July...........................................................               5.39    (3.79)
August.........................................................              (7.48)    0.85
September......................................................              (0.44)    6.07
October........................................................               0.42     8.26
November.......................................................               0.17     5.86
December.......................................................               5.52    (0.80)

Annual (or Period) Rate of Return..............................     (0.78)%  (0.10)%  12.51%

Inception of Trading:                                               January 17, 1996
Aggregate Subscriptions:                                      $121,448,000       (1/98)
Current Net Asset Value:                                      $112,063,000       (1/98)
Largest Monthly Percentage Draw-Down:                            8.57%           (2/96)
Largest Peak-to-Valley Draw-Down:                                10.75%       (3/97-9/97*)

---------------
Notes to this table appear at page 9.
* See Note (c) on page 9 "Largest Peak-to-Valley Draw-Down"

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

     Updated performance of other pools operated by the General Partner appears below.

     See the Partnership's Financial Statements for the years ended December 31, 1997 and 1996 beginning on page 52 of this Supplement.

OTHER POOLS OPERATED BY THE GENERAL PARTNER (PAGE 30)

     The General Partner offers other pools whose performance may differ from the Partnership's. Differences are due to combinations of different trading advisors (and programs traded) as well as different partnership or organizational structures. Tables 1, 2 and 3 below set forth the performance of the other pools which have been operated by the General Partner during the past five years and year to date period. Table 1 sets forth the performance of commodity pools currently operated by the General Partner for the period January 1993 through January 1998. Table 2 sets forth the performance of commodity pools which were previously operated by the General Partner for the period January 1993 through January 1998 and which have ceased trading operations as of January 31, 1998. Table 3 sets forth the performance of commodity pools previously operated by the General Partner for the period January 1993 through January 31, 1998 for which the General Partner no longer acts as the pool operator as of January 31, 1998.

     Each of the funds has as its purpose to profit by speculation in commodity interests. As of January 31, 1998, the only active funds operated by the General Partner which did not have net asset values in excess of their respective initial offering amounts were: Smith Barney Newport Futures Fund L.P. and Smith Barney Westport Futures Fund L.P. This situation is attributable to the failure of the trading systems employed by the respective advisors to speculate profitably over the period tabulated. It may be noted that each of the funds has traded for two years or less and their trading programs, which should be considered long-term, may not have had a sufficient time in which to take full effect.

                                    TABLE 1
 CAPSULE PERFORMANCE OF OTHER POOLS CURRENTLY OPERATED BY SMITH BARNEY FUTURES
                                MANAGEMENT INC.
              FOR THE PERIOD JANUARY 1993 THROUGH JANUARY 31, 1998

                                                                                          LARGEST MONTHLY
                                                                               CURRENT   PERCENT DRAW-DOWN
                                                   INCEPTION     AGGREGATE      TOTAL    ------------------
                                         TYPE OF      OF       SUBSCRIPTIONS     NAV     PERCENT
             NAME OF POOL                 POOL      TRADING       $(000)       $(000)      (%)       DATE
-----------------------------------------------------------------------------------------------------------
 Shearson Select Advisors Futures Fund        A      Jul-87           50,507     5,998     9.72    (May-97)
 Hutton Investors Futures Fund II             A      Jul-87           30,304    21,088     5.87    (Jul-94)
 Shearson Mid-West Futures Fund               1      Dec-91           60,804    61,839     9.18    (May-97)
 Smith Barney International Advisors
 Currency Fund                                A      Mar-92           32,312     3,673     7.08    (Nov-93)
 F-1000 Futures Fund Series VIII            2,A      Aug-92           36,000     8,624     3.84    (Feb-96)
-----------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Series IX              2,A      Mar-93           24,005     7,057     4.26    (Feb-96)
 Smith Barney Global Markets Futures
 Fund (formerly Erisa Futures Fund)         1,A      Aug-93           20,226     8,892     9.19    (Aug-97)
 Smith Barney Diversified Futures Fund        A      Jan-94          256,736   148,593     8.12    (Feb-96)
 F-1000 Futures Fund Michigan Series I    1,2,A      May-94           10,697    13,677     5.86    (Feb-96)
 Smith Barney Mid-West Futures Fund II        1      Sep-94           90,217    96,950     9.23    (May-97)
-----------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Michigan Series II   1,2,A      Jun-95           20,490    25,559     5.08    (Feb-96)
 Smith Barney Tidewater Futures Fund          1      Jul-95           15,567    12,623    18.24    (Aug-97)
 Smith Barney Principal Plus Futures
 Fund                                       2,A      Nov-95           37,507    35,615     5.94    (Feb-96)
 Smith Barney Diversified Futures
 Fund II                                      A      Jan-96          121,448   112,063     8.57    (Feb-96)
 SB/Michigan Futures Fund                   1,A      Jul-96           11,591    13,004     8.08    (Aug-97)
-----------------------------------------------------------------------------------------------------------
 Smith Barney Principal Plus Futures
 Fund II                                    2,A      Aug-96           22,581    22,888     5.98    (Aug-97)
 Smith Barney Newport Futures Fund            1      Dec-96           25,337    18,273    13.27    (Aug-97)
 Smith Barney Great Lakes Futures Fund        1      Jan-97           10,102    10,118     7.62    (Aug-97)
 Smith Barney Westport Futures Fund                  Aug-97          107,889   107,939     3.43    (Aug-97)
 Smith Barney Potomac Futures Fund            1      Oct-97            1,857     1,922     1.24    (Oct-97)
-----------------------------------------------------------------------------------------------------------

                                             LARGEST PEAK-TO-VALLEY             PERCENTAGE ANNUAL RATE OF RETURN
                                                   DRAW-DOWN                (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                         ------------------------------
                                         PERCENT
 NAME OF POOL                              (%)          TIME PERIOD       1993     1994    1995    1996     1997    1998
-------------------------------------------------------------------------------------------------------------------------
 Shearson Select Advisors Futures Fund    22.59      (Aug-93 to Jan-95)  20.62   (13.96)  26.91   21.57    13.06   (3.73)
 Hutton Investors Futures Fund II         13.66      (Jul-94 to Jan-95)  29.40    (4.66)  41.78   29.11    17.82   (2.11)
 Shearson Mid-West Futures Fund           19.90      (Jul-94 to Jan-95)  39.88    (8.64)  36.24   26.76    12.95   (3.80)
 Smith Barney International Advisors
 Currency Fund                            24.08      (Oct-92 to Feb-96)   0.95   (10.40)  (5.04)  22.68    18.51    5.50
 F-1000 Futures Fund Series VIII          12.23      (Sep-93 to Oct-94)  18.93   (10.41)  12.69    3.96     3.15    2.04
-------------------------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Series IX             8.41      (Jun-95 to Oct-95)   3.91    (4.13)  12.89    3.51     8.87   (0.22)
 Smith Barney Global Markets Futures
 Fund                                     12.08     (Dec-96 to May-97*)  (0.59)   (7.19)  20.91   17.70     4.13    0.64
 (formerly Erisa Futures Fund)
 Smith Barney Diversified Futures Fund    14.50      (Jun-95 to Oct-95)      -    (3.29)  12.86   14.54     3.83   (1.01)
 F-1000 Futures Fund Michigan Series I     8.80      (Jun-95 to Oct-95)      -     1.38   14.25    2.79    10.47   (0.01)
 Smith Barney Mid-West Futures Fund II    15.45      (Feb-97 to May-97)      -    (7.54)  31.74   26.26    12.73   (4.04)
-------------------------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Michigan Series II    7.27      (Feb-96 to May-96)      -        -    2.25    9.49    11.61   (0.20)
 Smith Barney Tidewater Futures Fund      18.24     (Aug-97 to Aug-97*)      -        -   (1.25)   7.83     6.12   (3.31)
 Smith Barney Principal Plus Futures
 Fund                                      8.85      (Feb-96 to Aug-96)      -        -    5.75    4.37    10.45    0.05
 Smith Barney Diversified Futures
 Fund  II                                 10.75    (Mar-97 to Sept-97*)      -        -       -   12.51    (0.10)  (0.78)
 SB/Michigan Futures Fund                  8.09     (Aug-97 to Oct-97*)      -        -       -   18.58     5.90    2.66
-------------------------------------------------------------------------------------------------------------------------
 Smith Barney Principal Plus Futures
 Fund II                                   6.71    (Aug-97 to Sept-97*)      -        -       -   12.97     4.45    2.25
 Smith Barney Newport Futures Fund        35.73     (Mar-97 to Oct-97*)      -        -       -    7.34   (21.84)  (5.36)
 Smith Barney Great Lakes Futures Fund    11.29    (Mar-97 to Sept-97*)      -        -       -       -     2.67    0.38
 Smith Barney Westport Futures Fund        5.93    (Aug-97 to Sept-97*)      -        -       -       -     1.15   (3.04)
 Smith Barney Potomac Futures Fund         1.85      (Oct-97 to Nov-97)      -        -       -       -     2.95    1.23
-------------------------------------------------------------------------------------------------------------------------

--------------------
 Notes follow Table 3

 TYPE OF POOL LEGEND
 -------------------
 1-Privately Offered
 2-Principal Protected
 3-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

           ADDITIONAL INFORMATION FOR POOLS CURRENTLY OPERATED BY THE
                     GENERAL PARTNER AS OF JANUARY 31, 1998

                                                                            GENERAL    GENERAL
                                                                            PARTNER    PARTNER
                                           COMMENCEMENT OF    NUMBER OF      UNITS     INITIAL
              NAME OF POOL                     TRADING       PARTICIPANTS    OWNED    INVESTMENT
              ------------                 ---------------   ------------   -------   ----------
Select Advisors Futures Fund.............      Jul-87             599           34     $507,000
Hutton Investors Futures Fund II.........      Jul-87             408           44     $314,000
SLB Mid-West Futures Fund................      Dec-91             685          322     $ 25,000
Smith Barney International Advisors
  Currency Fund..........................      Mar-92             137        8,000     $144,760
F-1000 Futures Fund Series VIII..........      Aug-92             599          190     $384,000
F-1000 Futures Fund Series IX............      Mar-93             484          128     $249,000
Smith Barney Global Markets Futures
  Fund...................................      Aug-93             122          108     $ 75,000
Smith Barney Diversified Futures Fund....      Jan-94           6,773        2,049     $781,000
F-1000 Futures Fund Michigan Series I....      May-94              23          110     $110,000
Smith Barney Mid-West Futures Fund II....      Sep-94           1,043          609     $ 97,000
F-1000 Futures Fund Michigan Series II...      Jun-95               2          207     $207,000
Smith Barney Tidewater Futures Fund......      Jul-95             173          128     $ 52,000
Smith Barney Principal Plus Futures
  Fund...................................      Nov-95           1,450          376     $376,000
Smith Barney Diversified Futures Fund
  II.....................................      Jan-96           5,301        1,012     $ 87,000
SB/Michigan Futures Fund.................      Jul-96               3          102     $ 52,000
Smith Barney Principal Plus Futures Fund
  II.....................................      Aug-96           1,281          203     $203,000
Smith Barney Newport Futures Fund........      Dec-96             435          240     $ 44,000
Smith Barney Great Lakes Futures Fund....      Jan-97               2           99     $ 51,000
Smith Barney Westport Futures Fund.......      Aug-97           4,942        1,102     $405,000
Smith Barney Potomac Futures Fund........      Oct-97              51           19     $ 17,000

     IT SHOULD NOT BE ASSUMED THAT PARTICIPANTS IN THE PARTNERSHIP WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE FUNDS. THE RESULTS SET FORTH IN THE FOLLOWING TABLES ARE NOT INDICATIVE OF, AND HAVE NO BEARING ON, ANY RESULTS THAT MAY BE OBTAINED BY THE PARTNERSHIP NOR ARE THE PAST RESULTS OF SUCH FUNDS A GUARANTEE OF THE FUTURE PERFORMANCE OF THE PARTNERSHIP. THIS IS DUE IN LARGE PART TO THE FACT THAT THE RESULTS CONTAINED IN THESE TABLES DERIVE TO AN EXTENT FROM THE UNCERTAIN NATURE AND FUNCTION OF COMMODITIES MARKETS AS WELL AS THE DIVERGENT TRADING STRATEGIES, POLICIES AND METHODS OF THE ADVISORS DIRECTING VARIOUS FUNDS.

                                     TABLE 2
    CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY
                           FUTURES MANAGEMENT INC.
     FOR THE PERIOD JANUARY 1993 THROUGH JANUARY 31, 1998 AND WHICH HAVE
               CEASED TRADING OPERATIONS AS OF JANUARY 31, 1998

                                                                                                        LARGEST MONTHLY
                                                                                            NAV        PERCENT DRAW-DOWN
                                               INCEPTION                  AGGREGATE       BEFORE      -------------------
                                     TYPE OF      OF       TERMINATION   SUBSCRIPTION   TERMINATION   PERCENT
           NAME OF POOL               POOL      TRADING       DATE          $(000)        $(000)        (%)       DATE
-------------------------------------------------------------------------------------------------------------------------
 Commodity Venture Fund                           Nov-80        Feb-95         15,153         1,412    11.91     (Jan-94)
 Matterhorn Commodity Partners                    Jun-81        Mar-93         15,153         1,989     3.68     (Jan-93)
 Matterhorn Commodity Partners II                 Apr-84        Mar-93         10,653         2,453     3.68     (Jan-93)
 Hutton Investors Futures Fund III         A      Apr-88        Dec-93          7,614           612     8.03     (Dec-93)
 Ayco Futures Fund                         1      May-88        Jul-94          5,114           161    29.35     (Apr-94)
-------------------------------------------------------------------------------------------------------------------------
 F-1000 Guarantee Futures Fund II          2      Jun-88        Aug-93        101,012        33,053     1.15     (Jan-93)
 F-1000 Guarantee Futures Fund III         2      Aug-88        Aug-93         55,824        10,955     1.23     (May-93)
 Parnel Futures Fund                       1      Nov-88        Oct-94          2,885            74    19.43     (Feb-94)
 F-1000 Guarantee Futures Fund IV          2      Dec-88        Feb-94         45,692        16,389     5.93     (Jan-94)
 F-1000 Futures Fund VI                    2      May-90        May-95         32,996        21,805     3.11     (Jul-94)
-------------------------------------------------------------------------------------------------------------------------
 Peregrine Futures Fund                    A      Dec-91        Sep-95          9,767           432    16.21     (Aug-93)
 Shearson Lehman Brothers
  Erisa Futures Fund                     1,A      Jan-92        Jun-93         14,026        15,244     2.50     (Jun-93)
 Signet Partners                         1,A      Jan-93        Feb-95            522           191    11.97     (Aug-93)
 Smith Barney Offshore Futures Fund      3,A      Aug-93        Aug-94          2,704         1,945     6.50     (Jan-94)
 Monetary Venture Fund                     1      Feb-87        Apr-96          2,368           164    12.37     (Apr-94)
-------------------------------------------------------------------------------------------------------------------------
 Shearson Lehman Futures 1000 Plus       2,A      May-91        May-96         63,088        40,673     3.00     (Feb-96)
 Shearson Hutton Performance
  Partners                                 A      Jun-89        Dec-97         16,541         1,225     8.12     (Aug-97)
-------------------------------------------------------------------------------------------------------------------------

                                        LARGEST PEAK-TO-VALLEY
                                               DRAW-DOWN                    PERCENTAGE ANNUAL RATE OF RETURN
                                     -----------------------------      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                     PERCENT
           NAME OF POOL                (%)         TIME PERIOD       1993     1994     1995    1996     1997    1998
-------------------------------------------------------------------------------------------------------------------------
 Commodity Venture Fund               39.53    (Jan-92 to Feb-95*)   (2.16)  (26.37)   (8.44)      -        -       -
 Matterhorn Commodity Partners         3.68     (Jan-93 to Jan-93)    7.02        -        -       -        -       -
 Matterhorn Commodity Partners II      3.68     (Jan-93 to Jan-93)    5.19        -        -       -        -       -
 Hutton Investors Futures Fund III     8.31    (Jun-93 to Dec-93*)   (5.56)       -        -       -        -       -
 Ayco Futures Fund                    78.99    (Jul-89 to Apr-94*)  (36.84)  (45.77)       -       -        -       -
-------------------------------------------------------------------------------------------------------------------------
 F-1000 Guarantee Futures Fund II      1.72     (Mar-93 to May-93)    4.79        -        -       -        -       -
 F-1000 Guarantee Futures Fund III     1.77     (Mar-93 to May-93)    4.15        -        -       -        -       -
 Parnel Futures Fund                  38.09    (Jan-94 to Apr-94*)   25.49   (28.79)       -       -        -       -
 F-1000 Guarantee Futures Fund IV      7.22    (Jan-94 to Feb-94*)    5.81    (7.22)       -       -        -       -
 F-1000 Futures Fund VI                8.58     (Jul-94 to Jan-95)   22.03    (2.43)   18.61       -        -       -
-------------------------------------------------------------------------------------------------------------------------
 Peregrine Futures Fund               32.42    (Jul-93 to Nov-93*)  (20.56)    5.91    (3.05)      -        -       -
 Shearson Lehman Brothers
  Erisa Futures Fund                   3.47    (May-93 to Jun-93*)   12.68        -        -       -        -       -
 Signet Partners                      11.97     (Aug-93 to Aug-93)   29.21    53.32    (0.36)      -        -       -
 Smith Barney Offshore Futures Fund    6.50     (Jan-94 to Jan-94)    2.22     2.68        -       -        -       -
 Monetary Venture Fund                37.41    (Jan-92 to Jan-95*)   (3.18)  (27.47)   32.05    5.76        -       -
-------------------------------------------------------------------------------------------------------------------------
 Shearson Lehman Futures 1000 Plus    11.16     (Aug-93 to Jan-95)   10.82    (6.41)   12.79    1.59        -       -
 Shearson Hutton Performance
  Partners                            24.12     (Aug-93 to Jan-95)    4.38   (10.59)   18.04    2.42   (10.l2)      -
-------------------------------------------------------------------------------------------------------------------------

--------------------
 Notes follow Table 3

 TYPE OF POOL LEGEND
 -------------------
 1-Privately Offered
 2-Principal Protected
 3-Offshore
 4-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 3
    CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY
                           FUTURES MANAGEMENT INC.
      FOR THE PERIOD JANUARY 1993 THROUGH JANUARY 31, 1998 AND FOR WHICH
            SMITH BARNEY FUTURES MANAGEMENT INC. NO LONGER ACTS AS
                COMMODITY POOL OPERATOR AS OF JANUARY 31, 1998

                                                                                                        LARGEST MONTHLY
                                                                                             NAV       PERCENT DRAW-DOWN
                                                    INCEPTION                AGGREGATE      BEFORE    -------------------
                                          TYPE OF      OF       TRANSFER   SUBSCRIPTIONS   TRANSFER   PERCENT
              NAME OF POOL                 POOL      TRADING      DATE        $(000)        $(000)      (%)       DATE
-------------------------------------------------------------------------------------------------------------------------
 Commodity Trend Timing Fund                           Jan-80     May-95          16,625      1,275    14.67     (Feb-94)
 Commodity Trend Timing Fund II                        Dec-82     Apr-95          34,428      1,412    14.48     (Feb-94)
 Shearson Lehman Hutton Guarantee
 Futures Fund I                               2,3      Apr-89     Jul-93          10,202      1,562     2.76     (May-93)
 Premier Futures Limited                      3,A      Jun-91     Jul-93           9,878      6,157     1.37     (Mar-93)
 Lehman Brothers Japan Futures Fund           3,A      Feb-91     Jul-93          53,007     72,267     0.93     (Mar-93)
 ------------------------------------------------------------------------------------------------------------------------
 New Millennium Futures Fund Limited            3      Mar-91     Jul-93          10,366      1,210     3.10     (Jun-93)
 Delafund                                       3      Jan-93     Jul-93           2,521      1,542    15.35     (May-93)
 Harbourer Futures Fund                         3      May-93     Dec-94          25,003     12,657     5.10     (Feb-94)
 Greenbrier Futures Fund                        1      Jul-92     Dec-96          24,678     26,716    10.23     (Aug-94)
-------------------------------------------------------------------------------------------------------------------------

                                              LARGEST PEAK-TO-VALLEY
                                                    DRAW-DOWN                     PERCENTAGE ANNUAL RATE OF RETURN
                                          ------------------------------      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                          PERCENT
              NAME OF POOL                  (%)         TIME PERIOD        1993     1994     1995    1996    1997    1998
-------------------------------------------------------------------------------------------------------------------------
 Commodity Trend Timing Fund               54.35     (Aug-93 to Feb-95*)   17.23   (50.55)   (5.08)      -       -     -
 Commodity Trend Timing Fund II            54.67     (Aug-93 to Feb-95*)   16.74   (50.43)   (6.86)      -       -     -
 Shearson Lehman Hutton Guarantee
 Futures Fund I                             3.24      (Mar-93 to May-93)   11.10        -        -       -       -     -
 Premier Futures Limited                    1.37      (Mar-93 to Mar-93)   29.84        -        -       -       -     -
 Lehman Brothers Japan Futures Fund         0.93      (Mar-93 to Mar-93)   14.46        -        -       -       -     -
-------------------------------------------------------------------------------------------------------------------------
 New Millennium Futures Fund Limited       26.94     (Apr-91 to Mar-93*)    9.08        -        -       -       -     -
 Delafund                                  22.20     (May-93 to Jul-93*)  (18.12)       -        -       -       -     -
 Harbourer Futures Fund                     5.10      (Feb-94 to Feb-94)   42.95    39.20        -       -       -     -
 Greenbrier Futures Fund                   15.48      (Aug-94 to Jun-95)   33.45    16.74    (1.09)  17.60       -     -
-------------------------------------------------------------------------------------------------------------------------

--------------------
 Notes follow Table

 TYPE OF POOL LEGEND
 -------------------
 1-Privately Offered
 2-Principal Protected
 3-Offshore
 4-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

             NOTES TO TABLES 1, 2 AND 3 AND THE PARTNERSHIP'S TABLE POOLS OPERATED BY SMITH BARNEY FUTURES MANAGEMENT INC.

     (a) "Draw-Down" is defined as losses experienced by a pool over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by any subsequent month's ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline are indicated.

     In the case where the pool is in a current draw-down, or was in a current draw-down at the termination or transfer date, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

     For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the most recent five calendar year period is deemed to have occurred during such five calendar year period.

     (d) "Annual (Year-to-Date) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

     Monthly rate of return ("Monthly ROR") is calculated by dividing each month's net performance by the corresponding beginning net asset value adjusted for time-weighed additions or time-weighted withdrawals.

                             THE ADVISORS (PAGE 36)

     From commencement of trading through April 30, 1997, the Partnership's Advisors were Chesapeake, JWH and Millburn. From May 1, 1997 through January 31, 1998, the Partnership's Advisors were Chesapeake, JWH, Millburn, ARA and Willowbridge. Chesapeake ceased to be an Advisor to the Partnership as of January 31, 1998. The General Partner entered into a Management Agreement on behalf of the Partnership with Campbell and Company, Inc. ("Campbell") pursuant to which Campbell began managing assets of the Partnership on February 1, 1998.

     As of April 1, 1998 the Partnership's assets were allocated among the Advisors in the following approximate percentages: JWH: 33% (18% Global Diversified Portfolio; 15% Original Investment Portfolio); Millburn: 25%;
Campbell: 27%; ARA: 7%; and Willowbridge: 8% (4% Argo Trading System; 4% Vulcan Trading System). Future allocations to the Advisors or additional advisors will be made at the discretion of the General Partner. Since February 1, 1998, the General Partner has made additional allocations of Partnership assets to advisors other than JWH and intends to continue to do so in the future.

     As of January 31, 1998, the aggregate funds under management by the Advisors were $5.0 billion (excluding notional funds) and $5.3 billion (including notional funds). The following updates the performance and other information concerning the Advisors.

JOHN W. HENRY & COMPANY, INC.

BACKGROUND (PAGE 48)

     As of January 31, 1998, JWH managed approximately U.S. $2.3 billion in client assets.

     JWH reincorporated in the State of Florida in 1997.

     "JWH" is the registered trademark of John W. Henry & Company, Inc.

PRINCIPALS (PAGE 49)

     The following persons are no longer principals of JWH: James E. Johnson, Jr.; Mary Elizabeth Hardy; Glenda G. Twist; John A.F. Ford; Jack M. Ryng; Melanie Caldwell; David R. Bailin; Michael D. Gould and Chris J. Lautenslager.

     Mr. Kevin S. Koshi is now executive vice president of JWH responsible for the implementation and oversight of the firm's proprietary strategies and investments.

     Mr. Matthew J. Driscoll is now chief trader, vice president and a member of the Investment Policy Committee of JWH responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures.

     Ms. Eilene Nicoll is the vice president of trading administration and a member of the Investment Policy Committee of JWH. Prior to joining JWH in July 1997, Ms. Nicoll was a vice president beginning in January 1997 at Commercial Materials LLC, a newly organized corporation which had not yet begun operations. She was a vice president and director at West Course Capital, Inc., a CTA, from January 1994 until it dissolved in December 1996. At West Course Capital, Inc., Ms. Nicoll was responsible for operations and administration. Prior to joining West Course Capital, Inc., she was a vice president at Refco, Inc. from May 1991 to December 1993. While at Refco, she was also a principal of Nikkhah & Nicoll Asset Management Inc., a CPO. Ms. Nicoll was at Shearson Lehman Brothers from January 1987 to December 1990 as vice president-futures, and from January to May 1991 at Moore Capital Management, Inc. where she was involved in all aspects of the commodity trading advisor business, including administration, marketing and allocation of proprietary capital. Ms. Nicoll received her B.A. in psychology from Brooklyn College.

     Mr. Paul D. Braica, CPA, is the managing director of administration of JWH. He is also treasurer of JWH Financial Products Inc. Since joining JWH in April 1996, Mr. Braica has held positions of increasing responsibility in internal audit, risk management and administration. Prior to joining JWH, he was employed with Ernst & Young LLP as an Auditor from December 1994 to March 1996 and as a Tax Manager from July 1986 to September 1993. From October 1993 to November 1994 he was the director of fund accounting at Organizer Systems, Inc. Mr. Braica received his B.A. in economics from Gettysburg College, his M.B.A. from Rutgers University and his M.S. in taxation from Seton Hall University.

     Mr. Kevin J. Treacy, FCA, is a vice president of JWH. He is also the treasurer of JWH Asset Management Inc. Prior to joining JWH in September 1997, Mr. Treacy was the chief financial officer of Kenmar Advisory Corp. ("Kenmar"), a CPO, from August 1993 to August 1997. While at Kenmar, Mr. Treacy was also a principal of multiple Kenmar affiliates which were registered as CTAs and CPOs and an Introducing Broker. At Kenmar he was responsible for corporate finance and administration for the firm and its affiliates. Beginning in September 1986, Mr. Treacy worked for E.S. Jacobs, a corporation specializing in leveraged buyouts and venture capital investments, where he held positions of increasing responsibility, lastly as the firm's chief financial officer until July 1993. He received his Bachelor of Commerce and Masters in Accounting from University College Dublin.

     Ms. Florence Y. Sofer is director of marketing of JWH. She is responsible for the development and implementation of strategic marketing and communications programs. Ms. Sofer joined JWH as a marketing manager in June 1997 from GAM Funds, Inc. where she was a marketing manager from June 1994 to May 1997. From October 1993 to June 1994, Ms. Sofer relocated from Washington, D.C. to New York, New York. Prior to that she was a senior marketing analyst with MCI Telecommunications, Inc. from May 1992 to October 1993. She received her B.A. in Economics and International Relations from The American University and an M.B.A. with an emphasis in marketing from George Washington University.

     The following persons are each a vice president of JWH: William G. Kelley and Robert B. Lendrim.

     The following persons are each an assistant vice president of JWH: Kenneth
S. Webster, CPA, Michael P. Flannery, and Wendy B. Goodyear.

LEGAL AND ETHICAL CONCERNS (PAGE 54)

     The California complaints were consolidated under the caption "In re Dean Witter Managed Futures Litigation" in May 1997. The New York complaints were consolidated under the caption "In re Dean Witter Managed Futures Limited Partnerships Litigation" in July 1997.

PAST PERFORMANCE

     Table A sets forth the composite capsule performance results of all accounts traded according to the Global Diversified Portfolio of JWH for the period January 1993 through January 31, 1998.

     Table A-1 reflects the composite capsule performance results of all accounts traded according to the Original Investment Program of JWH for the period January 1993 through January 31, 1998.

     Table A-2 reflects the composite capsule performance results of all other trading programs directed by JWH during the periods indicated by the table.

     Table A-3 reflects the composite capsule performance results of all trading programs directed by JWH Investments, Inc. ("JWHII"), an affiliate of JWH, which was registered as a commodity trading advisor and an investment adviser during the periods indicated by the table. JWHII has ceased operations.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    TABLE A
                         JOHN W. HENRY & COMPANY, INC.
                          GLOBAL DIVERSIFIED PORTFOLIO
                    JANUARY 1, 1993 THROUGH JANUARY 31, 1998

                                                             Percentage monthly rate of return
-----------------------------------------------------------------------------------------------------------------------------
                                           1998         1997         1996         1995         1994         1993
-----------------------------------------------------------------------------------------------------------------------------
 January..............................         (3.2)        1.5         (1.3)        (6.9)        (2.6)         1.7
 February.............................            -        (0.4)        (9.8)        13.5         (0.8)        16.6
 March................................            -        (1.0)         1.3          8.5          4.0          2.9
 April................................            -        (7.2)         7.1          7.3          0.9          6.6
 May..................................            -        (0.8)        (9.1)         1.2          7.9          1.5
 June.................................            -        (2.1)         1.7         (1.7)        10.8          1.0
 July.................................            -        11.5          2.2         (8.9)        (2.6)        14.3
 August...............................            -        (7.8)         4.5         (5.0)        (6.4)        (0.0)
 September............................            -        (0.2)         7.6         (5.1)         2.1         (4.2)
 October..............................            -         4.5         14.6         (2.2)        (3.6)         0.1
 November.............................            -        (0.5)         9.1          5.9          5.6          3.1
 December.............................            -         7.3         (1.0)        14.9         (4.1)         6.1
 Annual (or Period) Rate of Return....         (3.2)%       3.3%        26.9%        19.6%        10.1%        59.8%
-----------------------------------------------------------------------------------------------------------------------------
                                                            Compound Average Annual Rate of Return (1/1/93-1/31/98)    21.33%
-----------------------------------------------------------------------------------------------------------------------------
 Inception of Client Account Trading by CTA:            October 1982
 Inception of Client Account Trading in Program:           June 1988
 Number of Open Accounts as of January 31, 1998:                  10
 Aggregate Assets (Excluding "Notional" Equity) in
 all Programs:                                        $2,292,385,377      (1/98)
 Aggregate Assets (Including "Notional" Equity) in
 all Programs:                                        $2,297,490,212      (1/98)
 Aggregate Assets in Program:                         $  178,480,422      (1/98)
 Largest Monthly Draw-Down:                                    11.2%      (2/96)
 Largest Peak-to-Valley Draw-Down:                             24.1%   (6/95-10/95)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-1
                         JOHN W. HENRY & COMPANY, INC.
                          ORIGINAL INVESTMENT PROGRAM
                    JANUARY 1, 1993 THROUGH JANUARY 31, 1998

                                                                  Percentage monthly rate of return
---------------------------------------------------------------------------------------------------------------------------------
                                                    1998         1997         1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------------
 January...................................         (1.3)        3.4          5.3          2.2         (2.9)        (0.8)
 February..................................            -         0.2         (7.4)        17.9          1.5          9.5
 March.....................................            -         1.6          1.0         16.6          4.4         (3.5)
 April.....................................            -         0.5          3.8          9.1          0.2         10.4
 May.......................................            -         1.1         (6.5)        (4.4)         5.5          0.1
 June......................................            -        (4.4)         8.0          1.7          6.6         (4.1)
 July......................................            -         2.0         (4.4)        (0.0)        (7.1)        14.9
 August....................................            -        (0.8)        (2.3)        (3.9)        (4.7)        (3.6)
 September.................................            -        (6.0)         8.2         (3.9)        (2.8)         0.6
 October...................................            -         3.6         10.4          3.3        (14.1)        (1.5)
 November..................................            -        (0.0)         5.2          1.1         10.2          3.5
 December..................................            -         4.9          1.1          6.8         (0.0)        11.4

 Annual (or Period) Rate of Return.........         (1.3)%       5.7%        22.6%        53.2%        (5.7)%       40.6%
---------------------------------------------------------------------------------------------------------------------------------
                                                               Compound Average Annual Rate of Return (1/1/93-1/31/98)     20.69%
---------------------------------------------------------------------------------------------------------------------------------
 Inception of Client Account Trading by CTA:            October 1982
 Inception of Client Account Trading in Program:        October 1982
 Number of Open Accounts as of January 31, 1998:                  23
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $2,292,385,377      (1/98)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $2,297,490,212      (1/98)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $  368,893,366      (1/98)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $  373,998,201      (1/98)
 Largest Monthly Draw-Down:                                    16.3%      (10/94)
 Largest Peak-to-Valley Draw-Down:                             31.0%   (7/94-10/94)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
                     OTHER TRADING PROGRAMS DIRECTED BY JWH
              FOR THE PERIOD JANUARY 1993 THROUGH JANUARY 31, 1998

                                 INCEPTION    NUMBER       AGGREGATE
                                 OF CLIENT      OF           ASSETS          LARGEST            LARGEST
                                 TRADING IN    OPEN        IN PROGRAM        MONTHLY         PEAK-TO-VALLEY
        NAME OF PROGRAM           PROGRAM    ACCOUNTS   JANUARY 31, 1998    DRAW-DOWN          DRAW-DOWN
--------------------------------------------------------------------------------------------------------------
 Financial and Metals Portfolio     Oct-84          35    $1,254,636,759   9.8%   (7/94)   30.5%     6/94-1/95
 International Foreign              Aug-86           4       $87,239,978   8.3%   (5/97)   35.9%   (9/92-1/95)
  Exchange Program
 World Financial Perspective        Apr-87           2       $31,788,317  11.6%   (3/93)   25.9%   (7/94-1/95)
 G-7 Currency Portfolio             Feb-91           6       $70,109,025  12.3%  (11/94)   31.4%  (10/92-1/95)
 International Currency and         Jan-93           2       $31,867,061   7.8%   (7/94)   23.6%   (7/94-1/95)
  Bond Portfolio
 Global Financial Portfolio         Jun-94           7      $142,170,393  19.5%  (11/94)   48.9%   (7/94-1/95)
 Dollar Program                     Jul-96           2       $31,795,139   8.4%   (5/97)   11.6%   (5/97-9/97)
 Worldwide Bond Program             Jul-96           2       $21,894,789   3.8%   (4/97)    6.2%  (12/96-5/97)
 JWH Global Analytics Family        Jun-97           2       $73,510,128   4.5%   (8/97)    4.5%   (8/97-8/97)
  of Programs
 KT Diversified Program             Jan-84   N/A-Closed       N/A-Closed  19.6%   (8/93)   33.9%   (8/93-2/94)
 InterRate(TM)                      Dec-88   N/A-Closed       N/A-Closed   3.1%  (11/94)   19.7% (9/92-11/93*)
 Delevered Yen Denominated          Oct-95   N/A-Closed       N/A-Closed   3.2%   (2/96)    5.1%   (2/96-8/96)
  Financial and Metals Profile


                                                   PERCENTAGE ANNUAL RATE OF RETURN
                                               (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
        NAME OF PROGRAM               1998        1997        1996        1995        1994        1993
-------------------------------------------------------------------------------------------------------
 Financial and Metals Portfolio       (3.5)       15.2        29.7        38.5        (5.3)       46.8
                                  (1 Month)
 International Foreign                (1.6)       71.1         3.7        16.9        (6.3)       (4.5)
  Exchange Program                (1 Month)
 World Financial Perspective           1.8        10.4        40.9        32.2       (15.2)       13.7
                                  (1 Month)
 G-7 Currency Portfolio               (4.1)       21.0        14.5        32.2        (4.9)       (6.3)
                                  (1 Month)
 International Currency and            1.0        17.0        19.9        36.5        (2.3)       14.8
  Bond Portfolio                  (1 Month)
 Global Financial Portfolio           (1.5)        4.9        32.4        86.2       (37.7)          -
                                   1 Month                                       (7 Months)
 Dollar Program                       (1.9)        6.8        10.6           -           -           -
                                  (1 Month)              (6 Months)
 Worldwide Bond Program                3.4         9.5        17.8           -           -           -
                                  (1 Month)              (6 Months)
 JWH Global Analytics Family          (1.8)       17.6           -           -           -           -
  of Programs                     (1 Month)  (7 Months)
 KT Diversified Program                              -           -           -       (14.0)       20.6
                                                                                 (2 Months)
 InterRate(TM)                                       -         5.8         5.2         3.4        (5.4)
                                                         (7 Months)
 Delevered Yen Denominated                           -         9.4         0.2           -           -
  Financial and Metals Profile                                 (12)  (3 Months)
                                                            Months

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                     OTHER TRADING PROGRAMS DIRECTED BY JWH
               FOR THE PERIOD JANUARY 1993 THROUGH MARCH 31, 1997

                                                                          INCEPTION      NUMBER
                                                                          OF CLIENT        OF      AGGREGATE     LARGEST
                                                                          TRADING IN      OPEN       ASSETS      MONTHLY
                      NAME OF PROGRAM                                      PROGRAM      ACCOUNTS   IN PROGRAM   DRAW-DOWN
--------------------------------------------------------------------------------------------------------------------------
 YEN FINANCIAL PORTFOLIO:                                                   JAN-92     N/A-CLOSED  N/A-CLOSED  (See Below)
--------------------------------------------------------------------------------------------------------------------------
                                                             Account 1     Jan-92      N/A-Closed  N/A-Closed  7.3% (7/95)
                                                             Account 2     Jan-93      N/A-Closed  N/A-Closed  6.9% (7/95)
                                                             Account 3     Jan-94      N/A-Closed  N/A-Closed  6.0% (7/95)
                                                             Account 4     Jun-94      N/A-Closed  N/A-Closed  6.5% (7/95)
                                                             Account 5     Aug-94      N/A-Closed  N/A-Closed  7.1% (7/95)
                                                             Account 6     Jan-95      N/A-Closed  N/A-Closed  7.5% (7/95)
                                                             Account 7     Mar-94      N/A-Closed  N/A-Closed  6.7% (7/96)
                                                             Account 8     Apr-92      N/A-Closed  N/A-Closed  3.9% (9/93)
                                                             Account 10    Mar-94      N/A-Closed  N/A-Closed  5.4% (5/94)
                                                             Account 11    Nov-93      N/A-Closed  N/A-Closed  9.0% (8/95)
                                                             Account 12    Nov-93      N/A-Closed  N/A-Closed  6.3% (5/94)
                                                             Account 13    Dec-92      N/A-Closed  N/A-Closed  4.9% (7/95)
                                                             Account 14    Jan-93      N/A-Closed  N/A-Closed  6.2% (7/95)
                                                             Account 15    Apr-93      N/A-Closed  N/A-Closed  5.8% (5/94)
                                                             Account 16    Jan-94      N/A-Closed  N/A-Closed  5.5% (5/94)
                                                             Account 17    Dec-92      N/A-Closed  N/A-Closed  6.0% (7/95)
                                                             Account 18    Mar-94      N/A-Closed  N/A-Closed  6.2% (7/95)
                                                             Account 19    Dec-94      N/A-Closed  N/A-Closed  6.6% (7/95)
                                                             Account 20    Jun-94      N/A-Closed  N/A-Closed  5.1% (7/94)
                                                             Account 21    Jun-94      N/A-Closed  N/A-Closed  3.6% (7/94)
                                                             Account 22    Apr-94      N/A-Closed  N/A-Closed  4.7% (5/94)
                                                             Account 23    Mar-94      N/A-Closed  N/A-Closed  6.3% (5/94)
                                                             Account 24    Apr-94      N/A-Closed  N/A-Closed  9.1% (5/94)
                                                             Account 25    Apr-93      N/A-Closed  N/A-Closed  6.1% (5/94)
                                                             Account 26    Sep-93      N/A-Closed  N/A-Closed  6.0% (5/94)

                                                                      LARGEST
                                                                     PEAK-TO-
                                                                      VALLEY
                      NAME OF PROGRAM                                DRAW-DOWN
-----------------------------------------------------------  -------------------------
 YEN FINANCIAL PORTFOLIO:                                           (See Below)
--------------------------------------------------------------------------------------------------------------------------
                                                             30.5%  (4/95-7/96*)
                                                             29.0%  (4/95-7/96*)
                                                             26.6%  (4/95-7/96*)
                                                             22.3%  (4/95-7/96*)
                                                             30.4%  (4/95-7/96*)
                                                             35.5%  (4/95-7/96*)
                                                             15.9%   (2/96-7/96)
                                                              3.9%   (9/93-9/93)
                                                             10.5% (4/94-12/94*)
                                                             18.8%  (4/95-8/95*)
                                                             16.5%  (4/94-1/95*)
                                                             15.8%  (12/93-1/95)
                                                             15.8% (4/95-12/95*)
                                                             19.9% (11/93-9/94*)
                                                             11.0%  (4/94-8/94*)
                                                             12.4% (4/95-10/95*)
                                                             18.5%  (4/95-4/96*)
                                                             21.1%  (4/95-4/96*)
                                                             10.4% (6/94-11/94*)
                                                              9.9%   (6/94-1/95)
                                                              7.0%  (4/94-9/94*)
                                                             11.0%  (4/94-9/94*)
                                                             12.9%  (4/94-9/94*)
                                                             17.9% (11/93-12/94*)
                                                             14.1% (4/94-12/94*)


                                                                           PERCENTAGE ANNUAL RATE OF RETURN
                                                                       (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                      NAME OF PROGRAM                      1997           1996           1995           1994           1993
-----------------------------------------------------  -------------------------------------------------------------------------
 YEN FINANCIAL PORTFOLIO:                                   ----------------- (See Account Detail Below) ---------------- -
--------------------------------------------------------------------------------------------------------------------------------
                                                               (3.3)          (8.5)           20.6         (13.0)         76.4
                                                          (3 Months)
                                                               (0.1)          (9.9)           21.0          (8.8)         71.4
                                                          (3 Months)
                                                               (2.4)         (10.9)           22.4          (7.5)            -
                                                          (3 Months)                                  (12 Months)
                                                                 1.4          (0.6)           24.2          (1.6)            -
                                                          (3 Months)                                   (7 Months)
                                                               (2.4)          (6.0)           21.1          (4.3)            -
                                                          (3 Months)                                   (5 Months)
                                                               (3.7)         (13.5)           13.2              -            -
                                                          (3 Months)                    (12 Months)
                                                                 4.0           7.8            28.1         (11.2)            -
                                                          (3 Months)                                  (10 Months)
                                                                   -             -               -              -         62.6
                                                                                                                     (9 Months)
                                                                   -             -               -          (7.4)            -
                                                                                                      (10 Months)
                                                                   -             -            20.0         (13.4)          5.2
                                                                                         (8 Months)                  (2 Months)
                                                                   -             -            (0.6)        (15.0)          4.8
                                                                                          (1 Month)                  (2 Months)
                                                                   -          (4.1)           31.4         (14.1)         69.2
                                                                         (3 Months)
                                                                   -             -            10.9          (4.1)         43.6
                                                                                        (12 Months)
                                                                   -             -               -         (19.0)         25.3
                                                                                                       (9 Months)    (9 Months)
                                                                   -             -               -          (6.7)
                                                                                                       (8 Months)
                                                                   -           0.3            26.6          (5.1)         73.9
                                                                          (1 Month)
                                                                   -          (6.3)           18.5         (10.1)            -
                                                                         (4 Months)                   (10 Months)
                                                                   -          (7.8)           18.3            0.2            -
                                                                         (4 Months)                     (1 Month)
                                                                   -             -               -          (7.9)            -
                                                                                                       (7 Months)
                                                                   -             -            48.1          (6.6)            -
                                                                                         (3 Months)     (7 Months)
                                                                   -             -               -          (4.6)            -
                                                                                                       (6 Months)
                                                                   -             -               -          (9.7)            -
                                                                                                       (7 Months)
                                                                   -             -               -          (9.8)            -
                                                                                                       (6 Months)
                                                                   -             -               -         (16.6)         26.5
                                                                                                      (12 Months)    (9 Months)
                                                                   -             -               -         (12.4)          3.2
                                                                                                      (12 Months)    (4 Months)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
                    OTHER TRADING PROGRAMS DIRECTED BY JWHII
               FOR THE PERIOD JANUARY 1993 THROUGH JULY 31, 1995

                                     INCEPTION      NUMBER                                             LARGEST
                                     OF CLIENT        OF                             LARGEST          PEAK-TO-
                                     TRADING IN      OPEN     AGGREGATE ASSETS       MONTHLY           VALLEY
          NAME OF PROGRAM             PROGRAM      ACCOUNTS      IN PROGRAM         DRAW-DOWN         DRAW-DOWN
-------------------------------------------------------------------------------------------------------------------

 Financial and Metals Portfolio       Sep-91      N/A-Closed     N/A-Closed         4.8%  (7/94)  12.2%  (7/94-12/94)
 InterRate(TM)                        Feb-92      N/A-Closed     N/A-Closed         4.0% (11/93)  20.6% (9/92-11/93*)


                                     PERCENTAGE ANNUAL RATE OF RETURN
          NAME OF PROGRAM              1995        1994        1993
-------------------------------------------------------------------------
 Financial and Metals Portfolio           30.3        (0.8)         46.1
                                     (7 Months)
 InterRate(TM)                               -           -          (9.9)
                                                              (11 Months)

--------------------

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                 JWH AND JWHII

                          NOTES TO PERFORMANCE SUMMARY

                      NOTES TO TABLES A, A-1, A-2 AND A-3

     (a) "Draw-Down" is defined as losses experienced by any account in a program over a specified period of time.

     (b) "Largest Monthly Draw-Down" within the past five years is the largest monthly loss experienced by any single account in the relevant investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Largest monthly draw-down information includes the month and year of such draw-down.

     (c) "Largest Peak-to-Valley Draw-Down" is the largest percentage decline by any single account in the relevant investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month end by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. In the case where the General Partner noted that the program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk(*).

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Adjusted ROR (as described below) over the months in a given year, i.e., each Adjusted ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Adjusted ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is exponentially changed by the factor of one
(1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Tables A and A-1.

     Adjusted rate of return ("Adjusted ROR") is calculated by dividing net performance by the sum of beginning equity plus additions minus withdrawals. For such purposes, all additions and withdrawals are effectively treated as if they had been made on the first of the month even if, in fact, they occurred later, unless, beginning in 1991, they are material to the performance of a program, in which case they are time-weighted. If time weighting is materially misleading, then the Only Accounts Traded method is utilized.

ADDITIONAL NOTES TO ALL PERFORMANCE RECORDS

     An investor should note that the composite capsule performance presentations include individual accounts which, even though traded according to the same investment program, can have materially different rates of return. The reasons for this are numerous material differences among accounts: (a) procedures governing the timing for the commencement of trading and the method of moving toward full portfolio commitment for new accounts; (b) the period during which accounts are active; (c) trading size to equity ratio resulting from the procedures for the commencement of trading and appropriate means of moving toward full portfolio commitment of new accounts and capital; (d) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (e) the amount of interest income earned by an account, which will depend on the rates paid by an FCM on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (f) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid which will vary and will depend on the fees negotiated with the broker; (g) the timing of orders to open or close positions; (h) the market conditions, which in part determine the quality of trade executions; (i) trading restrictions of the client including futures versus forwards contracts and contract months; (j) variations in fill prices; and (k) the timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included herein.

     For the purpose of determining whether there exist material differences among accounts traded pursuant to the same trading program, JWH utilizes the method described herein. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different". The parameters (i) - (iii) determine if differences between accounts are materially different. JWH further evaluates performance on a gross trading basis for materiality in an overall context each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters whether any material differences that are detected could be misleading after review of the reasons for the differences. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis than the other JWH accounts traded pursuant to the same trading program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

     During the periods covered by the following performance records, and particularly since 1989, JWH increased and decreased leverage in certain markets and entire trading programs, and also altered the composition of the markets and contracts that it traded for certain programs. In general, before 1993 JWH programs used greater leverage than they currently do. In addition, the subjective aspects listed under "Trading Strategies -- The JWH Investment Process" have been utilized more often in recent years and therefore may have had a more pronounced effect on performance results during recent periods. Additionally the choice of an investment program (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH) will have an effect on performance results. In reviewing the JWH performance records, prospective investors should bear in mind the possible effects of these variations on rates of return and the application of JWH's trading methods.

     The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any of the accounts represented in the tables. Investors are further cautioned that the data set forth in the performance tables is not indicative of any results which may be attained by JWH in the future, since past results are not necessarily indicative of future results. The following notes are an integral part of these performance summaries. JWH has decreased leverage in certain markets and entire trading programs on several occasions over the last five years. These actions have reduced the volatility of certain trading programs when compared to the volatility prior to the decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.

     Prior to December 1991 for JWH and July 1992 for JWHII, performance tables are presented on a cash basis except as otherwise stated in the footnotes to the tables. The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented.

     Beginning with the change to the accrual basis of accounting for incentive fees in December 1991 for JWH and July 1992 for JWHII, the net effect to monthly net performance and the rate of return in the capsule performance records of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis. In July 1992, JWH began reflecting all items of net performance on an accrual basis for the G-7 Currency Portfolio Composite Capsule Performance Record, in January 1993 for the International Currency and Bond Portfolio Composite Capsule Performance Record, in July 1996 for the Worldwide Bond Program and Dollar Program Composite Capsule Performance Records and in June 1997 for JWH Global Analytics(TM) Family of Programs.

     Due to the commencement of trading in July 1996 of a new multi-program fund managed by JWH, JWH developed a new method for treating the accrual of incentive fees for the multi-advisor funds and multi-program accounts it manages. For these accounts, JWH agreed that it would earn incentive fees only when overall fund performance for multi-advisor funds, or overall JWH performance for multi-program accounts, as the case may be, is profitable. As applied, this new method presents incentive fees due for each program on a stand-alone basis -- in essence, to reflect the performance results that would have been experienced by an investor in that program, regardless of any external business arrangements (such as a multi-advisor structure or the use of multiple JWH programs) that might have affected actual incentive fees paid. The new method was applied initially to August 1996 performance. In that month, a one-time adjustment to performance rate of return was made to each affected program to show the impact of this adjustment from program inception through August 1996. In the case of certain programs, the adjustment had a material (i.e., greater than 10%) impact on the rate of return that otherwise would have been shown. In the case of accounts that closed before JWH received an incentive fee due to the operation of such netting arrangements, a balancing entry was made to offset the effect of incentive fee accrual on ending equity.

     Advisory fees vary among accounts managed pursuant to all programs. In addition the calculations of management and inventive fees are subject to variation due to the agreed upon definitions contained in each account's advisory agreement. Management fees range historically from 0% to 6% of assets under management; incentive fees range from 0% to 25% of profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

     InterRate(TM) was qualitatively different from the other JWH programs with respect to: (a) fees charged; (b) length of time for which positions were held;
(c) positions taken; (d) leverage used; and (e) rate of return objectives.

ADDITIONAL FOOTNOTE TO THE GLOBAL DIVERSIFIED PORTFOLIO COMPOSITE TRACK RECORD AND JWHII INTERRATE(TM) PERFORMANCE SUMMARIES UTILIZING THE FULLY-FUNDED SUBSET METHOD (THE "SUMMARIES"):

     The level of Actual Funds in the accounts that make up the Summaries currently requires additional disclosure. Actual Funds are the amount of margin-qualifying assets on deposit. Nominal Account Size is a dollar amount which clients have agreed to in writing and which determines the level of trading in the account regardless of the amount of Actual Funds. Notional Funds are the amount by which the Nominal Account Size exceeds the amount of Actual Funds. The amount of notional equity in the accounts that compose the Summaries requires additional disclosure under current CFTC policy. The Summaries include notional equity in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully-Funded Subset method. This method permits notional and fully funded accounts to be included in a single performance record.

     To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset, and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant Adjusted Rates of Return are representative of the programs.

     These computations were performed for the Global Diversified Portfolio from January 1, 1992 through June 30, 1996, and for JWHII InterRate(TM), from its inception to its close. They were designed to provide assurance that the performance presented in the Summaries and calculated on a Fully Funded Subset basis would be representative of such performance calculated on a basis which includes notional equity in Beginning Equity. The Adjusted Rates of Return in the Records are calculated by dividing Net Performance by the sum of Beginning Equity plus Additions minus Withdrawals. JWH and JWHII believe that this method yields substantially the same adjusted rates of return as would the Fully-Funded Subset method were there any "fully funded" accounts, and that the Adjusted Rates of Return for the Records are representative of the programs for the periods presented.

     Rates of return determined on the basis of Beginning Equity (Actual Funds) can be calculated from the Adjusted Rates of Return by dividing such Adjusted Rates of Return by a fraction, the numerator of which is

Beginning Equity (Actual Funds) and the denominator of which is Beginning Equity. Alternatively, these rates of return can be calculated by dividing Net Performance by Beginning Equity (Actual Funds). As an example, in the Global Diversified Portfolio for the month of August 1992, the Adjusted Rate of Return was 6.1 percent; an account which had 50 percent Actual Funds would have had an Adjusted Rate of Return of 12.2 percent (6.1%/50%)

ADDITIONAL NOTES FOR THE FINANCIAL AND METALS PORTFOLIO COMPOSITE PERFORMANCE SUMMARY

     In May 1992, 35 percent of the assets in the Financial Metals Portfolio were deleveraged 50 percent at the request of a client. The deleveraging materially affected the rates of return in JWH's performance records. The 1992 annual rate of return for these deleveraged accounts was negative 24.3 percent. The 1992 annual rate of return for the Financial and Metals Portfolio Composite Performance Summary was negative 10.9 percent. If these accounts had been excluded from the Financial and Metals Portfolio Composite Performance Summary, the 1992 annual rate of return would have been negative 3.9 percent. The effect of this deleveraging was eliminated in September 1992.

     Additionally, the Financial and Metals Portfolio Composite Performance Record includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different than the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial and Metals Portfolio Composite Performance Summary.

     In May 1991 and March 1992, respectively, two proprietary accounts began trading in the Financial and Metals Portfolio. Both accounts are included in the performance information from their inception until August 1995. The maximum percentage of proprietary funds during this time frame was less than 0.5% and had no material impact on the rate of return.

ADDITIONAL NOTE FOR YEN FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE SUMMARIES

     The Yen Financial Portfolio closed in March 1997. This Portfolio was traded from the Japanese yen perspective. Accounts were established with either U.S. dollars or Japanese yen deposits. Accounts originally opened with U.S. dollars established additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to returns generated by accounts with yen-denominated balances. Over time, as profits and losses were recognized in yen-denominated Japanese markets, accounts held varying levels of U.S. dollars and Japanese yen. Additionally, the interbank position was adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars. Because performance may have been affected by fluctuations in the dollar/yen conversion rate performance records from the perspective of both denominations are presented.

     Accordingly, as the equity mix between U.S. dollars and Japanese yen varied, performance from each perspective also varied. The performance of the Yen Financial Portfolio is presented on an individual account basis due to material differences among accounts' historical performance. Account performance varied historically due to a number of factors unique to this portfolio, including whether the portfolio was denominated in dollars or yen, the extent of hedging currency conversions, the amounts and frequency of currency conversions, and account size. Several of these factors that materially influenced performance depended on clients' specific choices that effectively resulted in customized client portfolios.

ADDITIONAL NOTE FOR GLOBAL FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE SUMMARY

     Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compounded rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts comprising the Global Financial Portfolio Composite Performance Summary has varied. In 1994, the two accounts that were open generated separate rates of return of -44% and -17%. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%, with annual rates of return for 1995 of 122%, 92% and 78%, respectively. As of

June 1995, these accounts maintained mature positions and were performing consistently with each other. In April 1995, JWH established a new leverage level for the Global Financial Portfolio of one-half the previous level employed.

ADDITIONAL NOTE TO THE CAPSULE PERFORMANCE OF THE ORIGINAL INVESTMENT PROGRAM, THE GLOBAL FINANCIAL PORTFOLIO, THE INTERNATIONAL CURRENCY AND BOND PORTFOLIO, THE G-7 CURRENCY PORTFOLIO, THE YEN FINANCIAL PORTFOLIO AND THE GLOBAL DIVERSIFIED PORTFOLIO

     The performance capsules for the above mentioned programs each presently include one proprietary account trading or which has been traded pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner that client funds would be traded, and are subject to all of the same fees and expenses that would be charged to a client investment in the fund. Therefore, there is no material impact on the rates of return presented.

                                    TABLE B
                            SUPPLEMENTAL PERFORMANCE
                         JOHN W. HENRY & COMPANY, INC.
                        PRO FORMA AND ACTUAL PERFORMANCE
                          GLOBAL DIVERSIFIED PORTFOLIO
                    JANUARY 1, 1993 THROUGH JANUARY 31, 1998

                                                           Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------------
                                              Actual Performance(i)                Pro Forma Performance(ii)
                                      ---------------------------------------------------------------------------
                                         1998         1997         1996         1995         1994         1993
-----------------------------------------------------------------------------------------------------------------
 January............................     (3.49)         1.61        (1.36)       (7.00)       (3.10)        1.75
 February...........................       -           (0.60)       (9.81)       13.14        (1.40)       16.27
 March..............................       -           (1.51)        0.71         8.51         4.62         2.60
 April..............................       -           (7.80)        5.87         7.12         0.80         6.51
 May................................       -           (1.11)      (10.21)        1.00         7.55         1.27
 June...............................       -           (2.20)        1.32        (1.77)       10.30         1.21
 July...............................       -           11.39         2.34        (8.90)       (2.57)       13.70
 August.............................       -           (8.10)        4.27        (4.93)       (6.28)       (0.08)
 September..........................       -           (0.47)        7.05        (5.16)        1.81        (4.10)
 October............................       -            4.47        14.26        (2.18)       (3.70)       (0.22)
 November...........................       -           (0.49)        9.19         5.80         5.33         3.45
 December...........................                    7.52        (0.35)       14.35        (4.15)        5.78
 Annual (or Period) Rate of Return       (3.49%)        1.02%       22.55%       17.95%        8.03%       57.64%
-----------------------------------------------------------------------------------------------------------------
                                                Compound Average Annual Rate of Return (1/1/93-1/31/98)    18.79%
-----------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:
    Past Five Years and Year-to-Date                            10.21%     (5/96)
    For the Period February 1996 through January 1998           10.21%     (5/96)
 Largest Peak-to-Valley Draw-Down:
    Past Five Years and Year-to-Date                            21.07%  (6/95-10/95)
    For the Period February 1996 through January 1998           13.66%   (2/96-5/96)

 (i) Represents the actual performance of this portfolio as traded for the Partnership for the period February 1996 (the first full month of trading) through January 31, 1998. The actual partial month performance for January 1996 was 1.52%.

(ii) Represents pro forma performance based upon the advisor's composite performance. See Notes to Table B.

--------------------

Notes appear at page 51.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE B-1
                            SUPPLEMENTAL PERFORMANCE
                         JOHN W. HENRY & COMPANY, INC.
                        PRO FORMA AND ACTUAL PERFORMANCE
                          ORIGINAL INVESTMENT PROGRAM
                    JANUARY 1, 1993 THROUGH JANUARY 31, 1998

                                                             Percentage Monthly Rate of Return
--------------------------------------------------------------------------------------------------------------------
                                                Actual Performance(i)                Pro Forma Performance(ii)
                                        ---------------------------------------------------------------------------
                                           1998         1997         1996         1995         1994         1993
-------------------------------------------------------------------------------------------------------------------
 January..............................      (1.70)        3.37         4.75         2.36        (3.69)       (1.11)
 February.............................       -           (0.51)       (6.22)       16.73         1.58         8.72
 March................................       -            1.68         0.53        15.40         4.07        (3.53)
 April................................       -            0.44         3.20         8.22         0.41         8.83
 May..................................       -            0.26        (7.26)       (4.52)        5.52         0.02
 June.................................       -           (4.45)        7.99         1.41         7.18        (3.47)
 July.................................       -            1.22        (5.09)       (0.25)       (7.13)       13.34
 August...............................       -           (0.97)       (2.99)       (4.23)       (5.16)       (3.90)
 September............................       -           (6.04)        8.55        (4.14)       (3.19)        0.38
 October..............................       -            3.64         9.84         3.11       (13.76)       (1.89)
 November.............................       -           (0.20)        4.84         1.10        10.10         3.05
 December.............................       -            5.18         1.33         6.99        (0.39)       10.18
 Annual (or Period) Rate of Return....      (1.70%)       3.10%       19.03%       47.57%       (6.76%)      32.73%
-------------------------------------------------------------------------------------------------------------------
                                                   Compound Average Annual Rate of Return (1/1/93-1/31/98)   16.81%
-------------------------------------------------------------------------------------------------------------------
Largest Monthly Draw-Down:
     Past Five Years and Year-to-Date                                         13.76%    (10/94)
     For the Period February 1996 through January 1998                         7.26%     (5/96)
Largest Peak-to-Valley Draw-Down:
     Past Five Years and Year-to-Date                                         26.46%  (7/94-10/94)
     For the Period February 1996 through January 1998                        10.29%   (2/96-8/96)

 (i) Represents the actual performance of this portfolio as traded for the Partnership for the period February 1996 (the first full month of trading) through January 31, 1998. The actual partial month performance for January 1996 was .94%.

(ii) Represents pro forma performance based upon the advisor's composite performance. See Notes to Table B.

--------------------
Notes appear at page 51.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MILLBURN RIDGEFIELD CORPORATION

TRADING STRATEGY (PAGE 71)

     From January 17, 1996 to March 31, 1998 Millburn traded the Partnership's assets pursuant to the World Resource version of its Diversified Portfolio. As of April 1, 1998 Millburn began trading the Partnership's assets pursuant to the Original version of its Diversified Portfolio.

DIVERSIFIED PORTFOLIO (PAGE 71)

     Millburn trades a broadly diversified portfolio of approximately fifty markets in the following six sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities and energy. The following table depicts the respective approximate market sector weightings of the World Resource version of the Original and World Resource versions of the Diversified Portfolio as of January 31, 1998:

                               CURRENCIES AND FINANCIALS                          NON-FINANCIALS
                       ------------------------------------------    -----------------------------------------
                                     INTEREST     STOCK
                       CURRENCIES     RATES      INDICES    TOTAL    ENERGY    AGRICULTURAL    METALS    TOTAL
                       ----------    --------    -------    -----    ------    ------------    ------    -----
Original.............      41%          20%        10%       71%       10%          11%           8%      29%
World Resource.......      20%          20%        12%       52%       18%          18%          12%      48%

PAST PERFORMANCE

     Table A represents the composite performance record of Millburn's Diversified Portfolio for the period January 1993 through January 1998.

     Table A-1 represents the composite capsule performance results of all other trading programs directed by Millburn for the time periods indicated.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE A
                        MILLBURN RIDGEFIELD CORPORATION
                        DIVERSIFIED PORTFOLIO COMPOSITE
                    JANUARY 1, 1993 THROUGH JANUARY 31, 1998

                                                                  Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------------
                                                        1998       1997       1996       1995       1994     1993
------------------------------------------------------------------------------------------------------------------
 January.........................................    2.83        8.14       7.43      (3.09)     (7.56)     (2.69)
 February........................................    -           5.72     (11.05)      6.81      (1.47)      5.78
 March...........................................    -          (2.83)      0.80      16.85       7.67      (0.70)
 April...........................................    -          (3.01)      5.72       4.64      (2.27)      5.76
 May.............................................    -           1.50      (6.72)     (1.10)      4.63      (1.79)
 June............................................    -           0.52       3.91       0.99       5.80      (2.54)
 July............................................    -           8.15       1.37      (2.48)     (3.00)      5.11
 August..........................................    -          (8.52)     (1.88)      1.43      (5.26)     (8.06)
 September.......................................    -           1.20       2.79      (1.84)      3.68       1.09
 October.........................................    -          (2.22)     10.64       0.06       3.02      (0.70)
 November........................................    -          (0.31)      3.96       0.20       4.76       1.33
 December........................................    -           5.02       1.08       7.92       2.46       9.02
 Annual (or Period) Rate of Return...............    2.83%      12.68%     17.33%     32.82%     11.78%     10.90%
------------------------------------------------------------------------------------------------------------------
                                              Compound Average Annual Rate of Return (1/1/93-1/31/98)       17.18%
------------------------------------------------------------------------------------------------------------------
 Inception of Client Account Trading by CTA:             February 1971
 Inception of Client Account Trading in Program:         February 1971
 Number of Open Accounts as of January 31, 1998:                     9
 Aggregate Assets in all Programs:                        $791,745,663       (1/98)
 Aggregate Assets in Program:                             $338,244,190       (1/98)
 Largest Monthly Draw-Down:                                     11.50%       (2/96)
 Largest Peak-to-Valley Draw-Down:                              12.93%    (1/96-5/96)

--------------------
Notes follow Table A-1

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-1
                        MILLBURN RIDGEFIELD CORPORATION
                  OTHER TRADING PROGRAMS DIRECTED BY MILLBURN
              FOR THE PERIOD JANUARY 1993 THROUGH JANUARY 31, 1998

                                  INCEPTION    NUMBER
                                  OF CLIENT      OF      AGGREGATE ASSETS      LARGEST            LARGEST
                                  TRADING IN    OPEN        IN PROGRAM         MONTHLY         PEAK-TO-VALLEY
        NAME OF PROGRAM            PROGRAM    ACCOUNTS   JANUARY 31, 1998     DRAW-DOWN          DRAW-DOWN
----------------------------------------------------------------------------------------------------------------
 Global Program-Normal             Nov-89         5        $151,947,505     10.54% (1/94)   13.74%   (6/94-1/95)
  Leverage
 Global Program-High               Jul-93         1         $34,502,296     13.23% (1/94)   20.05%   (6/94-1/95)
  Leverage
 Currency Program-Normal           Nov-89        11         $75,199,080     12.03% (8/93)   33.06%   (9/92-1/95)
  Leverage
 Currency Program-High             Jul-93         1         $13,848,713     13.10% (8/93)   29.75%   (7/93-1/95)
  Leverage
 World Resource Version of the     Sept-95       10        $176,286,685     12.28% (2/96)   15.26%   (2/97-8/97)
  Diversified Portfolio
 Grain                             Mar-97         1          $1,717,194      7.89% (5/97)   12.79% (4/97-12/97*)


                                                    PERCENTAGE ANNUAL RATE OF RETURN
                                                (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
        NAME OF PROGRAM             1998           1997        1996        1995        1994        1993
----------------------------------------------------------------------------------------------------------------
 Global Program-Normal                 1.83         13.85     11.38       25.76       (5.24)       9.10
  Leverage                         (1 Month)
 Global Program-High                   1.09         11.82     11.15       32.15       (9.03)       9.34
  Leverage                         (1 Month)                                                  (6 Months)
 Currency Program-Normal              (1.40)        21.12     11.29       18.88       (7.90)     (13.00)
  Leverage                         (1 Month)
 Currency Program-High                (2.42)        28.72     16.36       25.15      (21.29)     (11.10)
  Leverage                         (1 Month)                                                  (6 Months)
 World Resource Version of the         6.94          1.83      8.33        7.28
  Diversified Portfolio            (1 Month)                          (4 Months)
 Grain                                 0.41        (10.66)
                                   (1 Month)   (10 Months)        -           -           -           -


--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    MILLBURN

                           NOTES TO TABLES A AND A-1

     (a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such peak-to-valley draw-down has not been equaled or exceeded by any subsequent month's ending net asset value. The month(s) and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the program is in a current draw-down, or was in a draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

     For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down which began prior to the beginning of the most recent five calendar-year period is deemed to have occurred during such five calendar-year period.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

     Monthly rate of return ("Monthly ROR") is calculated by dividing net profit
(loss) for the month by that month's starting equity. If there were additions or withdrawals during a month which, when included in the starting equity figure used to calculate Monthly ROR, increased or decreased the Monthly ROR by 10% or more from the Monthly ROR calculated without including the additions or withdrawals in starting equity, Monthly ROR was calculated by dividing net profit (loss) by starting equity plus additions, minus withdrawals.

                                    TABLE B
                            SUPPLEMENTAL PERFORMANCE
                        MILLBURN RIDGEFIELD CORPORATION
                             PRO FORMA PERFORMANCE
                             DIVERSIFIED PORTFOLIO
                    JANUARY 1, 1993 THROUGH JANUARY 31, 1998

                                                              Percentage Monthly Rate of Return
--------------------------------------------------------------------------------------------------------------------
                                            1998         1997         1996         1995         1994         1993
--------------------------------------------------------------------------------------------------------------------
 January...............................       2.84         7.45         6.72        (3.40)       (8.12)       (3.02)
 February..............................      --            5.09       (11.04)        6.18        (2.14)        5.14
 March.................................      --           (2.92)        0.48        14.36         7.22        (0.97)
 April.................................      --           (3.77)        5.53         3.85        (2.63)        4.77
 May...................................      --            1.05        (7.24)       (1.22)        4.46        (1.92)
 June..................................      --            0.15         3.64         0.59         5.20        (2.47)
 July..................................      --            8.13         0.90        (3.20)       (3.64)        4.40
 August................................      --           (9.24)       (2.27)        1.27        (5.77)       (8.40)
 September.............................      --            0.77         2.61        (2.42)        3.25         0.78
 October...............................      --           (2.99)       10.26        (0.83)        2.74        (0.93)
 November..............................      --           (0.77)        3.44        (0.27)        5.13         1.19
 December..............................      --            5.21         0.80         8.20         1.86         8.74

 Annual (or Period) Rate of Return.....       2.84%        6.93%       12.58%       23.90%        6.40%        6.32%
--------------------------------------------------------------------------------------------------------------------
                                                   Compound Average Annual Rate of Return(1/1/93-1/31/98)     11.45%
--------------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:                                   11.04%      (2/96)
 Largest Peak-to-Valley Draw-Down:                            12.50%   (2/96-5/96)

--------------------
Notes appear at page 51.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAMPBELL & COMPANY INC.

BACKGROUND

     Campbell & Company, Inc. ("Campbell") is a Maryland corporation organized in April 1978 as a successor to a partnership originally formed in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Suite 770, Baltimore, Maryland 21204, and its main telephone number is 410-296-3301. Campbell has been registered with the Commodity Futures Trading Commission ("CFTC") as a Commodity Trading Advisor since May 1978 and a Commodity Pool Operator since September 1982, and is a member of the National Futures Association ("NFA") in such capacities.

PRINCIPALS

     Below is biographical information on the principals of Campbell in alphabetical order.

     Richard M. Bell, 45, began his employment with Campbell in May 1990 and serves as a Senior Vice President -- Trading. His duties include managing daily trade execution for the assets under Campbell's management. From September 1986 through May 1990, Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July 1975 through September 1986 Mr. Bell was a stockholder and executive vice-president of Tague Securities, Inc., a registered broker-dealer. Mr. Bell owns a PHLX seat and a Philadelphia Currency Participation, which are leased out. Mr. Bell graduated from Lehigh University with a B.S. in Finance.

     D. Keith Campbell, 55, has served as the Chairman of the Board of Directors of Campbell since it began operations, was President until January 1, 1994 and Chief Executive Officer until January 1, 1998. Mr. Campbell is the sole voting stockholder. From 1971 through June 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then he has applied various technical trading models to numerous discretionary commodity trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator and is registered as an Associated Person of Campbell.

     William C. Clarke, III, 46, joined Campbell in June 1977. He is an Executive Vice President and a Director of Campbell. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an Associated Person of Campbell.

     Bruce L. Cleland, 50, joined Campbell in January 1993. Mr. Cleland serves as President, Chief Executive Officer and a Director of Campbell. Prior to 1994, he was Executive Vice President. From May 1986 through December 1992, Mr. Cleland had served in various principal roles with the following firms: president, F&G Management, Inc., a commodity trading advisor; president, Institutional Brokerage Corp., a floor broker; president, Institutional Advisory Corp., a commodity trading advisor and commodity pool operator; president, Hewlett Trading Corporation, a commodity pool operator; principal of Institutional Energy Corporation, an introducing broker. In March 1973, Mr. Cleland was employed in London by Rudolf Wolff & Company, a founding member of the London Metal Exchange. In July 1978, Mr. Cleland moved to New York to work with Rudolf Wolff Futures Inc., a futures commission merchant, where he served as president from January 1982 until April 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is registered as an Associated Person and is a Director of Campbell.

     Xiaohua Hu, 34, serves as a Vice President -- Research. He has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1992 to 1994 he was employed in Japan by Line System as a software engineer, where he participated in the research and development of computer software, including programs for production systems control and software development. Mr. Hu received his B.A. in Manufacturing Engineering from Changsha University of Technology in China in 1982. He went on to receive an M.A. and Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan, in 1987 and 1992 respectively, During his studies at Toyohasi, Xiaohua was also a Visiting Researcher in Computer Science and Operations Research and published several research papers.

     Phil Lindner, 43, serves as Vice President -- Information Technology. He has been employed by Campbell since October 1994, became the IT Director in March 1996, and Vice President in January 1998. He oversees Campbell's computer and telecommunications systems, including a staff of programmers that program proprietary applications for Campbell's Trading, Fund Administration, and Accounting functions, and provide complete computer systems support to all Campbell employees. Prior to joining Campbell, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.

     James M. Little, 51, joined Campbell in April 1990 and serves as Executive Vice President -- Marketing and as a Director of Campbell. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From March 1989 through April 1990 Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 through March 1989 he was the chief executive officer of James Little & Associates, Inc., a registered introducing broker, commodity pool operator and registered broker-dealer. Mr. Little has extensive experience in the futures industry having worked in the areas of hedging, floor trading and managed futures. He is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is registered as an Associated Person of Campbell.

     Theresa D. Livesey, 34, joined Campbell in 1991 and serves as the Chief Financial Officer, Secretary, Treasurer, and a Director of Campbell. In addition to her role as CFO, Ms. Livesey also oversees administration and compliance at Campbell. From December 1987 to June 1991 she was employed by Bank Maryland Corp, a publicly held company. When she left she was vice president and chief financial officer. Prior to that time, she worked with Ernst & Young. Ms. Livesey is a C.P.A. and has a B.S. in Accounting from the University of Delaware.

     Todd Miller, 35, serves as a Vice President -- Research. He has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1993 to 1994, Mr. Miller was an assistant professor in the department of Computer Information Science at the University of Florida, where he taught classes in object-oriented programming, numerical analysis and programming in C, C++ and LISP. Mr. Miller holds a variety of degrees from the University of Florida, beginning with an Associates degree in architecture. He followed that in 1986 with a B.A. in Business with a concentration in computer science. In 1988 he received his M.A. in Engineering with a concentration in artificial intelligence. He completed his education in 1993 with a Ph.D. in Engineering with a concentration in computer simulation.

     Albert Nigrin, 36, serves as a Vice President -- Research. He has been employed by Campbell since 1995 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1991-1995 Mr. Nigrin was an assistant professor in the department of Computer Science and Information Systems at American University in Washington D.C., where he taught classes in artificial intelligence, computer programming and algorithms to both graduate and undergraduate students. While teaching, he also wrote and published a book with MIT Press, Neural Networks for Pattern Recognition. Mr. Nigrin received a B.A. in Electrical Engineering in 1984 from Drexel University. He than proceeded directly to a Ph.D. program and received his degree in Computer Science in 1990 from Duke University, where his doctoral studies concentrated in the areas of artificial intelligence and neural networks.

     Markus Rutishauser, 36, serves as Vice President -- Trading, and has been employed by Campbell & Company since October 1993, with responsibility for day-to-day foreign exchange trading. Prior to joining Campbell, Mr. Rutishauser worked two years at Maryland National Bank in Baltimore as an Assistant Vice President in Foreign Exchange trading. Prior to that he was employed by Union Bank of Switzerland, spending four years in their Zurich office and another four years in their New York office, in the Foreign Exchange Department. Mr. Rutishauser graduated from the University of Fairfield with a degree in Finance. He subsequently completed his MBA at the University of Baltimore in January 1996.

     David M. Salmon, 56, is a Director of Campbell. Since January 1976 Mr. Salmon has participated actively as a consultant in the development and implementation of research and trading software at Campbell. Prior to his work with Campbell, Mr. Salmon worked in the field of systems development and optimization with Systems Control, Inc. and Stanford Research Institute. Mr. Salmon holds a B.S.E.E. from the University of Auckland, New Zealand, an M.S.E.E. from Northeastern University and a Ph.D. in Electrical Engineering from the University of Illinois, Urbana.

     C. Douglas York, 39, has been employed by Campbell since November 1992. He is a Senior Vice President -- Trading for Campbell. His duties include managing daily trade execution for foreign exchange markets and forward contracts on precious metals and energy markets. Prior to joining Campbell, Mr. York was the Global Foreign Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is registered as an Associated Person of Campbell.

     Principals of Campbell may trade futures interests for their own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and a principal. The Advisor and its principals reserve the right to trade for their own accounts. There are no written procedures for proprietary trading. Trading records for all proprietary trading are available for review by clients upon reasonable notice.

TRADING STRATEGY

     Campbell currently offers seven distinct trading portfolios, including the Global Diversified Large Portfolio, the Global Diversified Small Portfolio, the Financial, Metals and Energy Small Portfolio, the Financial, Metals and Energy Large Portfolio, the Foreign Exchange Portfolio, the Interest Rates, Stock Indices and Commodities Portfolio and the Ark Portfolio. The General Partner and Campbell have agreed that Campbell will initially trade on behalf of the Partnership utilizing only the Financial, Metal and Energy Large Portfolio.

     Campbell renders trading decisions for all its Portfolios based on proprietary technical trend-following models. These models are designed to follow intermediate to long-term price trends and also utilize quantitative portfolio management analysis. The principal objective of the models is to profit from major and sustained price trends. The basic concepts on which they are built were developed through research efforts in 1976 and 1980. Since that time, Campbell's models have continued to evolve as ongoing research and increased computing power have expanded its ability to analyze price and market parameters.

     Campbell has two main trend-following trading models. The differences between the two models are primarily in their sensitivity to price action. One model, for example, may assume positions relatively quickly and place comparatively close stop-loss orders on market entry while the other model may tend to assume positions less quickly and consolidate profits, where available, more slowly than the first model. Furthermore, each model may vary as to the time or price at which the transaction determined by it is signaled. For example, one model may attempt a transaction at any time during the day that a price objective is reached, and the other may attempt a transaction at the opening of the market or at the close of trading on the same day. On occasion one of the models may trigger a long position signal in one delivery month while the other model recommends a short position in another delivery month of the same futures, forward or options contract. It is unlikely that both positions would prove profitable, and in retrospect one or both trades will appear to have been unnecessary. On occasion, the models might temporarily recommend opposing positions in the same delivery month of the same futures, forward or options contract, in which case the recommendations would cancel each other out, and a neutral position would be assumed. It is Campbell's policy to follow trades signaled by each model independent of what the other model may be recommending. Campbell believes that utilizing more than one trading model on the same account offers diversification, and is most beneficial when numerous contracts of each commodity are traded.

     Over the past several years, Campbell's research has resulted in several models changes and portfolio enhancements that have increased the quality of returns (i.e., decreased variability or volatility of performance, while still maintaining attractive returns).

     First, a number of additional markets were added. Most of these were foreign markets with low correlation to the existing markets traded, thus overall diversity of the portfolios was increased. Additional markets may again be added in the future. Some markets may also be deleted from time to time if their performance does not meet expectations.

     Second, an additional set of parameters was added to each trading model, as it was found that using several different parameter sets to measure market movement also increased diversity and smoothed the volatility of performance. This improved quality of performance allowed for an increase in leverage, without an increase in volatility.

     Third, a "risk reduction" method was added to the models to analyze market volatility and make adjustments to market positions. Over the course of a long-term trend, there are times when the risk (volatility) of the market is not justified by the potential reward. Risk reduction assesses the risk/reward ratio of the trend, and if this ratio becomes imbalanced, the model is signaled to exit the trade, prior to the end of the trend. While there is some risk to this method (for example, being out of the market during a significant, fast moving trend), research indicates that it has also added to the smoothing of performance.

     A third trading model is also used for certain markets which appear to respond well to both trend-following and contra-trend following techniques.

     All of the trading models are applied continuously to various Campbell portfolios. Campbell may in the future develop additional trading models and modify models currently in use and, in all likelihood, will employ such models for all accounts in the Company's portfolios.

     Campbell employs a capital management strategy, the purpose of which is to determine periods of high and low risk, on a market-by-market basis. When, in the opinion of Campbell such points are reached, positions may be reduced or increased, so that portfolio risk is decreased or increased, respectively. It is possible, however that the benefit of having increased or decreased portfolio risk will not be realized. For example, if a point of high risk is reached and portfolio risk is decreased by a reduction in certain positions, and the markets continue to produce profits before the portfolio assets can be redeployed in additional market positions, the return will be less than it otherwise would have been had the account been more fully invested. Campbell may, from time to time, increase or decrease the number of contracts held based on increases or decreases in an account, changes in internal market conditions, perceived changes in individual markets or portfolio-wide risk factors, or other factors which Campbell deems relevant.

     Campbell trades futures and option contracts on all of the major U.S. futures exchanges, futures contracts on certain foreign futures exchanges, and some forward contracts in the over-the-counter market in currencies, metals and energy. Campbell has not previously traded in foreign options on futures but may do so in the future. Campbell may also engage in "exchange for physicals" (or "EFPs"). An EFP is a transaction that is executed off-exchange, on the over-the-counter market, that is subsequently converted into an equivalent number of futures contracts on a futures exchange.

FINANCIAL, METALS & ENERGY LARGE PORTFOLIO

     The Financial, Metals & Energy Large Portfolio trades in foreign currencies (including forward contracts in the cash markets), precious and base metals, energy products, stock market indices and interest rates. The data in the composite table does not reflect the performance of any one account. An individual account may have realized more or less favorable results than the composite indicates.

PERFORMANCE OF CAMPBELL & COMPANY, INC.

     Table A reflects the composite capsule performance results of all accounts traded according to the Financial, Metals & Energy Large Portfolio of Campbell for the period January 1993 through January 1998.

     Table A-1 reflects the composite capsule performance results of all other trading programs directed by Campbell for the time periods indicated on the table.

                                    TABLE A
                            CAMPBELL & COMPANY, INC.
                   FINANCIAL, METALS & ENERGY LARGE PORTFOLIO
                     JANUARY 1993 THROUGH JANUARY 31, 1998

                                                           Percentage Monthly Rate of Return
-------------------------------------------------------------------------------------------------------------------------
                                           1998        1997        1996        1995        1994        1993
-------------------------------------------------------------------------------------------------------------------------
 January...............................     3.25        5.26        5.46       (4.53)      (4.67)      (0.71)
 February..............................        -        2.26       (5.63)       5.85       (6.81)      13.74
 March.................................        -       (2.08)       5.62        9.58        7.00       (5.79)
 April.................................        -       (3.84)       3.49        2.08       (1.77)       2.99
 May...................................        -       (1.84)      (1.71)       0.88       (2.78)       2.81
 June..................................        -        2.23        1.29       (0.90)       5.25        2.55
 July..................................        -        9.27        0.01       (4.05)      (4.36)       5.55
 August................................        -       (5.14)       1.78        5.83       (3.79)      (4.33)
 September.............................        -        4.23        2.47       (3.47)       6.91       (4.83)
 October...............................        -        2.39       12.06        1.20        0.36       (6.19)
 November..............................        -        0.57       12.22       (0.24)      (7.02)       0.59
 December..............................        -        4.95       (4.29)       6.82       (5.07)      (0.08)
 Annual (or Period) Rate of Return ....     3.25%      18.75%      35.96%      19.46%     (16.74)%      4.68%
-------------------------------------------------------------------------------------------------------------------------

                          Compound Average Annual Rate of Return (1/93-1/31/98)        11.46%
-------------------------------------------------------------------------------------------------------------------------
 Inception of Trading by CTA:                         January 1972
 Inception of Trading in Program:                       April 1983
 Number of Open Accounts as of January 31, 1998:                 5
 Aggregate Assets (Excluding "Notional" Equity) in
 all Programs:                                        $911,289,960       (1/98)
 Aggregate Assets (Including "Notional" Equity) in
 all Programs:                                        $939,852,871       (1/98)
 Aggregate Assets (Excluding "Notional" Equity) in
 Program:                                             $773,763,609       (1/98)
 Aggregate Assets (Including "Notional" Equity) in
 Program:                                             $791,803,609       (1/98)
 Largest Monthly Draw-Down:                                  7.02%      (11/94)
 Largest Peak-to-Valley Draw-Down:                          31.75%    (7/93-1/95)

--------------------
Notes follow Table A-1

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-1
          OTHER TRADING PROGRAMS DIRECTED BY CAMPBELL & COMPANY, INC.
              FOR THE PERIOD JANUARY 1993 THROUGH JANUARY 31, 1998

                                                                                   AGGREGATE              AGGREGATE
                                                     INCEPTION     NUMBER            ASSETS                 ASSETS
                                                        OF           OF            IN PROGRAM             IN PROGRAM
                                                      TRADING       OPEN        JANUARY 31, 1998       JANUARY 31, 1998
                         NAME OF PROGRAM              PROGRAM     ACCOUNTS    (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)
               ----------------------------------------------------------------------------------------------------------
               Global Diversified Large
                Portfolio..........................  Feb-86          1             $54,731,107            $54,731,107
               Global Diversified Small
                Portfolio..........................  Jun-97          10            $11,863,856            $12,433,856
               Financial, Metals & Energy Small
                Portfolio..........................  Feb-95          38            $50,684,706            $53,796,377
               Foreign Exchange Portfolio..........  Nov-90          2             $ 7,217,190            $13,983,430
               Interest Rates, Stock Indices and
                Commodities ("ISC") Portfolio......  Feb-96          1             $11,375,292            $11,375,292
               The Ark Portfolio...................  Sep-96          7             $ 1,654,200            $ 1,729,200
               Diversified Portfolio...............  Jan-72      N/A-Closed         N/A-Closed             N/A-Closed
               Global Financial Portfolio..........  Dec-93      N/A-Closed         N/A-Closed             N/A-Closed


                                      LARGEST
                   LARGEST            PEAK-TO-                     PERCENTAGE ANNUAL RATE OF RETURN
                   MONTHLY             VALLEY                  (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                  DRAW-DOWN          DRAW-DOWN          1998      1997      1996       1995      1994      1993
                ----------------------------------------------------------------------------------------------------
                 8.45% (2/94)   26.05%  (7/93-2/94)        2.81   14.95       26.78     6.52        9.61    2.39
                                                       (1 Month)
                 5.75% (8/97)    5.75%  (8/97-8/97)        2.78   13.85          --       --          --      --
                                                       (1 Month)
                 5.78% (9/95)    7.81%  (2/97-5/97)        2.80   17.31       37.83    20.34          --      --
                                                       (1 Month)                (11) Months
                11.66% (11/9)   44.73%  (7/93-1/95)       (4.92)  18.19       43.04    26.36      (21.19)  (8.49)
                                                       (1 Month)
                6.73% (12/96)    9.94% (12/96-4/97)        9.51   20.15       25.73       --          --      --
                                                       (1 Month)                (11) Months
                 3.99% (4/97)    4.48%  (2/97-4/97)        4.02   20.49       19.94       --          --      --
                                                       (1 Month)          (4 Months)
                10.44% (2/94)   32.10% (7/93-2/94*)          --      --       (4.21)    8.52       (5.86)  (1.80)
                                                                           (1 Month)
                 5.24% (2/94)  19.20% (12/93-1/95*)          --      --        9.30   (13.16)      (2.64)     --
                                                                          (3 Months)            (1 Month)

       ---------------------------
       Notes follow Table

           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    CAMPBELL

                           NOTES TO TABLES A AND A-1

     For the Global Diversified Small Portfolio, the Diversified Portfolio, the Financial, Metals and Energy Small Portfolio, the Ark Portfolio and the Foreign Exchange Portfolio Campbell has adopted the "Fully Funded Subset" method of computing rate of return and performance disclosure, referred to as the "Fully Funded Subset" method, pursuant to an Advisory (the "Fully Funded Subset Advisory") published by the CFTC. The Fully Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

     To qualify for the use of the Fully Funded Subset method, the Fully Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant rates of return are representative of the trading program. Campbell has performed these tests for periods subsequent to June 30, 1993 for the Diversified Portfolio and Foreign Exchange Portfolio. The same calculations have been performed for the Financial, Metals and Energy Small Portfolio, the Ark Portfolio and the Global Diversified Small Portfolio which commenced trading in February 1995, September 1996 and June 1997, respectively. However, for Portfolios trading prior to the aforementioned dates, due to cost considerations, the Fully Funded Subset Method has not been used. Instead, the rates of return reported are based on a computation which uses the Nominal Account Sizes of all of the accounts included in composites calculated in accordance with the Only Accounts Traded Method ("OAT") as described in Note
(d). Campbell believes that this method yields substantially the same rates of return as would the Fully-Funded Subset Method.

     (a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composites have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

     (c) "Largest Peak-to-Valley Draw-Down" is the largest cumulative loss experienced by the portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such drawdown. A small number of accounts in the portfolio composites have experienced peak-to-valley drawdowns which are materially larger than the largest composite peak-to-valley drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client. In the case where a trading program is in a current draw-down or was in a drawn-down when it closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk(*).

     For purposes of the Largest Peak-to-Valley Draw-Down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is
exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears in Table A.

     Monthly Rate of Return (Monthly ROR) for the Global Diversified Large Portfolio, the Financial, Metals & Energy Large Portfolio, the Interest Rate, Stock Indices and Commodities Portfolio and the Global Financial Portfolio is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of Monthly ROR, except for accounts which close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January 1987, Monthly ROR is calculated using the OAT method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The records of many of the accounts in the tables prior to 1987 do not document the exact day within a month that accounts were opened or closed. Accordingly, there is insufficient data to calculate Monthly ROR during such periods using the OAT method. Campbell & Company has no reason to believe that the pre-1987 annual rates of return would be materially different if the OAT method were used to calculate such returns. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose Monthly ROR is not distorted by intra-month changes.

     In this Monthly ROR calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. The excluded accounts include (1) accounts for which there has been a material addition or withdrawal during the month, (2) accounts which were open for only part of the month or (3) accounts which had no open positions during the month due to the intention of permanently closing the account. Such accounts were not charged with material nonrecurring costs during the month.

     Monthly ROR for each month subsequent to June 1993 (Diversified Portfolio and Foreign Exchange Portfolio) and January 1995 (Financial, Metal and Energy Small Portfolio) is calculated by dividing net performance of the Fully Funded Subset by the beginning equity of the Fully Funded Subset, except in periods of significant additions to or withdrawals from the accounts which are in the Fully Funded Subset. In such instances, the Fully Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return calculated pursuant to the Fully Funded Subset method.

ADDITIONAL FOOTNOTE FOR THE GLOBAL DIVERSIFIED PORTFOLIO AND DIVERSIFIED
PORTFOLIO

     As of February 1, 1995, all accounts in the Diversified Portfolio transferred to the Global Diversified Portfolio. The Diversified Portfolio is no longer offered as a trading program.

     Currently, two versions of the Global Diversified Portfolio are offered: the Global Diversified Large Portfolio ("GD Large") and the Global Diversified Small Portfolio ("GD Small"). The GD Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets which do not have futures equivalents. Prior to June 1997, all Global Diversified accounts were traded in the GD Large Portfolio. The GD Small Portfolio began in June 1997, when accounts smaller than $10 million were transferred from the GD Large Portfolio to the GD Small Portfolio.

ADDITIONAL FOOTNOTE FOR THE FINANCIAL, METALS & ENERGY LARGE PORTFOLIO AND THE FINANCIAL, METALS & ENERGY SMALL PORTFOLIO

     Currently, two versions of the Financial, Metals & Energy Portfolio are offered: the Financial, Metals & Energy Large Portfolio ("FME Large"), and the Financial, Metals & Energy Small Portfolio ("FME Small"). The FME Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets which do not have futures equivalents. Prior to February 1995, all Financial, Metals & Energy accounts were traded together in the FME Large Portfolio. The FME Small Portfolio began in February 1995, when accounts smaller than $10 million were transferred from the FME Large to the FME Small Portfolio.

                                    TABLE B
                            CAMPBELL & COMPANY, INC.
                             PRO FORMA PERFORMANCE
                   FINANCIAL, METALS & ENERGY LARGE PORTFOLIO
                     JANUARY 1993 THROUGH JANUARY 31, 1998

                                                           Percentage Monthly Rate of Return
-------------------------------------------------------------------------------------------------------------
                                           1998        1997        1996        1995        1994        1993
-------------------------------------------------------------------------------------------------------------
 January...............................    2.61         5.03        4.63       (4.90)      (5.16)      (1.31)
 February..............................       -         1.71       (6.52)       4.78       (7.17)      12.41
 March.................................       -        (2.43)       4.98        8.80        6.55       (5.35)
 April.................................       -        (4.18)       2.84        1.42       (2.42)       2.23
 May...................................       -        (2.51)      (2.37)       0.14       (3.21)       2.11
 June..................................       -         1.57        0.65       (1.63)       4.80        2.36
 July..................................       -         8.78       (0.64)      (4.74)      (4.84)       4.57
 August................................       -        (6.12)       1.14        5.09       (3.89)      (4.40)
 September.............................       -         4.12        1.86       (4.13)       6.38       (5.44)
 October...............................       -         1.77       12.79        0.43       (0.14)      (6.67)
 November..............................       -         0.10       13.08       (0.92)      (7.36)       0.12
 December..............................       -         4.26       (5.01)       6.07       (5.60)      (0.58)

 Annual (or Period) Rate of Return.....    2.61%       11.69%      28.68%       9.72%     (21.11)%     (1.47)%
-------------------------------------------------------------------------------------------------------------------------
 Compound Average Annual Rate of Return (1/1/93-1/31/98)                                                          4.61%
-------------------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:                           7.36%      (11/94)
 Largest Peak-to-Valley Draw-Down:                    36.99%   (8/93-1/95)

------------------------
Notes appear at page 51.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                        ARA PORTFOLIO MANAGEMENT COMPANY

PRINCIPALS (PAGE 79)

     Mr. Frank M. Whitman, CPA, born in 1952, has been registered with the NFA since September 1997 as a principal but does not have any ownership in the company. He joined ARA in June 1994 as the Chief Financial Officer and MIS Manager and is solely responsible for the Accounting and Information Systems of ARA and its affiliates. Prior to joining ARA, Mr. Whitman was the controller of Chapin & Bangs Steel Company for 18 years. Mr. Whitman received his B.S. in accounting from the University of Connecticut in 1974 and his CPA certificate from the State of Connecticut in 1978.

PAST PERFORMANCE

     Table A represents the composite performance record of ARA's Gamma Program for the period January 1993 through January 31, 1998.

     Table A-1 represents the composite capsule performance results of all other trading programs directed by ARA for the time periods indicated.

                                    TABLE A
                    ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.
                               ARA GAMMA PROGRAM
                     JANUARY 1993 THROUGH JANUARY 31, 1998


                                                                 Percentage Monthly Rate of Return
-----------------------------------------------------------------------------------------------------------------------
                                                    1998       1997       1996       1995       1994       1993
-----------------------------------------------------------------------------------------------------------------------
 January........................................       0.15       5.88      (5.54)      0.07       1.24       0.05
 February.......................................       -         10.85     (13.28)      6.08      (2.16)      9.05
 March..........................................       -          6.53       5.47       5.09       3.41       0.51
 April..........................................       -         (0.73)     14.75      (5.25)      2.83       8.56
 May............................................       -         (0.44)     (9.56)     (4.42)     13.54      (1.41)
 June...........................................       -         (5.02)      5.95      (0.30)     11.90       3.58
 July...........................................       -         (2.90)      0.89      (6.83)     (1.92)      3.18
 August.........................................       -         (0.52)      0.67      (0.37)     (8.34)     (5.63)
 September......................................       -         (6.48)      4.07      (4.19)     (3.05)     (4.43)
 October........................................       -         (3.14)      8.61       3.55       1.33       0.30
 November.......................................       -          1.30      (5.48)      2.69      14.48       6.71
 December.......................................       -          6.92      (0.42)     10.32       2.00       6.98
 Annual (or Period) Rate of Return..............       0.15%     11.23%      2.65%      5.09%     38.01%     29.54%
-----------------------------------------------------------------------------------------------------------------------

                 Compound Average Annual Rate of Return (1/1/93-1/31/98)       16.23%
-----------------------------------------------------------------------------------------------------------------------
 Inception of Trading by CTA:                         June 8, 1992
 Inception of Trading in Program:                     June 8, 1992
 Number of Open Accounts as of January 31, 1998:                15
 Aggregate Assets in all Programs:                    $182,865,155    (1/98)
 Aggregate Assets in Program:                         $150,705,146    (1/98)

 Largest Monthly Draw-Down:                                 14.46%    (2/96)
 Largest Peak-to-Valley Draw-Down:                          30.32% (4/95-2/96)

----------------------
Notes follow Table A-1

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-1
  OTHER TRADING PROGRAMS DIRECTED BY ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.
             FOR THE PERIOD FEBRUARY 1993 THROUGH JANUARY 31, 1998

                                  INCEPTION    NUMBER   AGGREGATE ASSETS                     LARGEST
                                     OF          OF        IN PROGRAM        LARGEST        PEAK-TO-
                                   TRADING      OPEN      JANUARY 31,        MONTHLY         VALLEY
        NAME OF PROGRAM            PROGRAM    ACCOUNTS        1998          DRAW-DOWN       DRAW-DOWN
---------------------------------------------------------------------------------------------------------
 ARA Alpha Program                Feb-93         2       $32,160,009       6.69% (2/96) 9.62%   (4/95-2/96)


                                                      PERCENTAGE ANNUAL RATE OF RETURN
                                                  (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
        NAME OF PROGRAM                1998        1997        1996        1995        1994            1993
---------------------------------------------------------------------------------------------------------
 ARA Alpha Program                     0.63         8.2         7.8         8.9        24.1            13.9
                                   (1 Month)                                                     (11 Months)

--------------------

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.
                           NOTES TO TABLES A AND A-1

     (a) "Draw Down" is defined as losses experienced by a program over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the trading program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

     For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down which began prior to the beginning of the most recent five calendar-year period is deemed to have occurred during such five calendar-year period.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is exponentially changed by the factor of one
(1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A.

     Monthly rate of return ("Monthly ROR") is calculated by dividing net performance by the beginning equity adjusted for all time-weighted deposits less all time-weighted withdrawals during the period.

                                    TABLE B
                            SUPPLEMENTAL PERFORMANCE
                        ARA PORTFOLIO MANAGEMENT COMPANY
                        PRO FORMA AND ACTUAL PERFORMANCE
                               ARA GAMMA PROGRAM
                     JANUARY 1993 THROUGH JANUARY 31, 1998

                                                             Percentage Monthly Rate of Return
--------------------------------------------------------------------------------------------------------------------
                                                 Actual
                                             Performance(i)                   Pro Forma Performance(ii)
                                        ----------------------------------------------------------------------------
                                           1998         1997         1996         1995         1994         1993
--------------------------------------------------------------------------------------------------------------------
 January..............................       0.12         6.88        (5.45)        0.11         1.08        (0.07)
 February.............................            -      11.14       (13.51)        6.06        (2.54)        9.87
 March................................            -       6.78         5.19         5.10         3.82         0.43
 April................................            -      (1.19)       14.76        (5.39)        3.56         9.35
 May..................................            -      (0.72)       (9.93)       (4.55)       13.84        (2.14)
 June.................................            -      (6.52)        5.92        (0.38)       12.87         3.74
 July.................................            -      (3.06)        0.73        (7.68)       (2.87)        3.35
 August...............................            -      (1.39)        0.62        (0.45)       (8.46)       (6.93)
 September............................            -      (6.63)        4.55        (4.30)       (3.23)       (4.30)
 October..............................            -      (2.76)        8.49         3.80         1.47        (0.28)
 November.............................            -       1.28        (5.94)        2.65        15.11         6.63
 December.............................            -       7.18        (0.60)       10.65         1.98         7.42

 Annual (or Period) Rate of Return....       0.12%        9.59%        1.23%        4.10%       39.48%       28.70%
------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/1/93-1/31/98)                                                      15.45%
------------------------------------------------------------------------------------------------------------------------------
     Largest Monthly Draw-Down:
      Past Five Years and Year-to-Date                13.51%     (2/96)
      For the Period May 1997 through January 1998     6.63%     (9/97)
     Largest Peak-to-Valley Draw-Down:
      Past Five Years and Year-to-Date                23.71%  (4/95-2/96)
      For the Period May 1997 through January 1998    19.45%   (5/97-10/97*

 (i) Represents the actual performance of this Portfolio as traded for the Partnership for the period May 1997 (when ARA began trading for the Partnership) through January 31, 1998.

(ii) Represents pro forma performance based upon the advisor's composite performance. See Notes to Table B.

--------------------
Notes appear at page 51.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                          WILLOWBRIDGE ASSOCIATES INC.

     From May 1, 1997 to March 31, 1998 Willowbridge was trading all of the assets allocated to it by the Partnership in the Argo Trading System ("Argo"). As of April 1, 1998 Willowbridge trades half of its allocation in the Vulcan Trading System ("Vulcan") while continuing to trade the other half according to Argo. Vulcan is trading a portfolio similar to Argo's and uses the concepts of pattern recognition, support/resistance levels and counter-trend liquidations in making trading decisions. For more information about Vulcan see the description under "Other Willowbridge Systems" on page 87 of the Prospectus.

WILLOWBRIDGE'S SYSTEMS, APPROACHES AND PROGRAMS (PAGE 86)

     For each of the Systems, risk is managed on a market level as well as on an overall portfolio level. On the market level, risk is managed primarily by utilizing proprietary volatility filters. When these filters detect a certain excessive level of volatility in the markets traded, they will signal that the Systems should no longer be trading in the markets in which the filters have detected excessive volatility. In this way, the Systems do not participate in markets in which there are extremes in market action. On the portfolio level, risk is managed by utilizing a proprietary portfolio cutback rule. When cumulative profits have reached a certain level, this rule determines that the positions should be halved across the portfolio. In this way, risk is reduced while allowing the Systems to continue to participate in the markets, albeit at a reduced level. After the portfolio has been traded at half, the rule will then determine when to increase positions to trade again at the full level.

     In connection with Willowbridge, the term "trading system" refers to a computerized technical, systematic trading program of Willowbridge, the term "trading approach" refers to a discretionary trading program of Willowbridge, and the term "trading strategy" refers to either a trading system or a trading approach. Willowbridge's trading strategies are available only through one of its four "investment programs". An investment program consists of one or more trading strategies or a combination thereof. For purposes of the past performance presentation herein, each of the terms "trading system", "trading approach", "trading strategy" and "investment program" means a "trading program" as defined in Part 4 of the regulations of the CFTC.

PAST PERFORMANCE

     Table A sets forth the composite capsule performance record of all accounts traded according to the Argo Trading System of Willowbridge for the period January 1993 through January 31, 1998.

     Table A-1 sets forth the composite capsule performance record of all accounts traded according to the Vulcan Trading System of Willowbridge for the period January 1993 through January 31, 1998.

     Table A-2 represents the composite capsule performance results of all other trading systems, approaches and programs directed by Willowbridge during the periods indicated.

                                    TABLE A
                          WILLOWBRIDGE ASSOCIATES INC.
                              ARGO TRADING SYSTEM
                    JANUARY 1, 1993 THROUGH JANUARY 31, 1998

                                                              Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------------------------

                                            1998         1997         1996         1995         1994         1993
------------------------------------------------------------------------------------------------------------------------------
 January...............................      10.25         7.92         2.61        (4.49)       (9.14)       (9.01)
 February..............................            -       9.06       (16.70)       11.13        (6.86)       18.66
 March.................................            -       0.98         7.30        18.39         6.58         0.37
 April.................................            -       0.29        17.39         8.94        (2.31)        3.99
 May...................................            -      (4.84)       (8.52)        5.00        16.12         1.34
 June..................................            -      (1.28)       (0.80)       (2.47)       11.47         5.04
 July..................................            -       8.83       (14.84)       (0.72)        3.23         3.15
 August................................            -     (12.63)        3.16         1.58        (2.83)       (6.83)
 September.............................            -      (4.81)        2.93        (2.05)        2.20        (8.42)
 October...............................            -      (1.82)       12.24         4.36         1.42        (3.75)
 November..............................            -       4.35        20.33         2.19         1.74         4.99
 December..............................            -      (1.78)       (5.75)        8.02        (0.32)        9.77
 Annual (or Period) Rate of Return.....      10.25%        1.99%       12.46%       59.52%       20.28%       17.10%
------------------------------------------------------------------------------------------------------------------------------

            Compound Average Annual Rate of Return (1/1/93-1/31/98)       22.80%
--------------------------------------------------------------------------------

 Inception of Client Account Trading by CTA:           August 1988
 Inception of Client Account Trading in Program:       August 1988
 Number of Open Accounts as of January 31, 1998:                53
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $784,119,797       (1/98)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $1,039,481,999     (1/98)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $187,365,129       (1/98)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $227,651,797       (1/98)
 Largest Monthly Draw-Down:                                 20.49%       (2/96)
 Largest Peak-to-Valley Draw-Down:                          31.13%    (5/96-7/96)

--------------------
Notes follow Table A-2

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-1
                          WILLOWBRIDGE ASSOCIATES INC.
                             VULCAN TRADING SYSTEM
                    JANUARY 1, 1993 THROUGH JANUARY 31, 1998

                                                              Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------------------------
                                            1998         1997         1996         1995         1994         1993
------------------------------------------------------------------------------------------------------------------------------
 January...............................       4.81        14.10         2.87        (0.01)       (6.63)       (7.54)
 February..............................            -      11.44       (16.30)        6.98        (4.11)       10.15
 March.................................            -       0.97         6.41        11.67         6.21         3.57
 April.................................            -      (0.62)       13.42        13.56        (4.99)        2.98
 May...................................            -      (0.04)       (8.20)       (0.38)       15.43        (4.77)
 June..................................            -      (0.57)        0.56        (1.05)       10.41         9.65
 July..................................            -       8.10        (7.82)       (1.66)       (1.81)        7.52
 August................................            -      (9.32)        3.60         3.52       (10.18)       (6.20)
 September.............................            -      (5.80)        6.75         3.56         0.36        (0.30)
 October...............................            -      (5.93)       13.28         3.81        (1.51)        1.20
 November..............................            -       4.60        11.84         2.16         5.53         7.60
 December..............................            -      (0.34)       (8.84)        5.43         8.26         7.88
 Annual (or Period) Rate of Return.....       4.81%       14.83%       12.95%       57.62%       14.68%       33.98%
------------------------------------------------------------------------------------------------------------------------------
                                                          Compound Average Annual Rate of Return (1/1/93-1/31/98)       26.41%
------------------------------------------------------------------------------------------------------------------------------
 Inception of Client Account Trading by CTA:           August 1988
 Inception of Client Account Trading in Program:       August 1988
 Number of Open Accounts as of January 31, 1998:                25
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $784,119,797       (1/98)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                     $1,039,481,999       (1/98)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                             $37,831,446       (1/98)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                             $55,563,125       (1/98)
 Largest Monthly Draw-Down:                                 19.39%       (2/96)
 Largest Peak-to-Valley Draw-Down:                          23.95%    (8/97-10/97)

--------------------
Notes follow Table A-2

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
        OTHER TRADING PROGRAMS DIRECTED BY WILLOWBRIDGE ASSOCIATES INC.
              FOR THE PERIOD JANUARY 1993 THROUGH JANUARY 31, 1998

                                                                               AGGREGATE ASSETS    AGGREGATE ASSETS
                                                     INCEPTION      NUMBER        IN PROGRAM          IN PROGRAM
                                                     OF CLIENT        OF       JANUARY 31, 1998    JANUARY 31, 1998
                                                     TRADING IN      OPEN         (EXCLUDING          (INCLUDING
                       NAME OF PROGRAM                PROGRAM      ACCOUNTS     NOTIONAL FUNDS)     NOTIONAL FUNDS)
------------------------------------------------------------------------------------------------------------------------
          Titan Trading System.....................    Aug-88          9         $ 20,025,561        $ 36,829,951
          Rex Trading System.......................    Aug-88          1         $     15,237        $  1,189,202
          Siren Trading System.....................    Jan-91         11         $ 19,672,587        $ 47,385,616
          XLIM Trading Approach....................    Aug-88         34         $388,367,321        $465,719,095
          MTECH Trading Approach...................    Jan-91          8         $ 54,648,413        $ 79,590,891
          CFM Trading Program......................    Jan-93          4         $ 24,659,900        $ 30,127,324
          Currency Trading Program.................    May-91          2         $    220,165        $ 12,821,590
          Primary Trading Program..................    Jan-93         17         $ 51,314,038        $ 82,603,408


              LARGEST            LARGEST                      PERCENTAGE ANNUAL RATE OF RETURN
              MONTHLY        PEAK-TO-VALLEY               (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
             DRAW-DOWN          DRAW-DOWN           1998       1997     1996     1995      1994       1993
------------------------------------------------------------------------------------------------------------------------
           15.02% (2/94)   27.80%  (8/93-2/94)        12.31     6.27    31.91    68.10       10.06    23.28
                                                   (1 Month)
           25.19% (2/96)   78.84% (9/90-9/96*)         1.30    (1.55)  (27.37)  (13.07)     (12.49)  (10.37)
                                                   (1 Month)
           12.39% (8/93)   21.99% (7/93-10/93)         0.76    21.39     1.41    25.12       37.88     9.45
                                                   (1 Month)
           10.73% (8/97)   29.10%  (8/93-1/95)         9.72     1.12    31.06    31.28      (19.68)   22.30
                                                   (1 Month)                             (5 Months)
           12.44% (2/96)   25.68% (4/97-10/97)         9.64    (2.95)   45.73    53.22       21.68    32.48
                                                   (1 Month)
           18.08% (2/94)   31.83%  (8/93-9/94)         9.22     2.09    31.66    24.52      (10.51)   29.49
                                                   (1 Month)
           10.31% (8/93)   25.32%  (7/93-8/94)        (1.41)   10.28    (0.37)   28.55      (10.26)   (8.59)
                                                   (1 Month)
           17.06% (2/96)   22.52%  (5/96-7/96)        10.43     9.70    14.45    56.76       22.70    16.79
                                                   (1 Month)

     -------------------------
     Notes follow Table

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                          WILLOWBRIDGE ASSOCIATES INC.
                         NOTES TO TABLES A, A-1 AND A-2

     (a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly trading loss experienced by any account in the program in any calendar month covered by the table, expressed as a percentage of the total equity and includes the month and year of such draw-down.

     In reviewing its accounts to determine the worst draw-down figures for any account included in the composite capsules, Willowbridge has excluded accounts in any month during which the account has (a) been opened or closed, (b) experienced material additions or withdrawals, or (c) been phased in or out of trading a full portfolio, in order to obtain representative figures.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to trading losses sustained by any account in the trading program during a period covered by the table, in which the initial month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by any subsequent month's ending net asset value of the account, expressed as a percentage of total equity. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the trading program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

     In reviewing its accounts to determine the worst draw-down figures for any account included in the composite capsules, Willowbridge has excluded accounts in any month during which the account has (a) been opened or closed, (b) experienced material additions or withdrawals, or (c) been phased in or out of trading a full portfolio, in order to obtain representative figures.

     For purposes of the Largest Peak-to-Valley Draw-Down calculation, any draw-down which began prior to the beginning of the most recent five calendar-year period is deemed to have occurred during such five calendar-year period.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is exponentially changed by the factor of one
(1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A.

     Monthly Rate of Return ("Monthly ROR") in the accompanying performance capsules for Argo (beginning January 1992), Vulcan (beginning July 1994), Titan (beginning July 1995), Siren (beginning April 1995), CFM (beginning January
1993), Currency (beginning January 1992) and Primary (beginning August 1995), have been calculated using the Fully Funded Subset Method of computing rate of return and presenting performance disclosure, pursuant to an Advisory published by the CFTC. To qualify for use of the Fully Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant rates of return are representative of the trading program. Willowbridge has performed these tests starting in the periods disclosed above. Additionally, with respect to the performance capsules for the systems and programs noted above, "notional" funds were not traded prior to the respective Fully Funded Subset Method implementation dates as noted above.

     Under the Fully Funded Subset Method, Monthly ROR has been calculated by dividing net performance of the Fully Funded Subset by the beginning equity of the Fully Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully Funded Subset. In such instances, the Fully Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully Funded Subset method.

     Otherwise, monthly rate of return is calculated by dividing net performance by beginning equity adjusted by the value of additions and withdrawals pursuant to the time-weighted method.

     The following matrix is provided to show the relationship between rate of return and the various funding levels that may exist in a program.

 ACTUAL
 RATE OF
RETURN(1)                RATES OF RETURN BASED ON VARIOUS FUNDING LEVELS(3)
---------   ----------------------------------------------------------------------
  20.00%      20.00%    26.67%    30.00%    40.00%     50.00%     60.00%    100.00%
  15.00%      15.00%    20.00%    22.50%    30.00%     37.50%     45.00%     75.00%
  10.00%      10.00%    13.33%    15.00%    20.00%     25.00%     30.00%     50.00%
   5.00%       5.00%     6.67%     7.50%    10.00%     12.50%     15.00%     25.00%
   0.00%       0.00%     0.00%     0.00%     0.00%      0.00%      0.00%      0.00%
  -5.00%      -5.00%    -6.67%    -7.50%   -10.00%    -12.50%    -15.00%    -25.00%
 -10.00%     -10.00%   -13.33%   -15.00%   -20.00%    -25.00%    -30.00%    -50.00%
 -15.00%     -15.00%   -20.00%   -22.50%   -30.00%    -37.50%    -45.00%    -75.00%
 -20.00%     -20.00%   -26.67%   -30.00%   -40.00%    -50.00%    -60.00%   -100.00%
 -25.00%     -25.00%   -33.33%   -37.50%   -50.00%    -62.50%    -75.00%   -125.00%
 -30.00%     -30.00%   -40.00%   -45.00%   -60.00%    -75.00%    -90.00%   -150.00%
 -35.00%     -35.00%   -46.67%   -52.50%   -70.00%    -87.50%   -105.00%   -175.00%
 -40.00%     -40.00%   -53.33%   -60.00%   -80.00%   -100.00%   -120.00%   -200.00%
            ----------------------------------------------------------------------
             100.00%    75.00%    66.67%    50.00%     40.00%     33.33%     20.00%
                                       LEVEL OF FUNDING(2)

---------------
Footnotes to Matrix:

(1) This column represents the range of actual rates of return for fully funded accounts reflected in the accompanying performance capsule.
(2) This represents actual funds divided by the fully funded trading level expressed as a percentage. Funding levels displayed in the matrix include the most common funding percentages utilized by the accounts and the lowest level of the funding allowed by Willowbridge Associates Inc.
(3) These columns represent the rate of return experienced by an account at various levels of funding traded by the trading advisor. The rates of returns for accounts that are not fully funded are inversely proportional to the actual rates of return based on the percentage of level of funding.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

GENERAL NOTES TO PERFORMANCE CAPSULES

     Brokerage commissions charged to accounts in the performance capsules may vary substantially. Not all accounts earn interest income. Monthly or quarterly management fees and quarterly or annual incentive fees charged may vary between accounts. Some accounts are not charged a management fee. Certain accounts paid specific fees unrelated to Willowbridge's trading that were treated as expenses. Beginning July 1, 1995, such unrelated fees are reflected in the performance capsules as withdrawals.

     The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same Strategy or Program, can have varying investment results. The reasons for this are numerous material differences among accounts: (a) procedures governing time for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the period during which accounts are active; (c) leverage employed; (d) the size of the account, which can influence the size of the positions taken and restrict the account from participating in all markets available to a Strategy or Program; (e) the amount of interest income earned by an account, which will depend on the rates paid by an FCM on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (f) the amount of management fees and incentive fees and the amount of brokerage commissions; (g) the timing of orders to open or close positions; (h) the market conditions, which in part determine the quality of trade executions; and (i) trading instructions and restrictions of the client. Notwithstanding these material differences among accounts, the composites remain valid representations of the accounts included therein.

     Additionally, the Strategy or Program used (although all accounts may be traded in accordance with the same Strategy or Program, such Strategy or Program may be modified periodically as a result of ongoing research and development by Willowbridge), may have an affect on performance results.

                                    TABLE B
                            SUPPLEMENTAL PERFORMANCE
                         WILLOWBRIDGE ASSOCIATES, INC.
                        PRO FORMA AND ACTUAL PERFORMANCE
                              ARGO TRADING PROGRAM
                     JANUARY 1993 THROUGH JANUARY 31, 1998

                                                            Percentage Monthly Rate of Return
-----------------------------------------------------------------------------------------------------------------------------
                                                Actual
                                            Performance(i)                   Pro Forma Performance(ii)
                                       --------------------------------------------------------------------------------------
                                          1998         1997         1996         1995         1994         1993
-----------------------------------------------------------------------------------------------------------------------------
 January.............................       9.58         7.36         3.27        (5.36)       (9.47)       (9.27)
 February............................       -            8.68       (16.93)       11.27        (7.27)       18.38
 March...............................       -            0.01         6.47        17.67         6.86        (0.18)
 April...............................       -           (0.19)       17.66         8.26        (2.74)        3.37
 May.................................       -           (4.98)       (9.13)        4.63        16.32         1.01
 June................................       -           (2.06)       (1.73)       (1.84)       11.23         5.26
 July................................       -            9.00       (14.82)       (1.45)        3.30         3.21
 August..............................       -          (13.42)        2.33         1.42        (2.57)       (7.60)
 September...........................       -           (4.90)        2.95        (2.76)        1.32        (9.10)
 October.............................       -           (2.15)       11.96         4.65         1.28        (4.61)
 November............................       -            3.75        20.30         2.56         1.13         5.46
 December............................       -           (1.88)       (5.63)        6.83        (0.53)       10.75
 Annual (or Period) Rate of Return...       9.58%       (3.10)%       9.46%       53.54%       17.28%       13.80%
-----------------------------------------------------------------------------------------------------------------------------
                                                             Compound Average Annual Rate of Return (1/1/93-1/31/98)   18.62%
-----------------------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:
  Past Five Years and Year-to-Date                           16.93    (2/96)
  For the Period May 1997 through January 1998               13.42    (8/97)
 Largest Peak-to-Valley Draw-Down:
  Past Five Years and Year-to-Date                           23.94    (5/96-7/96)
  For the Period May 1997 through January 1998               19.43    (8/97-10/97*)

 (i) Represents the actual performance of this portfolio as traded for the Partnership for the period May 1997 (when Willowbridge began trading for the Partnership) through January 31, 1998.

(ii) Represents pro forma performance based upon the advisor's composite performance. See Notes to Table B.

--------------------
Notes appear at page 51.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE B-1
                         WILLOWBRIDGE ASSOCIATES, INC.
                             PRO FORMA PERFORMANCE
                             VULCAN TRADING PROGRAM
                     JANUARY 1993 THROUGH JANUARY 31, 1998

                                                            Percentage Monthly Rate of Return
-----------------------------------------------------------------------------------------------------------------------------
                                          1998         1997         1996         1995         1994         1993
-----------------------------------------------------------------------------------------------------------------------------
 January.............................       4.48        12.83         2.49        (0.92)       (6.97)       (8.07)
 February............................       -           11.24       (16.90)        6.66        (4.54)        9.71
 March...............................       -            0.62         6.12         9.69         5.84         2.65
 April...............................       -           (0.73)       13.64        10.77        (5.48)        1.99
 May.................................       -           (0.36)       (9.36)       (0.60)       14.69        (4.95)
 June................................       -           (1.05)        0.32         0.88         8.26         8.43
 July................................       -            7.70        (8.66)       (2.46)       (2.61)        5.69
 August..............................       -           (9.95)        3.51         3.69       (10.99)       (5.62)
 September...........................       -           (6.05)        6.72         2.92        (0.09)       (0.75)
 October.............................       -           (6.23)       13.13         3.35        (2.15)        0.65
 November............................       -            4.27        10.52         1.97         5.14         6.01
 December............................       -           (0.72)       (8.44)        5.21         8.29         6.64
 Annual (or Period) Rate of Return...       4.48%        9.32%        7.88%       48.60%        6.44%       22.59%
-----------------------------------------------------------------------------------------------------------------------------
                                                             Compound Average Annual Rate of Return (1/1/93-1/31/98)   18.69%
-----------------------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:                                 16.90%    (2/96)
 Largest Peak-to-Valley Draw-Down:                          20.67%    (8/97-10/97*)

--------------------
Notes follow table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                   NOTES TO TABLES B AND B-1 FOR ALL ADVISORS

     Table B and, where applicable, Table B-1 were prepared by the General Partner and present the results of applying certain arithmetical calculations to various figures in each Advisor's composite performance record for the program or portfolio which will be traded for the Partnership in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management, incentive fees and other expenses which will be paid by the Partnership, as opposed to the brokerage commissions, management, incentive fees and other expenses which they did in fact pay, and received interest income on 80% of account equity. Adjustments for pro forma other expenses, including the continuous offering expenses, were made to each of the Tables B and B-1, where applicable, based upon an assumed average partnership size of $120 million. Beginning with February 1996 for JWH, and May 1997 for ARA and Willowbridge (Argo Trading System), Tables B and B-1 present the actual performance of each respective Advisor's trading on behalf of the Partnership. The pro forma calculations are made on a month-to-month basis, i.e., the pro forma adjustment to trading profits (losses), brokerage commissions, management, incentive fees, other expenses and interest income in one month does not affect the actual figures which are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4. Accordingly, the pro forma tables do not reflect on a cumulative basis the effect of the difference between the fees to be charged to and interest earned by the Partnership and the fees and commissions charged to and interest earned by the Partnership and the fees and commissions charged to and interest earned by the accounts in the actual performance tables.

1. Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the "Base Amount"), and (b) multiplying the result by 1/2 of 1%, plus estimated NFA, exchange, "give-up" and floor brokerage fees.

2. Pro forma other expenses have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and multiplying the result by 1/12 of .43%.

3. Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma other expenses and multiplying the result by 1/6 of 1% for all Advisors except JWH, which has been calculated using 1/3 of 1%.

4. Pro forma incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses, and (c) multiplying the resulting figure by 20% for all Advisors except JWH, which has been calculated using 15%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) and as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a quarter but lost in a subsequent month in such quarter. In the case where there is cumulative negative net performance, which must be reversed before an incentive fee becomes payable, and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced.

5. Pro forma interest income has been calculated by: (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two, (d) multiplying by 80% and (e) then multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of the calculation of pro forma interest income, Partnership interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B and B-1. Such rates are higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the interest income reflected in the Advisors' performance tables which was most likely earned at the then prevailing interest rates of a particular time period.

6. Pro forma monthly rate of return ("Pro Forma Monthly ROR") equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable. Beginning with February 1996 for JWH and May 1997 for ARA and Willowbridge (Argo Trading System), rate of return as indicated on Table B, or where applicable, Table B-1, reflects the actual trading results as experienced by each respective Advisor on behalf of the Partnership ("Monthly ROR").

7. Pro forma annual rate of return equals the Pro Forma Monthly ROR or Monthly ROR compounded over the number of periods in a given year, i.e., each Pro Forma Monthly ROR or Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period's Pro Forma Monthly ROR or Monthly ROR similarly expressed. One is then subtracted from the product. The Compound Average Annual Rate of Return for the entire period presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The compound average annual rate of return for the entire period appears as the last entry in the column.

8. "Largest Monthly Draw-Down" is the largest pro forma monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

9. "Largest Peak-to-Valley Draw-Down" is the greatest cumulative pro forma percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value is not equaled or exceeded by a subsequent composite month-end net asset value. The months and year(s) of such decline are indicated.

     In the case where the trading program is in a current draw-down, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

                          THE COMMODITY BROKER/DEALER

LITIGATION (PAGE 101)

     Between May 1994 and the present, Salomon Brothers Inc ("SBI"), SB and The Robinson Humphrey Company, Inc. ("R-H"), all currently subsidiaries of Salomon Smith Barney Holdings Inc. ("SSBHI"), along with a number of other broker-dealers, were named as defendants in approximately 25 federal court lawsuits and two state court lawsuits, principally alleging that companies that make markets in securities traded on NASDAQ violated the federal antitrust laws by conspiring to maintain a minimum spread of $.25 between the bid and asked price for certain securities. The federal lawsuits and one state court case were consolidated for pre-trial purposes in the Southern District of New York in the fall of 1994 under the caption In re NASDAQ Market-Makers Antitrust Litigation, United States District Court, Southern District of New York No. 94-CIV-3996
(RWS); M.D.L. No. 1023. The other state court suit, Lawrence A. Abel v. Merrill Lynch & Co., Inc. et al.; Superior Court of San Diego, Case No. 677313, has been dismissed without prejudice in conjunction with a tolling agreement.

     In the consolidated action, the plaintiffs purport to represent a class of persons who bought one or more of what they currently estimate to be approximately 1,650 securities on NASDAQ between May 1, 1989 and May 27, 1994. They seek unspecified monetary damages, which would be trebled under the antitrust laws. The plaintiffs also seek injunctive relief, as well as attorney's fees and the costs of the action. (The state cases seek similar relief.) Plaintiffs in the consolidated action filed an amended consolidated complaint that defendants answered in December 1995. On November 26, 1996, the Court certified a class composed of retail purchasers. A motion to include institutional investors in the class and to add class representatives was granted. In December 1997, SBI, SB and R-H, along with several other broker-dealer defendants, executed a settlement agreement with the plaintiffs. This agreement has been preliminarily approved by the U.S. District Court for the Southern District of New York but is subject to final approval.

     On July 17, 1996, the Antitrust Division of the Department of Justice filed a complaint against a number of firms that act as market makers in NASDAQ stocks. The complaint basically alleged that a common understanding arose among NASDAQ market makers which worked to keep quote spreads in NASDAQ stocks artificially wide. Contemporaneous with the filing of the complaint, SBI, SB and other defendants entered into a stipulated settlement agreement, pursuant to which the defendants would agree not to engage in certain practices relating to the quoting of NASDAQ securities and would further agree to implement a program to ensure compliance with federal antitrust laws and with the terms of the settlement. In entering into the stipulated settlement, SBI and SB did not admit any liability. There are no fines, penalties, or other payments of monies in connection with the settlement. In April 1997, the U.S. District Court for the Southern District of New York approved the settlement. In May 1997, plaintiffs in the related civil action (who were permitted to intervene for limited purposes) appealed the district court's approval of the settlement. The appeal is pending.

     The Securities and Exchange Commission ("SEC") is also conducting a review of the NASDAQ marketplace, during which it has subpoenaed documents and taken the testimony of various individuals including SBI and SB personnel. In July 1996, the SEC reached a settlement with the National Association of Securities Dealers and issued a report detailing certain conclusions with respect to the NASD and the NASDAQ market.

     In December 1996, a complaint seeking unspecified monetary damages was filed by Orange County, California against numerous brokerage firms, including SB, in the U.S. Bankruptcy Court for the Central District of California. Plaintiff alleged, among other things, that the defendants recommended and sold to plaintiff unsuitable securities. The case (County of Orange et al. v. Bear Stearns & Co. Inc. et al.) has been stayed by agreement of the parties.

                               INCOME TAX ASPECTS

CAPITAL GAIN (PAGE 104)

     The Taxpayer Relief Act of 1997 made certain changes to the Code with respect to taxation of long-term capital gains earned by taxpayers other than a corporation. In general, for sales made after May 6, 1997, the maximum tax rate for individual taxpayers on net long-term capital gains is lowered to 20% for most assets. This 20% rate applies to sales on or after July 29, 1997 only if the asset was held for more than 18 months at the time of disposition. Capital gains on the disposition of assets on or after July 29, 1997 held for more than one year and up to 18 months at the time of disposition will be taxed as "mid-term gain" at a maximum rate of 28%. A rate of 18% instead of 20% will apply after December 31, 2000 for assets held for more than five years. However, the 18% rate applies only to assets acquired after December 31, 2000 unless the taxpayer elects to treat an asset held prior to such date as sold for fair market value on January 1, 2001. In the case of individuals whose ordinary income is taxed at a 15% rate, the 20% rate is reduced to 10% and the 10% rate for assets held for more than five years is reduced to eight percent. The 60% portion of gain of Section 1256 contracts that is treated as long-term capital gains is eligible for the reduced rates for gains on assets held more than 18 months.

ERISA CONSIDERATIONS (PAGE 118)

     The liability of disqualified persons now amounts to an excise tax equal to 15% of the amount involved in the prohibited transaction.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
  Smith Barney Diversified Futures Fund L.P. II:

     We have audited the accompanying statement of financial condition of SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II (a New York Limited Partnership) as of December 31, 1997 and 1996, and the related statements of income and expenses for the year ended December 31, 1997 and for the period from January 17, 1996 (commencement of trading operations) to December 31, 1996, and of partners' capital for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the management of the General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management of the General Partner, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smith Barney Diversified Futures Fund L.P. II as of December 31, 1997 and 1996, and the results of its operations for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 6, 1998

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

                        STATEMENT OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS

                                                                  1997           1996
                                                              ------------    -----------
Equity in commodity futures trading account:
  Cash and cash equivalents (Note 3c).......................  $104,013,967    $54,370,448
  Net unrealized appreciation on open futures contracts.....     8,931,038      1,981,313
  Commodity options owned, at market value (cost $144,827
     and $420,667 in 1997 and 1996, respectively)...........       219,299        430,497
                                                              ------------    -----------
                                                               113,164,304     56,782,258
Interest receivable.........................................       383,130        178,664
                                                              ------------    -----------
                                                              $113,547,434    $56,960,922
                                                              ============    ===========

                            LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
Accrued expenses:
  Commissions...............................................  $    578,625    $   288,503
  Management fees...........................................       263,105        133,127
  Incentive fees............................................        18,146      1,036,077
  Other.....................................................        67,467         47,744
Redemptions payable (Note 5)................................     1,040,399        145,230
Commodity options written, at market value (premiums
  received $28,124 in 1996).................................            --         12,237
                                                              ------------    -----------
                                                                 1,967,742      1,662,918
                                                              ------------    -----------
Partners' capital (Notes 1 and 7):
General Partner, 1,003.8833 and 498.0108 Unit equivalents
  outstanding in 1997 and 1996, respectively................     1,128,124        560,295
Limited Partners, 98,287.8866 and 48,653.0617 Units of
  Limited Partnership Interest outstanding in 1997 and 1996,
  respectively..............................................   110,451,568     54,737,709
                                                              ------------    -----------
                                                               111,579,692     55,298,004
                                                              ------------    -----------
                                                              $113,547,434    $56,960,922
                                                              ============    ===========

                       See Notes to Financial Statements.

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

                        STATEMENT OF INCOME AND EXPENSES
        FOR THE YEAR ENDED 1997 AND FOR THE PERIOD FROM JANUARY 17, 1996
           (COMMENCEMENT OF TRADING OPERATIONS) TO DECEMBER 31, 1996

                                                                 1997           1996
                                                              -----------    -----------
Income:
  Net gains (losses) on trading of commodity interests:
     Realized gains (losses) on closed positions............  $(1,202,278)   $ 9,032,056
     Change in unrealized gains on open positions...........    6,998,480      2,007,030
                                                              -----------    -----------
                                                                5,796,202     11,039,086
Less, Brokerage commissions and clearing fees ($164,059 and
  $67,406, respectively) (Note 3c)..........................    6,257,856      2,169,468
                                                              -----------    -----------
Net realized and unrealized gains (losses)..................     (461,654)     8,869,618
  Interest income (Notes 3c and 6)..........................    3,634,245      1,190,687
                                                              -----------    -----------
                                                                3,172,591     10,060,305
                                                              -----------    -----------
Expenses:
  Management fees (Note 3b).................................    2,545,702        866,887
  Organization expense (Note 6).............................           --        291,264
  Incentive fees (Note 3b)..................................      314,930      1,199,948
  Other expenses............................................      625,783        119,553
                                                              -----------    -----------
                                                                3,486,415      2,477,652
                                                              -----------    -----------
Net income (loss)...........................................  $  (313,824)   $ 7,582,653
                                                              ===========    ===========
Net income (loss) per Unit of Limited Partnership Interest
  and General Partner Unit equivalent (Notes 1 and 7).......  $     (1.30)   $    185.99
                                                              ===========    ===========

                       See Notes to Financial Statements.

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

                         STATEMENT OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                           LIMITED       GENERAL
                                                           PARTNERS      PARTNER        TOTAL
                                                         ------------   ----------   ------------
Partners' capital at December 31, 1994.................  $      1,000   $    1,000   $      2,000
                                                         ------------   ----------   ------------
Partners' capital at December 31, 1995.................         1,000        1,000          2,000
Proceeds from offering of 8,529 Units of Limited
  Partnership Interest and General Partner's
  contribution representing 86 Unit equivalents
  (Note 1).............................................     8,529,000       86,000      8,615,000
Offering and organization costs (Note 6)...............      (519,700)      (5,300)      (525,000)
                                                         ------------   ----------   ------------
Opening Partnership capital for operations.............     8,010,300       81,700      8,092,000
Net Income.............................................     7,506,058       76,595      7,582,653
Sale of 42,034.2002 Units of Limited Partnership
  Interest and General Partner's contribution
  representing 411.0108 Unit equivalents...............    41,190,000      402,000     41,592,000
Redemption of 1,911.1385 Units of Limited Partnership
  Interest.............................................    (1,968,649)          --     (1,968,649)
                                                         ------------   ----------   ------------
Partners' capital at December 31, 1996.................    54,737,709      560,295     55,298,004
Net Loss...............................................      (310,653)      (3,171)      (313,824)
Sale of 61,154.0723 Units of Limited Partnership
  Interest and General Partner's contribution
  representing 505.8725 Unit equivalents...............    68,708,600      571,000     69,279,600
Redemption of 11,519.2474 Units of Limited Partnership
  Interest.............................................   (12,684,088)          --    (12,684,088)
                                                         ------------   ----------   ------------
Partner's capital at December 31, 1997.................  $110,451,568   $1,128,124   $111,579,692
                                                         ============   ==========   ============

                       See Notes to Financial Statements.

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

                         NOTES TO FINANCIAL STATEMENTS

1. PARTNERSHIP ORGANIZATION:

     Smith Barney Diversified Futures Fund L.P. II (the "Partnership") is a limited partnership which was organized on May 10, 1994 under the partnership laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The commodity interests that are traded by the Partnership are volatile and involve a high degree of market risk.

     Between August 21, 1995 (commencement of the offering period) and January 16, 1996, 8,529 Units of Limited Partnership Interest ("Units") were sold at $1,000 per Unit. The proceeds of the initial offering were held in an escrow account until January 17, 1996, at which time they were turned over to the Partnership for trading. The Partnership continues to offer Units during the continuous offering period. The Partnership is authorized to sell 100,000 Units during the public offering period of the Partnership.

     Smith Barney Futures Management Inc. acts as the general partner (the "General Partner") of the Partnership and is a wholly owned subsidiary of Smith Barney Inc. ("SB"). SB acts as commodity broker for the Partnership (see Note
3c). On November 28, 1997, Smith Barney Holdings Inc. was merged with Salomon Inc to form Salomon Smith Barney Holdings Inc. ("SSBH"), a wholly owned subsidiary of Travelers Group Inc. SB is a wholly owned subsidiary of SSBH.

     The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of his initial capital contribution and profits, if any, net of distributions.

     The Partnership will be liquidated upon the first to occur of the following: December 31, 2014; the net asset value of a Unit decreases to less than $400 as of a close of any business day; or under certain other circumstances as defined in the Limited Partnership Agreement.

2. ACCOUNTING POLICIES:

     a. All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date and open contracts are recorded in the statement of financial condition at market value for those commodity interests for which market quotations are readily available or at fair value on the last business day of the year. Investments in commodity interests denominated in foreign currency are translated into U.S. dollars at the exchange rates prevailing on the last business day of the year. Realized gain (loss) and changes in unrealized values on commodity interests are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on trading of commodity interests.

     b. Income taxes have not been provided as each partner is individually liable for the taxes, if any, on his share of the Partnership's income and expenses.

     c. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

3. AGREEMENTS:

     a. Limited Partnership Agreement:

     The General Partner administers the business and affairs of the Partnership including selecting one or more advisors to make trading decisions for the Partnership.

     b. Management Agreements:

     The General Partner, on behalf of the Partnership, has entered into Management Agreements with John W. Henry & Company, Inc. ("JWH"), Millburn Ridgefield Corporation, Chesapeake Capital Corporation, Willowbridge Associates Inc. and ARA Portfolio Management Company, L.L.C. (collectively, the "Advisors"), registered commodity trading advisors. The Advisors are not affiliated with one another and none is affiliated with the General Partner or SB and are not responsible for the organization or operation of the Partnership. The Partnership will pay each Advisor a monthly management fee equal to 1/6 of 1% (2% per year) of month-end Net Assets allocated to the Advisor (except JWH, which will receive a monthly management fee equal to 1/3 of 1% (4% per year) of month-end Net Assets). In addition, the Partnership is obligated to pay each Advisor an incentive fee payable quarterly equal to 20% of the New Trading Profits earned by each Advisor for the Partnership (except JWH, which will receive an incentive fee of 15% of New Trading Profits). Willowbridge Associates Inc. and ARA Portfolio Management Company, L.L.C. were added as Advisors to the Partnership on May 1, 1997.

     c. Customer Agreement:

     The Partnership has entered into a Customer Agreement which provides that the Partnership will pay SB a monthly brokerage fee equal to 1/2 of 1% (6% per year) of month-end Net Assets, as defined, in lieu of brokerage commissions on a per trade basis. SB will pay a portion of brokerage fees to its financial consultants who have sold Units in this Partnership. Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. The Partnership will pay for National Futures Association ("NFA") fees, exchange, clearing, user, give-up and floor brokerage fees. All of the Partnership's assets are deposited in the Partnership's account at SB. The Partnership's cash is deposited by SB in segregated bank accounts as required by Commodity Futures Trading Commission regulations. At December 31, 1997 and 1996, the amount of cash held for margin requirements was $20,242,392 and $6,904,509, respectively. SB has agreed to pay the Partnership interest on 80% of the average daily equity maintained in cash in its account during each month at a 30-day U.S. Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days from the date on which such weekly rate is determined. The Customer Agreement between the Partnership and SB gives the Partnership the legal right to net unrealized gains and losses. The Customer Agreement may be terminated upon notice by either party.

4. TRADING ACTIVITIES:

     The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity interests. The results of the Partnership's trading activity are shown in the statement of income and expense.

     All of the commodity interests, owned by the Partnership, are held for trading purposes. The fair value of these commodity interests, including options thereon at December 31, 1997 and 1996 was $9,150,337 and $2,399,573,
respectively, and the average fair value during the year then ended, based on monthly calculation was $5,938,920 and $2,965,883, respectively.

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

5. DISTRIBUTIONS AND REDEMPTIONS:

     Distributions of profits, if any, will be made at the sole discretion of the General Partner; however, beginning with the quarter ended June 30, 1996, a limited partner may require the Partnership to redeem his Units at their Net Asset Value as of the last day of any month on 10 days' notice to the General Partner provided that no redemption may result in the limited partner holding fewer than 3 Units after redemption is effected. There is no fee charged to limited partners in connection with redemptions.

6. ORGANIZATION AND OFFERING COSTS:

     Expenses related to the continuous offering of Units in 1997 totaled $501,620 and are included in other expenses.

     Offering and organization expenses of approximately $525,000 relating to the issuance and marketing of Units during the initial offering period were initially paid by SB and were charged against the initial capital of the Partnership. In addition, expenses of $291,264 related to the continuous offering of Units have been incurred. As of December 31, 1996, the Partnership had reimbursed SB for all such expenses incurred during the initial offering and continuous offering period (in addition to interest at the prime rate quoted by the Chase Manhattan Bank totaling approximately $20,929) from interest earned on funds held in its account.

7. NET ASSET VALUE PER UNIT:

     Changes in the net asset value per Unit for the year ended December 31, 1997 and for the period from January 17, 1996 (commencement of trading operations) to December 31, 1996 were as follows:

                                                          1997         1996
                                                        ---------    ---------
Net realized and unrealized gains (losses)............  $   (0.92)   $  177.40
Interest income.......................................      43.48        36.09
Expenses..............................................     (43.86)      (67.51)
Other.................................................         --        40.01
                                                        ---------    ---------
Increase (decrease) for period........................      (1.30)      185.99
Net asset value per Unit, beginning of period.........   1,125.06       939.07
                                                        ---------    ---------
Net asset value per Unit, end of period...............  $1,123.76    $1,125.06
                                                        =========    =========

8. FINANCIAL INSTRUMENT RISK:

     The Partnership is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments include forwards, futures and options, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, or to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash or with another financial instrument. These instruments may be traded on an exchange or over-the-counter ("OTC"). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

     Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

     Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership has concentration risk because the sole counterparty or broker with respect to the Partnership's assets is SB.

     The General Partner monitors and controls the Partnership's risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership is subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

     The notional or contractual amounts of these instruments, while appropriately not recorded in the financial statements, reflect the extent of the Partnership's involvement in these instruments. At December 31, 1997, the Partnership's commitment to purchase and sell these instruments was $529,827,193 and $562,544,334, respectively, as detailed below. All of these instruments mature within one year of December 31, 1997. However, due to the nature of the Partnership's business, these instruments may not be held to maturity. At December 31, 1997, the fair value of the Partnership's derivatives, including options thereon, was $9,150,337, as detailed below.

                                                         DECEMBER 31, 1997
                                             ------------------------------------------
                                               NOTIONAL OR CONTRACTUAL
                                                AMOUNT OF COMMITMENTS
                                             ----------------------------       FAIR
                                             TO PURCHASE       TO SELL         VALUE
                                             ------------    ------------    ----------
Currencies:
  -- Exchange Traded Contracts.............  $ 16,384,721    $107,228,370    $  480,324
  -- OTC Contracts.........................    51,178,514     103,210,400       451,488
Energy.....................................            --      35,726,058     1,910,464
Grains.....................................     7,962,725      10,551,808        79,029
Interest Rate U.S. ........................   140,875,215      11,765,610       717,418
Interest Rate..............................
  Non-U.S. ................................   262,803,653     198,052,010     1,149,142
Livestock..................................            --       7,732,038       262,598
Metals.....................................    21,841,650      52,955,116     2,665,247
Softs......................................    26,105,281      19,193,510       888,328
Indices....................................     2,675,434      16,129,414       546,299
                                             ------------    ------------    ----------
          Total............................  $529,827,193    $562,544,334    $9,150,337
                                             ============    ============    ==========

                 SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II

     At December 31, 1996 the notional or contractual amounts of the Partnership's commitment to purchase and sell these instruments was $287,865,518 and $181,348,343, respectively, and the fair value of the Partnership's derivatives, including options thereon, was $2,399,573 as detailed below.

                                                         DECEMBER 31, 1996
                                             ------------------------------------------
                                               NOTIONAL OR CONTRACTUAL
                                                AMOUNT OF COMMITMENTS
                                             ----------------------------       FAIR
                                             TO PURCHASE       TO SELL         VALUE
                                             ------------    ------------    ----------
Currencies:
  -- Exchange Traded Contracts.............  $ 12,752,114    $ 15,672,967    $  596,711
  -- OTC Contracts.........................    48,300,653      72,590,507       393,543
Energy.....................................    12,060,803              --       328,180
Grains.....................................       175,750       4,560,014       148,525
Interest Rate U.S..........................    54,062,085       4,098,651       (55,803)
Interest Rate
  Non-U.S..................................   137,083,934      42,405,484       (44,169)
Livestock..................................       385,930              --           840
Metals.....................................     7,349,851      23,421,538       416,746
Softs......................................     7,984,383       8,534,913        28,892
Indices....................................     7,710,015      10,064,269       586,108
                                             ------------    ------------    ----------
          Total............................  $287,865,518    $181,348,343    $2,399,573
                                             ============    ============    ==========

9. SUBSEQUENT EVENTS:

     Chesapeake Capital Corporation was terminated as an Advisor to the Partnership on January 31, 1998. Campbell & Company, Inc. was added as an Advisor on February 1, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Smith Barney Futures Management Inc.:

     We have audited the accompanying statement of financial condition of Smith Barney Futures Management Inc. (the "Company," a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc.) as of December 31, 1997. This statement of financial condition is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Smith Barney Futures Management Inc. as of December 31, 1997, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 31, 1998

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1997

                                     ASSETS

Receivable from limited partnerships........................  $  4,525,054
Receivable from affiliate...................................     2,096,888
Investments in limited partnerships, at equity..............     9,419,858
Other assets................................................        32,989
                                                              ------------
          Total Assets......................................  $ 16,074,789
                                                              ============
                    LIABILITIES & STOCKHOLDER'S EQUITY

Dividend payable to SSBHI...................................  $  1,500,000
Accounts payable and accrued liabilities....................       160,611
                                                              ------------
          Total Liabilities.................................     1,660,611
                                                              ------------
Common stock, no par value, 3,000 shares authorized, 200
  shares issued and outstanding (100 shares, $1 stated
  value; 100 shares, no stated value).......................           100
Additional paid-in capital..................................    67,413,746
Retained earnings...........................................     5,000,332
                                                              ------------
                                                                72,414,178
Less: Note receivable from SSBHI............................   (58,000,000)
                                                              ------------
                                                                14,414,178
                                                              ------------
          Total Liabilities & Stockholder's Equity..........  $ 16,074,789
                                                              ============

   The accompanying notes are an integral part of this statement of financial condition.

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

1. ORGANIZATION

     Smith Barney Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. ("SSBHI") which is a wholly-owned subsidiary of Travelers Group Inc. ("Travelers"). On November 28, 1997 Smith Barney Holdings Inc. was merged with Salomon Inc to form SSBHI. The Company is registered as a commodity pool operator with the Commodity Futures Trading Commission. The Company was organized and is authorized to act as a general partner for the management of investment funds. At December 31, 1997, the Company is the general partner for 21 limited partnerships (the "limited partnerships") with total assets of $758,485,796, total liabilities of $17,676,281 and total partners' capital of $740,809,515. The limited partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company's responsibilities as the general partner are described in the various limited partnership agreements. The Company has a general partner's liability which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to the limited partnerships.

2. SIGNIFICANT ACCOUNTING POLICIES

     The statement of financial condition is prepared in accordance with generally accepted accounting principles which requires the use of management's best judgment and estimates. Estimates may vary from actual results.

     Investments in limited partnerships, at equity, are valued at the Company's proportionate share of the net asset values as reported by the limited partnerships. The limited partnerships value positions at the closing market quotations on the last business day of the year.

     The carrying value of all other financial instruments in the statement of financial condition approximates their fair values as they are either short term in nature or interest-bearing at floating rates.

     Under the terms of each of the limited partnership agreements for which it is a general partner, the Company is solely responsible for managing the partnership. Other responsibilities are disclosed in each limited partnership agreement. The Company is required to make a capital contribution to each such limited partnership. The limited partnership agreements generally require the general partner to maintain a cash investment in the limited partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit or (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While it is the general partner thereof, it may not reduce its percentage interest in such limited partnerships to less than such required level, as defined in each limited partnership agreement.

     Consistent with the limited partnership agreements, the Company received an opinion of counsel that it may maintain its net worth at an amount not less than 5% of the total contributions to the limited partnerships by all partners. SSBHI will contribute such amounts of additional capital to the Company, all or part of which may be contributed by a note (see Note 3), so that the Company may maintain its net worth requirement. This requirement was met at December 31, 1997.

     Receivable from limited partnerships includes deferred offering costs which represent payments made by the Company on behalf of certain limited partnerships during their original offering, such as legal fees, printing costs, etc. These costs are deferred until the limited partnerships commence operations and then are reimbursed over a period varying from eighteen to twenty-four months or as interest income is earned by the limited partnership in accordance with the limited partnership's prospectus. The deferred offering costs at December 31, 1997 were $615,400. Repayment of these costs is not contingent upon the operating results of the limited partnerships. In addition, as general partner, the Company earns monthly management fees and

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)

commissions from the limited partnerships as defined by the limited partnership agreements. Management fees and commission receivables at December 31, 1997 were $3,909,654.

3. NOTE RECEIVABLE

     The note receivable consists of a $58,000,000 demand note dated June 22, 1994 which is non-interest bearing. The demand note was issued to the Company by SSBHI.

4. RELATED PARTY TRANSACTIONS

     Substantially all transactions of the Company, including the allocation of certain income and expenses, are with SSBHI, limited partnerships of which it is the general partner, and other affiliates. Receivable from affiliate represents amounts due from Smith Barney Inc., a wholly-owned subsidiary of SSBHI, for interest income, advisory fees, and commissions.

5. INCOME TAXES

     Under income tax allocation agreements with SSBHI and Travelers, the Company's Federal, state, and local income taxes are provided on a separate return basis and are subject to utilization of tax attributes in Travelers consolidated income tax provision. Under the tax sharing agreement with SSBHI, the Company remits taxes to SSBHI. As of December 31, 1997, all taxes have been remitted to SSBHI.

6. EMPLOYEE BENEFIT PLANS

     The Company participates in a noncontributory defined benefit pension plan with Travelers which covers substantially all U.S. employees.

     The Company, through Travelers, has a defined contribution employee savings plan covering substantially all U.S. employees. In addition, the Company has various incentive plans under which stock of Travelers is purchased for subsequent distribution to employees, subject to vesting requirements.

7. STOCKHOLDERS EQUITY

     During the year the Company declared dividends of $4,500,000 and distributed $3,000,000 on its outstanding common stock. Other than net income there were no other changes to equity.

8. SUBSEQUENT EVENTS

     On March 31, 1998, the Company declared a dividend in the amount of $1,000,000 payable to SSBHI.

                       SALOMON SMITH BARNEY HOLDINGS INC.

     Salomon Smith Barney Holdings Inc. ("SSBHI") provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. As used herein, "Company" refers to SSBHI and its consolidated subsidiaries. Investment banking and securities trading activities are principally conducted by Salomon Brothers Holding Company Inc ("SBHC") and Smith Barney Inc. ("Smith Barney") and their subsidiaries and affiliated companies. Salomon Smith Barney provides capital raising, advisory, research and brokerage services to its customers, and executes proprietary trading strategies on its own behalf. Asset management services are provided principally through Mutual Management Corp. (formerly Smith Barney Mutual Funds Management Inc.), Smith Barney and Salomon Brothers Asset Management Inc. The Company's commodities trading business is conducted principally by Phibro Inc. and its subsidiaries.

     On November 28, 1997, a newly formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") was merged into Salomon Inc ("Salomon"). Pursuant to the merger agreement, stockholders of Salomon received shares of stock of Travelers Group and Salomon became a wholly owned subsidiary of Travelers Group. Also on November 28, Salomon and Smith Barney Holdings Inc. were merged (the "Merger"), with SSBHI continuing as the surviving corporation of the Merger. The summary financial information gives retroactive effect to the Merger as a combination of entities under common control in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney Holdings Inc. had always been combined.

     Travelers Group (formerly The Travelers Inc.), the Company's parent, is a diversified financial services holding company engaged, through its subsidiaries, principally in four business segments: (i) Investment Services (primarily through the Company), including Asset Management; (ii) Consumer Finance Services; (iii) Property & Casualty Insurance Services; and (iv) Life Insurance Services.

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone 212-816-6000. The Company was incorporated in Delaware in 1960.

     The following is audited summary information for the Company for the years ending December 31, 1995, December 31, 1996 and December 31, 1997.

                         SUMMARY FINANCIAL INFORMATION
                             (AMOUNTS IN MILLIONS)

                                         YEAR ENDED      YEAR ENDED      YEAR ENDED
                                        DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                            1997            1996            1995
                                        ------------    ------------    ------------
Income Statement Data
  Revenues............................    $ 21,477        $ 18,843        $17,487
  Income from Continuing Operations
     before Income Taxes..............    $  1,820        $  3,064        $ 1,820
  Net Income..........................    $  1,145        $  1,500        $ 1,052
Balance Sheet Data
  Total Assets........................    $276,620        $246,114
  Total Liabilities...................    $267,757        $237,734
  Preferred stock.....................          --        $    420
  Total Preferred Securities..........    $    345        $    345
  Stockholder's Equity................    $  8,518        $  7,615

     The General Partner will provide a copy of the Company's annual report as filed with the SEC to any limited partner requesting it.

                 (This page has been left blank intentionally.)

                 (This page has been left blank intentionally.)

                                                                  EXECUTION COPY

                            SMITH BARNEY DIVERSIFIED
                              FUTURES FUND L.P. II

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

    A. SUBSCRIBER PROVISIONS.

    1. Subscription for Units. I hereby subscribe for the amount indicated below of units of limited partnership interest ("Units") of SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II (the "Partnership") at Net Asset Value per Unit during the Continuous Offering (as that term is defined under "Plan of Distribution") (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimum in certain states). A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION DURING THE CONTINUOUS OFFERING IF THE GENERAL PARTNER DETERMINES NOT TO OFFER UNITS AS OF THE END OF A MONTH.

    2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Partnership to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant to the General Partner and the Partnership as follows:

        (A) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE PARTNERSHIP, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

        (B) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS AND REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

        (c) I hereby consent to the execution and delivery of the Customer Agreement between the Partnership and SB and to the payment to SB of fees as described in the Prospectus.

        (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or SB for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

    3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

        (a) Either (A) or (B): (A) neither SB nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

        or (B) The relationship between the Plan and SB or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Partnership is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

        (b) Although an SB Financial Consultant may have suggested that the Director consider the investment in the Partnership, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

        (c) The Plan is in compliance with all applicable Federal regulatory requirements.

    4. Acceptance of Limited Partnership Agreement and Power of Attorney. I hereby apply to become a limited partner as of the date the sale of my Units becomes effective, and I hereby agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

    I hereby irrevocably constitute and appoint Smith Barney Futures Management Inc., the General Partner of the Partnership, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Partnership and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Partnership; (iii) certificates of assumed name; and
(iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.
                               ------------------

    B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.
                               ------------------

    C. RISK DISCLOSURE.

        1. Investment in the Partnership is speculative and includes the risks summarized under "Risk Factors" in the Prospectus. Each investor must be able to afford the risks of an investment in the Partnership.

        2. Smith Barney Futures Management Inc., the General Partner, is an affiliate of Smith Barney Inc. ("SB"). SB is the Selling Agent and the Commodity Broker/Dealer and recipient of brokerage fees. Therefore, conflicts of interest exist (see "Conflicts of Interest" and "The Commodity Broker/Dealer" in the Prospectus). SB will receive substantial brokerage fees from the Partnership regardless of the Partnership's trading performance (see "Fees and Expenses to the Partnership" in the Prospectus).

        3. An Investor may redeem his Units only as of the last day of a calendar month, all as set forth in the Limited Partnership Agreement.

        4. The offering of Units is made solely on the information in the Prospectus and Exhibits thereto. No person is authorized to make any representations not contained in the Prospectus.

                            SMITH BARNEY DIVERSIFIED              EXECUTION COPY

                              FUTURES FUND L.P. II
                                PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000,
EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS
INCLUDING IRAS. SUBJECT TO HIGHER
MINIMUMS IN
CERTAIN STATES. SEE EXHIBIT
C -- SUITABILITY REQUIREMENTS.)

    $                                                                    -                     -         -         -

                                               SMITH BARNEY ACCOUNT NUMBER

ACCOUNT NAME                ----------------------------------------------------------------

                            ----------------------------------------------------------------
STATE OR COUNTRY
OF RESIDENCE                ----------------------------------------------------------------

                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

1 INDIVIDUAL ACCOUNT                     3 CORPORATION
2 JOINT ACCOUNT                          4 PARTNERSHIP
                                         5 TRUST

1 INDIVIDUAL ACCOUNT                   6 IRA, KEOGH, SEP
                                       8 OTHER

2 JOINT ACCOUNT                        7 EMPLOYEE BENEFIT PLAN

                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON THE SETTLEMENT DATE WHICH WILL OCCUR NOT LATER THAN 5 BUSINESS DAYS FOLLOWING NOTIFICATION TO SMITH BARNEY INC. AND THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.

------------------------------------------------------------      ------------------------------------------------------------
                   SUBSCRIBER'S SIGNATURE                                            SUBSCRIBER'S SIGNATURE

------------------------------------------------------------      ------------------------------------------------------------
                           TITLE                                                             TITLE

------------------------------------------------------------      ------------------------------------------------------------
                            DATE                                                              DATE

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rules, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

Branch Manager's Signature  ________________________________

Print Name:  ______________________________________________
--------------------------------------------------------------------------------

FOR BRANCH USE                                                           ENTER IOI FOR SECURITY NO.
FC PLEASE COMPLETE                                                       INDICATED BELOW (CHECK ONE):
FINANCIAL CONSULTANT NAME                                                8955101  __________
PRINT NAME                                                               8955105  __________
FC TELEPHONE NO.
FC WIRE CODE

                   SEND COMPLETED SUBSCRIPTION AGREEMENT TO:

                      SMITH BARNEY FUTURES MANAGEMENT INC.
                        390 GREENWICH STREET - 1ST FLOOR
                            NEW YORK, NEW YORK 10013
                    ATTN.: KRISTIN MCAREE TEL (212) 723-4976
                      PHOTOCOPIES OR FAXES NOT ACCEPTABLE